UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

HOUSTON AMERICAN ENERGY CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fees paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

HOUSTON AMERICAN ENERGY CORP.

801 Travis St., Suite 1425

Houston, Texas 77002

April 11, 2025

Dear Stockholder:

We cordially invite you to attend a special meeting of stockholders of Houston American Energy Corp. (“HUSA”, the “Company”, “we”, “us”, or “our”), which will be held virtually at 10:00 am Central Daylight Time on April 24, 2025. There will not be a physical meeting location. The virtual meeting url is www.virtualshareholdermeeting.com/HUSA2025SM. Stockholders as of the record date may participate in the meeting online, vote, or submit questions by visiting the meeting website and logging in with the control number on their proxy card or voting instruction form.

The board of directors of HUSA (the “Board”) has approved a Share Exchange Agreement dated as of February 20, 2025 (as amended from time to time, the “Share Exchange Agreement”) by and among HUSA, Abundia Financial, LLC, a Delaware limited liability company (“Abundia Financial”), and Bower Family Holdings, LLC, a North Carolina limited liability company (“BFH”, and together with Abundia Financial, the “AGIG Unitholders”). The AGIG Unitholders are the record and beneficial owners of all the issued and outstanding units of Abundia Global Impact Group, LLC, a Delaware limited liability company (“AGIG”). Under the terms of the Share Exchange Agreement, HUSA will acquire all of the outstanding units of AGIG in exchange for their pro rata portion of a number of shares of common stock, par value $0.001 per share, of HUSA (the “Common Stock”) equal to 94% of all the issued and outstanding common stock of HUSA at the time of the closing of the Share Exchange Agreement (the “Share Exchange”). Based on the number of shares of Common Stock outstanding as of April 3, 2025, the Share Exchange would require the issuance of 245,755,684 shares of Common Stock. The Share Exchange is subject to customary closing conditions, including the condition that our stockholders approve the Share Exchange Agreement. As a result of the Share Exchange, Abundia Financial will own approximately 84.6% of the Common Stock. As a result, HUSA will be a “controlled company” within the meaning of the corporate governance standards of the NYSE American rules. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, as disclosed in the enclosed proxy statement.

In addition, pursuant to the Share Exchange Agreement, we are also seeking approval of stockholders to amend and restate HUSA’s Amended and Restated Certificate of Incorporation to conduct a reverse split of Common Stock as required to meet the NYSE American listing standards and increase the amount of our authorized Common Stock to 300,000,000 shares to facilitate the Share Exchange.

We will hold the special meeting of the stockholders to vote on these matters. The Board also asks that you approve a proposal to approve an adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals. Please refer to the enclosed proxy statement for detailed information on the proposals and other important information about HUSA, AGIG, and the Share Exchange.

We hope you will be able to attend the special meeting, but we understand that not every stockholder will be able to do so. Whether or not you plan to attend, please complete, sign and return your proxy, or vote by telephone or via the Internet according to the instructions on the proxy card, so that your shares will be voted at the special meeting.

Sincerely,

STEPHEN HARTZELL
Chairman of the Board

HOUSTON AMERICAN ENERGY CORP.

801 Travis St., Suite 1425

Houston, Texas 77002

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

April 11, 2025

Dear Stockholder:

Please join us for the special meeting of stockholders (the “special meeting”) of Houston American Energy Corp. (“HUSA” or the “Company”), which will be held virtually at 10:00 am Central Daylight Time on April 24, 2025. There will not be a physical meeting location. The virtual meeting url is www.virtualshareholdermeeting.com/HUSA2025SM. Stockholders as of the record date may participate in the meeting online, vote, or submit questions by visiting the meeting website and logging in with the control number on their proxy card or voting instruction form. We encourage you to join us and participate online. We recommend that you log in a few minutes before 10:00 am, Central Daylight Time, on April 24, 2025 to ensure you are logged in when the special meeting starts. You will not be able to attend the special meeting in person.

The purposes of the special meeting are:

1.	To approve, in accordance with Sections 712 and 713 of the Rules of the NYSE American LLC Company Guide, the issuance of a number of shares of common stock, par value $0.001 per share, of HUSA (the “Common Stock”) equal to 94% of all the issued and outstanding common stock of HUSA at the time of the closing under that certain Share Exchange Agreement dated as of February 20, 2025 (as amended from time to time, the “Share Exchange Agreement”), by and among HUSA, Abundia Financial, LLC, a Delaware limited liability company, (“Abundia Financial”) and Bower Family Holdings, LLC, a North Carolina limited liability company (“BFH” and, together with Abundia Financial, the “AGIG Unitholders”) (such proposal, the “Issuance Proposal”);

2.	To approve and adopt an amendment to the certificate of incorporation of HUSA (as amended, the “Charter”), to effect a reverse stock split of all of the outstanding shares of Common Stock, at a ratio in the range of 1-for-5 to 1-for-60, with such ratio to be determined by the Board of Directors of HUSA (the “Board”, and such proposal, the “Reverse Stock Split Proposal”);

3.	To approve and adopt an amendment to the Charter to increase the number of authorized shares of Common Stock that may be issued from 20,000,000 to 300,000,000 (the “Share Increase Proposal”); and

4.	To approve the adjournment of the special meeting, to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes at the time of the special meeting to approve the Reverse Stock Split Proposal, the Issuance Proposal, or the Share Increase Proposal (the “Adjournment Proposal”).

These items of business are more fully described in this proxy statement.

The Board has approved the Share Exchange Agreement and the other agreements and transactions contemplated by the Share Exchange Agreement and determined that the Share Exchange Agreement and the other agreements and transactions contemplated by the Share Exchange Agreement, are advisable and in the best interests of HUSA and its stockholders and unanimously recommends that HUSA stockholders vote “FOR” the adoption and approval of the Issuance Proposal and “FOR” each of the other proposals listed above, including the Adjournment Proposal, if necessary, to solicit additional proxies in favor of the Issuance Proposal or other proposals.

Only stockholders of record at the close of business on February 25, 2025 will be entitled to vote at the special meeting and any and all adjourned sessions thereof. Our stock transfer books will remain open.

Your vote is very important. To ensure that your vote is recorded promptly and to avoid the unnecessary waste of company resources seeking stockholder votes, PLEASE VOTE YOUR SHARES as soon as possible. If you are a stockholder of record, please complete, sign and mail the proxy card in the enclosed postage-paid envelope. If your shares are held in “street name”, that is held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

In the event of a change in the time, date or meeting website of the special meeting, we will make an announcement, issue a press release or post information on the Investors Overview section of our website at www.houstonamerican.com to notify stockholders, as appropriate. Information on or accessible through our website is not incorporated by reference in this proxy statement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT HUSA STOCKHOLDERS APPROVE THE ISSUANCE PROPOSAL, THE REVERSE STOCK SPLIT PROPOSAL, THE SHARE INCREASE PROPOSAL, AND THE ADJOURNMENT PROPOSAL.

By Order of the Board of Directors,

STEPHEN HARTZELL
Chairman

i

HOUSTON AMERICAN ENERGY CORP.

801 Travis St., Suite 1425

Houston, Texas 77002

PROXY STATEMENT

The Board of Directors (the “Board”) of Houston American Energy Corp. (“HUSA” or the “Company”) is soliciting your proxies to be voted at the special meeting of stockholders to be held virtually on April 24, 2025 at 10:00 am Central Daylight Time (the “special meeting”) and at any and all adjourned sessions of the special meeting. There will not be a physical meeting location. The virtual meeting url is www.virtualshareholdermeeting.com/HUSA2025SM. Stockholders as of the record date may participate in the meeting online, vote, or submit questions by visiting the meeting website and logging in with the control number on their proxy card or voting instruction form.

We are mailing this notice and proxy statement (including the form of proxy) to our stockholders on or about April 11, 2025.

Record Date and Quorum Requirements

Only stockholders of record at the close of business on February 25, 2025 (the “record date”) will be entitled to vote at the special meeting. The list of HUSA stockholders entitled to vote at the special meeting will be available at HUSA’s headquarters during regular business hours for examination by any HUSA stockholder for any purpose germane to the special meeting for a period of at least ten days prior to the special meeting. The holders of more than one-third of HUSA’s common stock, par value $0.001 per share (the “Common Stock”), issued and outstanding and entitled to vote on the record date must be present online (by remote communication) or by proxy to have a quorum for the transaction of business at the special meeting. Shares of Common Stock represented by proxy (includes shares which abstain, withhold the vote or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists for a matter presented at the special meeting. At the close of business on February 25, 2025, we had 15,686,533 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote.

Items to be Voted Upon, Voting Your Shares and Votes Required

Stockholders will be voting upon four matters as well as any other business that may properly come before the meeting. The specific items to be voted on are:

PROPOSAL	BOARD RECOMMENDATION	PAGE REFERENCE
Proposal 1: To approve, in accordance with Sections 712 and 713 of the Rules of the NYSE American LLC Company Guide, the issuance of a number of shares of Common Stock equal to 94% of all the issued and outstanding Common Stock of HUSA at the time of the closing under the Share Exchange Agreement (the “Issuance Proposal”).	☑ FOR	Page 42

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Proposal 2: To approve and adopt an amendment to the Company’s Certificate of Incorporation (the “Charter”), substantially in the form appended hereto as Annex A (the “Reverse Stock Split Amendment”), to effect a reverse stock split of all of the outstanding shares of Common Stock at a ratio in the range of 1-for-5 to 1-for-60, with such ratio to be determined by the Board (the “Reverse Stock Split Proposal”).	☑ FOR	Page 101
Proposal 3: To approve and adopt an amendment to the Charter to increase the number of authorized shares of Common Stock that may be issued from 20,000,000 to 300,000,000 (the “Share Increase Proposal”).	☑ FOR	Page 107
Proposal 4: To approve the adjournment of the special meeting, to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes at the time of the special meeting to approve the Issuance Proposal, the Reverse Stock Split Proposal, or the Share Increase Proposal (the “Adjournment Proposal”).	☑ FOR	Page 109

The Issuance Proposal, Reverse Stock Split Proposal, Share Increase Proposal, and Adjournment Proposal (collectively, the “Proposals”) are further described in this proxy statement, which we encourage you to read in its entirety before voting. Only holders of record of Common Stock at the close of business on February 25, 2025 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting. A complete list of HUSA stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at the principal executive offices of HUSA for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

The Board unanimously recommends that HUSA stockholders vote “FOR” each of the Proposals.

The existence of any financial and personal interests of one or more of HUSA’s directors may be argued to result in a conflict of interest on the part of such director(s) between what he, she, or they may believe is in the best interests of HUSA and its stockholders and what he, she, or they may believe is best for himself, herself, or themselves in determining to recommend that stockholders vote for the Proposals. See the section entitled “Interests of HUSA Directors and Executive Officers in the AGIG Transaction” in this proxy statement for a further discussion of this issue.

PLEASE VOTE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THIS PROXY STATEMENT. FOR FURTHER INFORMATION CONCERNING THE PROPOSALS BEING VOTED UPON, THE SHARE EXCHANGE AGREEMENT, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THIS PROXY STATEMENT.

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Your vote is very important. Assuming a quorum is present at the special meeting, (i) the Reverse Stock Split Proposal and the Share Increase Proposal require the affirmative vote of the majority of the votes cast by the holders of Common Stock present at the special meeting, or represented by proxy, and entitled to vote thereon and (ii) the other Proposals require the affirmative vote of the majority of Common Stock present at the special meeting, or represented by proxy, and entitled to vote on the matter at the special meeting. If you do not attend the special meeting, either online (by remote communication) or by proxy, to vote your shares, you will not have an impact with respect to the Reverse Stock Split Proposal or the Share Increase Proposal. Whether or not you plan to attend the special meeting, please vote by proxy over the internet or telephone using the instructions included with the accompanying proxy card, or promptly complete your proxy card and return it in the enclosed postage-paid envelope, in order to authorize the individuals named on your proxy card to vote your shares of Common Stock at the special meeting. If you hold your shares by a broker, bank, or other nominee (i.e., in “street name”), you should receive instructions from your nominee which you must follow in order to vote your shares.

If you do not provide voting instructions with respect to shares held in “street name”, your broker, bank, or other nominee may vote your shares in its discretion with respect to routine, or discretionary, items but cannot vote your shares on non-discretionary items. We expect that the Reverse Stock Split Proposal, the Share Increase Proposal and the Adjournment Proposal will be considered routine and that your broker, bank, or other nominee may vote your shares with respect to such proposal even if you do not provide voting instructions. We expect that the Issuance Proposal will be considered a non-discretionary matter and that your broker, bank or other nominee will not be permitted to vote on such proposal unless you provide your broker with voting instructions on such proposal. Abstentions and “broker non-votes” will have no effect on the voting on a proposal that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a proposal but will have the effect of a vote against proposals requiring the affirmative vote of all shares entitled to vote. However, abstentions are considered to be present or represented in determining whether a quorum exists on a given matter.

Submitting Your Proxy

If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

●	“FOR” the Issuance Proposal;

●	“FOR” the Reverse Stock Split Proposal;

●	“FOR” the Share Increase Proposal; and

●	“FOR” the Adjournment Proposal, if presented.

To ensure that your vote is recorded promptly, please vote as soon as possible. To vote by proxy, please complete, sign, and mail the proxy card in the enclosed postage-paid envelope.

Stockholders that attend the special meeting and wish to vote online (by remote communication) will be given the opportunity to vote. If you want to vote shares that are held in “street name” or are otherwise not registered in your name, you will need to obtain a “legal proxy” from the holder of record and present it at the special meeting.

Revoking or Changing Your Proxy

You may revoke or change your proxy at any time before it is voted. For a stockholder “of record”, meaning one whose shares are registered in his or her own name, to revoke or change a proxy, the stockholder may submit another properly signed proxy, which bears a later date; deliver a written revocation to the Company at our address; or attend the special meeting and vote virtually.

If you are a beneficial owner of Common Stock, and not the stockholder of record (for example Common Stock is registered in “street name” with a brokerage firm), you must follow the procedures required by the holder of record, which is usually a brokerage firm or bank, to revoke or change a proxy. You should contact the stockholder of record directly for more information on these procedures.

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Other Information

We will bear the expenses of soliciting proxies. Our officer and certain other employees, without additional remuneration, may solicit proxies personally or by telephone, e-mail or other means. We may reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Our Annual Report on Form 10-K for the year ended December 31, 2024, which is not delivered with these proxy soliciting materials but can be obtained via our website at www.houstonamerican.com or at www.sec.gov, is incorporated by reference with this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows the number of our shares of Common Stock beneficially owned as of April 3, 2025 by:

●	each person or group known by us to beneficially own more than 5% of our outstanding Common Stock;

●	each director;

●	the Chief Executive Officer; and

●	all of our current directors and executive officers of the company as a group.

The number of shares beneficially owned by each 5% holder, director, or executive officer is determined by the rules of the SEC, and the information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power and also any shares that the person or entity can acquire within 60 days of April 3, 2025 through the exercise of any stock option or other right. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or entity, any shares that the person or entity has the right to acquire within 60 days after April 3, 2025 are deemed to be outstanding with respect to such person or entity but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or entity. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) over the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of April 3, 2025, there were 15,686,533 shares of Common Stock issued and outstanding.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
Bower Family Holdings, LLC (1)	2,180,180	(4)	13.63%
3i Management LLC(2)	1,300,000	(5)	8.13%
Stephen Hartzell(3)*	120,000	(6)	†
Keith Grimes(3)*	118,000	(6)	†
Peter Longo(3)**	56,179	(7)	†
Robert Bailey(3)*	15,000	(8)	†
All current directors and executive officers as a group (4 persons)	309,179	(9)	1.93%

*	Director of our company
**	CEO and director of our company
†	Less than 1% of the shares of total Common Stock outstanding as of April 3, 2025.
(1)	The address of each of BFH and Kevin John Bower is 110 Kings Road, Kings Mountain, NC 28086.
(2)	Address is 2 Wooster Street, 2nd Floor, New York, NY 10013.
(3)	Address is 801 Travis St., Suite 1425, Houston, Texas 77002.
(4)	Information is based on a Schedule 13G filed by BFH on November 18, 2024. Mr. Bower is a director of BFH and may be deemed to have voting and dispositive power with respect to such shares. Mr. Bower disclaims beneficial ownership of the shares held by BFH.
(5)	Information is based on a Schedule 13G filed by (i) 3i, LP, a Delaware limited partnership (“3i”); (ii) 3i Management LLC, a Delaware limited liability company (“3i Management”); and (iii) Maier Joshua Tarlow (“Mr. Tarlow”) on January 1, 2025. 3i is the beneficial owner of all of the shares and has the power to dispose of and the power to vote the shares beneficially owned by it, which power may be exercised by 3i Management, the manager and general partner of 3i. Mr. Tarlow, as the manager of 3i Management, has shared power to vote and/or dispose of the shares beneficially owned by each of 3i and 3i Management. Therefore, Mr. Tarlow may be deemed to beneficially own the shares beneficially owned by 3i and 3i Management, and 3i Management may be deemed to beneficially own the Shares beneficially owned by 3i.

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(6)	Includes 116,000 shares issuable upon exercise of stock options.
(7)	Includes 56,179 shares issuable upon exercise of stock options.
(8)	Includes 15,000 shares issuable upon exercise of stock options.
(9)	Includes 303,179 shares issuable upon exercise of stock options.

Beneficial Ownership Assuming the Issuance of all Shares of Common Stock

under the Share Exchange Agreement

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)		Percentage of Common Stock Outstanding
Abundia Financial, LLC (2)	221,180,116		84.6%
Bower Family Holdings, LLC (3)	26,755,748	(5)	10.2%
Peter Longo(4)**	56,179	(6)	†
Robert Bailey(4)*	15,000	(7)	†
All current directors and executive officers as a group prior to the closing of the Share Exchange (2 persons)	71,179	(8)	†

*	Director of our company
**	CEO and director of our company prior to the closing of the Share Exchange
†	Less than 1% of the shares of total Common Stock outstanding in the event the Issuance Proposal is approved.
(1)	Calculation is based on the number of shares of Common Stock outstanding as of April 3, 2025 and assumes that an aggregate of 245,755,684 shares of Common Stock will be issued to the AGIG Unitholders.
(2)	Joseph M. Gasik is the Managing Member of Abundia Financial and may be deemed to have voting and dispositive power with respect to such shares. Mr. Gasik disclaims beneficial ownership of the shares held by Abundia Financial. The address of each of Abundia Financial and Mr. Gasik is 110 Kings Road, Kings Mountain, NC 28086.
(3)	The address of each of BFH and Kevin John Bower is 110 Kings Road, Kings Mountain, NC 28086.
(4)	Address is 801 Travis St., Suite 1425, Houston, Texas 77002.
(5)	Information is based on a Schedule 13G filed by BFH on November 18, 2024 and the assumption that the Issuance Proposal is approved. Mr. Bower is a director of BFH and may be deemed to have voting and dispositive power with respect to such shares. Mr. Bower disclaims beneficial ownership of the shares held by BFH.
(6)	Includes 56,179 shares issuable upon exercise of stock options.
(7)	Includes 15,000 shares issuable upon exercise of stock options.
(8)	Includes 71,179 shares issuable upon exercise of stock options.

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about HUSA from other documents that HUSA has filed with the U.S. Securities and Exchange Commission (“SEC”) and that are not contained in and are instead incorporated by reference in this proxy statement. For a list of documents incorporated by reference in this proxy statement, see “Where You Can Find More Information.” This information is available for you, without charge, to review through the SEC’s website at www.sec.gov.

The contents of the websites of the SEC, HUSA, AGIG, or any other entity are not incorporated in this proxy statement. The information about how you can obtain certain documents that are incorporated by reference in this proxy statement at these websites is being provided only for your convenience.

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FREQUENTLY ASKED QUESTIONS

The following questions and answers briefly address some questions that you, as a HUSA stockholder, may have regarding the matters being considered at the special meeting. You are urged to carefully read this proxy statement and the other documents referred to in this proxy statement in their entirety because this section may not provide all the information that is important to you regarding these matters. See “Summary” for a summary of important information regarding the special meeting. Additional important information is contained in the annexes to, and the documents incorporated by reference in, this proxy statement. You may obtain the information incorporated by reference in this proxy statement, without charge, by following the instructions in the section titled “Where You Can Find More Information.”

Why am I receiving this proxy statement?

We sent you this proxy statement because our Board is soliciting your proxy to vote at the special meeting that HUSA is holding to seek stockholder approval on certain matters described in further detail herein. This proxy statement summarizes the information you need to vote at the special meeting. You do not need to attend the special meeting to vote your shares.

What is being voted on?

You are being asked to vote on four proposals:

1.	To approve the issuance of a number of shares of Common Stock equal to 94% of all the issued and outstanding Common Stock of HUSA at the time of the closing under the Share Exchange Agreement;

2.	To approve and adopt the Reverse Stock Split Amendment, to effect a reverse stock split of all of the outstanding shares of Common Stock, at a ratio in the range of 1-for-5 to 1-for-60, with such ratio to be determined by the Board;

3.	To approve and adopt an amendment to the Charter to increase the number of authorized shares of Common Stock that may be issued from 20,000,000 to 300,000,000; and

4.	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Issuance Proposal, the Reverse Stock Split Proposal, or the Share Increase Proposal.

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

On or about April 11, 2025, we will begin mailing our proxy materials, including the Notice of the Special Meeting, this proxy statement, and the accompanying proxy card or, for shares held in street name (i.e., shares held for your account by a broker or other nominee), a voting instruction form.

When and where will the special meeting take place?

The special meeting will be held virtually via a live, webcast on April 24, 2025, beginning at 10:00 a.m., Central Daylight Time. There will not be a physical meeting location. HUSA stockholders will be able to virtually attend and vote at the special meeting by visiting www.virtualshareholdermeeting.com/HUSA2025SM, which is referred to as the “Special Meeting website.” In order to virtually attend and vote at the special meeting, you will need the control number located on your proxy card or voting instruction form.

When is the record date for the special meeting?

The record date for determination of stockholders entitled to vote at the special meeting is the close of business on February 25, 2025.

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Who is entitled to vote at the special meeting?

HUSA stockholders of record as of the close of business on the record date are entitled to attend and vote at the special meeting.

Does my vote matter?

Yes, your vote is very important, regardless of the number of shares that you own.

How does the HUSA Board recommend that I vote at the special meeting?

The HUSA Board unanimously recommends that HUSA stockholders vote “FOR” each of the Proposals.

What is the purpose of the Share Exchange Agreement?

HUSA and the AGIG Unitholders have agreed that HUSA will acquire AGIG from the AGIG Unitholders under the terms of a Share Exchange Agreement. The Share Exchange Agreement provides that we will acquire all of the issued and outstanding shares of AGIG in exchange for issuing to the AGIG Unitholders a number of shares equal to 94% of the issued and outstanding shares of Common Stock of HUSA at the time of the closing of the Share Exchange Agreement, after taking into account issuance to the AGIG Unitholders. Based on the number of shares of Common Stock outstanding as of April 3, 2025, the Share Exchange would require the issuance of 245,755,684 shares of Common Stock. The Share Exchange Agreement is attached to this proxy statement as Annex B, and is incorporated into this proxy statement by reference. You are encouraged to read this proxy statement, and all the annexes hereto, in their entirety.

Are there risks involved in undertaking the Share Exchange?

Yes. In evaluating the Share Exchange, you should carefully consider the factors discussed in “Risk Factors” of this proxy statement and other information about AGIG and us included in this proxy statement and the documents incorporated by reference into this proxy statement.

Why should I vote for the Issuance Proposal?

Based on a lengthy evaluation of possible acquisition transactions, and due diligence investigation of AGIG and the industry in which it operates, including the financial and other information provided by AGIG, our Board believes that the Share Exchange will provide HUSA stockholders with an opportunity to participate in the future growth potential of AGIG.

When does HUSA expect to complete the Share Exchange?

We are working to complete the Share Exchange as quickly as practicable. However, we cannot assure you when or if the Share Exchange will be completed, even if the HUSA stockholders approve the Issuance Proposal. Completion of the Share Exchange is subject to satisfaction or waiver of the conditions specified in the Share Exchange Agreement, including the approval of the HUSA stockholders. See “Conditions to Closing” in this proxy statement. It is possible that factors outside of our control could result in the Share Exchange being completed later than expected or not at all. Although the exact timing of the completion of the Share Exchange cannot be predicted with certainty, we anticipate completing the Share Exchange in the second quarter of 2025. If the Share Exchange is not completed on or before June 30, 2025, the Share Exchange Agreement may be terminated by the AGIG Unitholders or us.

What is the Reverse Stock Split Amendment and why is it necessary?

If the Reverse Stock Split Proposal is approved, then the Charter will be amended so that the outstanding shares of Common Stock will be combined into a lesser number of shares to be determined by the Board and publicly announced by HUSA. We agreed to seek stockholder approval for a reverse stock split in the Share Exchange Agreement to comply with the rules of the NYSE American LLC Company Guide (the “NYSE American Rules”).

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What will happen to outstanding shares of Common Stock after the Reverse Stock Split?

If the stockholders approve and the Board elects to effect the Reverse Stock Split Proposal then, except for adjustments that may result from the treatment of fractional shares, each HUSA stockholder will hold the same percentage of outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. The par value of the common stock would remain unchanged at $0.001 per share.

Why should I vote for the Reverse Stock Split Proposal?

The Board believes that a reverse stock split is desirable for a number of reasons. We expect that a reverse stock split of Common Stock will increase the per share market price, enabling the Common Stock to comply with NYSE American’s minimum share price listing requirements, although we cannot assure that it will be able to do so. The Board intends to implement the reverse stock split at a ratio of between and including 1-for-5 and 1-for-60.

What is the Share Increase Proposal and why is it necessary?

The purpose of the Share Increase Proposal is to amend our Charter to increase the number of shares of common stock that HUSA is authorized to issue from 20,000,000 to 300,000,000 (without giving effect to the reverse stock split, if approved) so that we may issue the shares of common stock as part of the Share Exchange. We agreed to ask HUSA stockholders to approve the Share Increase Proposal in the Share Exchange Agreement.

As of April 3, 2025, there were 15,686,533 shares of Common Stock issued and outstanding. If, as contemplated by the Share Exchange Agreement, we issue the AGIG Unitholders 245,755,684 shares of Common Stock, there will be approximately 261,442,217 shares of Common Stock outstanding. Therefore, it is necessary to increase the authorized amount of common stock to at least such amount. As the Board believes it is important to ensure that we have sufficient shares of common stock available for other general corporate purposes, we are seeking to amend the Charter to increase the number of shares of common stock that HUSA is authorized to issue to 300,000,000.

What is the purpose of the Adjournment Proposal?

The purpose of the Adjournment Proposal is to provide more time for us to solicit proxies in favor of the Issuance Proposal or the Reverse Stock Split Proposal. In no event will we solicit proxies to adjourn the special meeting beyond the date by which we may properly do so under Delaware law.

Why should I vote for the Adjournment Proposal?

The Adjournment Proposal allows the Board to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the Issuance Proposal or the Reverse Stock Split Proposal.

What is a proxy?

A proxy is your legal designation of another person or persons to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the person or persons designated in the proxy card the authority to vote your shares in the manner you indicate on your proxy card.

How many votes do I have at the special meeting?

Each share of Common Stock is entitled to one vote on all matters to be voted on at the special meeting, and can be voted only if the record owner is present to vote or is represented by proxy. The proxy card provided with this proxy statement indicates the number of shares of Common Stock that you own and are entitled to vote at the special meeting.

What constitutes a quorum for the special meeting?

A quorum of HUSA’s stockholders at the special meeting is necessary to transact business. Under the HUSA by-laws, the holders of more than one-third of Common Stock issued and outstanding and entitled to vote, represented online (by remote communication) or by proxy, shall constitute a quorum for the transaction of business at the special meeting.

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What stockholder vote is required for the approval of each of the Proposals at the special meeting?

The Reverse Stock Split Proposal and the Share Increase Proposal require the affirmative vote of the majority of the votes cast by the holders of Common Stock present at the special meeting, or represented by proxy, and entitled to vote thereon. The other Proposals require the affirmative vote of the majority of Common Stock present at the special meeting, or represented by proxy, and entitled to vote on the matter at the special meeting.

If I am a beneficial owner of shares of Common Stock, what happens if I don’t provide voting instructions? What is discretionary voting? What is a broker non-vote?

If you are a beneficial owner and you do not provide voting instructions to your broker, bank, or other holder of record holding shares for you, your shares will not be voted with respect to any proposal for which your broker does not have discretionary authority to vote. The NYSE American Rules determine whether proposals presented at stockholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your broker, bank, or other holder of record is permitted under the NYSE American Rules to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, your broker, bank, or other holder of record is not permitted under the NYSE American Rules to vote on the proposal without receiving voting instructions from you.

A “broker non-vote” occurs when a bank, broker, or other holder of record holding shares for a beneficial owner does not vote on a non-discretionary proposal because the holder of record has not received voting instructions from the beneficial owner.

We expect that the Reverse Stock Split Proposal, the Share Increase Proposal and Adjournment Proposal, if presented, will be considered discretionary and that your broker, bank, or other nominee may vote your shares with respect to such proposal even if you do not provide voting instructions. We expect that the Issuance Proposal will be considered a non-discretionary matter and that your broker, bank or other nominee will not be permitted to vote on such proposal unless you provide your broker with voting instructions on such proposal. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your broker, bank, or other holder of record holding shares for you, your shares may be voted with respect to any of the Proposals other than the Issuance Proposal. Broker non-votes will have no effect on the outcome of the vote on the Issuance Proposal.

What will happen if I fail to vote or abstain from voting on any of the Proposals at the special meeting?

Your failure to vote your shares or your abstention from voting on the Issuance Proposal or the Adjournment Proposal, if presented, will have the effect of a vote against such proposal because each such proposal requires the affirmative vote of the majority of all shares present and entitled to vote. Your failure to vote or your abstention from voting on the Reverse Stock Split Proposal or the Share Increase Proposal will not have any effect on the outcome of the vote thereon.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in “street name”?

If your shares of Common Stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote or to grant a proxy for your vote directly to us, or to a third party, to vote at the special meeting.

If your shares are held by a brokerage firm, bank, dealer, or other similar organization, trustee, or nominee, you are considered the beneficial owner of shares held in “street name,” and your brokerage firm, bank, dealer, or other similar organization, trustee, or nominee is considered the stockholder of record with respect to those shares. Your brokerage firm, bank, dealer, or other similar organization, trustee, or nominee will send you, as the beneficial owner, a package describing the procedure for voting your shares. You should follow the instructions provided by them to vote your shares. You will only be able vote your shares online (by remote communication) at the special meeting if you obtain a legal proxy from your brokerage firm, bank, dealer, or other similar organization, trustee, or nominee. Your brokerage firm, bank, dealer or other similar organization, trustee, or nominee is not permitted to vote on the Issuance Proposal unless you provide your broker with voting instructions on such proposal. We expect that your brokerage firm, bank, dealer or other similar organization, trustee, or nominee will be permitted to vote in favor of the Reverse Stock Split Proposal and the Share Increase Proposal if you do not vote but your broker is not obligated to do so.

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What should I do if I receive more than one set of voting materials for the special meeting?

You may receive more than one set of voting materials for the special meeting, including multiple copies of this proxy statement, proxy cards, and/or voting instruction forms. This can occur if you hold your shares of common stock in more than one brokerage account, if you hold shares directly as a record holder and also in street name, or otherwise through a nominee. Other circumstances may apply. If you receive more than one set of voting materials, each should be voted and/or returned separately in order to ensure that all of your shares of common stock are voted.

How will my shares be voted if I return a blank proxy card?

If you sign and return your proxy card without indicating how to vote on one or more of the Proposals, the Common Stock represented by your proxy will be voted in accordance with the Board’s recommendation for each such proposal. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

Can I change my vote after I have submitted my proxy?

You can change your vote at any time before the special meeting. For a stockholder “of record”, meaning one whose shares are registered in his or her own name, you can do this in one of three ways:

●	you can send a signed notice of revocation of proxy;

●	you can grant a new, valid proxy bearing a later date; or

●	if you are a holder of record, you can attend the applicable special meeting and vote virtually, but your attendance alone will not revoke any proxy that you have previously given.

If you choose either of the first two methods to revoke your proxy, you must submit your notice of revocation or your new proxy to HUSA at 801 Travis St., Suite 1425, Houston, Texas 77002 Attention: Investor Relations, so that it is received no later than the beginning of the special meeting.

If you are a beneficial owner of Common Stock, and not the stockholder “of record”, as of the close of business on the record date, you must follow the instructions of your brokerage firm, bank, dealer or other similar organization, trustee, or nominee to revoke or change your voting instructions.

Where can I find the voting results of the special meeting?

Final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the special meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the special meeting, we intend to file a Current Report on Form 8-K to publish preliminary voting results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

What happens if I sell my shares of Common Stock after the record date but before the special meeting?

If you sell or transfer your shares of Common Stock after the record date but before the special meeting, you will retain your right to vote at the special meeting but ownership of the shares will be transferred as of the time the actions approved at the special meeting occur, if such actions occur.

Who will solicit and pay the cost of soliciting proxies?

HUSA will solicit and bear the expenses of soliciting proxies. In addition to solicitation by mail, our officers and certain other employees, without additional remuneration, may solicit proxies personally or by telephone, e-mail or other means. We may reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. We have engaged Okapi Partners LLC (“Okapi”) to assist in the solicitation of proxies. We have paid Okapi a fixed fee of $20,000 for services relating to solicitation and will reimburse Okapi for significant out-of-pocket expenses. If we utilize an additional direct telephone campaign service, we will pay Okapi a one-time modest set up and training fee and flat fees per incoming and outgoing proxy solicitation call and per telephone vote received.

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What should I do now?

Read and consider the information contained in and incorporated by reference into this proxy statement, including its annexes.

Stockholders of Record. In order for your shares to be represented at the special meeting:

●	you can submit a proxy by telephone or through the Internet by following the instructions included on your proxy card;

●	you can indicate on the enclosed proxy card how you would like to vote and sign and return the proxy card in the accompanying pre-addressed postage paid envelope; or

●	you can attend the special meeting virtually and vote at the meeting.

Beneficial owner. If you are a beneficial owner, please refer to the instructions provided by your brokerage firm, bank, dealer or other similar organization, trustee, or nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and you wish to vote at the special meeting online (by remote communication), you will need to obtain a legal proxy from your brokerage firm, bank, dealer or other similar organization, trustee, or nominee.

Whom do I call if I have questions about the special meeting?

If you have additional questions about the AGIG Transactions or the special meeting, you should contact:

Houston American Energy Corp.

801 Travis St., Suite 1425

Houston, Texas 77002

Attention: Investor Relations

Phone Number: 713-222-6966

E-mail Address: info@houstonamerican.com

If you would like additional copies of this proxy statement or you need assistance voting your shares, you should contact Okapi, our proxy solicitor, at the following:

Okapi Partners LLC

1212 Avenue of the Americas, 17th Floor

New York, New York 10036

Phone Number: 212-297-0720

Email Address: info@okapipartners.com

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SUMMARY

For your convenience, provided below is a brief summary of certain information contained in this proxy statement. This summary highlights selected information from this proxy statement and does not contain all of the information that may be important to you as an HUSA stockholder. To understand the Share Exchange Agreement and the transactions contemplated therein (the “AGIG Transaction”) fully and for a more complete description of the terms of the AGIG Transaction, you should read carefully this entire proxy statement, its annexes, and the other documents to which you are referred. You may obtain the information incorporated by reference in this proxy statement, without charge, by following the instructions under “Where You Can Find More Information.”

The AGIG Transaction

On February 20, 2025, we entered into a Share Exchange Agreement with the AGIG Unitholders. The AGIG Unitholders are the record and beneficial owners of all the issued and outstanding units of AGIG. The Share Exchange Agreement provides that we will acquire all of the outstanding units of AGIG in exchange for issuing a number of shares of Common Stock equal to 94% of all the issued and outstanding Common Stock of HUSA at the time of the closing under the Share Exchange Agreement, after taking into account issuance to the AGIG Unitholders. Based on the number of shares of Common Stock outstanding as of April 3, 2025, we expect that the Share Exchange Agreement would require the issuance of 245,755,684 shares of Common Stock to the AGIG Unitholders. The Share Exchange is subject to customary closing conditions, including the condition that our stockholders approve the Share Exchange Agreement.

Immediately following the completion of the Share Exchange, AGIG will be a wholly-owned subsidiary of HUSA. Outstanding shares of Common Stock will remain outstanding and unaffected upon completion of the Share Exchange. Common Stock will continue to be registered under the Securities Exchange Act of 1934 immediately following the Share Exchange. Pursuant to a letter engagement between AGIG and Univest Securities, LLC (“Univest”), Univest will receive a fee equal to 3.5% of the aggregate transaction value, payable in shares of Common Stock, upon completion of the Share Exchange.

We refer to the Share Exchange and the other transactions contemplated by the Share Exchange Agreement, including the reverse stock split, collectively as the “AGIG Transaction”.

A copy of the Share Exchange Agreement, as amended, is included as Annex B to this proxy statement and is incorporated herein by reference. We urge you to read it in its entirety because it is the legal document that governs the AGIG Transaction.

The Parties to the AGIG Transaction

Houston American Energy Corp.

HUSA is an independent oil and gas company focused on the development, exploration, exploitation, acquisition, and production of natural gas and crude oil properties. Our principal properties, and operations, are in the U.S. Permian Basin. Additionally, we have properties in the Louisiana U.S. Gulf Coast region.

We were incorporated in Delaware in 2001. Our principal executive offices are located at 801 Travis Street, Suite 1425, Houston, Texas 77002 and our telephone number at that location is (713) 222-6966. Our website address is https://houstonamerican.com.

Abundia Financial, LLC

Abundia Financial, a Delaware limited liability company formed in 2019, is a venture capital and asset investment firm specializing in sustainable fuels, energy, and chemical technologies. AGIG focuses on early-stage renewable technology ventures, providing strategic support to achieve technical validation, secure critical agreements, and position its investments for significant growth. This approach ensures ventures are commercially prepared to attract larger capital funding rounds.

Abundia Financial’s mission is to scale innovative solutions that accelerate the energy transition while delivering measurable economic and environmental impact. AGIG has built a robust portfolio of investments designed to meet the growing global demand for renewable and sustainable alternatives.

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Abundia Financial’s principal executive offices are located at 48 Wall Street, 11th floor, New York, New York 10005, and its phone number at that location is +1-888-547-0111. Its website address is https://abundiafinancial.com.

Bower Family Holdings, LLC

BFH, a North Carolina limited liability company, was formed in 2019. BFH’s purpose is to invest in real estate and personal property including securities and to engage in any lawful business for which limited liability companies may be organized under the North Carolina Limited Liability Company Act. BFH holds approximately 10% of the issued and outstanding equity of AGIG. BFH also holds approximately 13.9% of the issued and outstanding shares of Common Stock.

BFH’s principal executive offices are located at 110 Kings Road, Kings Mountain, NC 28086 and its phone number at that location is (704) 790-6012.

Abundia Global Impact Group, LLC

AGIG, a Delaware limited liability company, was formed in 2019. AGIG is a technology solution company that operates in the recycling and renewable energy, environmental change, fuels and chemicals sectors. AGIG is focused on using waste products to decarbonize the energy, fuels and chemicals sector by providing renewable or recycled alternatives. AGIG uses a combination of proprietary, licensed and commercialized technologies to provide a complete process that turns waste plastics and biomass into drop-in alternatives to fossil-derived energy, fuels and chemicals. AGIG’s holistic approach has brought together the complete commercial chain with feedstocks, technology, a diverse management team, and world class off-take partners for the growing suite of products in place.

Abundia Global Impact Group’s strategy has four key aspects:

1.	identifying waste plastics and waste biomass feedstock supplies;
2.	identifying strategically advantaged sites;
3.	securing long-term off-take partners to distribute products; and
4.	deploying our unique technology combination to provide a complete renewable solution.

AGIG’s principal executive offices are located at 48 Wall Street, 11th Floor, New York, New York, 10043 and its phone number is (646) 844-0960. Its website address is https://abundiaimpact.com.

The Special Meeting

The special meeting will be held virtually at 10:00 am Central Daylight Time on April 24, 2025. There will not be a physical meeting location. The virtual meeting url is www.virtualshareholdermeeting.com/HUSA2025SM. Stockholders as of the record date may participate in the meeting online, vote, or submit questions by visiting the meeting website and logging in with the control number on their proxy card or voting instruction form. At the special meeting, HUSA stockholders will be asked to:

1.	Issuance Proposal — approve the issuance of a number of shares of Common Stock equal to 94% of all the issued and outstanding Common Stock of HUSA at the time of the closing under the Share Exchange Agreement;

2.	Reverse Stock Split Proposal — approve and adopt the Reverse Stock Split Amendment, to effect a reverse stock split of all of the outstanding shares of Common Stock, at a ratio in the range of 1-for-5 to 1-for-60, with such ratio to be determined by the Board;

3.	Share Increase Proposal —approve and adopt an amendment to the Charter to increase the number of authorized shares of Common Stock that may be issued from 20,000,000 to 300,000,000; and

4.	Adjournment Proposal —approve the adjournment of the special meeting, to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes at the time of the special meeting to approve the Issuance Proposal, the Reverse Stock Split Proposal, or the Share Increase Proposal.

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The HUSA stockholder approval of the Issuance Proposal, the Reverse Stock Split Proposal, and the Share Increase Proposal is a condition for completing the Share Exchange. As such, our stockholders must approve the Proposals in order for the Share Exchange to be completed.

Voting at the Special Meeting

Record Date; Votes.

We have fixed the close of business on February 25, 2025 as the record date for determining the HUSA stockholders entitled to receive notice of and to vote at the special meeting. Only holders of record of Common Stock on the record date are entitled to receive notice of and vote at the special meeting and any adjournment or postponement thereof.

Each share of Common Stock is entitled to one vote on each matter brought before the special meeting. On the record date, there were 15,686,533 shares of Common Stock issued and outstanding.

Required Vote.

Approval of the Issuance Proposal and the Adjournment Proposal require the affirmative vote of the majority of Common Stock present at the special meeting, or represented by proxy, and entitled to vote on each of the Proposals at the special meeting at which a quorum is present. The Reverse Stock Split Proposal and the Share Increase Proposal require the affirmative vote of the majority of the votes cast by the holders of Common Stock present at the special meeting, or represented by proxy, and entitled to vote thereon.

Failure to Vote; Abstentions.

If you are a stockholder of record of Common Stock, then your failure to vote your shares or your abstention from voting on the Issuance Proposal or the Adjournment Proposal, if presented, will have the effect of a vote against such proposal because each such proposal requires the affirmative vote of the majority of all shares present and entitled to vote. Your failure to vote or your abstention from voting on the Reverse Stock Split Proposal or the Share Increase Proposal will not have any effect on the outcome of the vote thereon.

If you are a stockholder of record of Common Stock and you sign and return a proxy card or otherwise submit a proxy card without giving specific voting instructions, your shares will be voted:

●	“FOR” the approval of the Issuance Proposal;
●	“FOR” the approval of the Reverse Stock Split Proposal;
●	“FOR” the approval of the Share Increase Proposal; and
●	“FOR” the approval of the Adjournment Proposal.

If you are a beneficial owner and you do not provide voting instructions to your broker, bank, or other holder of record holding shares for you (including by signing and returning a blank voting instruction card), your shares:

●	will be counted as present for purposes of establishing a quorum;
●	will be voted in accordance with the broker’s, bank’s, or other nominee’s discretion on “routine” matters, which are the Reverse Stock Split Proposal, the Share Increase Proposal and the Adjournment Proposal, if applicable; and
●	will not be counted in connection with the Issuance Proposal or any other non-discretionary matters that are properly presented at the special meeting. For each of these proposals, your shares will be treated as “broker non-votes”.

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Revocation of Proxies.

With respect to shares of Common Stock that you hold of record, you have the power to revoke your proxy at any time before the proxy is voted at the special meeting. You can revoke your proxy in one of three ways:

●	you can send a signed notice of revocation of proxy;
●	you can grant a new, valid proxy bearing a later date; or
●	if you are a holder of record, you can attend the applicable special meeting and vote virtually, but your attendance alone will not revoke any proxy that you have previously given.

If you choose either of the first two methods to revoke your proxy, you must submit your notice of revocation or your new proxy to HUSA at 801 Travis St., Suite 1425, Houston, Texas 77002 Attention: Investor Relations, so that it is received no later than the beginning of the special meeting.

If you are a beneficial owner of Common Stock, and not the stockholder of record, as of the close of business on the record date, you must follow the instructions of your brokerage firm, bank, dealer or other similar organization, trustee, or nominee to revoke or change your voting instructions.

Stock Ownership of Directors and Executive Officers.

On the record date, our directors and executive officers were entitled to vote 6,000 shares of Common Stock, or approximately 0.04% of the voting power of outstanding Common Stock. To our knowledge, our directors and executive officers intend to vote their shares of Common Stock in favor of all the Proposals presented at the special meeting, and any adjournment or postponement thereof.

Interests of HUSA Directors and Executive Officers in the AGIG Transaction

When you consider the Board’s recommendations that stockholders vote in favor of the Proposals described in this proxy statement, you should be aware that some of our executive officers and directors may have interests that may be different from, or in addition to, HUSA stockholders’ interests in general, with the main interest in having certain indemnification and insurance provisions provided in the Share Exchange Agreement.

Ownership of HUSA after the Share Exchange

As of April 3, 2025, we had 15,686,533 shares of Common Stock issued and outstanding. Following our issuance of the shares of Common Stock in the Share Exchange, AGIG Unitholders would hold approximately 94% of the Company’s outstanding voting power and capital stock and existing holders of Common Stock would hold approximately 6%.

Post Share Exchange Structure

Following the Share Exchange, AGIG will be a wholly-owned subsidiary of HUSA. The following chart illustrates the ownership structure of the combined company immediately following the Share Exchange.

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Governance and Management of HUSA after the Share Exchange

Upon the completion of the Share Exchange, the Board will be comprised of five directors. Further, in accordance with the Share Exchange Agreement, the two current HUSA directors, Stephen P. Hartzell and R. Keith Grimes, will resign, and AGIG’s Chief Executive Officer, Edward Gillespie, will be appointed to the Board. Therefore, upon the completion of the Share Exchange, the HUSA directors will be Edward Gillespie, Peter Longo, Robert Bailey, and the HUSA Board of Directors shall appoint two other persons to be nominated by AGIG, each of whom shall be required to qualify as an “independent director” (as defined under NYSE American Rules), to fill the vacancies left by such resignations.

We have agreed that within 45 days of the closing of the Share Exchange, our current Chief Executive Officer, Peter Longo, will resign as Chief Executive Officer, but not as a director. After the closing of the Share Exchange, our Chief Executive Officer will be Edward Gillespie, our Chief Operating Officer will be Joseph Gasik, and our Chief Financial Officer (principal accounting and financial officer) will be Lucie Harwood.

Opinion of HUSA’s Financial Advisor

Our Board retained Evans & Evans, Inc. (“Evans & Evans”) on January 7, 2025, as its financial advisor in connection with the Share Exchange and requested they render an opinion as to the fairness to HUSA stockholders of the Share Exchange. On February 20, 2025, Evans & Evans delivered its opinion to the Board that, as of that date, and based upon and subject to the factors and assumptions set forth in its written opinion, the Share Exchange was fair to HUSA stockholders from a financial perspective. The full text of this written opinion provided to the Board, which describes, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken, is attached as Annex C to this proxy statement and is incorporated by reference in its entirety. Holders of Common Stock are encouraged to read the opinion carefully in its entirety. Evans & Evans’ opinion was provided to the Board in connection with its evaluation of the consideration provided for in the Share Exchange Agreement. It does not address any other aspect of the Share Exchange or any alternative to the Share Exchange and does not constitute a recommendation as to how any stockholders should vote or act in connection with the Share Exchange or otherwise.

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HUSA’s Reasons for the AGIG Transaction

The legacy HUSA business is primarily focused on the U.S. Oil and Gas markets. As disclosed in our Annual Report on Form 10-K for the year ended December 31, 2024, the Colombian based investments did not prove viable. The outlook for U.S. Oil and Gas markets for the next two years is declining prices and demand, and the Oil and Gas Markets have historically been volatile.

In addition, there is substantial competition for capital available for investment in the oil and natural gas industry. We may not be able to compete successfully in the future in acquiring prospective reserves, developing reserves, marketing hydrocarbons, attracting and retaining quality personnel and raising additional capital.

The AGIG business has proprietary technology and operates in a growing market for alternative products such as Sustainable Aviation Fuel (“SAF”) and the renewable diesel markets are also growing significantly. SAF is one of the fastest growing niches in energy as airlines are looking for more industry capacity. As a result, we believe the revenue growth potential for AGIG exceeds the HUSA Oil and Gas opportunity.

Following the completion of the AGIG Transaction, the combined company will be operating in a growing market with the potential to significantly increase revenue and cash flow over the next three to five years and beyond, and investors are eager to provide capital for required investments.

The Board and HUSA management believe the AGIG Transaction provides a strong opportunity for growth, which will benefit the existing HUSA stockholders.

Recommendation of the HUSA Board

YOUR VOTE IS IMPORTANT. The Issuance Proposal and the Reverse Stock Split Proposal to be presented at the special meeting are conditions to consummating the Share Exchange, and as such, HUSA stockholders must approve the Issuance Proposal and the Reverse Stock Split Proposal in order for the Share Exchange to be completed.

The Board unanimously recommends that HUSA stockholders vote:

●	“FOR” Proposal 1, the Issuance Proposal;
●	“FOR” Proposal 2, the Reverse Stock Split Proposal;
●	“FOR” Proposal 3, the Share Increase Proposal; and
●	“FOR” Proposal 4, the Adjournment Proposal.

In making its recommendation that the stockholders vote to approve the Issuance Proposal, the Board considered, among other matters, the strategic benefits of combining HUSA and AGIG and the new growth opportunities available to the combined company.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents incorporated by reference into this proxy statement include certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, which are referred to as the “safe harbor provisions.” Statements contained or incorporated by reference in this proxy statement that are not historical facts are forward-looking statements, including statements regarding HUSA’s or AGIG’s business and future financial and operating results, and other aspects of HUSA’s or AGIG’s operations or operating results. Words such as “may,” “should,” “will,” “believe,” “expect,” “anticipate,” “target,” “project,” and similar phrases that denote future expectations or intent regarding HUSA’s or AGIG’s financial results, operations, and other matters are intended to identify forward-looking statements that are intended to be covered by the safe harbor provisions. Investors are cautioned not to rely upon forward-looking statements as predictions of future events. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause future events to differ materially from the forward-looking statements in this proxy statement, including:

●	risks relating to fluctuations of the market value of Common Stock, including as a result of uncertainty as to the long-term value of the common stock of HUSA or as a result of broader stock market movements;

●	the occurrence of any event, change, or other circumstances that could give rise to the termination of the Share Exchange Agreement;

●	failure to attract, motivate and retain executives and other key employees;

●	disruptions in the business of HUSA or AGIG, which could have an adverse effect on their respective businesses and financial results;

●	the unaudited pro forma combined consolidated financial information in this proxy statement is presented for illustrative purposes only and may not be reflective of the operating results and financial condition of the combination of HUSA and AGIG; and

●	The other factors summarized under the section entitled “Risk Factors.”

The forward-looking statements contained in this proxy statement are also subject to additional risks, uncertainties, and factors, including those described in financial statements of HUSA included in this proxy statement, as well as HUSA’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. See the section titled “Where You Can Find More Information.”

The forward-looking statements included in this report are made only as of the date hereof. HUSA does not undertake to update, alter, or revise any forward-looking statements made in this report to reflect events or circumstances after the date of this report or to reflect new information or the occurrence of unanticipated events, except as required by law.

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RISK FACTORS

In addition to the other information included and incorporated by reference into this proxy statement, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risk factors before deciding how to vote on the matters presented to the stockholders at the special meeting. In addition to the risk factors set forth below, you should read and consider other risk factors specific to our business and securities that will also affect the combined company after the AGIG Transaction, which are described in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 24, 2025, and all of which are incorporated by reference into this proxy statement. If any of the risks described below or in the periodic reports incorporated by reference into this proxy statement actually occur, the business, financial condition, results of operations, prospects, or stock price of HUSA or the combined company could be materially adversely affected. For more information, see “Where You Can Find More Information.”

Risk Factor Summary

We are providing the following summary of the risk factors contained in this proxy statement to enhance the readability and accessibility of our risk factor disclosures. We encourage you to carefully review the full risk factors in the proxy statement in their entirety for additional information regarding the material factors that make the AGIG Transaction, the Proposals, and an investment in our securities speculative or risky. These risks and uncertainties include, but are not limited to, the following:

●	AGIG has incurred losses and anticipate continuing to incur losses while it commercializes and scales its business.
●	AGIG will require substantial additional financing to fund its operations and complete the development and commercialization of its technologies and AGIG may not be able to do so on favorable terms.
●	AGIG has identified material weaknesses in its internal control over financial reporting.
●	AGIG’s technology may not be successful in developing commercial products.
●	AGIG expects to rely on a limited number of industry partners for a significant portion of its near-term revenue.
●	AGIG is vulnerable to fluctuations in the supply and price of raw materials.
●	AGIG may face manufacturing capacity issues that may adversely affect its deployment targets.
●	AGIG and its industry partners are subject to extensive international, national and subnational laws and regulations, and any changes in relevant laws or regulations, or failure to comply with these laws and regulations could have a material adverse effect on its business.
●	AGIG may be subject to product liability claims, which could result in material expense, diversion of management time and attention and damage to its business, reputation and brand.
●	AGIG’s failure to protect its intellectual property and proprietary technology may significantly impair its competitive advantage.
●	AGIG may be involved in lawsuits to protect or enforce its patents or the patents of its licensors, or lawsuits asserted by a third party, which could be expensive, time consuming and unsuccessful.
●	Governmental programs designed to incentivize the production and consumption of low carbon fuels and carbon capture and utilization, may be implemented in a way that does not include AGIG’s products or could be repealed, curtailed or otherwise changed, which would have a material adverse effect on AGIG’s business and financial condition.
●	If AGIG loses key personnel or are unable to attract, integrate and retain additional key personnel, it could harm AGIG’s ability to meet its business objectives.
●	Natural or man-made disasters, social, economic and political instability, and other similar events—including pandemics—may significantly disrupt AGIG’s and its industry partners’ businesses, and negatively impact AGIG’s results of operations and financial condition.
●	HUSA may not complete the Share Exchange, yet we have incurred costs related to the Share Exchange.
●	The pendency of the proposed Share Exchange may cause disruption in HUSA’s and AGIG’s businesses.
●	After the Share Exchange, current HUSA stockholders will have reduced ownership and voting interest in the Company as compared to their current ownership and voting interest in the Company and therefore will be able to exercise less influence over management.
●	HUSA’s failure to complete the Share Exchange in a timely manner could negatively impact the market price of Common Stock and, if the Share Exchange is eventually completed, the business of the combined company.
●	The combined company may not fully realize the anticipated benefits of the AGIG Transaction within the timing anticipated or at all.
●	Failure to complete the Share Exchange could negatively impact the price of shares of Common Stock, as well as our future businesses and financial results.
●	The combined company will be affected by factors beyond its control, which could have a material adverse effect on the combined company’s business, results of operations, and financial condition.

Risks Related to AGIG’s Business and Operations

AGIG has incurred losses and anticipate continuing to incur losses while it commercializes and scales its business.

AGIG has incurred net losses since its inception, including net losses of $3,621,948 for the year ended December 31, 2024. AGIG believes that it will continue to incur operating and net losses in the future while it grows, including following AGIG’s initial generation of revenues from the sale of its products, which may occur later than AGIG expects or not at all. AGIG does not expect to be profitable for the foreseeable future as it invests in its business, build capacity and ramp up operations, and AGIG cannot assure you that it will ever achieve or be able to maintain profitability in the future. Even if AGIG is able to successfully develop its products and attract customers, there can be no assurance that AGIG will be financially successful. For example, as AGIG expands its product portfolio and expands internationally, AGIG will need to manage costs effectively to sell those products at its expected margins. Failure to become profitable would materially and adversely affect the value of your investment. If AGIG is ever to achieve profitability, it will be dependent upon the successful development and commercial introduction and acceptance of AGIG’s products.

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Based on its assessment, management estimates that current available liquidity and forecasted net cash flows will not be sufficient to meet the AGIG’s obligations, commitments and budgeted expenditures the next twelve months from the date of this proxy statement. These events and conditions are material uncertainties that raise substantial doubt upon AGIG’s ability to continue as a going concern and accordingly, the appropriateness of the use of accounting principles applicable to a going concern.

Since its inception, AGIG has been in the pre-commercialization stage with no material revenues from customers, and its ongoing operations and commercialization plans have been financed primarily by funded by Abundia Financial. Therefore, AGIG has incurred net losses and negative cash flow from operating and investing activities since its inception and expects to incur additional net losses while it continues to develop and plan for commercialization.

AGIG’s financial statements included elsewhere in this proxy statement have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. AGIG’s independent auditor included an explanatory paragraph regarding its ability to continue as a “going concern” in its report on its financial statements for the years ended December 31, 2024 and 2023, due to the fact that AGIG has not generated revenue and its only source of income has been grant income of approximately $2.3 million received during the year ended December 31, 2024.

AGIG’s ability to continue as a going concern is dependent on its ability to generate sufficient cash flows to meet its obligations and to obtain additional financing, as needed. There can be no assurance that AGIG will be able to achieve these objectives. If AGIG is unable to generate sufficient cash flows or obtain adequate financing, AGIG may be required to significantly reduce, delay, or eliminate planned expenditures and other costs, which could have a material adverse effect on its business, financial condition, and results of operations. Additionally, AGIG may be forced to seek protection under applicable bankruptcy laws and/or liquidate or reorganize its assets and liabilities.

The existence of a substantial doubt about AGIG’s ability to continue as a going concern could materially limit its ability to raise additional funds through the issuance of new debt or equity securities or otherwise. The existence of substantial doubt about AGIG’s ability to continue as a going concern may also adversely affect its relationships with current and potential customers, suppliers, and employees, making it more difficult to operate its business.

Investors should consider AGIG’s financial condition, results of operations, and business prospects in light of the substantial doubt about its ability to continue as a going concern. If AGIG is unable to continue as a going concern, the stockholders of the combined company may lose all or a significant portion of their investment in the combined company, if the Issuance Proposal and the Reverse Stock Split Proposal are approved.

AGIG has identified material weaknesses in its internal control over financial reporting.

AGIG has identified material weaknesses in its internal controls over financial reporting with regard to the assessment of the formal control environment and control activities. AGIG has not performed a risk assessment in relation to segregation of duties, or for the risk that the financial statements may be materially misstated.

In addition, AGIG has identified a material weakness in its internal controls over financial reporting related to the accounting for significant and unusual transactions. This weakness could result in errors or misstatements in its financial statements, which may not be detected in a timely manner. AGIG is actively working to remediate this weakness by enhancing its control environment and implementing more robust procedures for the review and approval of such transactions.

The existence of these material weaknesses could adversely affect AGIG’s ability to accurately report its financial condition and results of operations. It may also impact investor confidence, potentially leading to a decline in our stock price and increased scrutiny from regulatory authorities. AGIG is actively working to remediate these material weaknesses by enhancing its internal controls, including implementing additional review procedures, ensuring proper segregation of duties, and providing targeted training to our accounting and finance personnel.

AGIG’s financial results could vary significantly from quarter to quarter and may be subject to macroeconomic influences, and its projections may differ materially from actual results.

AGIG’s operating results could vary significantly from quarter to quarter due to a variety of factors, many of which are outside of its control. As a result, comparing AGIG’s operating results on a period-to-period basis may not be meaningful. In addition, AGIG may not be able to predict its future revenues or results of operations. AGIG bases its current and future expense levels on its internal research and development plans and forecasts, and its operating costs vary to the extent of its research and development and the planning for additional products. As a result, AGIG may incur significant or unanticipated expenses associated with its research and development efforts of its products under development. In addition to other risk factors discussed in this section, factors that may contribute to the variability of AGIG’s quarterly results include:

● AGIG’s use of available cash resources;

● the timing of release of research and development and trial results and new products and services by AGIG’s competitors, particularly those that may represent a significant portion of revenues in any given period;

● the popularity of new products, and products released in prior periods;

● changes by AGIG’s competitors;

● AGIG’s success in entering new geographic markets;

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● decisions by AGIG to incur additional expenses, such as increases in research and development;

● the level of expenses associated with AGIG’s regulatory applications or compliance; and

● the timing of compensation expense associated with equity compensation grants.

As a result of these and other factors, AGIG’s quarterly and annual operating results could be materially adversely affected. Moreover, AGIG’s operating results may not meet the expectations of research analysts or investors, in which case the price of its common stock could decrease significantly.

AGIG will require substantial additional financing to fund its operations and complete the development and commercialization of its technologies and AGIG may not be able to do so on favorable terms.

AGIG expects its expenses to increase in connection with its ongoing activities. AGIG also expects to incur significant commercialization expenses related to product manufacturing, marketing, sales and distribution. AGIG cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of its products. If AGIG is unable to raise capital when needed or on attractive terms, it could be forced to delay, reduce or eliminate its research and development programs or any future commercialization efforts.

AGIG has based its estimates on assumptions that may prove to be wrong, and it could use its capital resources sooner than it currently expects. AGIG’s operating plans and other demands on its cash resources may change as a result of many factors currently unknown, and it may need to seek additional funds sooner than planned, through public or private equity or debt financings or other capital sources, including potentially government funding, collaborations, licenses and other similar arrangements. In addition, AGIG may seek additional capital due to favorable market conditions or strategic considerations even if it believes it has sufficient funds for its current or future operating plans. Attempting to secure additional financing may divert AGIG’s management from day-to-day activities, which may adversely affect its ability to develop products.

AGIG’s future capital requirements will depend on many factors, including:

● the costs and timing of manufacturing for AGIG’s products, including commercial manufacturing of its products;

● the costs of obtaining, maintaining and enforcing AGIG’s intellectual property rights;

● the timing and amount of the milestone or other payments AGIG must make to the licensors and other third parties from whom AGIG has licensed or acquired technology;

● the costs and timing of establishing or securing sales and marketing capabilities for its products;

● AGIG’s ability to achieve market acceptance and adequate market share and revenue for its products; and

● the terms and timing of establishing and maintaining collaborations, licenses and other similar arrangements.

In addition, AGIG’s products may not achieve commercial success. Accordingly, AGIG will need to continue to rely on additional financing to achieve its business objectives. Adequate additional financing may not be available to AGIG on acceptable terms, or at all.

AGIG’s technology may not be successful in developing commercial products.

AGIG and its potential future collaborators may spend many years and dedicate significant financial and other resources to developing its technology that may never be successfully commercialized. AGIG’s technology may never become successfully commercialized for, among others, any of the following reasons:

● AGIG may not be able to secure sufficient funding to progress its technology through development and commercial validation;

● AGIG or its future collaborators may be unable to obtain the requisite regulatory approvals for its technology;

● Competitors may launch competing or more effective technology;

● AGIG’s technology may not be commercially successful;

● Current and future collaborators may be unable to fully develop and commercialize products containing AGIG’s technology or may decide, for whatever reason, not to commercialize such products; and

● AGIG may be unable to secure adequate patent protection in the necessary jurisdictions.

If any of these things were to occur, it could have an adverse effect on AGIG’s ability to raise additional capital, execute its business plan, or remain in business.

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If AGIG is unable to manage its growth and expand its operations successfully, its reputation and brand may be damaged and its business and results of operations may be harmed.

AGIG expects rapid growth and the number of facilities from which it operates to increase in the future. AGIG’s ability to effectively manage its anticipated growth and expansion of its operations will require AGIG to do, among other things, the following:

● enhance its operational, financial and management controls and infrastructure, human resource policies, and reporting systems and procedures;

● effectively scale its operations, including accurately predicting the need for floor space, equipment, and additional staffing; and

● successfully identify, recruit, hire, train, develop, maintain, motivate and integrate additional employees.

These enhancements and improvements will require significant capital expenditures and allocation of valuable management and employee resources. Furthermore, AGIG’s growth has placed, and will continue to place, a strain on its operational, financial and management infrastructure. AGIG’s future financial performance and its ability to execute on its business plan will depend, in part, on its ability to effectively manage any future growth and expansion. There are no guarantees AGIG will be able to do so in an efficient or timely manner, or at all. AGIG’s failure to effectively manage growth and expansion could have a material adverse effect on its business, results of operations, financial condition, prospects, reputation and brands, including impairing its ability to perform to its customers’ expectations.

AGIG competes in a competitive industry and its failure to successfully compete with other companies in its industry may have a material adverse effect on AGIG’s business.

The bio-mass to liquid fuel market is relatively new and competition is still developing. Large early-stage markets, such as Europe, require early engagement across verticals and customers to gain market share, and ongoing effort to scale channels, installers, teams and processes. In addition, there are multiple competitors worldwide with limited funding, which could cause poor experiences, hampering overall adoption or trust in any particular provider.

Furthermore, AGIG’s current or potential competitors may be acquired by third parties with greater available resources. As a result, competitors may be able to respond more quickly and effectively than AGIG to new or changing opportunities, technologies, standards or customer requirements and may have the ability to initiate or withstand substantial price competition. In addition, competitors may in the future establish cooperative relationships with vendors of complementary products, technologies or services to increase the availability of their solutions in the marketplace. This competition may also materialize in the form of costly intellectual property disputes or litigation.

New competitors or alliances may emerge in the future that have greater market share, more widely adopted proprietary technologies, greater marketing expertise and greater financial resources, which could put AGIG at a competitive disadvantage. Future competitors could also be better positioned to serve certain segments of AGIG’s current or future target markets, which could create price pressure. In light of these factors, even if AGIG’s offerings are more effective and higher quality than those of its competitors, current or potential customers may accept its competitors’ solutions instead of AGIG’s. If AGIG fails to adapt to changing market conditions or continue to compete successfully with current charging platform providers or new competitors, its growth will be limited which would adversely affect its business and results of operations.

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AGIG relies on industry partners to affect its growth strategy and to execute its business plan, and AGIG’s failure to successfully maintain and manage these relationships could delay or prevent it from achieving or sustaining profitability.

AGIG has developed relationships with various third-party partners who enable and enhance its ability to bring its products various markets. These partners can provide critical support to enable AGIG to reach certain markets and better address customer needs, including through the development of joint reference designs, the establishment of relationships with key customers and the validation of its products. These partners may also be AGIG’s competitors, which can negatively impact their willingness to collaborate with AGIG, to support the integration of its solutions with their products, and to pursue joint sales and marketing efforts. In addition, in some cases it may be necessary to share competitively sensitive information with AGIG’s partners that could enable its partners to compete more effectively against AGIG or create uncertainty regarding ownership of intellectual property rights. If AGIG is unable to continue to successfully develop or maintain these relationships, it may not be able to compete effectively and its business and results of operations may be adversely affected.

AGIG expects to rely on a limited number of industry partners for a significant portion of its near-term revenue.

AGIG’s ability to successfully enter into, maintain and manage partnering arrangements will be critical factors to the success of its business and growth. AGIG relies heavily and expects to continue to rely heavily on such arrangements. AGIG has limited or no control over the amount or timing of resources that any third party commits to negotiating a partnering arrangement with it or, if negotiated and entered into, the timing or the number of resources that a third party will commit to its projects. Any third party with which AGIG is in negotiations may experience a change of policy or priorities and may discontinue negotiations with it. Any of AGIG’s industry partners may fail to perform their obligations as expected. These industry partners may breach or terminate their agreements with AGIG or otherwise fail to conduct their partnering activities successfully and in a timely manner. Further, AGIG’s industry partners may not develop commercially viable products arising out of its partnering arrangements or devote sufficient resources to the development, manufacture, marketing and/or sale of AGIG’s products. Moreover, disagreements with an industry partner regarding strategic direction, economics of the relationship between partners and AGIG, intellectual property or other matters could develop, and any such conflict could reduce AGIG’s ability to enter into future partnering agreements and negatively impact its relationships with one or more existing industry partners. Any of these events could delay AGIG’s anticipated timelines, prevent the successful development and commercialization of its products, negatively impact its financial results, and prevent AGIG from ever achieving or sustaining profitability. Moreover, these negative consequences could be augmented in the event that AGIG is forced to seek replacement partners, particularly for those whose plant locations would have allowed for favorable relevant feedstock acquisition costs.

AGIG’s partnering opportunities could be harmed and its anticipated timelines could be delayed if:

● AGIG does not achieve its objectives under its arrangements in a timely manner, or at all;

● AGIG’s existing or potential industry partners become unable, unwilling or less willing to expend their resources on research and development or commercialization efforts with AGIG due to general market conditions, their financial condition, feedstock pricing or other circumstances, many of which are beyond AGIG’s control;

● AGIG disagrees with its industry partners as to rights to intellectual property they jointly develop, or their research programs or commercialization activities;

● AGIG is unable to successfully manage multiple simultaneous partnering arrangements;

● applicable laws and regulations, domestic or foreign, impede AGIG’s ability to enter into strategic arrangements;

● AGIG develops processes or enter into additional partnering arrangements that conflict with the business objectives of its other arrangements;

● AGIG’s industry partners become competitors of AGIG or enter into agreements with its competitors; or

● consolidation in AGIG’s target markets limits the number of potential industry partners.

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Additionally, because AGIG has entered into exclusive arrangements with industry partners, other potential partners in AGIG’s industry may choose to compete against it, rather than partnering with it. This may limit AGIG’s partnering opportunities and harm its business and prospects. Moreover, AGIG’s business could be negatively impacted if any of its industry partners undergoes a change of control or assigns the rights or obligations under any of its agreements. If any of AGIG’s industry partners were to assign these agreements to its competitors or to a third party who is not willing to work with AGIG on the same terms or commit the same resources as the current industry partner, AGIG’s business and prospects could be adversely affected.

AGIG’s and its industry partners’ failure to accurately forecast demand for any product produced using AGIG’s process technologies could result in an unexpected shortfall or surplus that could negatively affect its results of operations.

Because of the length of time it takes to develop and commercialize AGIG’s products using its technologies, AGIG must make development and production decisions well in advance of commercial production and sale of such products. AGIG’s ability to accurately forecast demand for any of its products that are commercialized can be adversely affected by a number of factors, many of which are outside of AGIG’s control, including actions by its competitors, changes in market conditions, environmental factors and adverse weather conditions. A shortfall or surplus in the supply of AGIG’s products may reduce its revenues, damage its reputation and adversely affect customer or partner relationships, which could harm AGIG’s business, results of operations and financial condition. In addition, surpluses of AGIG’s products could result in its needing to record charges for excess inventory.

AGIG and its industry partners have a limited operating history utilizing its technology and different feedstocks, which may make it difficult to evaluate AGIG’s future viability and predict its future performance.

AGIG’s operations to date have been limited to financing and staffing its company, developing its technology and developing its product candidates. Consequently, predictions about AGIG’s future success or viability may not be as accurate as they could be if AGIG had a longer history of successfully developing and commercializing products.

Additionally, the demand for AGIG’s technologies may vary from quarter to quarter. A number of factors, over which AGIG has limited or no control, may contribute to fluctuations in its financial results, such as:

●	delays in receipt of anticipated purchase orders;
●	performance of its independent distributors;
●	positive or negative media coverage of its products or products of its competitors;
●	its ability to obtain further regulatory clearances or approvals;
●	delays in, or failure of, product and component deliveries by its subcontractors and suppliers;
●	customer response to the introduction of new product offerings; and
●	fluctuations in foreign currency.

Technological innovation by others could render AGIG’s technology and the products produced uneconomical.

The low carbon fuel industry is characterized by rapid and significant technological change. AGIG’s success will depend on its ability to maintain a competitive position with respect to technological advances. AGIG’s technology and the products derived from its technology may be rendered obsolete or uneconomical by technological advances, more efficient and cost-effective products or entirely different approaches developed by one or more of AGIG’s competitors. Though AGIG plans to continue to expend significant resources to enhance its technology platform and processes, there are no assurances AGIG will be able to keep pace with technological change.

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Risks Related to AGIG’s Manufacturing and Commercialization

Fluctuations in the prices of waste-based feedstocks used to manufacture the products produced using AGIG’s process technologies may affect AGIG or AGIG’s industry partners’ cost structure, gross margin and ability to compete.

AGIG may experience increases in the cost or a sustained interruption in the supply or shortage of waste-based feedstocks necessary for the manufacture of its products. Any such increase in cost, supply interruption, or materials shortage could adversely impact AGIG’s business, prospects, financial condition, and operating results. AGIG’s suppliers use various materials. The prices and supply of these materials may fluctuate, depending on market conditions and global demand for these materials, including increased production of electric vehicles and other energy storage applications by AGIG’s competitors and companies in adjacent markets such as passenger cars and stationary storage.

Substantial increases in the prices for AGIG’s materials or prices charged to it could reduce its margins if AGIG cannot recoup the increased costs through increased sale prices on its systems. Furthermore, fluctuations in fuel costs, or other economic conditions, may cause AGIG to experience significant increases in freight charges and material costs. Moreover, any attempts to increase prices in response to increased material costs could increase the difficulty of selling at attractive prices to new and existing customers and lead to cancellations of customer orders. If AGIG is unable to effectively manage its supply chain and respond to disruptions to its supply chain in a cost-efficient manner, AGIG may fail to achieve the financial results it expects or that financial analysts and investors expect, and AGIG’s business, prospects, financial condition, and operating results may be adversely affected.

AGIG’s success is highly dependent on its ability to maintain and efficiently utilize its technology platform, and to effectively identify potential products for which to develop and commercialize new process technologies, and problems related to AGIG’s technology platform could harm its business and result in wasted research and development efforts.

AGIG is highly dependent on its technology platform for the development and commercialization of its products. If AGIG experiences challenges in its technology platform, such as problems with engineering, or if AGIG encounters problems interpreting and analyzing data using its technology platform, AGIG’s business may be harmed.

AGIG is vulnerable to fluctuations in the supply and price of raw materials.

AGIG will purchase raw materials and packaging supplies from several sources. While all such materials are available from independent suppliers, raw materials are subject to fluctuations in price and availability attributable to a number of factors, including general economic conditions, commodity price fluctuations, the demand by other industries for the same raw materials, and the availability of complementary and substitute materials. The profitability of AGIG’s business also depends on the availability and proximity of these raw materials to its factories. The choice of raw materials to be used at AGIG’s facility is determined primarily by the price and availability, yield loss of lower quality raw materials, and the capabilities of the producer’s production facility. Additionally, the cost of transportation could favor suppliers located in close proximity to AGIG’s factories. If the quality of these raw materials is lower, the quality of AGIG’s product may suffer. Economic and financial factors could impact AGIG’s suppliers, thereby causing supply shortages. Increases in raw material costs could have a material adverse effect on AGIG’s business, financial condition, or results of operations. AGIG’s feedstock supply strategy, including any hedging procedures, may be insufficient, and AGIG’s results could be materially impacted if costs of materials increase.

If AGIG is unable to successfully add additional process trains, AGIG may not meet its customer demand.

To be successful and compete economically, AGIG will have to add additional reactor trains to the currently operational design, this may bring challenges with feedstock preparation and product recovery portions of the technology train. AGIG may encounter difficulties in scaling up production, including problems with the supply of key components. Even if AGIG is successful in developing its manufacturing capability, AGIG does not know whether it will do so in time to satisfy the requirements of its customers. In order to fully implement AGIG’s business plan, it will need operate larger industrial commercial facility, develop strategic partnerships, or find other means to produce greater volumes of finished product.

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AGIG may face manufacturing capacity issues that may adversely affect its deployment targets.

To successfully commercialize any of AGIG’s products, AGIG and its partners must have the capability to produce in significantly larger quantities than AGIG has to date at acceptable quality levels on a cost-effective basis, and otherwise effectively scale up its operations. Any products that AGIG develops to the point of commercial production may not perform in the same manner, or AGIG may encounter operational challenges for which it is unable to devise a workable solution. If this occurs, AGIG’s ability to commercially scale its technology and processes will be adversely affected, and with respect to any products that are brought to market, AGIG may not be able to lower it and its partners’ cost of production, which would adversely affect AGIG’s ability to increase the future profitability of its business. AGIG’s expectations and estimates and the underlying assumptions regarding anticipated capital efficiencies and lower operating costs for plants using its processes compared to conventional fossil-derived energy, fuels and chemicals may prove to be incorrect. AGIG may never achieve the necessary results to produce at larger scale or achieve other production process efficiencies. Moreover, upon commercial production of AGIG’s alternative energy, fuels and chemicals, it anticipates it taking multiple months to ramp up production to target production rate. Even if AGIG and its partners are able to successfully produce on a larger scale, it may take longer than anticipated for the plants to produce at target productions rates, which would affect AGIG’s profitability. In addition, although AGIG’s management team has significant experience in chemical technology, the skills and knowledge gained in these fields and in operating similar production facilities may prove insufficient in connection with its operation of large-scale facilities.

While abundant, if the availability of the waste-based feedstocks declines or competition for them increases, AGIG may be required to raise the prices of its products which could reduce the demand and affect AGIG’s revenue.

The production from AGIG’s processes will require large volumes of feedstocks. AGIG cannot predict the future availability of any feedstock necessary to produce products using its processes, or be sure that the suppliers of these feedstocks will be able to supply them in sufficient quantities, in a timely manner or at a cost that allows AGIG to competitively price chemicals produced using its processes. The supply of feedstocks might be impacted by a wide range of factors, including a shift in supply demand, supply chain problems and competition for the feedstock and price. Declines in the availability of the feedstocks used for AGIG’s products could force it to delay or reduce production, raise the prices of products, and result in reduced demand and reduced revenue.

Failure to continuously reduce operating and capital costs for AGIG’s facilities that deploy its technologies may impact adoption of its products and could negatively impact AGIG’s business, financial condition, results of operations and prospects.

AGIG’s business and results of operations are sensitive to a number of factors, both within and outside its control. In the event of a sustained reduction in revenues, for whatever reason, it may be necessary to implement an expense reduction plan. The successful implementation of an expense reduction plan, if and when deemed advisable by management, depends on many factors, including AGIG’s ability to identify the need for such a plan in a timely manner, to effectively implement such a plan, as well as certain factors which are beyond its control, including economic conditions, labor market conditions and ability to maintain its management team to implement AGIG’s plan. Any one of these factors, or other unforeseen factors, could have a material adverse effect on AGIG’s ability to implement any targeted cost savings to stabilize its results of operations. Furthermore, if AGIG is unable to reduce operating costs, it may be unable or substantially delayed from expanding and commercializing AGIG’s business.

Construction of AGIG’s facilities may not be completed in the expected timeframe or in a cost-effective manner. Any significant delays in the construction of plants could severely impact AGIG’s business, financial condition, results of operations and prospects.

AGIG has not completed development for all of its planned properties, and do not expect to have full annual production from all of its properties until market conditions permit AGIG to complete these development plans. AGIG expects to incur significant capital expenditures until AGIG has completed the development of its properties. In addition, the development of AGIG’s properties involves numerous regulatory, environmental, political and legal uncertainties that are beyond its control and that may cause delays in, or increase the costs associated with, their completion. Accordingly, AGIG may not be able to complete the development of the properties on schedule, at the budgeted cost or at all, and any delays beyond the expected development periods or increased costs above those expected to be incurred could have a material adverse effect on its business, financial condition, results of operations, and cash flows.

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If AGIG is unable to complete or are substantially delayed in completing the development of any of its properties, its business, financial condition, and results of operations cash flows.

AGIG may face supply chain issues for the procurement of critical components that may impact its technology deployment cost estimates and schedule timelines.

AGIG has experienced and may in the future experience increases in the cost or a sustained interruption in the supply or shortage of materials necessary for the production, maintenance and service of its systems and related technologies. Any such increase in cost, supply interruption, or materials shortage could adversely impact AGIG’s business, prospects, financial condition, and operating results. AGIG’s suppliers use various materials. The prices and supply of these materials may fluctuate, depending on market conditions and global demand for these materials.

Substantial increases in the prices for AGIG’s materials or prices charged to it could reduce its margins if AGIG cannot recoup the increased costs through increased sale prices on its systems. Furthermore, fluctuations in fuel costs, or other economic conditions, may cause AGIG to experience significant increases in freight charges and material costs. Moreover, any attempts to increase prices in response to increased material costs could increase the difficulty of selling at attractive prices to new and existing customers and lead to cancellations of customer orders. If AGIG is unable to effectively manage its supply chain and respond to disruptions to its supply chain in a cost-efficient manner, AGIG may fail to achieve the financial results it expects or that financial analysts and investors expect, and its business, prospects, financial condition, and operating results may be adversely affected.

Risks Related to AGIG’s Legal, Regulatory, and Environmental, Health and Safety Matters

AGIG and its industry partners use hazardous materials and must comply with applicable environmental, health and safety laws and regulations. Any claims relating to improper handling, storage or disposal of these materials or noncompliance with applicable laws and regulations could adversely affect AGIG’s business.

AGIG’s and its industry partners use hazardous chemicals and biological materials and are subject to a variety of international, federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of these materials. Although AGIG and its industry partners have implemented safety procedures for handling and disposing of these materials and waste products, AGIG cannot be sure that its safety measures are compliant with legal requirements or adequate to eliminate the risk of accidental injury or contamination. In the event of contamination or injury, AGIG could be held liable for any resulting damages, and any liability could exceed its insurance coverage. There can be no assurance that neither AGIG nor any of its industry partners will violate environmental, health and safety laws as a result of human error, accident, equipment failure or other causes. Compliance with applicable environmental laws and regulations is expensive and time consuming, and the failure to comply with past, present, or future laws could result in the imposition of fines, third-party property damage, product liability and personal injury claims, investigation and remediation costs, the suspension of production, or a cessation of operations. AGIG’s liability in such an event may exceed its total assets. Liability under environmental laws can be joint and several and without regard to comparative fault. Environmental laws could become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with violations, which could impair AGIG’s research, development or production efforts and harm its business. Accordingly, violations of present and future environmental laws by AGIG or any of its industry partners could restrict AGIG’s ability to develop and commercialize chemicals using its processes, build out or expand facilities, or pursue certain technologies, and could require AGIG and its industry partners to acquire equipment or incur potentially significant costs to comply with environmental regulations. In addition, AGIG’s hazardous materials and environmental laws and regulations related risks may augment as AGIG expands its international operations, including imposition of laws and regulations impacting its ability to transfer hazardous chemicals and biological materials between countries.

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AGIG and its industry partners are subject to extensive international, national and subnational laws and regulations, and any changes in relevant laws or regulations, or failure to comply with these laws and regulations could have a material adverse effect on its business.

AGIG’s primary operations are in United States and it maintains contractual relationships with partners and suppliers in the United Kingdom, Europe and other locations. AGIG is also continuing to invest to increase its presence in the United States. Managing this expansion requires additional resources and controls, and could subject AGIG to risks associated with international operations, including:

● conformity with applicable business customs, including translation into foreign languages and associated expenses;

● challenges in arranging, and availability of, financing for customers;

● potential changes to AGIG’s established business model;

● cost of alternative power sources, which could vary meaningfully in each location;

● difficulties in staffing and managing foreign operations in an environment of diverse culture, laws, and customers, and the increased travel, infrastructure, and legal and compliance costs associated with international operations;

● installation challenges, including those associated with local licensing and permitting requirements;

● differing driving habits and transportation modalities in other markets;

● different levels of demand among commercial, industrial and residential customers;

● compliance with multiple, potentially conflicting and changing governmental laws, regulations, certifications, and permitting processes including environmental, banking, employment, tax, information security, privacy, and data protection laws and regulations such as the European Union (the “EU”) General Data Protection Regulation (“GDPR”), national legislation implementing the same and changing requirements for legally transferring data out of the European Economic Area;

● compliance with U.S. and foreign anti-bribery laws including the Foreign Corrupt Practices Act (“FCPA”) and the United Kingdom Anti-Bribery Act;

● conforming products to various international regulatory and safety requirements;

● difficulty in establishing, staffing and managing foreign operations;

● difficulties in collecting payments in foreign currencies and associated foreign currency exposure;

● restrictions on repatriation of earnings;

● compliance with potentially conflicting and changing laws of taxing jurisdictions and compliance with applicable tax laws as they relate to international operations, the complexity and adverse consequences of such tax laws, and potentially adverse tax consequences due to changes in such tax laws; and

● challenges in obtaining intellectual property protection, policing the unauthorized use of intellectual property or pursuing enforcement of intellectual property rights;

● geopolitical turmoil, including the ongoing invasion of the Ukraine by Russia or increased trade restrictions between European Union, Russia, China and other countries, social unrest, political instability, terrorism, or other acts of war which may further adversely impact supply chains, transportation and logistics; and

● regional economic and political conditions.

In addition, any continued expansion is likely to involve the incurrence of significant upfront capital expenditures. As a result of these risks, AGIG’s current expansion efforts and any potential future international expansion efforts may not be successful.

AGIG’s technology deployment sites require permitting and planning, some of which are in line with petrochemical standards, delays or being unable to secure these may adversely affect its deployment schedule.

As a technology company partnering with other companies in the alternative energy, fuel, and chemical industry, AGIG and its industry partners are subject to extensive regulatory laws, rules and regulations in a variety of jurisdictions. For example, the Toxic Substances Control Act, or TSCA, and analogous state laws and regulations impose requirements on the use, storage and disposal of chemicals. A similar program exists in the European Union, called REACH (Registration, Evaluation, Authorization, and Restriction of Chemical Substances). The Occupational Safety and Health Act and analogous state laws and regulations govern the protection of the health and safety of employees. The Clean Air Act and analogous state laws and regulations impose obligations related to air emissions. CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act) and analogous state laws and regulations govern the cleanup of hazardous substances. The Water Pollution Control Act, also known as the Clean Water Act, and analogous state laws and regulations govern discharges into waters. In addition, AGIG and its industry partners are or will be required to obtain and maintain various approvals, permits, licenses, registrations, certifications and other requirements, such as air emission and water discharge permits, construction permits, boiler licenses and obtaining Microbial Commercial Activity Notices from the EPA. The development of new processes, manufacture of new products, commercial sales of AGIG’s products as well as geographic expansion, and in particular international expansion, will subject AGIG and/or its industry partners to additional regulatory rules and regulations.

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As a condition to granting the permits and other approvals necessary for operating AGIG and its partners’ production plants, regulators could likewise make demands that increase AGIG’s construction and operating costs, and result in the procurement of additional financing. Failure to obtain and comply with all applicable permits and other approvals could halt construction and subject AGIG and its partners to future claims. AGIG therefore cannot guarantee procurement or compliance with the terms of all permits and all other approvals needed to complete AGIG and its partners’ production plants.

In addition to actual plant operations, liabilities could arise from investigation and cleanup of environmental contamination at AGIG and its partners’ production plants. AGIG and its partners may also be subject to third-party claims alleging property damage or personal injury due to the release of or exposure to hazardous substances. In addition, new laws, new regulations, new interpretations of existing laws or regulations, future governmental enforcement of environmental laws or other developments could result in significant expenditures.

Any failure by AGIG or its industry partners to comply with applicable regulatory rules and regulations could harm AGIG’s reputation as well as its business, financial condition and operating results. In addition, regulatory approvals, registrations, permits, licenses, certifications and other requirements may be denied or rescinded, resulting in significant delays, additional costs and abandonment of certain planned activities, or require AGIG to engage in costly and time-consuming efforts to remediate. Compliance with applicable regulatory rules and regulations can be costly and time consuming.

AGIG may be subject to product liability claims, which could result in material expense, diversion of management time and attention and damage to its business, reputation and brand.

AGIG could be subject to claims that its products or technologies are defective or have malfunctioned, or even that persons were injured or purported to be injured as a result of such defects, and AGIG’s customers may bring legal claims against the AGIG to attempt to hold it liable. Any insurance that AGIG carries may not be sufficient or it may not apply to all situations. Similarly, to the extent that such malfunctions are related to components obtained from third-party vendors, such vendors may not assume responsibility for such malfunctions. Any of these events could adversely affect AGIG’s brand, relationships with customers and vendors, operating results or financial condition.

Any defects or errors in product or services offerings, or the perception of such defects or errors, or other performance problems could result in any of the following, each of which could adversely affect AGIG’s business and results of its operations:

● expenditure of significant financial and product development resources, including recalls, in efforts to analyze, correct, eliminate or work around errors or defects;

● loss of existing or potential customers or partners;

● interruptions or delays in sales;

● delayed or lost revenue;

● delay or failure to attain market acceptance

● delay in the development or release of new functionality or improvements;

● negative publicity and reputational harm;

● sales credits or refunds;

● exposure of confidential or proprietary information;

● diversion of development and customer service resources;

● breach of warranty claims;

● legal claims under applicable laws, rules and regulations; and

● an increase in collection cycles for accounts receivable or the expense and risk of litigation.

Although AGIG has contractual protections, such as warranty disclaimers and limitation of liability provisions, in many of its agreements with customers, resellers and other business partners, such protections may not be uniformly implemented in all contracts and, where implemented, may not fully or effectively protect from claims by customers, reseller, business partners or other third parties. Any insurance coverage or indemnification obligations of suppliers may not adequately cover all such claims, or cover only a portion of such claims. A successful product liability, warranty, or other similar claim could have an adverse effect on AGIG’s business, operating results and financial condition. In addition, even claims that ultimately are unsuccessful could result in expenditure of funds in litigation, divert AGIG’s time and other resources and cause reputational harm.

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Risks Related to AGIG’s Intellectual Property

AGIG has non-exclusive service agreements or licenses to some of its intellectual property related to its technological offering.

AGIG is a party to master license and service agreements with Alterra Energy, which allows AGIG access to develop multiple facilities. AGIG expects to enter into additional strategic partnering arrangements in the future. Under AGIG’s existing agreements, AGIG shares, and would share, develop, to various degrees, intellectual property and know-how. Any disputes as to ownership of intellectual property and know-how with a partner that may arise could encumber or prevent AGIG’s use of the disputed technology, could harm its relationship with the relevant partner and would likely negatively affect its commercialization plans with respect to that technology. Additionally, litigation may be necessary to resolve disputes as to the ownership of intellectual property rights as between AGIG and its industry partners, which can be costly, distracting to management and can harm its reputation and the value of its company. Further, AGIG may not be successful in defending its intellectual property rights in any such litigation, and if AGIG is unsuccessful, the value of its company could be seriously harmed.

AGIG’s failure to protect its intellectual property and proprietary technology may significantly impair its competitive advantage.

AGIG’s success and ability to compete depend in large part upon protecting its proprietary technology. AGIG relies on a combination of patent, trademark and trade secret protection, confidentiality, nondisclosure and non-use agreements to protect its proprietary rights. The steps AGIG has taken may not be sufficient to prevent the misappropriation of its intellectual property, particularly in foreign countries where the laws may not protect its proprietary rights as fully as in the United States. The patent and trademark law and trade secret protection may not be adequate to deter third party infringement or misappropriation of AGIG’s patents, trademarks and similar proprietary rights.

AGIG’s patent rights may not provide commercially meaningful protection against competition.

The rights granted under any issued patents may not provide AGIG with proprietary protection or competitive advantages. The claims under any patents that issue from AGIG’s patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to AGIG’s. It is also possible that the intellectual property rights of others will bar AGIG from licensing and from exploiting any patents that are issued from its pending applications. Numerous patents and pending patent applications owned by others exist in the fields in which AGIG has developed and are developing its technology. These patents and patent applications might have priority over AGIG’s patent applications and could subject its patent applications to invalidation. Finally, in addition to those who may claim priority, any of AGIG’s existing or pending patents may also be challenged by others on the basis that they are otherwise invalid or unenforceable.

AGIG may face costly intellectual property infringement claims, the result of which would decrease the amount of cash available to operate and complete its business plan.

AGIG anticipates that, from time to time, it will receive communications from third parties asserting that AGIG is infringing certain patents and other intellectual property rights of others or seeking indemnification against alleged infringement. If anticipated claims arise, AGIG will evaluate their merits. Any claims of infringement brought forth by third parties could result in protracted and costly litigation, damages for infringement, and the necessity of obtaining a license relating to one or more of AGIG’s products or current or future technologies, which may not be available on commercially reasonable terms or at all. Litigation, which could result in substantial costs to AGIG and diversion of its resources, may be necessary to enforce its patents or other intellectual property rights or to defend AGIG against claimed infringement of the rights of others. Any intellectual property litigation and the failure to obtain necessary licenses or other rights could have a material adverse effect on AGIG’s business, financial condition and results of operations.

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AGIG may be involved in lawsuits to protect or enforce its patents or the patents of its licensors, or lawsuits asserted by a third party, which could be expensive, time consuming and unsuccessful.

Competitors may infringe AGIG’s patent, trademarks, copyrights or other intellectual property. To counter infringement or unauthorized use, AGIG may be required to file infringement claims, which can be expensive and time consuming and divert the time and attention of its management and scientific personnel. Any claims AGIG asserts against perceived infringers could provoke these parties to assert counterclaims against it alleging that AGIG infringes their patents, in addition to counterclaims asserting that AGIG’s patents are invalid or unenforceable, or both. In any patent infringement proceeding, there is a risk that a court will decide that a patent of AGIG is invalid or unenforceable, in whole or in part, and that it does not have the right to stop the other party from using the invention at issue. There is also a risk that, even if the validity of such patents is upheld, the court will construe the patent’s claims narrowly or decide that AGIG does not have the right to stop the other party from using the invention at issue on the grounds that its patent claims do not cover the invention. An adverse outcome in a litigation or proceeding involving AGIG’s patent could limit its ability to assert those patents against those parties or other competitors, and may curtail or preclude its ability to exclude third parties from making and selling similar or competitive products. Similarly, if AGIG’s assets trademark infringement claims, a court may determine that the marks AGIG has asserted are invalid or unenforceable, or that the party against whom AGIG has asserted trademark infringement has superior rights to the trademarks in question. In this case, AGIG could ultimately be forced to cease use of such trademarks.

Even if AGIG establishes infringement, the court may decide not to grant an injunction against further infringing activity and instead award only monetary damages, which may or may not be an adequate remedy. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of AGIG’s confidential information could be compromised by disclosure during litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could adversely affect the price of AGIG’s common shares. Moreover, there can be no assurance that AGIG will have sufficient financial or other resources to file and pursue such infringement claims, which typically last for years before they are concluded. Even if AGIG ultimately prevails in such claims, the monetary cost of such litigation and the diversion of the attention of its management and scientific personnel could outweigh any benefit AGIG receives as a result of the proceedings.

Additionally, for certain of AGIG’s existing and future in-licensed patent rights, AGIG may not have the right to bring suit for infringement and may have to rely on third parties to enforce these rights for it. If AGIG cannot or choose not to take action against those it believes infringe its intellectual property rights, AGIG may have difficulty competing in certain markets where such potential infringers conduct their business, and its commercialization efforts may suffer as a result.

AGIG relies in part on trade secrets to protect its technology, and its failure to obtain or maintain trade secret protection could harm AGIG’s business.

AGIG relies on trade secrets to protect some of its technology and proprietary information, especially where AGIG believes patent protection is not appropriate or obtainable. However, trade secrets are difficult to protect. Litigating a claim that a third party had illegally obtained and used AGIG’s trade secrets would be expensive and time-consuming, and the outcome would be unpredictable. Moreover, if AGIG’s competitors independently develop similar knowledge, methods and know-how, it will be difficult for AGIG to enforce its rights and its business could be harmed.

Trade secrets can be difficult to protect and enforce, and AGIG’s inability to do so could adversely affect its competitive position.

In addition to the protection afforded by patents, AGIG relies on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that AGIG elects not to patent, processes for which patents are difficult to enforce and information or technology that is not covered by patents. Aspects of AGIG’s manufacturing process are protected by trade secrets. However, trade secrets can be difficult to protect and some courts inside and outside the United States are less willing or unwilling to protect trade secrets.

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AGIG seeks to protect its proprietary know-how, trade secrets and processes, in part, by entering into confidentiality agreements and, if applicable, material transfer agreements, consulting agreements or other similar agreements with its employees, consultants, scientific advisors, CROs, manufacturers and contractors. These agreements typically limit the rights of third parties to use or disclose AGIG’s confidential information. However, AGIG may not be able to prevent the unauthorized disclosure or use of its technical know-how or other trade secrets by the parties to these agreements, despite the existence generally of confidentiality agreements and other contractual restrictions. AGIG cannot guarantee that it has entered into such agreements with each party that may have or have had access to its trade secrets or proprietary processes. Monitoring unauthorized uses and disclosures is difficult and AGIG does not know whether the steps it has taken to protect its proprietary know-how and trade secrets will be effective. If any of AGIG’s employees, collaborators, CROs, manufacturers, consultants, advisors and other third parties who are parties to these agreements breaches or violates the terms of any of these agreements, AGIG may not have adequate remedies for any such breach or violation. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive, and time-consuming, and the outcome is unpredictable. As a result, AGIG could lose its trade secrets. AGIG also seeks to preserve the integrity and confidentiality of its data and trade secrets by maintaining physical security of its premises and physical and electronic security of its information technology systems. While AGIG has confidence in these security measures, they may still be breached, and AGIG may not have adequate remedies for any breach.

In addition, AGIG’s trade secrets may otherwise become known or be independently discovered by competitors. Competitors could purchase AGIG’s product candidates, if approved, and attempt to replicate some or all of the competitive advantages AGIG derives from its development efforts, willfully infringe, misappropriate or otherwise violate AGIG’s intellectual property rights, design around AGIG’s protected know-how and trade secrets, or develop their own competitive technologies that fall outside of AGIG’s intellectual property rights. If any of AGIG’s trade secrets were to be lawfully obtained or independently developed by a competitor, AGIG would have no right to prevent them, or those to whom they communicate such trade secrets, from using that technology or information to compete with AGIG. If AGIG’s trade secrets are not adequately protected so as to protect its market against competitors’ products and technologies, AGIG’s competitive position could be adversely affected.

AGIG depends on certain technologies that are sold or licensed to it. AGIG does not control these technologies or own the intellectual rights to these properties, and any loss of AGIG’s rights to them could prevent it from developing its process technologies.

AGIG depends on certain technologies that are sold or licensed to it. AGIG does not currently own any intellectual property rights, including the patents that underlie these licenses. AGIG’s rights to use the technologies it licenses are subject to the negotiation of, continuation of and compliance with the terms of those licenses. Thus, these patents and patent applications are not written by AGIG or its attorneys, and AGIG did not have control over the drafting and prosecution. The former patent owners and AGIG’s licensors might not have given the same attention to the drafting and prosecution of these patents and applications as AGIG would have if it had been the owners of the patents and applications and had control over the drafting. Moreover, under certain of AGIG’s licenses, patent prosecution activities remain under the control of the licensor. AGIG cannot be certain that drafting of the licensed patents and patent applications, or patent prosecution, by the licensors have been or will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents and other intellectual property rights.

Legal action could be initiated against the owners of the technologies that AGIG licenses and an adverse outcome in such legal action could harm its business because it might prevent such companies or institutions from continuing to license technology that AGIG may need to operate its business. In addition, such licensors may resolve such litigation in a way that benefits them but adversely affects AGIG’s ability to have freedom to operate to develop and commercialize its products.

General Risks Related to AGIG

Governmental programs designed to incentivize the production and consumption of low carbon fuels and carbon capture and utilization, may be implemented in a way that does not include AGIG’s products or could be repealed, curtailed or otherwise changed, which would have a material adverse effect on AGIG’s business and financial condition.

AGIG and other participants in the alternative energy and fuel industry rely on governmental programs requiring or incentivizing the consumption of low carbon fuels. Renewable fuel has historically been more expensive to produce than fossil-based fuel, and these governmental programs support a market for biomass-based fuel that might not otherwise exist. If any of these governmental incentives are repealed, curtailed, or otherwise changed, AGIG would likely see a decrease in demand for low carbon fuels and reduced revenue. If AGIG is unable to effectively respond to governmental changes in a cost-efficient manner, AGIG may fail to achieve the financial results it expects or that financial analysts and investors expect, and AGIG’s business, prospects, financial condition, and operating results may be adversely affected.

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Products produced by AGIG’s process technologies compete with or are intended to displace comparable products produced using fossil resources. The market prices for these alternatively produced products and commodities are subject to volatility and there is a limited amount of referenceable market data.

AGIG believes that there are a number of trends affecting its industry, including significant volatility in the price of the fossil-fuel feedstocks used to produce nearly all intermediate and basic chemicals, dramatic swings in earnings and difficulty in forecasting future performance; the increased availability of natural gas, especially in North America, and the growing spread between the price of crude oil and natural gas; the chemical industry increasingly building large-scale manufacturing facilities; and increasing interest in the environmental consequences of product purchases. While AGIG’s business may be positively affected by these trends, its results may also be favorably or unfavorably impacted by these and other trends that affect demand and pricing for intermediate and basic chemicals, including, among others, changes in feedstock availability and pricing, developments in AGIG’s industry and among its competitors, and changes in consumer preferences and demand. AGIG’s failure to effectively manage these trends could have a material adverse effect on its business, results of operations, financial condition, prospects, reputation and brands, including impairing AGIG’s ability to perform to its customers’ expectations. Additionally, AGIG must often rely on its own market research to forecast sales, as detailed forecasts are not generally obtainable from other sources at this early stage of the industry. Market research and projections by AGIG of estimated total retail sales, demographics, demand, and similar consumer research are based on assumptions from limited and unreliable market data, and generally represent the personal opinions of AGIG’s management team. A failure in the demand for AGIG’s products to materialize as a result of competition, technological change or other factors could have a material adverse effect on the business, results of operations, financial condition or prospects of AGIG.

AGIG is subject to risks associated with currency fluctuations, and changes in foreign currency exchange rates could impact its results of operations.

AGIG operates mainly through two entities, Abundia Global Impact Group LLC (AGIG), which is a Delaware corporation and has a U.S. dollar functional currency, and AGIG’s wholly-owned subsidiary, Abundia Global Impact Group (Ireland) Limited (“AGIG Ireland”), which is based in Kilpheak, Glenswilly, Co. Donegal Ireland and has a Euro functional currency. AGIG’s reporting currency is the U.S. dollar.

Significant fluctuations in U.S. dollar to Euro exchange rates could affect AGIG’s result of operations, cash position and funding requirements. To the extent that fluctuations in currency exchange rates cause AGIG’s results of operations to differ materially from its expectations or the expectations of its investors, the trading price of the combined company’s common stock could be adversely affected.

From time to time, AGIG may engage in exchange rate hedging activities in an effort to mitigate the impact of exchange rate fluctuations. As part of AGIG’s risk management program, AGIG may enter into foreign exchange forward contracts to lock in the exchange rates for future foreign currency transactions, which is intended to reduce the variability of its operating costs and future cash flows denominated in currencies that differ from its functional currencies. AGIG does not enter into these contracts for trading purposes or speculation, and its management believes all such contracts are entered into as hedges of underlying transactions. Nonetheless, these instruments involve costs and have risks of their own in the form of transaction costs, credit requirements and counterparty risk. If AGIG’s hedging program is not successful, or if AGIG changes its hedging activities in the future, AGIG may experience significant unexpected expenses from fluctuations in exchange rates. Any hedging technique AGIG implements may fail to be effective. If AGIG’s hedging activities are not effective, changes in currency exchange rates may have a more significant impact on the trading price of its common stock.

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Conditions in the financial markets and economic conditions in general may adversely affect AGIG’s ability to raise additional capital, execute its business plan or remain in business.

The business environment in which AGIG operates has been impacted by the effects of worldwide macroeconomic uncertainty. Economic activity improved slightly during 2024; however, economic concerns remain as a result of the cumulative weight of uncertainty regarding the economic conditions domestically and in foreign countries, including global political hostilities and other financial crises. Inflation has become elevated, reflecting demand and supply imbalances, supply chain issues, higher energy prices, fiscal stimulus and broader price pressures. Uncertainty surrounding the near-term direction of global markets, and the potential impact of these trends on the global economy, are expected to persist for the near term. Strategic risk, including threats to business models from rising interest rates and modest economic growth, remain high.

It is difficult to predict the extent to which these challenging economic conditions will persist or whether recent progress in the economic recovery will instead shift to the potential for further decline. If the economy does weaken in the future, it is uncertain how AGIG’s business would be affected and whether it would be able successfully to mitigate any such effects on its business. Accordingly, these factors in the global economy could have an adverse effect on AGIG’s ability to raise additional capital, execute its business plan or remain in business.

In 2023, multiple regional banks were either taken over by the Federal Deposit Insurance Corporation (FDIC) or entered receivership. If other banks and financial institutions enter receivership or become insolvent in the future in response to financial conditions affecting the banking system and financial markets, AGIG’s ability to access its existing cash, cash equivalents and investments may be threatened and could have a material adverse effect on AGIG’s business and financial condition. Weakness and volatility in capital markets and the economy, in general or as a result of bank failures or macroeconomic conditions such as rising inflation, could limit AGIG’s access to capital markets and increase its costs of borrowing.

If AGIG loses key personnel or are unable to attract, integrate and retain additional key personnel, it could harm AGIG’s ability to meet its business objectives.

AGIG’s success depends to a significant degree upon the technical and management skills of its senior management team. The loss of the services of any of these individuals could have a material adverse effect on AGIG’s ability to achieve its corporate objectives and successfully execute its business plan. AGIG plans to implement an executive compensation policy that includes variable compensation based on performance as well as share-based compensation plans for the benefit of its key employees; however, AGIG cannot guarantee that this policy will be sufficient to retain these key employees. AGIG’s success also will depend upon its ability to attract and retain additional qualified management, marketing, technical, and sales executives and personnel. AGIG competes for key personnel against numerous companies, including larger, more established companies with significantly greater financial resources than AGIG possesses. There can be no assurance that AGIG will be successful in attracting or retaining such personnel, and the failure to do so could harm its operations and its growth prospects.

If AGIG experiences a significant disruption in its information technology systems, including security breaches, or if AGIG fails to implement new systems and software successfully, its business operations and financial condition could be adversely affected.

AGIG relies on information technology systems to keep financial records and corporate records, communicate with staff and external parties and operate other critical functions, including sales and manufacturing processes. AGIG’s information technology systems are potentially vulnerable to disruption due to breakdown or malicious intrusion and computer viruses. If AGIG were to experience a prolonged system disruption in its information technology systems, it could negatively impact the coordination of AGIG’s sales, planning and manufacturing activities, which could adversely affect its business. In addition, in order to maximize AGIG’s information technology efficiency, AGIG has physically consolidated its primary corporate data and computer operations. This concentration, however, exposes AGIG to a greater risk of disruption to its internal information technology systems. Although AGIG maintain offsite back-ups of its data, if operations at its facilities were disrupted, it may cause a material disruption in AGIG’s business if it is not capable of restoring function on an acceptable time frame.

In addition, AGIG’s information technology systems are potentially vulnerable to cyber-attacks or other data security breaches-whether by employees or others-which may expose sensitive data to unauthorized persons. Such data security breaches could lead to the loss of trade secrets or other intellectual property, or could lead to the public exposure of sensitive and confidential information of AGIG’s employees, customers, suppliers and others, any of which could have a material adverse effect on its business, financial condition and results of operations.

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While AGIG has implemented a number of protective measures, including firewalls, antivirus and malware detection tools, patches, log monitors, routine back-ups, system audits, routine password modifications and disaster recovery procedures, such measures may not be adequate or implemented properly to prevent or fully address the adverse effect of such events, and in some cases, AGIG may be unaware of an incident or its magnitude and effects. If AGIG is unable to prevent such security breaches or privacy violations or implement satisfactory remedial measures, its operations could be disrupted, and AGIG may suffer loss of reputation, financial loss and other regulatory penalties because of lost or misappropriated information. In addition, these breaches and other inappropriate access can be difficult to detect, and any delay in identifying them may lead to increased harm of the type described above.

Natural or man-made disasters, social, economic and political instability, and other similar events—including pandemics—may significantly disrupt AGIG’s and its industry partners’ businesses, and negatively impact AGIG’s results of operations and financial condition.

AGIG’s corporate headquarters are located in the U.S., with planned facilities in Houston, Texas, U.S., and AGIG anticipates working with its industry partners in multiple other locations, including non-U.S. sites. AGIG’s locations, including potential non-U.S. locations, may be subject to social, economic and political instability, such as social uprisings. Additionally, any of AGIG’s or its industry partners’ facilities may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, tornadoes, hurricanes, wildfires, floods, tsunamis, nuclear disasters, acts of terrorism or other criminal activities, infectious disease outbreaks and power outages, which may render it difficult or impossible for AGIG or its industry partners to operate AGIG’s business for some period of time. AGIG and its industry partners’ facilities would likely be costly to repair or replace, and any such efforts would likely require substantial time. Any disruptions in AGIG’s or its industry partners’ operations could negatively impact AGIG’s business and results of operations, and harm its reputation. AGIG’s disaster recovery plan may not be sufficient to address an actual disaster, in particular any events that negatively impact AGIG’s or its industry partners’ physical infrastructures. In addition, AGIG and its industry partners may not carry sufficient business insurance to compensate for losses that may occur. Any such losses or damages could have a material adverse effect on AGIG’s results of operations and financial condition, and success as an overall business.

Risks Related to the AGIG Transaction

Completion of the Share Exchange is subject to the conditions contained in the Share Exchange Agreement, and if these conditions are not satisfied, we may not complete the AGIG Transaction.

The completion of the Share Exchange is subject to various closing conditions, including but not limited to HUSA’s stockholders approving the Issuance Proposal and Reverse Stock Split Proposal, filing of an additional listing application with the NYSE American Stock Exchange operated by NYSE American LLC (the “NYSE American”) with respect to the Common Stock issued pursuant to the Share Exchange Agreement (the “NYSE Listing Application”), NYSE American’s approval of the NYSE Listing Application, the accuracy of the parties’ representations and warranties in the Share Exchange Agreement (subject to the standards set forth in the Share Exchange Agreement), and the parties’ compliance with their covenants in the Share Exchange Agreement.

Many of the conditions to the closing of the Share Exchange Agreement are not within our control, and we cannot predict with certainty when or if these conditions will be satisfied. The failure to satisfy any of the required conditions could delay the completion of the AGIG Transaction or prevent it from occurring. Any delay in completing the AGIG Transaction could cause us not to realize some or all of the benefits that we expect to achieve if the AGIG Transaction is successfully completed within the expected timeframe. There can be no assurance that the conditions to the closing of the Share Exchange Agreement will be satisfied or that the Share Exchange will be completed or that, if completed, we will realize the anticipated benefits.

Our failure to complete the AGIG Transaction could negatively impact our stock price, our financial condition, and our future business and financial results.

If the AGIG Transaction is not completed for any reason, our ongoing business may be adversely affected and, without realizing any of the benefits of having completed the AGIG Transaction, we could be subject to a number of negative consequences, including, among others: (i) we may experience negative reactions from the financial markets, including negative impacts on our stock price; and (ii) we will still be required to pay certain costs relating to the AGIG Transaction, including legal, accounting, and financial advisor costs. If the AGIG Transaction is not completed or if completion of the AGIG Transaction is delayed, any of these risks could occur and may adversely affect our business, financial condition, financial results, and stock price.

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Until the completion of the Share Exchange or the termination of the Share Exchange Agreement in accordance with its terms, we are prohibited from entering into certain transactions and taking certain actions that might otherwise be beneficial to us or our stockholders.

The Share Exchange Agreement prohibits us from taking specified actions without the consent of the AGIG Unitholders and generally requires that our business be conducted in the ordinary course of business. These restrictions may prevent us from taking actions prior to the Share Exchange that might otherwise be beneficial. Adverse effects arising from these restrictions could be exacerbated by any delays in completing the Share Exchange.

We may waive one or more of the closing conditions without re-soliciting stockholder approval from HUSA stockholders.

To the extent permitted by law, if the HUSA stockholders approve the Issuance Proposal at the special meeting, we may determine to waive, in whole or part, one or more of the conditions to our obligations to consummate the Share Exchange. We expect to evaluate the materiality of any waiver and its effect on HUSA stockholders in light of the facts and circumstances at the time to determine whether any amendment of this proxy statement or any re-solicitation of proxies is required in light of such waiver. Any determination as to whether to waive any condition to the consummation of the AGIG Transaction, and as to whether to re-solicit stockholder approval and/or amend this proxy statement as a result of such waiver, will be made by us at the time of such waiver based on the facts and circumstances as they exist at that time.

We cannot predict whether the reverse stock split will increase the market price for Common Stock.

Although the Board believes that a higher stock price may help Common Stock qualify for listing on NYSE American and generate the interest of new investors, the reverse stock split may not result in a per-share price that will satisfy NYSE American Rules or successfully attract certain types of investors and such resulting share price may not satisfy the investing guidelines of institutional investors or investment funds. Further, other factors, such as our financial results, market conditions, and the market perception of our business, may adversely affect the interest of new investors in the shares of Common Stock. As a result, the trading liquidity of the shares of Common Stock may not improve as a result of the reverse stock split and there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above.

Additionally, the market price of Common Stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. There can be no assurance that the market price of Common Stock will not decrease in the future.

Our announcement or implementation of the reverse stock split may adversely affect the trading price of Common Stock.

The reverse stock split could be viewed negatively by the market and other factors, such as those described above, may adversely affect the market price of the shares of Common Stock. Consequently, the market price of the post-reverse stock split shares may not increase in proportion to the reduction of the number of shares of Common Stock outstanding before the implementation of the reverse stock split. Accordingly, the total market capitalization of our shares of common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

Any reduction in our total market capitalization as the result of the reverse stock split may make it more difficult for us to meet the NYSE American Rules regarding minimum value of listed securities, which could delay or prevent shares of Common Stock from being listed on NYSE American.

Univest, advisor to the Company, may have had a potential conflict of interest in rendering services to the Company in connection with the Share Exchange.

The Company has sought Univest’s assistance in assessing various growth options for the Company, pursuant to which Univest identified the potential for a transaction with AGIG to strategically expand its presence in the renewable energy sector and provided the Company recommendations of independent financial advisors to render an opinion as to the fairness to HUSA stockholders of the Share Exchange. Previously, Univest has also acted as an exclusive placement agent for the Company’s private placement offering with BFH, a unitholder of AGIG. Univest was also formally engaged by AGIG to provide corporate finance and strategic advice regarding the potential sale of AGIG, including the contemplated Share Exchange.

Univest will receive a fee of 3.5% of the aggregate transaction value from AGIG, payable in shares of Common Stock, upon completion of the Share Exchange. The contingent nature of such fee arrangement might be viewed as giving Univest a financial interest in the successful completion of the Share Exchange.

The Board was aware of these potential conflicts and considered them in their determination to approve the Share Exchange Agreement. Stockholders should carefully consider these conflicts when evaluating the AGIG Transaction.

Risks Related to the Combined Company and our Ownership Structure After the AGIG Transaction

HUSA stockholders will experience dilution because of the issuance of the common stock in connection with the AGIG Transaction.

HUSA stockholders will experience dilution upon the issuance of additional shares of common stock pursuant to the Share Exchange Agreement. Such dilution will, among other things, for the foreseeable future significantly limit the ability of the current HUSA stockholders to influence our management, including through the election of directors.

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The AGIG Unitholders, as our largest stockholders, will have the ability to exert substantial influence over us.

After the closing of the AGIG Transaction, the AGIG Unitholders will beneficially own approximately 94% of the voting power in the combined company. The AGIG Unitholders interests in or actions with respect to HUSA could be different from or adverse to those of other holders of Common Stock and could materially and adversely affect your investment in Common Stock.

Upon the completion of the AGIG Transaction, the combined company is likely to be a “controlled company” within the meaning of NYSE American Company Guide and, as a result, the combined company may qualify for, and may choose to rely on, exemptions from certain corporate governance requirements.

Upon the completion of the AGIG Transaction, it is anticipated that Abundia Financial will beneficially own more than 50% of the voting power of all the Common Stock. As a result, the combined company could be considered a “controlled company” as defined in Section 801 of the NYSE American Company Guide. Under the NYSE American Company Guide, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain NYSE American corporate governance requirements, including:

●	the requirement that a majority of the board of directors consist of independent directors;
●	the requirement that the nominating and corporate governance committee have a formal written charter and be comprised of independent directors or by a majority of the independent directors on the board of directors; and
●	the requirement that the compensational committee have a formal written charter and be comprised of independent directors or by a majority of the independent directors on the board of directors.

Accordingly, if the combined company qualifies as a “controlled company,” and elected to be exempt from some or all of these corporate governance requirements, you may not have the same protections afforded to stockholders of companies that are subject to all of the NYSE American corporate governance requirements.

Anti-takeover provisions under Delaware corporate law may make it difficult for stockholders to replace or remove the board of directors of the combined company and could deter or delay third parties from acquiring the combined company, which may be beneficial to its stockholders.

The combined company is subject to the anti-takeover provisions of Delaware law, including Section 203 of the Delaware General Corporation Law (“DGCL”). Under these provisions, which will become effective upon the closing of the AGIG Transaction, if anyone becomes an “interested stockholder,” the combined company may not enter into a “business combination” with such stockholder for three (3) years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control. For purposes of Section 203 of the DGCL, “interested stockholder” means, generally, someone owning fifteen percent (15%) or more of the outstanding voting stock of the combined company during the past three (3) years, subject to certain exceptions as described in Section 203 of the DGCL.

AGIG may have liabilities that are not known, probable or estimable at this time.

After the AGIG Transaction, AGIG will remain subject to certain past, current, and future liabilities. There could be unasserted claims or assessments against or affecting AGIG, including the failure to comply with applicable laws and regulations. In addition, there may be liabilities of AGIG that are neither probable nor estimable at this time that may become probable or estimable in the future, including indemnification requests received from customers of AGIG relating to claims of infringement or misappropriation of third party intellectual property or other proprietary rights, tax liabilities arising in connection with ongoing or future tax audits and liabilities in connection with other past, current and future legal claims and litigation. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our financial results. We may learn additional information about AGIG that adversely affects us, such as unknown, unasserted, or contingent liabilities and issues relating to compliance with applicable laws or infringement or misappropriation of third party intellectual property or other proprietary rights.

AGIG may require additional capital to finance AGIG’s operations, which may not be available on acceptable terms, or at all. If AGIG is unable to raise capital when needed, AGIG may be forced to delay, reduce or eliminate its development programs or commercialization efforts.

AGIG expects its existing cash and cash equivalents and short-term investments will not be sufficient to fund its planned operations for the next twelve months from the date of filing this proxy statement based upon its current operating plans. AGIG will be required to seek additional funding in the future and currently intends to do so through public or private equity or debt financings or other capital sources, including potentially government funding, collaborations, licenses and other similar arrangements.

If AGIG raises additional funds by issuing equity securities, its stockholders will suffer dilution and the terms of any financing may adversely affect the rights of the stockholders. In addition, as a condition to providing additional funds to AGIG, future investors may demand, and may be granted, rights superior to those of existing stockholders. Debt financing, if available, is likely to involve restrictive covenants limiting AGIG’s flexibility in conducting future business activities, and, in the event of insolvency, debt holders would be repaid before holders of AGIG’s equity securities would receive any distribution of AGIG’s corporate assets. Additionally, global economic instability, higher interest rates and diminished credit availability may limit AGIG’s ability to obtain debt financing on favorable terms.

AGIG’s ability to raise additional funds will depend on financial, economic and other factors, many of which are beyond AGIG’s control. Fundraising efforts may divert AGIG’s management from their day-to-day activities, which may adversely affect AGIG’s ability to develop products. Disruptions in the financial markets in general, and due to public health crises, geopolitical conflicts and economic instability, may make equity and debt financing more difficult to obtain, and may have a material adverse effect on AGIG’s ability to meet its fundraising needs. The combined company will not be able to guarantee that future financing will be available in sufficient amounts or on terms acceptable to AGIG, if at all.

The combined company may not fully realize the anticipated benefits of the AGIG Transaction within the timing anticipated or at all.

We and the AGIG Unitholders entered into the Share Exchange Agreement because each party believes that the AGIG Transaction will be beneficial primarily as a result of the anticipated benefits resulting from the combined company’s operations. We and AGIG may not be able to achieve the anticipated long-term strategic benefits of the AGIG Transaction. An inability to realize the full extent of, or any of, the anticipated benefits of the AGIG Transaction, as well as any delays that may be encountered in the integration process, which may delay the timing of such benefits, could have an adverse effect on the business and results of operations of the combined company, and may affect the value of Common Stock after the completion of the AGIG Transaction.

If we fail to effectively manage our growth, our business and operating results could be harmed.

With the closing of the Share Exchange Agreement, we will experience growth in our operations. This growth will place, significant demands on our management, operational and financial infrastructure. If we do not manage our growth effectively, the quality of our business could suffer, which could negatively affect our operating results. To effectively manage our growth, we must continue to improve our operational, financial and management controls and reporting systems and procedures. These systems improvements may require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to effectively manage our growth and would in its turn have a material adverse impact on our business and future operating results.

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THE SPECIAL MEETING

The Board is using this proxy statement to solicit proxies from stockholders of HUSA who hold shares of Common Stock on the record date for use at the HUSA special meeting and any adjournments or postponements thereof. We are first mailing this proxy statement and accompanying proxy card to HUSA stockholders on or about April 11, 2025.

Date, Time and Place of the Special Meeting

The special meeting will be held virtually on April 24, 2025 at 10:00 am Central Daylight Savings Time. There will not be a physical meeting location. The virtual meeting url is www.virtualshareholdermeeting.com/HUSA2025SM. Stockholders as of the record date may participate in the meeting online, vote, or submit questions by visiting the meeting website and logging in with the control number on their proxy card or voting instruction form.

Matters to Be Considered at the Special Meeting

At the special meeting, HUSA stockholders will be asked to consider and vote upon the following proposals:

1. Issuance Proposal — approve the issuance of a number of shares of Common Stock equal to 94% of all the issued and outstanding Common Stock of HUSA at the time of the closing under the Share Exchange Agreement;

2. Reverse Stock Split Proposal — approve and adopt the Reverse Stock Split Amendment, to effect a reverse stock split of all of the outstanding shares of Common Stock, at a ratio in the range of 1-for-5 to 1-for-60, with such ratio to be determined by the Board;

3. Share Increase Proposal — approve and adopt an amendment to the Charter to increase the number of authorized shares of Common Stock that may be issued from 20,000,000 to 300,000,000; and

4. Adjournment Proposal —approve the adjournment of the special meeting, to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes at the time of the special meeting to approve the Issuance Proposal or the Reverse Stock Split Proposal.

The HUSA stockholder approval of the Issuance Proposal and the Reverse Stock Split Proposal is a condition for completing the Share Exchange. As such, our stockholders must approve the Proposals in order for the Share Exchange to be completed.

Recommendation of the HUSA Board

The Board has approved the AGIG Transaction, including the Share Exchange as well as the reverse stock split, and determined that the AGIG Transaction and each of the Proposals are advisable and in the best interests of HUSA and its stockholders. The Board unanimously recommends HUSA stockholders vote:

●	“FOR” the approval of the Issuance Proposal;
●	“FOR” the Reverse Stock Split Proposal;
●	“FOR” the Share Increase Proposal; and
●	“FOR” the Adjournment Proposal.

Record Date and Outstanding Shares for the Special Meeting and Voting Rights

The Board has fixed the close of business on February 25, 2025 as the record date for determining the HUSA stockholders entitled to receive notice of and to vote at the HUSA special meeting. Only holders of Common Stock on the record date are entitled to receive notice of and vote at the special meeting and any adjournment or postponement thereof.

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Each share of Common Stock is entitled to one vote on each matter brought before the special meeting. On the record date, there were 15,686,533 shares of Common Stock issued and outstanding.

Quorum Requirement

A quorum of HUSA’s stockholders at the special meeting is necessary to transact business. Under the HUSA by-laws, the holders of more than one-third of the Common Stock issued and outstanding and entitled to vote, represented online (by remote communication) or by proxy, shall constitute a quorum for the transaction of business at the special meeting.

All shares of Common Stock represented online (by remote communication) or by proxy at the special meeting, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum at the HUSA special meeting.

Abstentions and Broker Non-Votes

If you are a stockholder of record of Common Stock, then your abstention from voting on the Issuance Proposal or the Adjournment Proposal, if presented, will have the effect of a vote against such proposal because each such proposal requires the affirmative vote of the majority of all shares present and entitled to vote. Your abstention from voting on the Reverse Stock Split Proposal will not have any effect on the outcome of the vote thereon.

If you are a stockholder of record of Common Stock and you sign and return a proxy card or otherwise submit a proxy card without giving specific voting instructions, your shares will be voted:

●	“FOR” the approval of the Issuance Proposal;
●	“FOR” the approval of the Reverse Stock Split Proposal;
●	“FOR” the approval of the Share Increase Proposal;
●	“FOR” the approval of the Adjournment Proposal.

If you are a beneficial owner and you do not provide voting instructions to your broker, bank, or other holder of record holding shares for you (including by signing and returning a blank voting instruction card), your shares:

● will be counted as present for purposes of establishing a quorum;

● will be voted in accordance with the broker’s, bank’s, or other nominee’s discretion on routine matters, which are the Reverse Stock Split Proposal, the Share Increase Proposal and the Adjournment Proposal, if applicable; and

● will not be counted in connection with the Issuance Proposal or any other non-discretionary matters that are properly presented at the special meeting. For each of these proposals, your shares will be treated as broker non-votes.

Required Votes

Approvals of the Proposals to be considered at the HUSA special meeting require the vote thresholds described below. You may vote for or against any of the Proposals submitted at the HUSA special meeting or you may abstain from voting.

Required Vote for Approval of the Issuance Proposal (Proposal 1)

Approval of the Issuance Proposal requires the affirmative vote of the majority of Common Stock present at the special meeting, or represented by proxy, and entitled to vote on such proposal at the special meeting at which a quorum is present. An abstention from voting will have the same effect as a vote against the Issuance Proposal. A broker non-vote will have no effect on the outcome of the vote on the Issuance Proposal.

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Required Vote for Approval of the Reverse Stock Split Proposal (Proposal 2)

Approval of the Reverse Stock Split Proposal requires the affirmative vote of a majority of the votes cast by the holders of Common Stock present at the special meeting, or represented by proxy, and entitled to vote thereon. An abstention from voting will have no effect on the Issuance Proposal.

Required Vote for Approval of the Share Increase Proposal (Proposal 3)

Approval of the Share Increase Proposal requires the affirmative vote of the majority of votes cast by the holders of Common Stock present at the special meeting, or represented by proxy, and entitled to vote thereon. An abstention from voting will have no effect on the Share Increase Proposal.

Required Vote for Approval of the Adjournment Proposal (Proposal 4)

Approval of the Adjournment Proposal requires the affirmative vote of the majority of Common Stock present at the special meeting, or represented by proxy, and entitled to vote on such proposal at the special meeting at which a quorum is present. An abstention from voting will have the same effect as a vote against the Adjournment Proposal.

Vote of HUSA Directors and Executive Officers

On the record date, our directors and executive officers were entitled to vote 6,000 shares of common stock, or approximately 0.04% of the voting power of outstanding HUSA stock. To our knowledge, our directors and executive officers intend to vote their shares of Common Stock in favor of all the Proposals presented at the special meeting, and any adjournment or postponement thereof.

Methods of Voting

By Mail

A proxy card is enclosed for your use. To submit your proxy by mail, please sign and date the accompanying proxy card and, if you are a stockholder of record, return it as soon as possible in the enclosed postage-paid envelope or pursuant to the instructions set out in the proxy card. If you are a beneficial owner, please refer to your proxy card or the information provided to you by your bank, broker, custodian, or record holder. When the accompanying proxy card is returned properly executed, the shares of Common Stock represented by it will be voted at the special meeting in accordance with the instructions contained in the proxy.

If proxies are returned properly executed without indication as to how to vote, the Common Stock represented by each such proxy will be voted as follows: (1) “FOR” the Issuance Proposal, (2) “FOR” the Reverse Stock Split Proposal, (3) “FOR” the Share Increase Proposal, and (4) “FOR” the Adjournment Proposal.

Your vote is important. Accordingly, please sign, date, and return the enclosed proxy card whether or not you plan to attend the meeting online (by remote communication).

By Telephone

If you are a stockholder of record, you may also submit your proxy by telephone by dialing the toll-free telephone number on your proxy card and providing the unique control number indicated on the enclosed proxy card. Telephone proxy submission is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on April 23, 2025. Easy-to-follow voice prompts allow you to submit your proxy and confirm that your instructions have been properly recorded. If you are a beneficial owner, please refer to your proxy card or the information provided by your bank, broker, custodian, or record holder for information on telephone proxy submission. If you are located outside the United States, Canada, and Puerto Rico, see your proxy card or other materials for additional instructions. If you submit your proxy by telephone, you do not need to return your proxy card. If you hold shares through a bank, broker, custodian, or other record holder, please check the voting form used by such holder to see if it offers telephone proxy submission.

By Internet

If you are a stockholder of record, you may also choose to submit your proxy on the Internet. The website for Internet proxy submission and the unique control number you will be required to provide are on the proxy card. Internet proxy submission is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on April 23, 2025. If you are a beneficial owner, please refer to your proxy card or the information provided by your bank, broker, custodian, or record holder for information on Internet proxy submission. As with telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded. If you submit your proxy on the Internet, you do not need to return your proxy card. If you hold shares through a bank, broker, custodian, or record holder, please check the voting form used by such holder to see if it offers Internet proxy submission.

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Virtually Attending the Special Meeting

The HUSA special meeting of stockholders will be held virtually at 10:00 am Central Daylight Savings Time on April 24, 2025. There will not be a physical meeting location. The virtual meeting url is www.virtualshareholdermeeting.com/HUSA2025SM. Stockholders as of the record date may participate in the meeting online, vote, or submit questions by visiting the meeting website and logging in with the control number on their proxy card or voting instruction form.

Revocability of Proxies

With respect to shares of Common Stock that you hold of record, you have the power to revoke your proxy at any time before the proxy is voted at the special meeting. You can revoke your proxy in one of three ways:

● you can send a signed notice of revocation of proxy;

● you can grant a new, valid proxy bearing a later date; or

● if you are a holder of record, you can attend the applicable special meeting and vote virtually, but your attendance alone will not revoke any proxy that you have previously given.

If you choose either of the first two methods to revoke your proxy, you must submit your notice of revocation or your new proxy to HUSA at 801 Travis St., Suite 1425, Houston, Texas 77002 Attention: Investor Relations, so that it is received no later than the beginning of the special meeting.

If you are a beneficial owner of Common Stock, and not the stockholder of record, as of the close of business on the record date, you must follow the instructions of your brokerage firm, bank, dealer, or other similar organization, trustee, or nominee to revoke or change your voting instructions.

Proxy Solicitation Costs

This solicitation is made on behalf of the Board, and HUSA will bear the expenses of soliciting and obtaining proxies. Our officer and certain other employees, without additional remuneration, may solicit proxies personally or by telephone, e-mail, or other means. We may reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. We have engaged Okapi Partners LLC (“Okapi”) to assist in the solicitation of proxies. We have paid Okapi a fixed fee of $20,000 for services relating to solicitation and will reimburse Okapi for significant out-of-pocket expenses. If we utilize an additional direct telephone campaign service, we will pay Okapi a one-time modest set up and training fee and flat fees per incoming and outgoing proxy solicitation call and per telephone vote received.

Assistance

If you have additional questions about the AGIG Transactions or the special meeting, you should contact:

Houston American Energy Corp.

801 Travis St., Suite 1425

Houston, Texas 77002

Attention: Investor Relations

Phone Number: 713-222-6966

E-mail Address: info@houstonamerican.com

If you would like additional copies of this proxy statement or you need assistance voting your shares, you should contact Okapi, our proxy solicitor, at the following:

Okapi Partners LLC

1212 Avenue of the Americas, 17th Floor

New York, New York 10036

Phone Number: 212-297-0720

Email Address: info@okapipartners.com

HUSA STOCKHOLDERS SHOULD CAREFULLY READ THIS PROXY STATEMENT IN ITS ENTIRETY FOR MORE DETAILED INFORMATION CONCERNING THE SHARE EXCHANGE AGREEMENT AND THE AGIG TRANSACTION. IN PARTICULAR, HUSA STOCKHOLDERS ARE DIRECTED TO THE SHARE EXCHANGE AGREEMENT, WHICH IS ATTACHED AS ANNEX B HERETO.

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PROPOSAL 1: ISSUANCE PROPOSAL

Overview

On February 20, 2025, we entered into a Share Exchange Agreement with the AGIG Unitholders. The AGIG Unitholders are the record and beneficial owners of all the issued and outstanding units of AGIG. The Share Exchange Agreement provides that we will acquire all of the outstanding units of AGIG in exchange for issuing a number of shares of Common Stock equal to 94% of all the issued and outstanding common stock of HUSA at the time of the closing of the Share Exchange Agreement, after taking into account issuance to the AGIG Unitholders. Based on the number of shares of Common Stock outstanding as of April 3, 2025, we expect that the Share Exchange Agreement would require the issuance of 245,755,684 shares of Common Stock to the AGIG Unitholders. The Share Exchange is subject to customary closing conditions, including the condition that our stockholders approve this Issuance Proposal.

Immediately following the completion of the Share Exchange, AGIG will be a wholly-owned subsidiary of HUSA. Outstanding shares of Common Stock will remain outstanding and unaffected upon completion of the Share Exchange. Common Stock will continue to be registered under the Securities Exchange Act of 1934 immediately following the Share Exchange.

A copy of the Share Exchange Agreement, as amended, is included as Annex B to this proxy statement. We urge you to read it in its entirety because it is the legal document that governs the Share Exchange.

Purpose of the Issuance Proposal

The primary purpose of the Issuance Proposal is to facilitate the AGIG Transaction. The legacy Oil and Gas businesses of HUSA are declining, and future investment requires significant levels of financial resources. The markets in which HUSA operates are extremely competitive, and we have experienced recurring operating losses and may not attain future profitability. The attainment of future profitability will require successful drilling and development operations to support substantial increases in production and revenues. Competition for financial and other resources in the oil and natural gas industry is intense, which may adversely affect our ability to compete in the future.

HUSA believes that the market for AGIG’s offerings is substantial and that the value of recycled or renewable alternatives for the fuel, energy and chemical markets have grown substantially over the past few years. Corporations have been pledging significant changes, and the European Union has introduced mandates to set minimum requirements for recycled or renewable content.

The value of technology companies offering renewable or recycling solutions has grown over the past few decades as well, with a global focus on reducing greenhouse gas emissions. This change has been largely spurred by the increased investment capital dedicated to the development and provision of scalable and commercially viable solutions to a global problem.

We believe AGIG is strategically positioned to take advantage of the significant growth potential and will provide new opportunities for growth in value for existing HUSA stockholders. The AGIG Transaction is necessary for HUSA and its stockholders to obtain these growth opportunities, and the Issuance Proposal is necessary to facilitate the AGIG Transaction.

Required Vote

Approval of the Issuance Proposal requires the affirmative vote of the majority of Common Stock present at the special meeting, or represented by proxy, and entitled to vote at the special meeting at which a quorum is present.

THE HUSA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HUSA STOCKHOLDERS VOTE “FOR” THE ISSUANCE PROPOSAL.

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DESCRIPTION OF THE SHARE EXCHANGE

The following discussion contains important information relating to the Share Exchange. The Share Exchange Agreement is included as Annex B to this proxy statement. We encourage you to carefully read the Share Exchange Agreement in its entirety because it is the principal legal agreement that governs the Share Exchange and the AGIG Transaction. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Share Exchange Agreement attached hereto as Annex B.

Description of the Share Exchange Agreement

General

On February 20, 2025, HUSA entered into the Share Exchange Agreement with the AGIG Unitholders.

Pursuant to the Share Exchange Agreement, the AGIG Unitholders shall sell and transfer to HUSA, and HUSA shall acquire and accept from the AGIG Unitholders, all of the issued and outstanding units of AGIG. As full consideration for the sale and transfer of such units by the AGIG Unitholders to HUSA, HUSA shall issue to the AGIG Unitholders a number of newly issued, fully paid and nonassessable shares of Common Stock, which resulting number of shares of Common Stock issued shall equal to 94% of the all the issued and outstanding Common Stock at the time of the Closing under the Share Exchange Agreement, after taking into account issuance to the AGIG Unitholders.

Consideration

HUSA Stockholders

No consideration is being paid to holders of Common Stock in the AGIG Transaction. Holders of Common Stock will continue to own their existing shares of Common Stock after the AGIG Transaction.

AGIG

Under the terms of the Share Exchange Agreement, we will acquire all of the outstanding units of AGIG in exchange for issuing to the AGIG Unitholders a number of shares of Common Stock equal to 94% of all the issued and outstanding Common Stock at the time of the closing under the Share Exchange Agreement, after taking into account issuance to the AGIG Unitholders.

Representations and Warranties

The Share Exchange Agreement contains customary representations and warranties made by HUSA and the AGIG Unitholders. Specifically, the representations and warranties in the Share Exchange Agreement (many of which are qualified by concepts of knowledge, materiality and/or dollar thresholds, as may or may not be specifically indicated in the text of the Share Exchange Agreement) relate to the following subject matters, among other things:

● due incorporation, valid existence, good standing, and qualification to do business;

● corporate power and authority to enter into the Share Exchange Agreement, and to consummate the transactions under the Share Exchange Agreement, which are duly authorized and binding obligations;

● corporate structure;

● capitalization, including the authorized capital and issued and outstanding shares;

● financial statements;

● solvency;

● the absence of certain liabilities; and

● good title to assets.

Many of the representations and warranties contained in the Share Exchange Agreement are qualified by a materiality standard, including in some cases a “material adverse effect”. Moreover, the representations and warranties contained in the Share Exchange Agreement are complicated and not easily summarized. You are urged to carefully read the articles of the Share Exchange Agreement, which is attached hereto as Annex B, titled “Representations and Warranties of AGIG Unitholders” and “Representations of HUSA.”

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The representations and warranties contained in the Share Exchange Agreement (as well as the covenants described herein and set forth in the Share Exchange Agreement), which were made solely for purposes of the Share Exchange Agreement and solely for the benefit of the parties to the Share Exchange Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by references to HUSA’s filings with the SEC and confidential disclosures, were made for the purposes of allocating contractual risk among the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Share Exchange Agreement, which subsequent information may or may not be fully reflected in HUSA’s public disclosures. HUSA will provide additional disclosure in its public reports to the extent that it is aware of the existence of any material facts that are required to be disclosed under federal securities laws that might contradict the terms and information contained in the Share Exchange Agreement and will update such disclosure as required by federal securities laws. The representations and warranties will not survive the Closing.

Covenants of the Parties

HUSA and the AGIG Unitholders have agreed to use commercially reasonable efforts to carry on its and AGIG’s business, respectively, in the ordinary course business and in the same manner currently conducted. HUSA has further agreed to not take any of the following actions, without the prior written consent of the AGIG, such consent not to be unreasonably withheld, conditioned or delayed:

● sell or otherwise transfer, or agree, commit or offer to sell or otherwise transfer any interest in its assets or business;

● permit, or agree, commit or offer to permit, any interest in its assets to become subject, directly or indirectly, to any Lien (other than Permitted Liens);

● terminate (other than by expiration) or amend or modify (other than by automatic extension or renewal if deemed an amendment or modification of any such contract) in any material respect any Contract;

● incur, assume or otherwise become subject to any Liability, except for liabilities incurred in the ordinary course of business;

● commence or settle any Proceeding;

● enter into any transaction outside the ordinary course of business;

● enter into any transaction or take any other action that might cause or constitute a material breach of any representation or warranty made by HUSA in the Share Exchange Agreement if (A) such representation or warranty had been made as of the time of such transaction or action, (B) such transaction had been entered into, or such action had occurred, on or prior to the date of the Share Exchange Agreement, or (C) such representation or warranty had been made as of the date of Closing; and

● agree, commit or offer (in writing or otherwise) to take any of the actions described above.

More agreements of HUSA and AGIG are given in the Share Exchange Agreement. You are urged to carefully read the article of the Share Exchange Agreement, which is attached hereto as Annex B, titled “Agreements of HUSA and AGIG.”

Conditions to Closing

The Share Exchange Agreement contains customary conditions to closing made by HUSA and the AGIG Unitholders. Specifically, the Share Exchange Agreement provides that, at or prior to the Closing:

● HUSA and the AGIG Unitholders shall have timely obtained from each Governmental Authority all approvals, waivers and consents, if any, necessary for consummation of, or in connection with the AGIG Transaction;

● HUSA shall have filed the NYSE American initial listing application and taken all necessary actions to effectuate a reverse stock split, in order to satisfy the applicable NYSE American listing standards for HUSA following the Share Exchange, and NYSE American shall have approved such listing following the effective date of the reverse stock split; and

● The HUSA stockholder’s approval of the Issuance Proposal and the Reverse Stock Split Proposal shall have been obtained.

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More conditions to closing are given in the Share Exchange Agreement. You are urged to carefully read the article of the Share Exchange Agreement, which is attached hereto as Annex B, titled “Conditions to Closing.”

We cannot provide assurance as to when, or if, all of the closing conditions will be satisfied or waived by the relevant party. As of the date of this proxy statement, we have no reason to believe that any of the conditions will not be satisfied.

Governing Law

All claims or causes of action arising out of or relating to the Share Exchange Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

Efforts to NYSE American Listing

We are also required to use our commercially reasonable best efforts to cause the Exchange Shares to be approved for listing on NYSE American and to submit the NYSE American Application.

Background to the Share Exchange and AGIG Transaction

The following chronology summarizes key meetings and events that led to the signing of the Share Exchange Agreement. This chronology does not purport to catalogue every conversation of, by, with or among members of the Board, the Company’s management, the Company’s financial advisors, legal advisors or other representatives or any other person.

During the first quarter of 2024, the Company’s management and Board recognized that with deteriorating capital markets related to its core business, the Company’s ability to raise funds to continue its engagement in small scale oil and gas exploration and production would continue to be increasingly difficult. To address these external market conditions, the Company’s management and the Board commenced an assessment of our business, financial condition, results of operations and prospects, including inorganic options.

John Terwilliger, founder and former CEO of HUSA, and Brad Richmond, Chief Operating Officer of Univest, have been business acquaintances for approximately seven years. Over the course of their relationship, they periodically discussed options for transactions and structures that could offer HUSA more opportunities than those that existed in the Oil and Gas markets in which the Company operated.

Ed Gillespie, CEO of AGIG, and Mr. Richmond have been business acquaintances since 2014. In November 2022, Univest facilitated AGIG in connection with a private capital raise consisting of a convertible loan note of $5 million by JCE Partners. Since then, Mr. Gillespie and Mr. Richmond have remained in contact and occasionally discussed options for AGIG’s entry into a public stock market.

In August 2024, BFH and AGIG continued their assessment of options for listing AGIG in a public stock market. These options included direct listing through an initial public offering, a SPAC and reverse mergers. As part of this process, they contacted various banks, including Univest, to assist in identifying the best solution.

In August 2024, with the assistance of Univest, the Company accelerated our assessment of growth options. Univest identified the potential for a transaction with AGIG. The Company subsequently concluded that the renewable energy sector represented a strategic opportunity to re-energize the Company and to support a strategic shift away from the traditional oil and gas explorations sector. The Company determined that the primary path to accelerate growth was to align with a strategic investor, such as BFH, that was also interested in potential renewable energy projects through follow-on mergers and acquisitions.

In September 2024, as a result of financial challenges in the HUSA business, such as the capital requirements of the Colombian drilling operations, we contacted Univest to seek their assistance in arranging a possible investment in the range of $1.5 million to $3 million of the Common Stock of the Company. We also continued to consider possible joint development opportunities, mergers, acquisitions, and the potential sale of the Company.

In October 2024, Mr. Gillespie introduced Mr. Richmond to Kevin Bower (principal of BFH) at a meeting held in Charlotte, North Carolina. At this introductory meeting, the parties discussed the potential for alternative transactions and strategies, including a transaction with HUSA and other potential opportunities for BFH portfolio companies.

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On October 26, 2024, HUSA entered into an agreement with Univest, pursuant to which Univest served as the exclusive placement agent in connection with the Company’s private placement offering of shares of its Common Stock for a maximum amount of $2.5 million.

On November 8, 2024, the Company entered into a subscription agreement with BFH for the sale and issuance of 2,180,180 shares of its Common Stock at a purchase price of $1.15 per share. This investment represented approximately 19% of the Company’s outstanding shares of Common Stock at the time. The aggregate gross proceeds to the Company from such offering were approximately $2.5 million, before deducting placement agent fees and other offering expenses. Univest acted as the exclusive placement agent for such offering. The Company intended to use the net proceeds from the offering for general corporate purposes and to pursue strategic growth initiatives, such as acquisitions and investments in the energy sector; including oil & gas, energy transition, renewable energy, and companies that service these sectors. BFH made the investment with the understanding that the Company would consider various opportunities with BFH’s portfolio companies and other investors of the Company in future transactions.

On November 11, 2024, the Company concluded management changes, including the departure of John Terwilliger as CEO, the appointment of Peter Longo as the new CEO and director, as well as other changes to the Board.

On November 12, 2024, we filed a Current Report on Form 8-K with the SEC, reporting that we had raised $2.5 million from BFH, the resignation of John Terwilliger as CEO, the appointment of Peter Longo as CEO and changes to the Board.

On November 19, 2024, an introductory meeting was held between the new management of HUSA and AGIG. Attendees included Ed Gillespie, Lucie Harwood (CFO of AGIG), Joseph Gasik (COO of AGIG), Peter Longo (CEO of HUSA), Robert Bailey (director of HUSA) and Brad Richmond. The purpose of the meeting was for AGIG to provide an overview of its business in connection with a potential transaction with the Company. At this meeting, AGIG management discussed AGIG’s technology, the market potential for AGIG products and the potential financial profile of AGIG. AGIG referenced internal assessments that its management had performed that quantified the current value of AGIG at approximately $300 million.

On November 25, 2024, AGIG formally engaged Univest as an advisor to provide corporate finance and strategic advice regarding the potential sale of AGIG, the potential transaction with the Company and other matters as may be mutually agreed.

On December 10, 2024, Mr. Gillespie, Ms. Harwood, Mr. Longo, Mr. Bailey and Mr. Richmond met at the offices of Univest to further discuss the AGIG businesses and the potential structure and benefits of the proposed transaction between the Company and AGIG. The elements of a non-binding letter of intent were also discussed.

On December 11, 2024, the Company and AGIG entered into a non-binding letter of intent, which outlined the general terms and conditions pursuant to which the Company proposed to acquire all the issued and outstanding membership interests of AGIG. The key terms of the letter of intent included the post-closing ownership of 100% of AGIG. The letter of intent represented a mutual interest in the transaction but did not specify the detailed elements of the potential arrangement. This proposal was subject to the terms and conditions of the letter of intent, including the negotiation and execution of a mutually acceptable definitive agreement or agreements governing the proposed transaction.

On December 11, 2024, Mr. Longo and Mr. Bailey met with representatives from Norton Rose Fulbright US LLP (“Norton Rose”) for the purposes of engaging Norton Rose for support in the Company’s negotiations with AGIG and preparation of related documents. The Company’s management subsequently commenced legal and commercial due diligence on AGIG.

On December 23, 2024, a conversation took place between Mr. Gillespie, Mr. Longo, Mr. Bailey and Mr. Richmond. As follow up to the discussions between the parties that were held on November 19 and December 10, 2024, it was conditionally agreed that an indicative valuation of AGIG was approximately $300 million and the HUSA valuation was in the range of $20 million as supported by the market value of its Common Stock. This indicative value of AGIG would be used during the negotiations of the Share Exchange Agreement but was subject to financial due diligence to be performed by the Company and its advisors, and a separate assessment of the value by a valuation expert to be selected by HUSA.

In connection with the negotiations, on December 30, 2025, the Company contacted Evans & Evans to serve as our valuation advisors in the process of assessing a potential transaction between the Company and AGIG with the purpose of providing a “fairness opinion” on any resulting transaction. An Engagement Letter was subsequently signed on January 7, 2025.

On January 3, 2025, Sullivan & Worcester LLP, counsel to AGIG (“Sullivan”), shared with the Company and Norton Rose the first draft of the Share Exchange Agreement, which included the first documented offer. This proposed the Company’s acquisition of 100% of the AGIG ownership, and in exchange AGIG would receive 86% of the Company’s outstanding shares of Common Stock. In addition, if necessary, there would potentially be preferred stock issued to AGIG to achieve the $300 million assumed AGIG value (“the preferred stock true up”). The valuation of the stock provided was proposed to be based on a 10-day average of HUSA’s Common Stock price in the period leading up to a transaction closing.

On January 9, 2025, our Board met for an update of the status of the negotiations including the proposed terms, the challenges and the benefits of the proposed merger. At the conclusion of this meeting, the Board indicated their support for continuing to pursue the transaction.

On January 10, 2025, the parties with their respective advisors conducted a meeting by phone call to discuss the Share Exchange Agreement and the Share Exchange. This included a review of the preferred stock true up concept proposed by AGIG. At this time the Preferred Stock Certificate of Designation was not yet completed. The parties agreed to assess the concepts further once the Preferred Stock Certificate of Designation was completed.

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On January 13, 2025, Norton Rose sent a revised draft of the Share Exchange Agreement to Sullivan, which included comments regarding the representations and warranties of the Company and AGIG, the interim covenants governing AGIG’s conduct between the signing of the Share Exchange Agreement and the Closing, a covenant to use commercially reasonable efforts to provide AGIG’s monthly financial statements to the Company, covenant to obtain a “tail” insurance policy and some miscellaneous provisions. The parties also agreed to obtain a fairness opinion and AGIG’s members’ consent prior to the signing of the Share Exchange Agreement.

On January 15, 2025, Norton Rose circulated an initial draft of the proxy statement for the HUSA stockholders to approve the issuance of shares pursuant to the Share Exchange Agreement and, if necessary, a reverse stock split to maintain compliance with NYSE American listing standards (the “Proxy Statement”).

On January 20, 2025, Sullivan shared for the first time the Preferred Stock Certificate of Designation with the Company and Norton Rose.

On January 23, 2025, Sullivan sent a revised draft of the Share Exchange Agreement to Norton Rose, which included comments regarding the representations and warranties of the Company and AGIG, the closing conditions, and the preferred voting stock in order to guarantee AGIG’s post-closing ownership to exceed 80%.

On January 28, 2025, Mr. Gillespie, Ms. Harwood, Mr. Richmond, Mr. Longo and Mr. Bailey met to review the preferred stock true up concept proposed by AGIG including the additional convertible features of the preferred stock, which were included in the Preferred Stock Certificate of Designation. Mr. Longo and Mr. Bailey expressed their concerns with the convertible nature of the preferred stock, which they viewed as overly beneficial to AGIG. In addition, they expressed their concerns with the weighted average pricing mechanism in the calculation, which they believed could be influenced by outside market factors unrelated to the value of AGIG. As a result, the parties agreed to discuss an alternative approach that reflected a fixed percentage ownership share for AGIG and that excluded the issuance of preferred stock. The parties recognized that without the preferred stock true up there was less assurance that an AGIG value of $300 million could be achieved, and therefore, a higher, yet to be determined, fixed percentage of Common Stock would be warranted.

On January 28, 2025, Norton Rose sent a revised draft of the Share Exchange Agreement to Sullivan, which included comments regarding the consideration to be paid at the Closing.

On January 31, 2025, AGIG submitted a revised Share Exchange Agreement which included an updated Common Stock share for AGIG of 95% and excluded the preferred stock true up mechanism. The increase in the percentage of Common Stock to be exchanged was intended to compensate for the removal of the preferred stock true up mechanism and to reflect the risks of fluctuations in the value of Common Stock. The Company reviewed the revised proposal and agreed that an increase in the percentage of Common Stock was reasonable but felt that 95% was not appropriate based on assessments of the potential result of the purchase price calculation pursuant to the Share Exchange Agreement and a separate review of preliminary information provided by Evans & Evans.

That same day, Mr. Gillespie, Mr. Longo and Mr. Bailey met to discuss AGIG’s revised proposal and Mr. Longo and Mr. Bailey proposed a lower percentage of Common Stock of 93% for the AGIG Unitholders, with consideration of internal assessments and information they had reviewed in Evans & Evans’ materials. Mr. Gillespie, Mr. Longo and Mr. Bailey discussed the percentages at length and at the conclusion of the meeting agreed that AGIG would receive 94% of all the issued and outstanding shares of Common Stock, a decrease from the 95% in AGIG’s revised proposal, which was ultimately reflected in the executed Share Exchange Agreement.

Between February 3, 2025, and February 19, 2025, Norton Rose and Sullivan exchanged drafts and negotiated the terms of the Share Exchange Agreement. Regular meetings by phone call and video conference took place during this period, some of which included the parties’ respective legal counsel and financial advisors.

A key element of the negotiations referenced above included the post-closing status of the board, as well as the assumption of the CEO position by Ed Gillespie and his appointment to the HUSA board of directors. These negotiations resulted in an agreement for two of the existing HUSA board members to resign as of closing and for Peter Longo to resign as CEO but to remain as a director, with appointment as Chairman. As a result of the immediate post-closing composition of the Board (two legacy HUSA board members and one AGIG board member), the parties agreed to include language in the Share Exchange Agreement that the two replacement board members would be nominated by AGIG.

During the week of February 3, 2025, Norton Rose received comments from various parties on the Proxy Statement.

On February 5, 2025, our Board met to review the results of the activities of the prior months including the terms, benefits and challenges of the proposed Share Exchange Agreement. This meeting included a presentation by Evans & Evans regarding their opinion of the proposed transaction. The results of Evans & Evans’ process supported the 94 / 6% sharing agreement. After reviewing the information presented and following a thorough discussion, our Board, in consultation with our advisors, determined that the Share Exchange was the best possible strategy for our stockholders and the Company. At the conclusion of this meeting our Board unanimously approved moving forward with the AGIG Transaction.

On February 11, 2025, Norton Rose circulated an interim draft of the Proxy Statement to the working group.

On February 20, 2025, the parties executed the Share Exchange Agreement, and the Company and AGIG issued a press release announcing the transaction prior to the commencement of trading on NYSE American on February 24, 2025.

On February 21, 2025, Norton Rose received additional comments to the Proxy Statement from Sullivan, AGIG, and the Company.

During the week of February 24, 2025, Norton Rose turned several drafts of the Proxy Statement and received several rounds of comments, ultimately filing the preliminary Proxy Statement on February 28, 2025.

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The HUSA Board of Directors’ Reasons for the AGIG Transaction

Our Board has unanimously approved the Share Exchange Agreement and the transactions contemplated therein, including the Share Exchange. In reaching its decision to approve the Share Exchange Agreement and unanimously recommend that stockholders approve the Issuance Proposal, the Board consulted with our management and financial and legal advisors and considered a number of factors, including the following material factors, which the Board viewed as supporting its determination:

● The legacy HUSA business is primarily focused on the U.S. Oil and Gas markets and, as disclosed in the 2024 HUSA Form 10-K, the Colombian based investments did not prove viable.

● The outlook for U.S. Oil and Gas markets for the next two years indicates declining prices and demand and the oil and gas markets have historically been volatile.

● There is substantial competition for capital available for investment in the oil and natural gas industry and we may not be able to compete successfully in the future in acquiring prospective reserves, developing reserves, marketing hydrocarbons, attracting and retaining quality personnel and raising additional capital.

● The AGIG business has proprietary technology and operates in a growing market for alternative products such as SAF and renewable diesel markets, which are also growing significantly.

● SAF is one of the fastest growing niches in energy with airlines specifically looking for more industry capacity.

● We believe the revenue growth potential for AGIG’s business exceeds the legacy HUSA oil and gas business.

The Board also considered the potential adverse consequences of the proposed Share Exchange, including:

  ● HUSA stockholders will experience dilution upon the issuance of additional shares of Common Stock pursuant to the Share Exchange Agreement. Such dilution will, among other things, for the foreseeable future significantly limit the ability of the current HUSA stockholders to influence our management, including through the election of directors.

  ● The Company may require additional capital to finance AGIG’s operations, which may not be available on acceptable terms, or at all. If we are unable to raise capital when needed, we may be forced to delay, reduce or eliminate key elements of AGIG’s development programs or commercialization efforts.

  ● The combined company may not fully realize the anticipated benefits of the AGIG Transaction within the timing anticipated or at all.

The Board was aware that Univest was an active participant in the AGIG Transaction and had previously been engaged and was currently engaged by both the Company and AGIG for the purposes of raising capital and identifying opportunities for strategic transactions. The nature of these relationships is discussed further in “Background to the Share Exchange and AGIG Transaction” on pages 45-46. In addition, the Board was aware that in the event the AGIG Transaction successfully consummates, Univest will be paid a success fee by AGIG that is equal to 3.5% of the shares of Common Stock that AGIG will receive from the Company. The Board did not consider this situation as unusual given the nature of the investment banking business, the relatively small size of the markets where the Company operates and the frequency with which a firm such as Univest identifies opportunities for two companies to come together in a mutually beneficial business transaction. The Board also gave consideration to the fact that the prior CEO of HUSA had a multi-year business relationship with Univest.

With awareness of the potential for conflicts of interest to exist on the part of Univest, the Company reviewed proposals and requests from AGIG during the negotiation process from the perspective of what would be an appropriate financial outcome for the existing stockholders of the Company. In support of this, the Company engaged counsel in the development of the Share Exchange Agreement and on a variety of matters during the negotiations. In addition, the Company also engaged Evans & Evans to provide an independent professional assessment of the AGIG Transaction, which resulted from the negotiation process. Based upon the above, the Board was satisfied that any risk of a potential conflict of interest on the part of Univest would be mitigated by the business experience of the Company’s CEO and the advisors who had been engaged to assist in the negotiation process.

In determining whether to approve and recommend the Share Exchange Agreement, the Board did not assign any relative or specific weights to any of the foregoing factors, and individual directors may have weighed factors differently. After deliberating with respect to the Share Exchange and the Share Exchange Agreement, considering, among other things, the reasons discussed above, the Board approved the Share Exchange agreement and the Share Exchange as being in the best interests of HUSA and its stockholders, based on the total mix of information available to the Board.

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This explanation of the Board’s reasons for the Share Exchange and other information presented in this section is forward-looking in nature and should be read in light of the section entitled “Cautionary Statement Regarding Forward-Looking Statements” and the factors discussed under “Risk Factors.”

The Parties to the AGIG Transaction

Houston American Energy Corp.

Houston American Energy Corp. is an independent oil and gas company focused on the development, exploration, exploitation, acquisition, and production of natural gas and crude oil properties. Our principal properties, and operations, are in the U.S. Permian Basin. Additionally, we have properties in the Louisiana U.S. Gulf Coast region.

We focus on early identification of, and opportunistic entrance into, existing and emerging resource plays. We do not operate properties but typically seek to partner with, or invest along-side, larger operators in the development of resources or retain interests, with or without contribution on our part, in prospects identified, packaged and promoted to larger operators. By entering these plays earlier, identifying stranded blocks and partnering with, investing along-side or promoting to, larger operators, we believe we can capture larger resource potential at lower cost and minimize our exposure to drilling risks and costs and ongoing operating costs.

We, along with our partners, actively manage our resources through opportunistic acquisitions and divestitures where reserves can be identified, developed, monetized and financial resources redeployed with the objective of growing reserves, production and shareholder value.

We were incorporated in Delaware in 2001. Our principal executive offices are located at 801 Travis Street, Suite 1425, Houston, Texas 77002 and our telephone number at that location is (713) 222-6966. Our website address is https://houstonamerican.com.

Abundia Financial, LLC

Abundia Financial, a Delaware limited liability company formed in 2019, is a venture capital and asset investment firm specializing in sustainable fuels, energy, and chemical technologies. AGIG focuses on early-stage renewable technology ventures, providing strategic support to achieve technical validation, secure critical agreements, and position its investments for significant growth. This approach ensures ventures are commercially prepared to attract larger capital funding rounds. Abundia Financial holds approximately 90% of the issued and outstanding equity of AGIG.

Abundia Financial’s principal executive offices are located at 48 Wall Street, 11th floor, New York, New York 10005, and its phone number at that location is +1-888-547-0111. Its website address is https://abundiafinancial.com.

Bower Family Holdings, LLC

BFH, a North Carolina limited liability company, was formed in 2019. BFH’s purpose is to invest in real estate and personal property including securities and to engage in any lawful business for which limited liability companies may be organized under the North Carolina Limited Liability Company Act. BFH holds approximately 10% of the issued and outstanding equity of AGIG. BFH also holds approximately 13% of the issued and outstanding Common Stock of the Company.

BFH’s principal executive offices are located at 110 Kings Road, Kings Mountain, NC 28086 and its phone number at that location is (704) 790-6012.

Abundia Global Impact Group, LLC

AGIG, a Delaware limited liability company, was formed in 2019. AGIG is a technology solution company that operates in the recycling and renewable energy, environmental change, fuels and chemicals sectors. AGIG is focused on using waste products to decarbonize the energy, fuels and chemicals sector by providing renewable or recycled alternatives. AGIG uses a combination of proprietary, licensed and commercialized technologies to provide a complete process that turns waste plastics and biomass into drop-in alternatives to fossil-derived energy, fuels and chemicals. AGIG’s holistic approach has brought together the complete commercial chain with feedstocks, technology, a diverse management team, and world class off-take partners for the growing suite of products in place.

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Abundia Global Impact Group’s strategy has four key aspects:

1. identifying waste plastics and waste biomass feedstock supplies;

2. identifying strategically advantaged sites;

3. securing long-term off-take partners to distribute products; and

4. deploying our unique technology combination to provide a complete renewable solution.

AGIG’s principal executive offices are located at 48 Wall Street, 11th Floor, New York, New York, 10043 and its phone number at that location is (646) 844-0960. Its website address is https://abundiaimpact.com.

INFORMATION ABOUT THE BUSINESS OF THE COMBINED COMPANY

Our Company

The combined company will continue to be incorporated in Delaware as of 2001 with its principal executive office located at 801 Travis St., Suite 1425, Houston, Texas 77002. The main business of the combined company will be as a technology solution company that operates in the recycling and renewable energy, environmental change, fuels and chemicals sectors, but the combined company will retain its principal oil and gas properties in the U.S. Permian Basin and the Louisiana U.S. Gulf Coast region. The combined company will focus on using waste products to decarbonize the energy, fuels and chemicals sector by providing renewable or recycled alternatives. The combined company will use a combination of proprietary, licensed and commercialized technologies to provide a complete process that turns waste plastics and biomass into drop-in alternatives to fossil-derived energy, fuels and chemicals.

Management and Board Changes Following the AGIG Transaction

Upon the completion of the Share Exchange, the Board will be comprised of five directors. Further, in accordance with the Share Exchange Agreement, the two current HUSA directors, Stephen P. Hartzell and R. Keith Grimes, will resign, and AGIG’s Chief Executive Officer, Edward Gillespie, will be appointed to the Board. Therefore, upon the completion of the Share Exchange, the HUSA directors will be Edward Gillespie, Peter Longo, Robert Bailey, and the HUSA Board of Directors shall appoint two other persons to be nominated by AGIG, each of whom shall be required to qualify as an “independent director” (as defined under NYSE American Rules), to fill the vacancies left by such resignations.

Following the Share Exchange, Abundia Financial is expected to beneficially own more than 50% of the voting power of the Common Stock of the combined company. As a result, the combined company will be a “controlled company” as defined under NYSE American Rules. Notwithstanding this designation, the combined company does not intend to rely on the controlled company exemptions under the NYSE American Rules, which would otherwise permit exemptions from certain corporate governance rules, including: (a) the exemption from the rule requiring a majority of the board of directors to be independent directors; (b) the exemption from the rule requiring that the nominating and corporate governance committee be comprised solely of independent directors or a majority of independent directors on the board; and (c) the exemption from the rule requiring that the compensation committee be comprised solely of independent directors or a majority of independent directors on the board.

We have agreed that within 45 days of the closing of the Share Exchange, our current Chief Executive Officer, Peter Longo, will resign as Chief Executive Officer, but not as a director. After the closing of the Share Exchange, our Chief Executive Officer will be Edward Gillespie, who is currently AGIG’s CEO; our Chief Operating Officer will be Joseph Gasik, who is currently AGIG’s COO; and our Chief Financial Officer (principal accounting and financial officer) will be Lucie Harwood, who is currently AGIG’s CFO.

Recent Acquisitions

None.

NYSE American Compliance

The combined company will work to submit the NYSE American Application and to cause the Exchange Shares to be approved for listing on NYSE American. Further, the combined company plans to effectuate the Reverse Stock Split Amendment to comply with the rules of the NYSE American.

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DESCRIPTION OF AGIG’S BUSINESS

Overview

The Abundia Global Impact Group

AGIG is a technology solutions company that operates in the recycling and renewable energy, environmental change, fuels and chemicals sectors. AGIG is focused on using waste products to decarbonize the energy, fuels and chemicals sector by providing renewable or recycled alternatives. AGIG uses a combination of proprietary, licensed and commercialized technologies to produce a complete process that turns waste plastics and biomass into crude or drop-in alternatives to fossil derived energy, fuels and chemicals. AGIG’s holistic approach has brought together the complete commercial chain with feedstocks, technology, a diverse management team, and world class off-take partners for the growing suite of products in place.

Abundia Financial LLC

Abundia Financial LLC, a Delaware limited liability company (“Abundia Financial”) invests in, develops, and supports companies through their initial incorporation, validation of technologies, the establishment of management teams, supply chains, and ongoing execution of business plans. Abundia Financial owns approximately 90% of the issued and outstanding units of AGIG.

Business Strategy and Key Strengths

AGIG’s strategy includes the following key aspects:

● identifying and licensing already commercialized base technologies and enhancing by adding AGIG’s unique upgrading technologies, thereby creating high-value end products while securing intellectual property rights (“IP”);

● enlisting industry recognized, independent resources to validate both the technologies and products;

● identifying and securing pre-sales in the form of commercial terms sheets for transportation grade fuel and recycled products to establish the technology chain and breed market confidence;

● identifying and negotiating multi-year agreements for waste plastics and waste biomass feedstock supplies;

● identifying sites that are strategically advantaged and repurposing existing petrochemical infrastructure;

● securing long-term off-take partners to distribute and sell AGIG’s various products;

● establishing the technology combination to provide the complete solution;

● identifying additional projects, establishing complete process chains, securing feedstock and off-takes from credit worthy counter parties and funding additional projects through a blend of equity and debt;

● identifying industry partners for the additional divisions, which include Recycled Chemicals, Sustainable Aviation Fuel, Bio-derived Chemicals, Green Hydrogen; and

● developing strategy for additional revenue streams through the development of projects, co-development of projects and licensing of the additional divisions.

AGIG’s technology offering is complimented by a highly experienced team of industry experts and synergistic commercial skill sets that provide a holistic management approach. AGIG supplements the team with external, industry recognized resources who support and validate its technology, products and commercial claims.

AGIG’s selection criteria for projects on which to deploy its resources is detailed and robust, including: feedstock for long term supply agreements, off-take agreements to match the feedstock terms, suitable sites with access to utilities and relevant permits or planning conditions, man-power and suitable resources to execute and political or government considerations.

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Market Opportunity

AGIG believes that the market for AGIG’s offering is substantial and that the value of recycled or renewable alternatives for the fuel, energy and chemical markets have grown substantially over the past few years. Corporations have been pledging significant change and the European Union has introduced mandates to set minimum requirements for recycled or renewable content.

The value of technology companies offering renewable or recycling solutions has grown over the past few decades as well, with a global focus on reducing greenhouse gas emissions. This change has been largely spurred by the increased investment capital dedicated to the development and provision of scalable and commercially viable solutions to a global problem.

Market demand and government mandates have detached the value of recycled or renewable derived products from traditional fossil derived products. For example, Hydrogenated Vegetable Oil now trades at almost twice the price of its fossil fuel counterpart and recycled Polyester (“PET”) trades at a ~60% premium to virgin PET.

AGIG established its initial off-take pipeline, via commercial term sheets, in a few months, some of which have now been converted to full off-take contracts, and has a significant pool of new off-take partners established for its additional divisions and products. AGIG consciously chose its sales and marketing pace in order to devote itself to implementing its business plan. AGIG believes that it has the ability to increase its numbers as market demand remains unsatisfied.

AGIG believes that AGIG has a once-in-a-generation opportunity to take advantage of global and societal demand for the decarbonization of the energy, fuel and chemicals industry.

AGIG’s Product Strategy

AGIG’s Products

Pyrolysis Oil from Waste Plastic

AGIG provides a crude pyrolysis oil that can be blended into feedstock at existing refineries and displace fossil derived feedstock.

Recycled Diesel

AGIG provides a drop-in product that can blend into existing distribution channels by hydrogenating the syncrude fuel from the waste plastic pyrolysis process, and the recycled diesel has met specifications for transportation grade fuel EN590.

Recycled Naphtha

AGIG creates Recycled Naphtha, which is the feedstock for polyethylene, polypropylene and other plastics, by adding an additional hydrocracking step to the hydrogenation of the syncrude fuels from the waste plastic gasification process.

Recycled Waxes and Lubricants

AGIG creates high value, recycled waxes and lubricant feedstocks by hydrogenating the crude product from the waste plastic pyrolysis process.

Bio-fuels

AGIG is refining the technology pathway for its Bio-fuel products to provide a drop-in product that can blend into existing distribution channels to service the transportation industry.

Bio-Sustainable Aviation Fuels

By adding additional process steps to its Bio-fuel pathways, AGIG intends to meet required specifications for SAF.

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Research and Development and Pipeline Products

AGIG will continue to work on its pipeline of projects, including building on the work already commenced during 2023 and 2024, and ongoing through 2025, which was supported by the UK Government through its Advanced Fuels Fund, to compete the development and technology pathway to large scale SAF projects which will also lead to marine industry and transportation industry solutions.

Intellectual Property

AGIG owns or has access to a combined suite of technologies, which comprise three key stages to the process: (1) flow process gasification of waste plastics or biomass technologies, (2) upgrading of the crude output from the gasification processes through hydrogenation, and (3) final upgrading of the products. AGIG, through subsidiaries, protects its technological advantages using a mix of patent protection, license agreements, trade secret and know-how strategies. AGIG’s portfolio owns or draws on a suite of 18 patents pending or granted, including, in Australia, Argentina, Brazil, Canada, China, Europe, Hong Kong, India, Indonesia, Japan, Malaysia, Mexico, New Zealand, South Africa, South Korea, Thailand, UK, USA and Vietnam.

Competition

The renewable fuels and chemicals industry is increasingly competitive, driven by the need for sustainable solutions and the entry of diverse players. Competitors include companies employing pyrolysis, hydrothermal processing, Fischer-Tropsch process and gasification technologies to convert waste streams into renewable fuels and chemicals. These competitors range from well-established industry leaders to new entrants exploring innovative pathways. Additionally, oil and gas majors and petrochemical companies are leveraging their resources to develop in-house renewable solutions or fund external projects, intensifying competition.

AGIG’s differentiation lies in its continuous, not batch-based, processing technology, which provides operational efficiency and scalability while minimizing capital expenditure. This approach allows AGIG to deliver effective capital expenditure solutions, optimizing costs while maintaining high production reliability. AGIG’s proprietary upgrading and hydrotreating processes utilize proven refinery methodologies to produce drop-in fuels that integrate seamlessly with existing infrastructure and distribution networks. This eliminates the need for customers to make significant modifications, enhancing AGIG’s value proposition.

AGIG is supported by a diverse, multi-skilled management team with deep expertise in technology development, construction, and scaling. This team has substantial industry cache and a track record of delivering complex projects. AGIG’s approach leverages long-standing refinery solutions to produce its products from waste feedstocks, addressing critical industry needs.

By combining strong industry relationships, rigorous product validation through extensive testing programs, and operational flexibility, AGIG is positioned to compete effectively. While the landscape includes significant players and emerging technologies, AGIG’s ability to provide reliable, scalable, and economically attractive solutions ensures its competitiveness in the growing renewable fuels and chemicals market.

Sales, Distribution, Marketing and Advertising

AGIG’s sales strategy is built on leveraging strong industry relationships and the proven quality of its renewable products. AGIG has successfully executed offtake agreements with leading global energy companies, supported by long-term testing programs. These collaborations have validated the technical specifications and compliance of AGIG’s products with stringent industry standards, demonstrating its readiness to meet the needs of Tier 1 oil and gas and petrochemical partners, once operations commence.

Through these partnerships, AGIG has established strong relationships with industry leaders, enabling close collaboration to refine and align its products with market requirements. Third-party validation of AGIG’s technology has further strengthened these relationships and provided a strong foundation for future growth.

AGIG’s logistics framework is designed for scalability, ensuring seamless delivery through a flexible transportation and distribution network. This network incorporates trucking, rail, hauling, and shipping solutions, alongside strategically located storage facilities, to efficiently serve global markets. By working with industry-leading service providers, AGIG maintains strict compliance with regulatory and environmental standards, preparing for smooth and sustainable operations.

In marketing and advertising, AGIG focuses on highlighting its rigorous testing programs, advanced technologies, sustainability commitments, and strategic collaborations. By building trust and confidence through AGIG’s relationships and demonstrated capabilities, AGIG is well-positioned to deliver renewable solutions that address the evolving needs of the oil and gas and petrochemical industries as AGIG’s operations come online.

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HUSA Management’s Discussion and Analysis of Financial Condition

and Results of Operations

You should read the following discussion in conjunction with our financial statements and related notes included elsewhere in this proxy statement. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this proxy statement.

General

We are an independent energy company focused on the development, exploration, exploitation, acquisition, and production of natural gas and crude oil properties with principal holdings in the U.S. Permian Basin and additional holdings in the U.S. Gulf Coast region.

Our mission is to deliver outstanding net asset value per share growth to our investors via attractive oil and gas investments. Our strategy is to focus on early identification of, and opportunistic entrance into, existing and emerging resource plays. We do not operate wells but typically seek to partner with larger operators in development of resources or retain interests, with or without contribution on our part, in prospects identified, packaged and promoted to larger operators. By entering these plays earlier, identifying stranded blocks and partnering with, or promoting to, larger operators, we believe we can capture larger resource potential at lower cost and minimize our exposure to drilling risks and costs and ongoing operating costs.

We, along with our partners, actively manage our resources through opportunistic acquisitions and divestitures where reserves can be identified, developed, monetized and financial resources redeployed with the objective of growing reserves, production and shareholder value.

Generally, we generate nearly all our revenues and cash flows from the sale of produced natural gas and crude oil, whether through royalty interests, working interests or other arrangements. We may also realize gains and additional cash flows from the periodic divestiture of assets.

Recent Developments

Lease Activity

Colombia. In 2023, we released our interest in the last of our legacy non-Hupecol Meta properties in Colombia, formally terminating our interests in the Picachos and Macaya blocks. We recognized a loss on disposal of oil and gas properties of $2,343,126 as a result of this transaction.

At December 31, 2024, our sole holdings in Colombia consisted of our interest in Hupecol Meta which holds a working interest in the 639,405 gross acre CPO-11 block in the Llanos Basin in Colombia, comprised of the 69,128 acre Venus Exploration Area and 570,277 acres, which was 50% farmed out by Hupecol Meta. Through our ownership interest in Hupecol Meta, we hold an approximately 16% interest in the Venus Exploration Area and an approximately 8% interest in the remainder of the block.

Hupecol Meta has (i) proposed to relinquish approximately 62,139 gross acres within the Venus Exploration Area, decreasing its holding within that area to approximately 7,157 gross, and 1,145 net, acres; and (ii) agreed to acquire the 50% interest in the CPO-11 block farmed out to Parex Resources, which would increase Hupecol Meta’s net acreage position in the block to 91,244 acres. The relinquishment of such acreage and acquisition of the Parex interest are both subject to approval of the Colombian hydrocarbons agency, or ANH.

As of December 31, 2024, the company determined it was necessary to take an impairment charge for our investment in Hupecol Meta due to indications that its earnings performance has deteriorated, and the investment is no longer viewed as viable. We determined that we are unlikely to receive any substantial amount of proceeds upon the sale of Hupecol Meta, rendering the value of the investment fully impaired.

United States. During 2023, we experienced lease expirations in Yoakum County, Texas (46 net acres).

Drilling Activity and Well Operations

Colombia. During 2023, Hupecol Meta drilled and completed, and production commenced on, two wells in Colombia, the Venus 1-H horizontal well and the Venus 2-H ST1 horizontal well. The Saturno 1ST-1 vertical well, drilled in 2022, was shut-in during the third quarter of 2023 and brought back onto production in late 2023. The legacy well Venus 2A was in production through 2023. At December 31, 2024, Hupecol Meta had 4 wells on production.

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United States. During 2023, we drilled no wells on our U.S. properties. During 2024, the operator of the O’Brien Lease, EOG, decided to drill six new wells on the Finkle State Unit. We decided to participate in the drilling of those wells. We anticipate production from those wells to begin in the second quarter of 2025.

At December 31, 2024, we had 4 wells on production in the U.S. Permian Basin.

Capital Investments

During 2024, our capital investment expenditures for acreage acquisitions, drilling, completion and related operations, as well as investments relating to Hupecol Meta, totaled $1,887,516, all of which was attributable to direct investments in Hupecol Meta to fund our share of drilling and operating costs.

Distributions from Equity Investment

During 2024, we received distributions, totaling $922,719, from Hupecol Meta, representing our share of distributable net income and reflected as “Other Income” on our Statement of Operations.

Impairment of Hupecol Meta Investment

Hupecol has advised that it intends to evaluate potential monetization of its assets in Colombia, including the interest in the CPO-11 block held by Hupecol Meta. Pending the outcome of Hupecol’s evaluation of, and potential efforts regarding, monetization of the CPO-11 block, we have no planned drilling operations, or other planned operations, in Colombia and we expect to continue to operate our existing wells on the CPO-11 block. There is no assurance as to the timing or outcome of Hupecol’s potential monetization of assets.

As of December 31, 2024, the Company determined it was necessary to take an impairment charge for our investment in Hupecol Meta due to indications that its earnings performance has deteriorated, and the investment is no longer viewed as viable. We determined that we are unlikely to receive any substantial amount of proceeds upon the sale of Hupecol Meta, rendering the value of the investment fully impaired.

Financing Activities

In November 2022, we entered into an At-the-Market Sales Agreement (the “Sales Agreement”) with Univest pursuant to which we could sell (the “2022 ATM Offering”), at our option, up to an aggregate of $3.5 million in shares of common stock through Univest, as sales agent. Sales of shares under the Sales Agreement (the “2022 ATM Offering”) were made, in accordance with placement notices delivered to Univest, which notices set parameters under which shares could be sold. The 2022 ATM Offering was made pursuant to a shelf registration statement by methods deemed to be “at the market,” as defined in Rule 415 promulgated under the Securities Act of 1933. We pay Univest a commission in cash equal to 3% of the gross proceeds from the sale of shares in the 2022 ATM Offering. We reimbursed Univest for $25,000 of expenses incurred in connection with the 2022 ATM Offering.

During 2023, we sold an aggregate of 578,707 shares in connection with the 2022 ATM Offering and received proceeds, net of commissions and expenses, of $1,652,000.

In 2024, we sold 2,180,180 shares of our common stock in a private placement for net proceeds of $2,325,000.

In January 2025, we sold 2,600,000 shares of our common stock in a registered direct offering for net proceeds of $3,897,000.

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Executive Compensation Changes

In November 2024, we entered into an agreement with John Terwilliger, our then Chief Executive Officer, to pay Mr. Terwilliger $800,000 in exchange for terminating his change of control agreement with the Company. Mr. Terwilliger retired as a director on December 31, 2025 and remains an advisor to the Company for $2,500 per month.

Impairment Charge

During 2024, we incurred an impairment charge of $6,668,634. The impairment charge was attributable to the conclusion to write down our investment in Hupecol Meta ($6,392,874) and impairment of our US assets ($275,760) attributable to declines in energy prices and production relating to our Reeves County properties, partially offset by our proved non-producing properties.

Planned Acquisitions

On December 12, 2024, the Company entered into two non-binding letters of intent relating to the acquisition of AGIG and RPD Technologies, LLC (“RPD”).

On February 20, 2025, the Company entered into a Share Exchange Agreement with the members of AGIG. In the Share Exchange Agreement, the Company has agreed to issue to the members of AGIG a number of shares of our Common Stock equal to 94% of the Company’s issued and outstanding shares of Common Stock at the time of the closing under the Share Exchange Agreement, after taking into account issuance to the AGIG Unitholders. As a result of entering into the Share Exchange Agreement, we will acquire all of the issued and outstanding units of AGIG, and AGIG will become a wholly-owned subsidiary of the Company. Under the Share Exchange Agreement, the Company is obligated to obtain shareholder approval for the amendment of our Certificate of Incorporation to increase the number of authorized shares of common stock to 300,000,000 shares and for the issuance of approximately 246,000,000 shares to the members of AGIG. The Company expects the AGIG acquisition to close early in the second quarter. The acquisition is subject to shareholder approval and standard closing conditions.

On February 7, 2025, the Company amended the non-binding letter of intent for the acquisition of RPD. Under the amended letter of intent, the Company will acquire all of the assets of RPD. Upon entering into this letter of intent, the Company paid RPD a refundable deposit of $160,000, which will be applied toward the purchase price. The Company expects the RPD acquisition to close in the second quarter.

As a result of the AGIG and RPD transactions, the Company will focus on developing a production plant for plastics and petrochemicals in the Houston area. The acquisition supports a strategy that will diversify the Company’s portfolio into the energy transition sector.

Critical Accounting Estimates and Policies

The following describes the critical accounting policies used in reporting our financial condition and results of operations. In some cases, accounting standards allow more than one alternative accounting method for reporting. Such is the case with accounting for oil and gas activities described below. In those cases, our reported results of operations would be different should we employ an alternative accounting method.

Full Cost Method of Accounting for Oil and Gas Activities. We follow the full cost method of accounting for oil and gas property acquisition, exploration and development activities. Under this method, all productive and nonproductive costs incurred in connection with the exploration for and development of oil and gas reserves are capitalized. Capitalized costs include lease acquisition, geological and geophysical work, delay rentals, costs of drilling, completing and equipping successful and unsuccessful oil and gas wells and related internal costs that can be directly identified with acquisition, exploration and development activities, but does not include any cost related to production, general corporate overhead or similar activities. Gain or loss on the sale or other disposition of oil and gas properties is not recognized unless significant amounts of oil and gas reserves are involved. No corporate overhead has been capitalized as of December 31, 2024. The capitalized costs of oil and gas properties, plus estimated future development costs relating to proved reserves, are amortized on a units-of-production method over the estimated productive life of the reserves. Unevaluated oil and gas properties are excluded from this calculation. The capitalized oil and gas property costs, less accumulated amortization, are limited to an amount (the ceiling limitation) equal to the sum of: (a) the present value of estimated future net revenues from the projected production of proved oil and gas reserves, calculated using the average oil and natural gas sales price received by the company as of the first trading day of each month over the preceding twelve months (such prices are held constant throughout the life of the properties) and a discount factor of 10%; (b) the cost of unproved and unevaluated properties excluded from the costs being amortized; (c) the lower of cost or estimated fair value of unproved properties included in the costs being amortized; and (d) related income tax effects. Costs in excess of this ceiling are charged to proved properties impairment expense.

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Revenue recognition. On January 1, 2018, we adopted the new revenue guidance using the modified retrospective method for contracts that were not complete at December 31, 2017. ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”. Topic 606 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services. We adopted Topic 606 on January 1, 2018, using the modified retrospective method applied to contracts that were not completed as of January 1, 2018. Under the modified retrospective method, prior period financial positions and results are not adjusted. The cumulative effect adjustment recognized in the opening balances included no significant changes as a result of this adoption. While our 2018 net earnings were not materially impacted by revenue recognition timing changes, Topic 606 requires certain changes to the presentation of revenues and related expenses beginning January 1, 2018.

Our revenue is comprised principally of revenue from exploration and production activities. Our oil is sold primarily to marketers, gatherers, and refiners. Natural gas is sold primarily to interstate and intrastate natural-gas pipelines, direct end-users, industrial users, local distribution companies, and natural-gas marketers. Natural gas liquids, or NGLs, are sold primarily to direct end-users, refiners, and marketers. Payment is generally received from the customer in the month following delivery.

Contracts with customers have varying terms, including spot sales or month-to-month contracts, contracts with a finite term, and life-of-field contracts where all production from a well or group of wells is sold to one or more customers. We recognize sales revenues for oil, natural gas, and NGLs based on the amount of each product sold to a customer when control transfers to the customer. Generally, control transfers at the time of delivery to the customer at a pipeline interconnect, the tailgate of a processing facility, or as a tanker lifting is completed. Revenue is measured based on the contract price, which may be index-based or fixed, and may include adjustments for market differentials and downstream costs incurred by the customer, including gathering, transportation, and fuel costs.

The Company estimated the December 2024 revenue and related drilling expenses for two US wells. Using actual oil production results for the month, the Company used historical lease operating expenses and average price per BBL from prior months to calculate these estimates. No gas or NGL related revenue or expenses are included in the estimate.

Revenues are recognized for the sale of our net share of production volumes.

Stock-Based Compensation. We use the Black-Scholes option-pricing model, which requires the input of highly subjective assumptions. These assumptions include estimating the volatility of our common stock price over the expected life of the options, dividend yield, an appropriate risk-free interest rate and the number of options that will ultimately not complete their vesting requirements. Changes in the subjective assumptions can materially affect the estimated fair value of stock-based compensation and consequently, the related amount recognized on the Statements of Operations.

Results of Operations

Year Ended December 31, 2024 Compared to Year Ended December 31, 2023

Oil and Gas Revenues. Total oil and gas revenues decreased 30% to $560,180 to in 2024 from $794,027 in 2023.

The decrease in revenues was attributable to (i) declines in oil production, down 18%, and gas production, down 11% from 2023 levels; and (ii) declines in average sales price of natural gas, down 99% from 2023 levels.

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The following table sets forth the gross and net producing wells, net oil, natural gas liquids, and gas production volumes and average hydrocarbon sales prices for 2024 and 2023 (excluding information pertaining to Hupecol Meta):

	2024	2023
Gross producing wells	4	4
Net producing wells	0.68	0.68
Net oil production (Bbls)	5,992	7,971
Net gas production (Mcf)	53,476	57,360
Net natural gas liquids production (Gallons)	159,680	179,506
Oil-Average sales price per barrel	$73.08	$74.08
Gas-Average sales price per mcf	$0.17	$1.38
Natural gas liquids-Average sales price per gallon	$0.71	$0.69

The change in production volumes reflects natural production declines. The change in average oil and natural gas prices realized reflects movements in global energy prices.

All oil and gas sales revenues for 2024 and 2023, by region (excluding information pertaining to Hupecol Meta), were as follows:

	Colombia	U.S.	Total
2024
Oil sales	$-	$473,900	$473,900
Gas sales	$-	$8,869	$8,869
Gas Liquids sales	$-	$113,411	$113,411
2023
Oil sales	$-	$590,486	$590,586
Gas sales	$-	$79,443	$79,443
Gas Liquids sales	$-	$124,098	$124,098

Lease Operating Expenses. Lease operating expenses, excluding expenses attributable to our cost method investment in Colombia, increased 24% to $747,559 in 2024 from $473,925 in 2023.

Lease operating expense, by region, for 2024 and 2023 (excluding information pertaining to Hupecol Meta), were as follows:

	Colombia	U.S.	Total

2024	$-	$747,559	$747,559
2023	$-	$473,925	$473,925

The change in lease operating expenses was principally attributable to the increased expenses in production during 2024 and approximately $125,000 related to the six new wells in development.

Depreciation and Depletion Expense. Depreciation and depletion expense decreased by 5% to $160,001 in 2024 from $167,527 in 2023. The decrease in depreciation and depletion during 2024 was attributable to the increase in the depletion rate during 2024 due to the naturally occurring reduction in reserves which is used in the calculation. .

Impairment Expense and Loss on Disposal of Oil and Gas Properties. During 2024, we realized an impairment expense of $6,392,874 on our investment in Hupecol Meta attributable to indications that its earnings performance has deteriorated, and the investment is no longer viewed as viable. An additional $275,760 impairment on the US properties was realized in 2024, attributable to declines in energy prices and production relating to our Reeves County properties, partially offset by the addition of our proved non-producing properties . The loss on disposal of oil and gas properties in 2023 for 2,343,126 was attributable to the release of our interest in properties in Colombia.

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General and Administrative Expenses (Excluding Stock-Based Compensation). General and administrative expense increased by 32% to $2,123,051 in 2024 from $1,614,245 in 2023. The change in general and administrative expense was primarily attributable to the payment to our former CEO to terminate his change of control agreement with the Company.

Stock-Based Compensation. Stock-based compensation decreased to $101,508 in 2024 from $238,314 in 2023. The decrease was attributable to a lower fair value of newly issued options compared to the prior period.

Other Income. Other income totaled $ 1,024,461 in 2024 compared to $1,369,518 in 2023. Other income consisted of (i) equity investment distributions from Hupecol Metal totaling $922,719 during 2024 compared to $1,220,954; and (ii) interest earned on cash balances, totaling $101,742 in 2024 and $148,565 in 2023.

Distributions from Hupecol Meta reflect, generally, our share of distributable net income of Hupecol Meta. Distributions should not be viewed as a measure of actual operating results of Hupecol Meta for the period of such distributions or any other periods. Distributions merely reflect determinations by the managers of Hupecol Meta to make distributions in accordance with contractual rights of the various members of Hupecol Meta within the discretion of the managers as permitted under the contracts governing Hupecol Meta. We report distributions from Hupecol Meta as “Other Income” to the extent that the character of the distributions is in the nature of income and not a return of capital. The distributions received during 2024 are, generally, attributable to operations of Hupecol Meta’s initial wells, the Saturno ST1 vertical well, the Venus 2A vertical well, a legacy well that had been shut-in, the Venus 1-H well, Hupecol Meta’s first horizontal well, which began production in May 2023, and the Venue 2-H ST1 well, which began production in August 2023. The decrease in interest income from 2023 to 2024 was attributable to the decrease in our cash balances during 2024.

Financial Condition

Liquidity and Capital Resources. At December 31, 2024, we had a cash balance of $2,960,151 and working capital of $3,072,783, compared to a cash balance of $4,059,182 and working capital of $3,917,231 at December 31, 2023.

Cash Flows. Operating activities used cash of $1,536,515 during 2024, compared to $263,191 used during 2023. The change in cash flows from operating activities was attributable to the $800,000 payment to our former CEO.

Investing activities used cash of $1,887,516 during 2024, compared to $2,403,219 used during 2023. The decrease in cash used in investing activities is attributable to the reduced activities in Hupecol Meta to fund our share of costs associated with commencement of Hupecol Meta’s drilling program on the CPO-11 block.

Financing activities provided cash of $2,325,000 during 2024, compared to $1,652,000 provided during 2023. Cash provided by financing activities in 2024 was due to our private placement, in which we received aggregate net proceeds of $2,325,000. Cash provided by financing activities in 2023 was attributable to funds received from the sale of common stock under our 2022 ATM Offering.

Long-Term Liabilities. At December 31, 2024, we had long-term liabilities of $57,180, compared to $134,167 at December 31, 2023. Long-term liabilities, as of December 31, 2024, consisted of a reserve for plugging costs of $57,180.

Capital and Exploration Expenditures and Commitments. Our principal capital and exploration expenditures relate to ongoing efforts to acquire, drill and complete prospects. During 2023, capital expenditures relating to Hupecol Meta increased with our investments in Hupecol Meta to fund our share of costs associated with the initial wells drilled on the CPO-11 block. We believe that we have the ability, through our cash on-hand, to fund operations during 2024 and for the twelve months following the issuance of these financial statements.

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AGIG Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion in conjunction with our financial statements and related notes included elsewhere in this proxy statement. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this proxy statement.

Critical Accounting Policies and Estimates

The following outlines the critical accounting policies and estimates used in reporting our financial condition and results of operations. These policies conform to GAAP and have been consistently applied.

Going Concern. AGIG’s consolidated financial statements are prepared on a going concern basis, which contemplates the realization of assets and the liquidation of liabilities during the normal course of business. Since inception, AGIG has had no revenue generating activities and its only source of income has been grant income of $2,545,783 recognized during the year ended December 31, 2024. For the year ended December 31, 2024, AGIG reported a net loss of $3,621,948, negative working capital of $5,340,035 and an accumulated deficit of $16,671,765. These conditions raise substantial doubt about AGIG’s ability to continue as a going concern. The financial statements do not include any adjustments resulting from the outcome of this uncertainty. AGIG’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital and implement its proposed business plan of building and operating biomass and plastic recycling plants on a profitable basis. AGIG intends to rely upon continued financial support from its principal majority shareholder to fund its working capital needs. No assurances can be given that the majority will continue to fund AGIG’s working capital needs, AGIG will be able to raise the equity and debt required to implement its business plan or that AGIG will be successful in building and operating biomass and plastic recycling plants on a profitable basis. As a result, there is substantial doubt about AGIG’s ability to continue as a going concern within one year after the date the consolidated financial statements are available to be issued.

Convertible Promissory Note Receivable and Current Expected Credit Losses. AGIG has the intent and ability to hold the convertible note receivable for the foreseeable future, or until maturity or prepayment, the convertible note receivable is reported at its recorded investment, less deferred fundings and any allowance for expected credit losses.

The recorded investment of the convertible note receivable includes unpaid principal, accrued interest and fees, net of deferred loan fees or costs and unamortized premium or discount (if any). The recorded investment is reduced by any full or partial charge-offs and by any receipts of interest applied under the cost recovery method of accounting.

AGIG evaluates its convertible note receivable for expected credit losses in accordance with ASC 326, “Financial Instruments – Credit Losses,” and records an allowance for losses based on the current expected credit loss model. The allowance is determined based on an assessment of specific identifiable amounts considered at risk or uncollectible, incorporating estimated forward-looking losses due to potential borrower default and an evaluation of the recoverability of the note.

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Deposits on License Agreements. Deposits paid in connection with license agreements that are to be applied against future license fees are capitalized as other assets pending the commencement of fee generating operations under the license agreements. When fee generating operations under the license agreements commence, the deposits will be applied against the balance of fees due and payable. In the event fee generating operations under the license agreements fail to occur, the deposits will be expensed as abortive transaction costs.

Warrants. Warrants are accounted in accordance with the guidance contained in ASC 815-40-15-7D. AGIG accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to AGIG’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of AGIG’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter.

The relative fair value of the warrants issued in conjunction with the convertible note have been treated as a debt discount with an offsetting credit to warrant liabilities. The debt discount related to the warrant issuances is being accreted to interest expense over the term of the note.

Grant Income and Government Grant Receivable. In the absence of comprehensive recognition and measurement guidance within the scope of authoritative US generally accepted accounting principles (GAAP) for the government grant that AGIG has been awarded, in accordance with guidance in ASC 832 “Government Assistance”, AGIG has accounted for the grant it has received from the government by analogy using the terms of IAS 20, Accounting for Government Grants and Disclosures of Government Accounting Assistance. AGIG receives funding under a government grant which reimburses AGIG for certain qualifying research and development and related expenditures. Grant funding for research and development received under grant agreements where there is no obligation to repay grant funds is recognized as grant income in the period during which the related qualifying expenses are incurred, provided that the grants are fully approved by the granting agencies and the conditions under which the grants were provided have been met. Grant income recognized upon incurring qualifying expenses in advance of receipt of grant funding is recorded in the consolidated balance sheet as government grants receivable.

Recent Developments

AGIG may obtain a bridge loan to maintain complete expenses related to a grant awarded by the UK government to AGIG’s UK subsidiary company, obligations and AGIG overhead of up to $1 million, which will be repayable from the proceeds of such grant.

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Components of Results of Operations

Consolidated Results and Financial Condition. The following results and financial condition include the financial results and financial condition of AGIG and the following subsidiary companies from the date of their formation or incorporation:

Company Name	Country of Formation / Incorporation	Date of Incorporation	Percentage Ownership
Abundia Biomass LLC	USA	March 26, 2019	100%
Abundia Biomass-to-Liquids Limited	UK	July 10, 2020	77.5%
Abundia Plastics to Liquids LLC	US	September 10, 2021	100%
Abundia Plastics Europe Limited	UK	January 14, 2020	100%
Abundia Global Impact Group (Ireland) Limited	Ireland	February 4, 2022	100%
Abundia Global Impact Group (UK) Limited	UK	May 5, 2023	100%

All intercompany balances and transactions have been eliminated in consolidation.

Results of Operations

AGIG’s business plan is to raise the necessary debt or equity funding to build and operate biomass and plastic recycling plants on a global basis using a combination of proprietary, licensed and commercialized technologies to provide a complete process which turns waste plastics and biomass into drop-in alternatives to fossil derived energy, fuels and chemicals.

AGIG’s activities to date have focused on the research and development and fund-raising activities required to implement its business plan.

	2024	2023

General and administrative	$1,912,292	$1,111,036
Research and development	1,651,170	839,243
Professional fees	543,364	685,969
Total	$4,106,826	$2,636,248

The increase in General and Administrative expenses and Research and Development costs versus the prior year is the direct result of work undertaken and funded by the Advanced Fuel Fund Grant awarded to Abundia-Biomass-to-Liquids Limited, an AGIG subsidiary. Costs incurred for work under the scope of the grant that meet the eligibility requirements are reclaimed under the terms of the Grant on a quarterly basis. During the year ended December 31, 2024, approximately $2,340,359 of grant income was received against these costs.

Grant Income and Government Grant Receivable. Grant income relates to a grant awarded by the UK government to AGIG’s UK subsidiary company, Abundia Biomass-to-Liquids Limited, under its Advance Fuel Fund competition for the development of sustainable aviation fuel production plants in the UK. The total grant amount awarded was £4,484,431 ($5,400,000) and is delivered as a reclaim for eligible project-related expenditure paid each quarter.

The grant reimburses AGIG for pre-approved eligible project research and development costs, related professional fees and general and administrative costs. These costs are included in AGIG’s operating expenses in AGIG’s consolidated statements of operations. The eligible expenses for reimbursement also include a 20% mark up on certain related administrative and staff costs.

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During the year end December 31, 2024, AGIG incurred $2,545,783 in expenditure eligible for reimbursement which has been recognized as grant income in other income in the consolidated statements of operations. AGIG received reimbursement of $2,340,359 during the year ended December 31, 2024 and the balance of $205,424 is recorded on the consolidated balance sheets at December 31, 2024 as government grant receivable.

Asset Impairment. AGIG holds license agreements relating to the base technology used in the Biomass and Plastics pyrolysis processes. Deposits have been paid towards each of these licenses. These deposits are expected to be applied against future license fees and have been capitalized as such. During the year ended December 31, 2024, AGIG determined that a license deposit of $1,000,000 was impaired. The impairment was recognized as management determined that these assets no longer have a future economic benefit. The fair value of the impaired assets was determined to be zero, as there were no expected future cash flows, no alternative use, and no marketability for sale or transfer.

During the year ended December 31, 2023, AGIG determined that $165,843 in capitalized fees related to an abandoned asset acquisition costs were impaired. The impairment was recognized as management determined that these assets no longer have a future economic benefit. The fair value of the impaired assets was determined to be zero, as there were no expected future cash flows, no alternative use, and no marketability for sale or transfer.

Deposit on License Agreements	2024	2023
Opening balance	$3,115,000	$2,375,000
Additional deposits	—	740,000
Impairment	(1,000,000)	—
Closing balance	$2,115,000	$3,115,000

Convertible Promissory Note Receivable and Current Expected Credit Losses. Effective November 23, 2022, AGIG entered into an agreement to provide $4,000,000 to an unrelated third party (“the Borrower”) by way of convertible promissory note: $2,000,000 million on signature of the agreement and the remaining balance of $2,000,000 on or before January 31, 2023. Accordingly, AGIG made an initial advance of $2,000,000 to Borrower by way of a secured convertible promissory note. The convertible promissory note had a two-year term beginning on November 23, 2022, bore interest at 8% per annum, was secured on the assets of the Borrower and was convertible, at AGIG’s option, into a membership interest in the Borrower. In December 2022, AGIG advanced a further $300,000 under the terms, bringing the total outstanding balance to $2,300,000 as of December 31, 2022. During the year ended December 31, 2023, AGIG advanced a further $200,000, bringing the total principal outstanding to $2,500,000 as of December 31, 2023.

As of November 23, 2024, repayment was due to AGIG of $2,500,000 in principal, together with accrued interest of $396,791. No repayment was received from the Borrower and the term of the convertible promissory note was extended to December 31, 2025 and the interest rate was increased from 8% to 15%.

As of December 31, 2024 and 2023, the balance due in respect of the Note and accrued interest was $2,942,029 and $2,699,570, respectively.

During the year ended December 31, 2024, AGIG recorded a full allowance of $2,942,029 for expected credit losses on its convertible promissory note receivable. Given the Borrower’s failure to repay the principal balance and accrued interest on the scheduled repayment date and availability of further information on the Borrower’s financial position, management determined that any future economic benefit was highly uncertain, with no expected future cash flows and no marketability for sale or transfer.

	2024	2023
Principal	$2,500,000	$2,500,000
Accrued interest receivable	442,029	199,570
Loss provision on convertible promissory note receivable	(2,942,029)	—
Convertible promissory note receivable, net	$—	$2,699,570

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Warrant Liabilities. In November 7, 2022, AGIG entered into a $5,000,000 convertible promissory note. As part of the funding agreement AGIG, in the event that AGIG closed a private offering of equity securities or securities convertible into equity securities (“Next Round Funding”), AGIG would issue a warrant with a term of 5 years to the Lender to purchase $5,000,000 worth of the securities issued in the Next Round Financing with an exercise price equivalent to 80% of the price paid by investors in the Next Round Financing.

AGIG evaluated the warrants as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the warrants and applicable authoritative guidance from ASC 480 and ASC 815-40. AGIG determined the warrants failed the indexation guidance under ASC 815-40, as they contain provisions that provide note holders with rights to a variable number of shares based on future financing terms. Specifically, should AGIG undertake a private equity offering before the maturity date, the note holder will receive equity warrants to purchase securities issued in the Next Round Financing at an aggregate value of $5,000,000, with an exercise price equal to 80% of the price paid by investors in the offering. This embedded feature represents a deemed redemption feature due to the substantial premium received by the note holder. As a result, AGIG concluded that the redemption feature require bifurcation from the convertible note and subsequent accounting as a freestanding warrant liability in accordance with ASC 815-40. The warrants had a fair value of $1,866,243 on issuance and were classified as liabilities with a corresponding decrease to the Note outstanding balance of $5,000,000 as a discount resulting in Debt Net of Discount Balance of $3,133,757. This discount was accreted over the initial one-year term of the Note as interest expense to par using the effective interest method as noted above. The effective interest rate was 42.10%. As of December 31, 2024 and 2023, the debt discount arising on the issuance of the warrants had been fully amortized.

Accordingly, pursuant to ASC 815-40, AGIG recorded the fair value of the warrants as a liability upon issuance and marked to market at each reporting period in AGIG’s consolidated statement of operations until their exercise or expiration.

The estimated fair value of the warrants was calculated using the Black Scholes model with the assumptions set out below, weighted for management’s estimate of the probability of a Next Round Financing being completed and discounted back to the valuation date using estimated venture capital rates of return.

Input	2024	2023
Expected term	5 years	5 years
Principal	$5,000,000	$5,000,000
Exercise price	$4,000,000	$4,000,000
Volatility	74.5%	76.3%
Dividend yield	0%	0%
Risk free rate of return	4.3%	3.8%
Estimated probability of occurrence of a Next Round Financing	2%	70%
Estimated venture capital rates of return	30%	30%

Financial Condition

Liquidity and Capital Resources. At December 31, 2024, AGIG had a cash balance of $525,809 and negative working capital of $5,340,035 compared to a cash balance of $390,324 and negative working capital of $4,793,780 at December 31, 2023.

Cash Flows

Operating activities used cash of $1,924,700 during 2024, compared to $2,456,621 used during 2023. The change in cash outflows from operating activities was attributable in part to the grant income received from the Advanced Fuels Fund which funded the increased level of Research and Development and contributed towards a portion of the General and Administrative costs of AGIG as existing resources were allocated full time to the AFF related project. The remaining reduction was due to a decrease in the level of professional fees paid in 2024 versus 2023. This was associated to a number of offtake contracts were being negotiated in 2023, leading to a higher level of legal fees.

Investing activities used cash of $318,538 during 2024, compared to $1,539,517 used during 2023. The decrease in cash used in investing activities is due to a reduction in patent application costs, as the level of work required reduces as patents are granted. The cash used in investing activities in 2023 also included payments made towards license deposits $740,000 and an advance $200,000 under a promissory note receivable which were one-off payments in 2023.

Financing activities provided cash of $2,395,000 during 2024, compared to $3,388,185 provided during 2023. Cash provided by financing activities during both 2024 and 2024 was fully attributable to capital contributions from the principal shareholder.

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Opinion of HUSA’s Financial Advisor

Our Board retained Evans & Evans as its financial advisor in connection with the Share Exchange and requested they render an opinion as to the fairness to HUSA stockholders of the Share Exchange.

In the last part of December 2024, Univest provided the Company with the name and contact information for Evans & Evans and another firm, who could provide a fairness opinion for the transaction. Neither the Company nor Univest had any prior engagements with Evans & Evans. It was also noted during the selection process that the number of providers for this type of service for relatively small enterprises, such as HUSA, was limited.

Mr. Longo, our Company CEO, held introductory phone conversations with both firms discussing the scope, timing, fees, and other matters associated with the potential engagement. During these conversations, Evans & Evans distinguished themselves with the nature of the questions they asked regarding the Company and AGIG and with their responses to Mr. Longo’s questions. Mr. Longo then requested both firms introduced by Univest to send proposals detailing key aspects of the engagement. Evans & Evans was very prompt in their response in comparison to the other firm. Mr. Longo then performed web research on Evans & Evans and noted that the Canadian boutique investment banking firm employs chartered business valuators and accredited senior appraisers experienced in the preparation of fairness opinions, investor presentations, financial projections, valuations, goodwill impairment analysis, due diligence reports and pricing analyses for private and public companies involved in mergers and acquisitions and other corporate transactions. He noted that they have been in business since 1989 and have worked with clients in a broad range of sectors in Canada, the United States and internationally. In addition, his research did not identify any negative feedback.

Evans & Evans submitted their proposal on December 30, 2024. After review of their proposal and further discussions with our internal team and Norton Rose, the Board decided to select Evans & Evans. An engagement letter was subsequently signed on January 7, 2025.

The Evans & Evans proposal included a fixed fee of $75,000 for the work to be performed, which was determined by Evans & Evans. After discussion with our internal team and Norton Rose, the Board concluded that the requested fee was reasonable. The fee was paid with one progress payment of $50,000 at the commencement of services and a final payment of $25,000 upon completion. The fee was not contingent upon the outcome of the Share Exchange.

On February 5, 2025, Evans & Evans presented their findings to the HUSA Board via a detailed written presentation, with a draft of their opinion, which was subsequently issued in final form as described below. On February 20, 2025, Evans & Evans delivered its final opinion to the Board that, as of that date, and based upon and subject to the factors and assumptions set forth in its written opinion, the Share Exchange was fair to HUSA stockholders from a financial perspective. The full text of this written opinion provided to the Board, which describes, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken, is attached as Annex C to this proxy statement and is incorporated by reference in its entirety. Holders of Common Stock are encouraged to read the opinion carefully in its entirety. The Evans & Evans opinion was provided to the Board in connection with its evaluation of the consideration provided for in the Share Exchange Agreement. It does not address any other aspect of the Share Exchange or any alternative to the Share Exchange and does not constitute a recommendation as to how any stockholders should vote or act in connection with the Share Exchange or otherwise.

The consideration to be received by AGIG Unitholders in the Share Exchange was determined in arm’s-length negotiations between AGIG and the Company. Evans & Evans did not recommend the consideration to be paid in the Share Exchange.

Evans & Evans is not a current auditor of the Company and is not an associated, affiliated entity, or insider of the Company. Evans & Evans has no past, present, or future interest in the Company, AGIG, or any entity related to the fairness opinion, and they have no personal interest in the parties involved. There are no agreements or understandings between Evans & Evans and the Company regarding future business dealings. While Evans & Evans may, in the ordinary course of its business, provide valuation services to the Company in the future, Evans & Evans has confirmed that their partners do not own, directly or indirectly, any outstanding securities of the Company, AGIG, or their respective associates and affiliates.

Discounted Cash Flow Analysis (Income Approach) - AGIG

A discounted cash flow analysis is a valuation technique that provides an estimation of the value of a business based on the cash flows that a business can be expected to generate (the “DCF Analysis”). The DCF Analysis begins with an estimation of the annual cash flows the subject business is expected to generate over a discrete projection period. The estimated cash flows for each of the years in the discrete projection period are then converted to their present value equivalents using a rate of return appropriate for the risk of achieving the projected cash flows. The present value of the estimated cash flows is then added to the present value equivalent of the residual/terminal value of the business at the end of the discrete projection period to arrive at an estimate of value.

Evans & Evans performed a DCF Analysis of the estimated future unlevered free cash flows attributable to AGIG for the years ending December 31, 2025 to 2034, with “unlevered free cash flow” defined as cash that is available either to reinvest or to distribute to security holders. In applying the DCF Analysis, Evans & Evans relied on the financial model prepared by management of AGIG (the “Financial Projections”). The time frame for the DCF Analysis was selected as 10 years as this was the time frame for the initial seven plants planned by AGIG and the timeframe for such plants to reach a stabilized level of earnings before interest, taxes, depreciation and amortization (“EBITDA”).

Evans & Evans estimated the net present value of the unlevered free cash flows for AGIG after fiscal year 2034 (the “Terminal Value”) by deducting the long-term growth rate of 2.0% from the selected discount rates of 16% to 17% to arrive at a multiple of 6.9x. Evans & Evans discounted the unlevered free cash flows in the discrete projection period and the Terminal Value in 2034 back to the present to obtain a range of the estimated current enterprise value of AGIG.

Certain Unaudited Prospective Financial Information of AGIG

AGIG does not as a matter of course make public projections as to future sales, revenues or other results. However, AGIG’s management has provided financial models for the years ended December 31, 2024 to 2034 to Evans & Evans, which utilized such financial models to prepare the prospective financial information for the years ended December 31, 2024 to 2034 set forth below in connection with its consideration and financial analyses of the potential Share Exchange.

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The financial models and the prospective financial information were not prepared with the view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of AGIG’s management, the financial models and the prospective financial information were prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of AGIG. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information.

Furthermore, neither AGIG’s independent auditors nor any other independent accountants have audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the prospective financial information and, accordingly, assume no responsibility for, and express no opinion or other form of assurance on, such information or its achievability.

Because the financial models and prospective financial information cover multiple years, such information by its nature becomes less predictive with each successive year. Furthermore, the prospective financial information does not necessarily reflect AGIG’s current estimates and does not take into account any circumstances or events occurring after the date it was prepared, and some or all of the assumptions that have been made regarding, among other things, the timing of certain occurrences or impacts, may have changed since such date. In particular, the prospective financial information set forth below does not give effect to the Share Exchange, nor does it take into account the effect of any failure of the Share Exchange to occur, and should not be viewed as accurate in those contexts.

The prospective financial information should be evaluated in conjunction with the historical financial statements and other information regarding AGIG contained in this proxy statement. The Company’s stockholders are urged to review the consolidated financial statements of AGIG as of December 31, 2024 and 2023, and the risk factors included in this proxy statement. See “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements” and “Where You Can Find More Information”.

The prospective financial information constitutes forward-looking statements and no assurances can be given that the assumptions made in preparing the prospective financial information will accurately reflect future conditions. In addition, the prospective financial information will be affected by AGIG’s or the combined company’s, as applicable, ability to achieve strategic goals, objectives and targets over the applicable periods. As a result, there can be no assurance that the projected results will be realized, and actual results likely will differ, and may differ materially, from those reflected in the prospective financial information, whether or not the Share Exchange is completed.

None of AGIG’s management, board of directors, affiliates, advisors or other representatives assumes responsibility to update the below information and future results may be materially different from those discussed. Any projections set forth below are not necessarily indicative or predictive of future results or values, which may be significantly more or less favorable. Accordingly, the prospective financial information is inherently subject to substantial uncertainty.

(United States Dollars)	For the fiscal years ending December 31,
	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034

Revenue
Biomass	-	-	-	-	38,407,003	155,423,122	290,229,429	382,730,429	519,629,379	530,021,967
Plastics	-	-	36,766,497	86,754,156	226,307,980	322,809,781	329,265,977	335,851,296	342,568,322	349,419,689
Revenue	-	-	36,766,497	86,754,156	264,714,983	478,232,904	619,495,406	718,581,725	862,197,701	879,441,655

Biomass	-	-	-	-	25,093,483	101,107,098	184,262,449	232,990,020	311,854,398	316,509,714
Plastics	-	54,247	21,902,852	48,530,831	128,896,527	182,526,011	184,382,273	187,503,737	190,511,077	195,852,467
Cost of Goods Sold	-	54,247	21,902,852	48,530,831	153,990,010	283,633,109	368,644,722	420,493,757	502,365,475	512,362,180

Gross Profit	-	(54,247)	14,863,645	38,223,325	110,724,974	194,599,795	250,850,684	298,087,968	359,832,226	367,079,475

Operating expenses
Research & Development	2,546,563	3,049,578	4,142,958	6,799,691	6,855,901	6,942,182	6,975,263	7,035,171	7,096,278	7,160,916
SG&A	3,601,189	8,735,798	10,070,974	12,948,862	16,404,196	17,255,556	17,727,062	18,187,044	18,670,826	19,183,216
Total operating expenses	6,147,751	11,785,377	14,213,932	19,748,553	23,260,097	24,197,738	24,702,325	25,222,215	25,767,104	26,344,133

EBITDA	(6,147,751)	(11,839,623)	649,713	18,474,772	87,464,877	170,402,057	226,148,359	272,865,752	334,065,123	340,735,342

Capex	22,116,810	39,743,306	115,669,575	212,084,173	165,632,266	156,559,820	157,357,893	119,788,696	-	-

Assumptions Underlying the Prospective Financial Information

The prospective financial information was based on the following assumptions that the AGIG management believed to be material, appropriate and reasonable at the time the financial information was prepared, based on the information AGIG had at that time.

Revenue Growth and Facility Ramp-Up Assumptions

●	Revenue projections are based on the staged construction and commissioning of several plastics and biomass pyrolysis plants.
●	The first plastics pyrolysis operations are projected to begin in 2027, with forecast revenue reaching approximately $36.8 million for 2027 and increasing to $349.4 million by 2034 with four plants fully operational.
●	Biomass pyrolysis revenue is projected to commence in Q2 2029 at $38.4 million with one pyrolysis plant fully operational and increase to $530.0 million by 2034 with three pyrolysis plants fully operational.
●	Total combined revenue across all segments is forecasted to reach approximately $879.4 million by 2034.

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Production Capacity and Output Assumptions

●	Plastics pyrolysis facilities are assumed to have an initial output of 48.7 kilotons per annum (ktpa), with capacity utilization assumptions increasing over time from partial to full operation.
●	Biomass pyrolysis facilities are assumed to have a full production capacity of approximately 62.6 ktpa, with staggered commissioning based on a phased development schedule.
●	Plant ramp-up assumptions vary from 65% to 85% utilization based on time in operation.

Product Pricing and Indexation Assumptions

●	Total plant output capacity is assumed to be sold out for all plants with price escalation provisions: 1.0% annually until 2027 and 2.0% annually thereafter.
●	Base product pricing assumptions range from approximately $1,200 to $3,000 per ton, depending on the specific products, which include pyrolysis oil, sustainable aviation fuel (SAF), renewable diesel, and chemical feedstocks.
●	AGIG did not include in its forecasts any additional revenue from decarbonization-related incentives, carbon offsets or other environmental attribute monetization.

Capital Expenditures Assumptions

AGIG assumes that the capital expenditures will be phased to support the planned build-out schedules. Numbers below reflect indicative pricing at the time of making such assumptions.

Capital Deployment for Plastics Pyrolysis Plants Forecast

●	$28.0 million in 2025
●	$50.79 million in 2026
●	$95.43 million in 2027
●	$91.27 million in 2028
●	$24.02 million in 2029

Capital Deployment for Biomass Pyrolysis Plants Forecast

●	$81.0 million in 2027
●	$111.8 million in 2028
●	$142.5 million in 2029
●	$156.6 million in 2030
●	$157.4 million in 2031
●	$39.9 million in 2032

Operating Model Assumptions

Cost of goods sold (“COGS”) scales proportionally with production volume and includes major cost drivers such as feedstock, utilities, process chemicals, catalysts, labor and maintenance.

●	COGS is projected to grow from $21.9 million in 2027 to approximately $512.3 million by 2034, reflecting the commissioning and operation of multiple pyrolysis facilities.
●	The model includes pre-Front End Engineering Design unit cost assumptions for key operating inputs, based on current market standards and vendor estimates.

Feedstock Pricing (USD/ton):

●	Feedstock costs range from $100 to $400 per ton, depending on material type, quality, and preprocessing requirements.

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Process Chemicals (USD/ton):

●	Activated carbon: $4,185
●	Calcium oxide: $130
●	Nitrogen: $280
●	Hydrogen: $907
●	Catalysts and Sorbents: $6,200 – 60,000

Utility and Energy Price Assumptions

Assumptions include utility estimates at current industrial market rates for key energy inputs. The assumed pricing by unit is as follows:

●	Natural Gas: $1.90 per gigajoule (GJ)
●	Electricity: $197.37 per GJ

Inflation Assumption – COGS

The assumptions apply an annual inflation factor to COGS, including utilities and other variable operating costs. Inflation is applied as follows: 3.0% annually until 2030 and 2.0% annually until 2034.

SG&A, R&D, and Corporate Overhead Assumptions

●	Selling, general and administrative (SG&A) expenses, and research and development (R&D) investment are projected to grow proportionally as operations scale.
●	SG&A and R&D costs are forecasted to increase from $3.6 million in 2027 to approximately $19.1 million in 2034.
●	Headcount assumptions are based on detailed function-level staffing plans and reflect market-based salaries and benefits.
●	SG&A includes ongoing corporate costs such as finance, human resources, legal, information technology, investor relations and strategic leadership. R&D expenditures support technical optimization, process improvements and product development initiatives related to fuel upgrading, by-product valorization and environmental performance.
●	Assumptions reflect a centralized organizational structure, with shared corporate services supporting all facilities to drive cost efficiency and consistency in execution

Working Capital and Cash Flow Assumptions

●	Working capital assumptions reflect standard industrial payment terms, including 30–45 days receivables and supplier payment cycles.
●	Inventory turnover is assumed to be at 4–6x annually depending on the segment.

Foreign Exchange and Time Basis Assumptions

●	All projections are presented in U.S. dollars. A Great Britain Bound to U.S. dollar exchange rate of 1.2435 is assumed for UK-linked assumptions.
●	Calendar assumptions include 30.5 days per month and 365 days per year for operational phasing and accrual estimates.

Tax and Regulatory Assumptions

●	The forecast assumes the current U.S. federal corporate tax rate of 21% remains unchanged.
●	No material regulatory delays, penalties, or compliance-related disruptions are assumed.

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Depreciation Assumptions

Depreciation assumptions are based on the estimated useful economic life (“UEL”) of key asset categories and are applied using straight-line depreciation rates. These rates are consistent across the forecast period (2024–2034) and are as follows:

●	Plant and Equipment:

●	UEL: 15 years
●	Annual Depreciation Rate: 6.67%

●	R&D Assets:

●	UEL: 10 years
●	Annual Depreciation Rate: 10.00%

●	Land and Buildings:

●	UEL: 20 years
●	Annual Depreciation Rate: 5.00%

These assumptions are applied uniformly across all operating years and reflect standard accounting practices for industrial infrastructure, R&D investments, and physical property. Depreciation is assumed to begin when assets are commissioned.

Selected Guideline Public Companies Analysis (Market Approach) - AGIG

A selected guideline public companies (“GPC”) analysis is a valuation technique that provides an estimation of value by applying a valuation multiple to a specific financial metric for the subject company. These valuation multiples are either observed or derived from market prices of actively traded public companies, publicly available historical financial information, and consensus equity research analyst estimates of future financial performance. The valuation process includes, but is not limited to, a comparison of various quantitative and qualitative factors between the subject business and other similar businesses (the “Selected GPC Analysis”).

Evans & Evans utilized the Selected GPC Analysis to select a weighting of fiscal 2029 and 2030 EBITDA multiples to estimate a range of enterprise values for AGIG.

Evans & Evans initially identified 17 companies whose shares trade on recognized stock exchanges and thereafter upon further review of financial and operating results selected nine publicly traded companies that it deemed relevant in its analysis (the “Selected Publicly Traded Companies”). Evans & Evans selected the Selected Publicly Traded Companies based on their relative similarity, primarily in terms of business focus, revenue growth history and outlook, capital requirements, profit margins and other characteristics, to that of AGIG. Companies were removed from the analysis for the following reasons: (1) in the process of building their own plants and as such had no operating metrics; (2) feedstock was not comparable to that of the AGIG plants; (3) if the focus was primarily on engineering / construction design services for companies like AGIG; and (4) a focus on different outputs such as green hydrogen or syngas.

Evans & Evans noted that none of the Selected Publicly Traded Companies are perfectly comparable to AGIG. Evans & Evans does not have access to non-public information of any of the Selected Publicly Traded Companies. Accordingly, a complete valuation analysis of AGIG cannot rely solely upon a quantitative review of the Selected Publicly Traded Companies but involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of AGIG. Therefore, the Selected GPC Analysis is subject to certain limitations.

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The tables below summarize certain observed historical and projected financial performance and trading multiples of the Selected Publicly Traded Companies (“N/A” denotes not publicly available).

	2025E	2026E	2027E	2025E	2026E	2027E
	Revenue	Revenue	Revenue	EBITDA	EBITDA	EBITDA
	Growth	Growth	Growth	Growth	Growth	Growth
Calumet, Inc.	-0.3%	2.0%	3.8%	-11.9%	66.4%	30.7%
Gevo, Inc.	-11.8%	74.6%	595.1%	-48.3%	-17.3%	-316.6%
Koninklijke Vopak N.V.	-14.6%	1.8%	2.8%	36.2%	3.1%	3.3%
Neste Oyj	-17.0%	6.9%	2.7%	-0.7%	38.8%	29.7%
LanzaTech Global, Inc.	0.3%	85.5%	12.6%	-17.5%	-16.2%	14.0%
Aemetis, Inc.	61.7%	52.2%	60.7%	-62.7%	-602.0%	169.3%
Agilyx ASA	-81.1%	299.1%	374.0%	-27.0%	-37.4%	-144.6%
Enrestec Inc.	n/a	n/a	n/a	n/a	n/a	n/a
Pryme N.V.	n/a	n/a	n/a	-164.9%	n/a	n/a

Sources: S&P Capital IQ, SEC Filings, Annual and Interim Reports, Investor Presentations

				TTM	TTM
	2024E	2025E	2026E	Debt/	Capital
	EBITDA	EBITDA	EBITDA	Total	Expenditure /
	Margin	Margin	Margin	Capital	Revenue
Calumet, Inc.	4.4%	7.9%	13.7%	49.8%	2.0%
Gevo, Inc.	-257.8%	-122.1%	38.1%	11.4%	189.2%
Koninklijke Vopak N.V.	71.8%	71.4%	n/a	0.0%	n/a
Neste Oyj	6.8%	8.7%	n/a	31.4%	7.6%
LanzaTech Global, Inc.	-124.5%	-56.3%	-57.0%	16.1%	8.6%
Aemetis, Inc.	-3.2%	12.2%	28.1%	75.8%	9.6%
Agilyx ASA	-918.5%	-144.1%	13.5%	0.0%	162.9%
Enrestec Inc.	n/a	n/a	8%	11.0%	23.1%
Pryme N.V.	n/a	n/a	n/a	47.6%	11814.2%

Sources: S&P Capital IQ, SEC Filings, Annual and Interim Reports, Investor Presentations

	EV/	EV/	EV/	EV/	EV/	EV/	EV/
	TTM	2024E	2025E	2026E	TTM	2025E	2026E
	EBITDA	EBITDA	EBITDA	EBITDA	Revenue	Revenue	Revenue
Calumet, Inc.	16.9 x	19.2 x	11.5 x	8.8 x	0.89 x	0.88 x	0.88 x
Gevo, Inc.	n/a	n/a	n/a	3.9 x	17.49 x	10.30 x	1.48 x
Koninklijke Vopak N.V.	11.1 x	8.1 x	7.9 x	7.6 x	5.32 x	5.61 x	5.46 x
Neste Oyj	9.6 x	9.6 x	6.9 x	5.3 x	0.57 x	0.60 x	0.58 x
LanzaTech Global, Inc.	n/a	n/a	n/a	n/a	3.50 x	1.74 x	1.55 x
Aemetis, Inc.	n/a	n/a	10.6 x	3.9 x	1.90 x	1.22 x	0.77 x
Agilyx ASA	n/a	n/a	n/a	106.6 x	178.49 x	68.42 x	14.43 x
Enrestec Inc.	53.9 x	n/a	n/a	n/a	16.71 x	n/a	n/a
Pryme N.V.	n/a	1.1 x	n/a	n/a	137.06 x	n/a	n/a

Historical and projected years indicate 12-month periods ending December 31, 2024

TTM = Trailing Twelve Months

EV: Enterprise Value = Market capitalization plus debt, net of cash and cash equivalents

Summary Financial Analyses - AGIG

Discounted Cash Flow Analysis (Income Approach)

The starting point of the DCF Analysis was the Financial Projections. Evans & Evans adjusted the start date for the Financial Projections for a six month period to reflect a delay in the start of construction of AGIG’s first plant. Evans & Evans also adjusted the exchange rates used in the analysis to reflect the average US dollar exchange rates for calendar year 2024. Lastly, Evans & Evans also adjusted the diesel price used in the Financial Projects to consensus diesel prices as of the date of the DCF Analysis.

Using the Financial Projections for fiscal 2025 to 2034, Evans & Evans analyzed projected 2025 and 2026 revenue growth, projected 2025 and 2026 EBITDA growth, TTM and projected 2025 and 2026 EBITDA margins, and multiples of enterprise value-to-2024 and -2025 projected EBITDA for the Selected Publicly Traded Companies compared to the projected EBITDA margins of AGIG. Capital expenditures considered in the analysis were provided by AGIG. Annual working capital requirements were based on benchmarking of the Selected Publicly Traded Companies and professional judgement. Evans & Evans assumed that annually AGIG would require an amount of debt-free-net-working capital of 10% of revenues.

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Determination of an appropriate discount rate to use in the DCF Analysis requires a degree of judgment. Evans & Evans considered a number of factors in determining the discount rate range, including the results of published studies on discount rates, and used a build-up method for the cost of equity and the cost of debt, which was used in calculating a weighted average cost of capital. Evans & Evans also considered (i) AGIG’s business plan, (ii) AGIG’s projected financial performance and growth and (iii) risks facing AGIG in order to achieve projected results, including execution risk, financing, regulatory and competitive risks, among others. Evans & Evans also considered the offtake agreements in place or under negotiation, the experience of the management team and the ability to secure future financing from the AGIG investor base. Based on these factors, Evans & Evans used discount rates ranging from 16% to 17% to discount the projected unlevered free cash flows and the Terminal Value. Evans & Evans believes that this range of discount rates is consistent with the rate of return that shareholders would require on alternative investment opportunities with similar risk profiles, including risks of achieving the projected cash flows based on the Financial Projections. In developing the discount rate, Evans & Evans considered a capital structure of 20% debt and 80% equity based on benchmarking of the Selected Guideline Companies and professional judgement.

In determining the unlevered cash flows, Evans & Evans deducted approximately $990 million in capital expenditures over the first ten years.

Based on the above assumptions and the accompanying AGIG forecasts and projections in the table above, Evans & Evans’ DCF Analysis resulted in an estimated enterprise value range for AGIG of $248.3 million to $287.6 million. In arriving at equity value under the DCF Analysis, Evans & Evans assumed AGIG’s existing cash and debt balances were $nil.

Selected GPC Analysis (Market Approach) - AGIG

Based on the data shown in the tables above, Evans & Evans also selected a range of valuation multiples to apply to a weighting of AGIG’s 2029 and 2030 forecast EBITDA. Calendar years 2029 and 2030 represent the first two years of material EBITDA for AGIG. Thereafter, Evans & Evans deducted the capital expenditures necessary to achieve such forecast EBITDA and discounted the value to the date of the Opinion using a risk adjusted rate of return.

Evans & Evans considered the multiple for the Selected Publicly Traded Companies as outlined in the tables above in its determination of reasonable multiples for AGIG given the Selected Publicly Traded Companies relative similarities to AGIG. Evans & Evans analyzed 2024 through 2026 EBITDA growth and 2024 through 2026 EBITDA margins for the Selected Publicly Traded Companies and compared these metrics to those of AGIG for 2029 and 2030, based on the Financial Projections. Evans & Evans used these comparisons and the multiples of enterprise value-to-2024 projected EBITDA for the Selected Publicly Traded Companies to select an EBITDA multiple range of 10.0x to 11.0x to apply to a weighting of AGIG’s projected 2029 and 2030 EBITDA, resulting in an estimated current enterprise value range for AGIG. Evans & Evans selected multiples that, in its judgment, reflected AGIG’s revenue growth outlook, capital requirements, profit margins, offtake agreements, management experience and other characteristics relative to the Selected Publicly Traded Companies.

Evans & Evans’ Selected GPC Analysis resulted in an estimated enterprise value range for AGIG of $1.088 billion to $1.107 billion. Thereafter, Evans & Evans deducted the approximately $550 million in capital required to achieve the 2029 and 2030 EBITDA to arrive at an adjusted enterprise value for AGIG of $538.6 million to $557.3 million. Lastly, Evans & Evans discounted the adjusted enterprise value to the current date using a discount rate of 18% to arrive at an equity value of AGIG at the current date in the range of $235.6 million to $243.8 million. As noted above, AGIG had nominal cash and no debt and as such its enterprise value was equal to its equity value.

AGIG Conclusion

Evans & Evans calculated the equity value of AGIG using both the DCF Analysis and the GPC Analysis. Evans & Evans then weighted the two approaches equally to calculate an equity value of $241.96 million to $265.71 million. The equity value and the enterprise value for AGIG were equal as it was assumed AGIG had nominal cash and no debt as of the date of the Opinion.

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Selected Guideline Public Companies Analysis (Market Approach) - HUSA

Evans & Evans utilized the Selected GPC Analysis to calculate the value of HUSA.

Evans & Evans initially identified 12 companies whose shares trade on recognized stock exchanges and thereafter upon further review of financial and operating results selected nine publicly traded companies that it deemed relevant in its analysis (the “HUSA Selected GPCs”). Evans & Evans selected the HUSA Selected GPCs based on their relative similarity, primarily in terms of business focus, revenue growth history and outlook, oil production and other characteristics, to that of HUSA. Companies with revenues in excess of $100 million were removed from the analysis as they were not deemed comparable to HUSA.

Evans & Evans noted that none of the HUSA Selected GPCs are perfectly comparable to HUSA. Evans & Evans does not have access to non-public information of any of the HUSA Selected GPCs. Accordingly, a complete valuation analysis of HUSA cannot rely solely upon a quantitative review of the HUSA Selected GPCs but involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of HUS. Therefore, the Selected GPC Analysis is subject to certain limitations.

The tables below summarize certain observed historical and projected financial performance and trading multiples of the HUSA Selected GPCs (“N/A” denotes not publicly available).

	2024E	2025E	2026E
	Revenue	Revenue	Revenue	Production
	Growth	Growth	Growth	Boe/d
Empire Petroleum Corporation	n/a	n/a	n/a	2,460
Kolibri Global Energy Inc.	12.3%	23.5%	31.4%	3,128
Evolution Petroleum Corporation	6.4%	n/a	n/a	6,790
PEDEVCO Corp.	25.0%	2.8%	68.8%	1,488
Touchstone Exploration Inc.	47.4%	20.0%	58.2%	5,883
U.S. Energy Corp.	1.9%	51.0%	n/a	1,149
Mexco Energy Corporation	n/a	n/a	n/a	153,812

Sources: S&P Capital IQ, SEC Filings, Annual and Interim Reports, Investor Presentations

Boe/d=Barrels of oil equivalent per day

	2024E	2025E	2026E
	EBITDA	EBITDA	EBITDA
	Margin	Margin	Margin
Empire Petroleum Corporation	n/a	n/a	n/a
Kolibri Global Energy Inc.	75.5%	73.1%	72.6%
Evolution Petroleum Corporation	40.1%	n/a	n/a
PEDEVCO Corp.	60.9%	57.3%	66.4%
Touchstone Exploration Inc.	42.3%	49.5%	53.6%
U.S. Energy Corp.	13.7%	34.2%	n/a
Mexco Energy Corporation	n/a	n/a	n/a

Sources: S&P Capital IQ, SEC Filings, Annual and Interim Reports, Investor Presentations

	EV/	EV/	EV/	EV/
	TTM	TTM	2025E	2026E
	Boe/d	Revenue	Revenue	Revenue
Empire Petroleum Corporation	93,858 x	5.34 x	n/a	n/a
Kolibri Global Energy Inc.	78,192 x	4.48 x	4.31 x	3.49 x
Evolution Petroleum Corporation	30,682 x	2.41 x	2.28 x	n/a
PEDEVCO Corp.	49,101 x	2.05 x	1.90 x	1.85 x
Touchstone Exploration Inc.	16,392 x	1.94 x	1.82 x	1.51 x
U.S. Energy Corp.	48,334 x	2.70 x	2.65 x	1.75 x
Mexco Energy Corporation	160 x	3.43 x	n/a	n/a

Historical and projected years indicate 12-month periods ending December 31, 2024

TTM = Trailing Twelve Months

EV: Enterprise Value = Market capitalization plus debt, net of cash and cash equivalents

Boe/d=Barrels of oil equivalent per day

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Summary Financial Analyses - HUSA

Selected GPC Analysis (Market Approach)

Based on the data shown in the tables above, Evans & Evans also selected a range of valuation multiples to apply to HUSA’s TTM revenues and reported production.

Evans & Evans considered the multiple for the HUSA Selected GPCs as outlined in the tables above in its determination of reasonable multiples for HUSA given the HUSA Selected GPCs relative similarities to HUSA. Evans & Evans analyzed 2023 and TTM revenues and production metrics for the HUSA Selected GPCs and compared these metrics to those of HUSA. Evans & Evans used these comparisons and the multiples of enterprise value-to-TTM revenues for the HUSA Selected GPCs to select a TTM revenue multiple range of 2.0x to 2.5x to apply to HUSA’s TTM revenues, resulting in an estimated current enterprise value range for HUSA. Evans & Evans also selected an EV / boe/d multiple in the range of 18,000x to 19,000x to apply to HUSA’s production interests. Evans & Evans selected multiples that, in its judgment, reflected HUSA’s revenue growth outlook, revenues of less than $1.0 million annual, capital requirements to increase production, negative EBITDA, production outlook and other characteristics relative to the HUSA Selected GPCs.

Evans & Evans’ Selected GPC Analysis resulted in an estimated enterprise value range for HUSA of $320,000 to $1.44 million. Thereafter, Evans & Evans added back cash on hand and deducted interest bearing debt to arrive at an equity value of HUSA in the range of $7.1 million to $8.2 million.

Trading Price Analysis (Market Approach)

Evans & Evans reviewed HUSA’s trading prices over the 10, 30, 90 and 180 trading days preceding the date of the Opinion and the date of the announcement of the Transaction on December 14, 2024. Evans & Evans did find the trading price of HUSA did increase materially following the announcement of the LOI. Using the 30-day and 60-day volume weighted average price (“VWAP”) of HUSA as of the date of the Opinion, Evans & calculated the equity value of HUSA in the range of $34.1 million to $35.7 million.

HUSA Conclusion

Evans & Evans calculated the equity value of HUSA using both the Trading Price Analysis and the GPC Analysis. Evans & Evans then weighted the two approaches equally to calculate an equity value of $15.23 million and $16.5 million for HUSA. Evans & Evans noted that HUSA’s 20-day VWAP increased 68% between the announcement of the LOI and the date of the Opinion. There were no material announcements regarding the operations of HUSA in the aforementioned timeframe to account for a significant increase in trading price. Accordingly, Evans & Evans weighted the GPC Analysis 70% and the Trading Price Analysis 30% in arriving at its conclusions. In the view of Evans & Evans, this weighting reflected the fundamental value of HUSA’s oil & gas operations and a premium for providing a public vehicle to the AGIG shareholders.

Fairness Conclusions

Evans & Evans calculated the equity value of both HUSA and AGIG two ways and weighted those approaches as outlined above. Evans & Evans calculated the relative values of HUSA and AGIG and found their relative positions in HUSA post-Transaction were supported by the calculated equity values.

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UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

Transaction summary

On February 20, 2025, HUSA entered into a Share Exchange Agreement with the AGIG Unitholders. The AGIG Unitholders are the record and beneficial owners of all the issued and outstanding units of AGIG. The Share Exchange Agreement provides that HUSA will acquire all of the outstanding units of AGIG in exchange for issuing a number of shares of Common Stock equal to 94% of all the issued and outstanding Common Stock of HUSA at the time of the closing of the Share Exchange Agreement, after taking into account issuance to the AGIG Unitholders (the “Share Exchange”). The Share Exchange is subject to customary closing conditions, including the condition that HUSA stockholders approve the Share Exchange Agreement. Following the Share Exchange, AGIG will be a wholly-owned subsidiary of HUSA and referred to herein as the “Combined Company”.

The Share Exchange will be accounted for as a reverse acquisition in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) within Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), whereby AGIG, the legal acquiree, is considered the accounting acquirer and HUSA, the legal acquirer, is treated as the acquired company for financial reporting purposes. AGIG was considered the accounting acquirer as its controlling shareholder, Abundia Financial LLC, will hold approximately 84.6% of the issued and outstanding common stock and will control the Combined Company following the Share Exchange, including nominating and approving the majority of the board of directors within 45 days of Closing.

As HUSA is the acquired company, the purchase price for HUSA is estimated, as described in Note 5 of this “unaudited pro forma combined consolidated financial information”, and HUSA’s net assets acquired and liabilities assumed in connection with the Share Exchange are recorded at their estimated acquisition date fair values. Any excess of the fair value of HUSA’s identified net assets acquired over the estimated purchase price will be recognized as goodwill. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and are prepared to illustrate the estimated effect of the Share Exchange. The Combined Company will finalize the accounting for the Share Exchange as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one (1) year from the closing date of the Share Exchange. The purchase price allocation will remain preliminary until management determines the fair values of assets acquired and liabilities assumed. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma combined consolidated financial statements.

On January 22, 2025, HUSA entered into a securities purchase agreement with a certain purchaser to which HUSA agreed to issue and sell 2,600,000 shares of HUSA’s common stock, which carries a par value of $0.001 per share, at a price of $1.70 per share in a registered direct offering (“HUSA Equity Offering”). The net proceeds of the HUSA Equity Offering were $3,897,200, after deducting the placement agent’s fees and other estimated offering expenses. HUSA intends to use the net proceeds from the HUSA Equity Offering for general corporate purposes, which may include among other things, capital expenditures and working capital. For the purposes of the unaudited pro forma combined consolidated financial information, the HUSA Equity Offering is described in Note 4 to the “unaudited pro forma combined consolidated financial information”.

In connection with the Share Exchange, the Company expects to effect the Reverse Stock Split, which is a condition precedent to the consummation of the transactions contemplated by the Share Exchange Agreement with the AGIG Unitholders.

The unaudited pro forma combined consolidated balance sheet as of December 31, 2024, gives pro forma effect to the HUSA Equity Offering, the Share Exchange and the Reverse Stock Split, as though such transactions had occurred as of December 31, 2024. The unaudited pro forma combined consolidated statements of operations for the year ended December 31, 2024, present our combined consolidated results of operations giving pro forma effect to the HUSA Equity Offering and the Share Exchange as described above as if they had occurred as of January 1, 2024.

The unaudited pro forma combined consolidated financial information should be read in conjunction with:

● the accompanying notes to the unaudited pro forma combined consolidated financial statements;

● the audited consolidated financial statements of HUSA as of and for the year ended December 31, 2024, which are included in HUSA’s Annual Report on Form 10-K incorporated by reference in this proxy statement; and

● the audited consolidated financial statements of AGIG as of and for the year ended December 31, 2024, which are included elsewhere in this proxy statement.

The unaudited pro forma combined consolidated financial information and related notes are provided for illustrative purposes only and do not purport to represent what the combined company’s actual results of operations or financial position would have been had the Share Exchange been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein. The unaudited pro forma combined consolidated financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Share Exchange and integration costs that may be incurred. The pro forma adjustments represent the Combined Company’s best estimates and are based upon currently available information and certain assumptions that the Combined Company believes are reasonable under the circumstances. The Combined Company is not aware of any material transactions between HUSA and AGIG during the periods presented. Accordingly, adjustments to eliminate transactions between HUSA and AGIG have not been reflected in the unaudited pro forma combined consolidated financial information.

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UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

As of December 31, 2024

	Abundia Global Impact Group (Historical)	Houston American Energy Corp (Historical)[1]	HUSA Equity Offering (Note 4)	Transaction Accounting Adjustments		Pro forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$525,809	$2,960,151	$3,897,200	$-		$7,383,160
Accounts receivable – oil and gas sales	-	75,074	-	-		75,074
Government grant receivable	205,424	-	-	-		205,424
Prepaid expenses and other current assets	122,283	175,866	-	-		298,149
Total Current Assets	853,516	3,211,091	3,897,200	-		7,961,807
Property and equipment
Oil and gas properties, full cost method	-	62,770,657	-	430,473	5(A)	1,548,109
			-	(61,653,021)	5(B)
Office equipment	3,602	90,004	-	(90,004)	5(B)	3,602
Total	3,602	62,860,661	-	(61,312,552)		1,551,711
Accumulated depletion, depreciation, amortization, and impairment	(3,290)	(61,743,025)	-	61,743,025	5(B)	(3,290)
Property and equipment, net	312	1,117,636	-	430,473		1,548,421
Other Assets
Capitalized patents, net	1,145,860	-	-	-		1,145,860
Goodwill	-	-	-	3,795,545	5(C)	3,795,545
Right of use asset	-	69,901	-	(69,901)	5(D)	-
Deposits on license agreements	2,115,000	-	-	-		2,115,000
Other assets	-	3,167	-	-		3,167
Total Other Assets	3,260,860	73,068	-	3,725,644		7,059,572
Total Assets	$4,114,688	$4,401,795	$3,897,200	$4,156,117		$16,569,800

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UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

As of December 31, 2024

	Abundia Global Impact Group (Historical)	Houston American Energy Corp (Historical)[1]	HUSA Equity Offering (Note 4)	Transaction Accounting Adjustments		Pro forma Combined
LIABILITIES AND SHAREHOLDER’S EQUITY
LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	$279,537	$67,226	$-	$1,672,530	5(E)	$2,019,293
Convertible promissory note	5,860,274	-	-	-		5,860,274
Warrant liabilities	45,965	-	-	-		45,965
Other payables	7,775	-	-	-		7,775
Short-term lease liability	-	71,082	-	(71,082)	5(D)	-
Total Current Liabilities	6,193,551	138,308	-	1,601,448		7,933,307
Long-term Liabilities
Reserve for plugging and abandonment costs	-	57,180	-	(19,071)	5(F)	38,109
Total Long-term Liabilities	-	57,180	-	(19,071)		38,109
Total Liabilities	$6,193,551	$195,488	$-	$1,582,377		$7,971,416

EQUITY
Shareholders’ Equity (Deficit)
Member’s deficit	$(2,053,910)	$-	$-	$2,053,910	5(I)	$-
Common stock, par value $ 0.001	-	13,087	2,600	15,687	5(G)	261,442
				(15,687)	5(H)
				237,154	5(I)
				8,601	5(E)
Additional paid-in capital	-	89,408,329	3,894,600	10,494,290	5(G)	31,240,492
				(93,302,929)	5(H)
				14,380,701	5(I)
				611,131	5(G)
				5,754,370	5(E)
Accumulated deficit	-	(85,215,109)	-	(7,435,501)	5(E)	(22,878,597)
				86,443,778	5(H)
				(16,671,765)	5(I)
Noncontrolling interest	(24,953)	-	-	-		(24,953)
Total Shareholders’ Equity (Deficit)	(2,078,863)	4,206,307	3,897,200	2,573,740		8,598,384
Total Equity	(2,078,863)	4,206,307	3,897,200	2,573,740		8,598,384
Total Liabilities and Equity	$4,114,688	$4,401,795	$3,897,200	$4,156,117		$16,569,800

1 Refer to Note 3 for reconciliation of HUSA’s historical as reported presentation.

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UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

For the year ended December 31, 2024

	Abundia Global Impact Group (Historical)	Houston American Energy Corp (Historical) [1]	Transaction Accounting Adjustments		Pro Forma Combined
Revenues
Oil and gas revenue	$-	$560,180	$-		$560,180
Total operating revenue	-	560,180	-		560,180
Operating expenses
Professional fees	543,364	327,413	7,435,501	5(E)	8,306,278
Research and development	1,651,170	-	-		1,651,170
Lease operating expense and severance tax	-	747,559	-		747,559
General and administrative expense	1,896,786	1,897,146	-		3,793,932
Depreciation, depletion and amortization	15,507	160,001	6,421	5(J)	181,929
Provision for loss on convertible note receivable	2,942,029	-	-		2,942,029
Impairment expense - oil and gas properties	-	275,760	(17,344)	5(K)	258,416
Impairment expense - equity investment – Hupecol Meta LLC	-	6,392,874	-		6,392,874
Impairment of license deposit	1,000,000	-	-		1,000,000
Foreign exchange loss (gain)	44,388	-	-		44,388
Total operating expenses	8,093,244	9,800,753	7,424,578		25,318,575
Loss from operations	(8,093,244)	(9,240,573)	(7,424,578)		(24,758,395)
Other income and (expense), net
Grant income	2,545,783	-	-		2,545,783
Interest income	242,459	101,742	-		344,201
Other income	-	922,719	-		922,719
Change in fair value of warrant liability	2,084,150	-	-		2,084,150
Interest expense	(401,096)	-	-		(401,096)
Total other income and (expense), net	4,471,296	1,024,461	-		5,495,757
Net loss	$(3,621,948)	$(8,216,112)	$(7,424,578)		$(19,262,638)
Basic and diluted (loss) income per common share		(0.73)	-		(0.07)
Basic and diluted weighted average number of common shares outstanding		11,288,019	248,355,684	5(L)	259,643,703

1 Refer to Note 3 for reconciliation of HUSA’s historical as reported presentation.

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NOTES TO THE UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The accompanying unaudited pro forma combined consolidated financial information is prepared in accordance with Article 11 of Regulation S-X and is intended to reflect the impact of both the Share Exchange and HUSA Equity Offering. The presentation of the unaudited pro forma balance sheet and statement of operations are based on the historical financial statements of the Combined Company.

The unaudited pro forma combined consolidated financial information was prepared using the acquisition method of accounting in accordance with ASC 805. The acquisition method of accounting requires use of the fair value concepts defined in ASC 820, Fair Value Measurement (“ASC 820”). ASC 820 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions from those to prepare the pro forma adjustments resulting in a range of alternative estimates using the same facts and circumstances.

The Share Exchange did not have an impact on HUSA’s oil and gas reserve information and as a result, supplemental oil and gas disclosures were not included in the pro forma financial information.

After the Share Exchange, the Combined Company will file a consolidated tax return that will include AGIG. As such, there were no pro forma adjustments related to taxes as HUSA has a pre-existing full valuation allowance against its deferred tax assets and the tax effect of pro forma adjustments are fully offset by an increase in the valuation allowance. In addition, it is expected that AGIG will have net deferred tax assets offset by a full valuation allowance at acquisition and thus have no effect on HUSA. The actual deferred tax assets and liabilities may differ materially based on changes resulting from finalizing the allocation of purchase price and valuing the assets acquired and liabilities assumed in the Share Exchange.

Note 2. Significant Accounting Policies

The accounting policies used in the preparation of the unaudited pro forma combined consolidated financial information are those set out in AGIG’s audited consolidated financial statements as of and for the year ended December 31, 2024. Based on that initial review, AGIG does not believe there are any material differences between the accounting policies of the two companies, other than certain reclassifications necessary to conform financial statement presentation. These reclassifications are described in Note 3 below. Upon completion of the Share Exchange, management will perform a comprehensive review of its accounting policies in which additional differences that may be identified, when conformed, could have a material impact on the unaudited pro forma combined consolidated financial information.

Note 3. Reclassification Adjustments

Certain reclassifications are reflected in the pro forma adjustments to conform HUSA’s financial statement presentation to that of the accounting acquirer, AGIG, in the unaudited pro forma combined consolidated balance sheet and statements of operations. These reclassifications have no effect on previously reported shareholders’ equity, or income from continuing operations of HUSA or AGIG. The pro forma financial information may not reflect all reclassifications necessary to conform HUSA’s presentation to that of AGIG due to limitations on the availability of information as of the date of this proxy statement. Accounting policy differences and additional reclassification adjustments may be identified as more information becomes available.

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The following reclassification adjustments were made to conform HUSA’s presentation to AGIG’s presentation:

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET ADJUSTMENTS

As of December 31, 2024

	HUSA (Historical)	Reclassification adjustments to AGIG presentation	HUSA Historical Adjusted
Accounts payable	$49,542	$(49,542)	$-
Accrued expenses	17,684	(17,684)	-
Accounts payable and accrued liabilities	-	67,226	67,226

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS

For the year ended December 31, 2024

	HUSA (Historical)	Reclassification adjustments to AGIG presentation	HUSA Historical Adjusted
Professional fees	$-	$327, 413	$327,143
General and administrative expense	2,224,559	(327,413)	1,897,146

Note 4. HUSA Equity Offering

Represents the effects of the HUSA Equity Offering, as described above, to reflect the net proceeds, common stock issued at par and additional paid-in capital. The HUSA Equity Offering results in $3,897,200 of net proceeds, $2,600 of common stock at par and $3,894,600 of additional paid-in capital.

Note 5. Transaction Accounting Adjustments

The estimated preliminary purchase price for the Share Exchange is calculated as follows:

Preliminary estimated purchase price	Amounts
Estimated fair value of outstanding common stock of HUSA (i)	$10,509,977
Estimated fair value of vested HUSA stock option awards (ii)	611,131
Estimated preliminary purchase price	$11,121,108

i. Represents the estimated fair value of the common stock of the Combined Company to be retained by Common Stockholders. The estimated preliminary purchase price was determined using the close price of Common Stock ($0.67 per share) as of April 3, 2025, the most recent date practicable prior to the preparation of this proxy statement and is calculated based on the total number of shares of Common Stock outstanding as of April 3, 2025 of 15,686,533 shares.

ii. Represents the estimated fair value of vested HUSA stock options which were valued using a lattice-based model.

The Combined Company assessed multiple scenarios considering the current market volatility. Continued market volatility would impact the amount of the goodwill, as the value of the Share Exchange consideration and the fair value of the net identifiable assets acquired will continue to fluctuate. Based upon current valuation assumptions, a 10% increase in HUSA’s share price will result in a total consideration of $12,233,219 and corresponding goodwill of approximately $4,907,656. Likewise, based on current valuation assumptions, a 10% decrease in HUSA’s share price will result in consideration of $10,008,997 and a $2,683,434 goodwill.

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The preliminary estimated purchase price allocation for the Share Exchange is as follows:

Preliminary estimated purchase price allocation	Amounts
Cash	$6,857,351
Accounts receivable – oil and gas sales	75,074
Prepaid expenses and other current assets	175,866
Oil and gas properties, full cost method	1,548,109
Other assets	3,167
Total assets	$8,659,567
Accounts payable and accrued liabilities	(1,295,895)
Reserve for plugging and abandonment costs	(38,109)
Total liabilities	$(1,334,004)
Estimated net assets	$7,325,563
Estimated purchase consideration	$11,121,108
Estimated goodwill	$3,795,545

The preliminary estimated purchase price is subject to change due to several factors, including but not limited to, changes in the estimated preliminary purchase price based on share price at closing and changes in the estimated fair value of HUSA assets acquired and liabilities assumed as of the date of the closing of the Share Exchange, resulting from the finalization of the detailed valuation analysis, including changes in future oil and gas commodity prices, reserve estimates, interest rates and other factors.

The allocation of the estimated fair value of consideration transferred (based on the preliminary estimated purchase price described above) to the estimated fair value of HUSA assets acquired and liabilities assumed resulted in the following purchase price allocation adjustments:

5(A). Represents an adjustment to the historical Oil and gas properties, full cost method to reflect at fair value.

5(B). Represents the elimination of historical accumulated depletion, depreciation, amortization and impairment, including Office equipment that was fully depreciated as of December 31, 2024, for which the fair value was not considered material.

5(C). Represents the recognition of estimated goodwill resulting from the Share Exchange and represents the excess of preliminary estimated purchase consideration over the preliminary fair value of the underlying assets acquired and liabilities assumed.

5(D). Represents the elimination of the Short-term lease liability and Right of use asset which reflects the AGIG’s policy to not recognize assets or liabilities for leases that, at the acquisition date, have a remaining lease term of 12 months or less.

5(E). Represents transaction related fees and expenses of $1,228,669 and $6,206,832 estimated to be incurred subsequent to December 31, 2024 by HUSA and AGIG, respectively in connection with the Share Exchange. Transaction costs to be incurred by AGIG include 8,601,449 shares of Common Stock that are expected to be issued to the investment banker at close of the Share Exchange as a success fee. The estimated value of the success fee is $5,762,971 which was calculated using the close price of Common Stock ($0.67 per share) as of April 3, 2025. This adjustment includes $8,601 in common stock at $0.001 par value and $5,754,370 to additional-paid-in-capital. The remaining transaction costs of $0 and $37,729 are included in the historical Statements of Operations of HUSA and AGIG, respectively, for the twelve months ended December 31, 2024. Transaction costs will not affect the Combined Company’s Statements of Operations beyond 12 months after the acquisition date.

5(F). Represents an adjustment to the historical Reserve for plugging and abandonment cost to reflect at estimated fair value.

5(G). Represents the preliminary estimated purchase price of $11,121,108, including $15,687 in common stock at $0.001 par value and $10,494,290 to additional paid-in capital for the common stock retained by Common Stockholders, and $611,131 to additional paid-in capital related to the estimated fair value of the vested HUSA stock option awards.

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5(H). Represents the elimination of HUSA’s historical common stock, additional paid-in capital and accumulated deficit balances, which includes the elimination of estimated HUSA transaction costs.

5(I). Represents the adjustments to the historical AGIG total members’ deficit:

i. Adjustment to reclassify the historical member’s deficit of AGIG of $2,053,910 to common stock, accumulated deficit and additional paid-in capital;

ii. Represents an adjustment to increase common stock to reflect the 237,154,235 shares (221,180,116 shares issued to Abundia Financial LLC and 24,575,568 shares issued to BFH) issued to AGIG Unitholders, net of the 8,601,449 shares issued to Univest as a result of the Share Exchange; and

iii. Represents a reclassification of historical AGIG accumulated deficit and reclassification of historical book value AGIG members’ deficit to additional paid-in capital.

Amounts
No. of shares to be issued by HUSA to AGIG Unitholders at par value of $0.001	237,154,235
Par value per common share	$0.001
Pro forma adjustment for shares issued by HUSA to AGIG Unitholders	$237,154
Pro forma reclassification of historical AGIG accumulated deficit	$(16,671,765)
Pro forma reclassification of historical carry value of AGIG members’ deficit to additional paid-in capital	$14,380,701

5(J). Represents an adjustment to the historical depletion, depreciation and amortization (DD&A) to the estimated DD&A for Oil and Gas properties recalculated using the fair values of O&G properties under the Full Cost method of accounting to compute the estimated pro forma DD&A provisions.

5(K). Represents an adjustment to the impairment of Oil and gas properties to reflect the remeasurement of the capitalized costs of Oil and gas properties as described in Note 5 that exceeds the calculated ceiling amount under the full cost method of accounting for Oil and gas properties.

5(L). Represents an adjustment to the basic and diluted weighted average common shares outstanding of 248,355,684 to reflect the HUSA Equity Offering of 2,600,000 shares of Common Stock and anticipated issuance of 237,154,235 and 8,601,449 shares of Common Stock to AGIG Unitholders and investment bank as a result of the Share Exchange.

To present the estimated effect of the proposed Reverse Stock Split range, the unaudited pro forma combined consolidated earnings per share has been prepared using the assumptions below:

Proposed Reverse Stock Split	Minimum (1 for 5)	Mid (1 for 30)	Maximum (1 for 60)
Historical weighted average number of HUSA common shares outstanding	2,257,604	376,267	188,134
Shares of HUSA common stock issued in the HUSA Equity Offering	520,000	86,667	43,333
Shares of common stock to be issued to investment banker as success fee	1,720,290	286,715	143,357
Shares of common stock to be issued to AGIG Unitholders upon close of Share Exchange	47,430,847	7,905,141	3,952,571
Pro forma combined weighted average number of common shares outstanding	51,928,741	8,654,790	4,327,395
Pro forma basic and diluted (loss) income per common share	$(0.37)	$(2.23)	$(4.45)

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AGIG INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

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AGIG CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Abundia Global Impact Group LLC

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Abundia Global Impact Group LLC (the Company) as of December 31, 2024 and 2023, the related consolidated statements of operations and comprehensive loss, changes in members’ equity and cash flows for each of the two years ended December 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provide a reasonable basis for our opinion.

Emphasis of Matter - Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is pre-revenue and has suffered recurring losses from operations, has a net capital deficiency and has a significant financing facility maturing within the next twelve months. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Valuation for Warrant

As described in Notes 8 to the consolidated financial statements, the Company has issued a warrant in connection with their convertible debt agreement. The accounting for these financial instruments was identified as a critical audit matter due to the valuation of the warrant involving significant judgment, as it requires the use of the Black-Scholes model, weighted by management’s estimate of the probability of occurrence. The Black-Scholes model relies on several assumptions, including stock price volatility, risk-free interest rates, discount rates, and the expected life of the warrant.

How the Matter Was Addressed in the Audit

Our audit procedures related to the accounting and valuation of the convertible debt instruments and warrants included the following, among others:

● We obtained an understanding of the relevant controls over the Company’s process the valuation of the convertible note instrument and warrant.

● We involved our valuation specialists to assist in assessing the reasonableness of the assumptions and methodologies used by the Company in valuing the conversion features and warrant, including the use of the Black-Scholes model.

● We tested the completeness and accuracy of the underlying data used in the valuation models.

● We assessed the adequacy of the Company’s disclosures related to the convertible debt instruments and warrant.

● We assessed the adequacy of the Company’s disclosures related to the convertible debt instruments and warrants.

We have served as the Company’s auditor since 2020.

/s/ Baker Tilly US, LLP

Houston, Texas

February 24, 2025

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ABUNDIA GLOBAL IMPACT GROUP LLC

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31,
	2024	2023
ASSETS

Current Assets
Cash and cash equivalents	$525,809	$390,324
Convertible promissory note receivable, net	—	2,699,570
Government grant receivable	205,424	—
Prepaid expenses and other current assets	122,283	13,367

Total Current Assets	853,516	3,103,261

Property and equipment, net	312	1,516

Other Assets
Capitalized patents, net	1,145,860	841,626
Deposits on license agreements	2,115,000	3,115,000

Total Other Assets	3,260,860	3,956,626

Total Assets	$4,114,688	$7,061,403

LIABILITIES AND MEMBERS’ DEFICIT

Current Liabilities
Accounts payable and accrued liabilities	$279,537	$294,225
Convertible promissory note	5,860,274	5,459,178
Warrant liabilities	45,965	2,130,115
Other payables	7,775	13,523

Total Current Liabilities	6,193,551	7,897,041

Total Liabilities	6,193,551	7,897,041

Commitments and Contingencies (Note 11)

Members’ Deficit	(2,053,910)	(824,284)

Noncontrolling Interest	(24,953)	(11,354)

Total Members’ Deficit	(2,078,863)	(835,638)

Total Liabilities and Members’ Deficit	$4,114,688	$7,061,403

The accompanying notes are an integral part of these audited consolidated financial statements.

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ABUNDIA GLOBAL IMPACT GROUP LLC

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	FOR THE
	YEARS ENDED
	DECEMBER 31,
	2024	2023
OPERATING EXPENSES
General and administrative	$1,912,293	$1,111,036
Research and development	1,651,170	839,243
Professional fees	543,364	685,969
Foreign exchange loss (gain)	44,388	(16,862)
Provision for loss on convertible note receivable	2,942,029	—
Impairment of license deposit	1,000,000	—
Impairment of capitalized fees on abandoned asset acquisition	—	165,843

Total Operating Expenses	8,093,244	2,785,229

OTHER INCOME AND (EXPENSE)
Grant income	2,545,783	—
Change in fair value of warrant liabilities	2,084,150	(119,313)
Interest income	242,459	181,804
Other income	—	65,000
Interest expense	(401,096)	(2,399,430)

Total Other Income and (Expense)	4,471,296	(2,271,939)

NET LOSS	(3,621,948)	(5,057,168)

Net loss attributable to noncontrolling interest	13,599	10,682

NET LOSS ATTRIBUTABLE TO ABUNDIA GLOBAL IMPACT GROUP LLC	(3,608,349)	(5,046,486)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(16,377)	(48,535)

COMPREHENSIVE LOSS	$(3,624,726)	$(5,095,021)

The accompanying notes are an integral part of these audited consolidated financial statements.

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ABUNDIA GLOBAL IMPACT GROUP LLC

Consolidated statements of changes in members’ equity (deficit)

for the years ended December 31, 2024 and 2023

	Members’ Contributions	Accumulated Deficit	Non-controlling Interest	Total Members’ Equity (Deficit)

Balance at January 1, 2023	$8,834,570	$(7,952,018)	$(672)	$881,880

Capital Contributions	3,388,185	—	—	3,388,185

Net Loss	—	(5,046,486)	(10,682)	(5,057,168)

Other Comprehensive Loss	—	(48,535)	—	(48,535)

Balance at December 31, 2023	$12,222,755	$(13,047,039)	$(11,354)	$(835,638)

Capital Contributions	2,395,100	—	—	2,395,100

Net Loss	—	(3,608,349)	(13,599)	(3,621,948)

Other Comprehensive Loss	—	(16,377)	—	(16,377)

Balance at December 31, 2024	$14,617,855	$(16,671,765)	$(24,953)	$(2,078,863)

The accompanying notes are an integral part of these audited consolidated financial statements.

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ABUNDIA GLOBAL IMPACT GROUP LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE
	YEARS ENDED
	DECEMBER 31,
	2024	2023
Cash Flows From Operating Activities:
Net loss	$(3,621,948)	$(5,057,168)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,507	5,300
Provision for loss on convertible note receivable	2,942,029	—
Change in fair value of warrant liabilities	(2,084,150)	119,313
Amortization of debt discount	—	1,999,430
Impairment of license deposit	1,000,000	—
Impairment of capitalized fees on abandonment of asset acquisition	—	165,843

Accrued interest receivable	(242,459)	(181,804)
Accrued interest payable	401,096	400,000

Changes in operating assets and liabilities:
Government grant receivable	(205,424)	—
Prepaid expenses and other current assets	(108,915)	18,757
Accounts payable and accrued expenses	(14,688)	78,168
Other payables	(5,748)	(4,460)

Net Cash Flows Used In Operating Activities	(1,924,700)	(2,456,621)

Cash Flows From Investing Activities:
Deposits on license agreements	—	(740,000)
Advances under convertible promissory note receivable	—	(200,000)
Acquisition costs related to other long-term assets	—	(5,355)
Payments related to patent application costs	(318,538)	(594,162)

Net Cash Flows Used In Investing Activities	(318,538)	(1,539,517)

Net Cash Flows from Financing Activities
Capital contributions	2,395,100	3,388,185

Net Cash Flows Provided by Financing Activities	2,395,100	3,388,185

Effect of exchange rate changes	(16,377)	(48,535)

Net Change in Cash and Cash Equivalents:	135,485	(656,488)

Beginning Cash and Cash Equivalents:	$390,324	$1,046,812

Ending Cash and Cash Equivalents:	$525,809	$390,324

The accompanying notes are an integral part of these audited consolidated financial statements

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ABUNDIA GLOBAL IMPACT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Abundia Global Impact Group LLC’s (“AGIG’s” or “the Company’s”) business plan is to raise the necessary debt or equity funding to build and operate biomass and plastic recycling plants on a global basis using a combination of proprietary, licensed and commercialized technologies to provide a complete process which turns waste plastics and biomass into drop-in alternatives to fossil derived energy, fuels and chemicals.

AGIG’s activities to date have focused on the research and development and fund-raising activities required to implement its business plan.

Effective December 9, 2024, AGIG entered into a non-binding LOI to be acquired by Houston American Energy Corp (“HUSA”) subject to due diligence.

NOTE 2. GOING CONCERN

The Company’s consolidated financial statements are prepared on a going concern basis, which contemplates the realization of assets and the liquidation of liabilities during the normal course of business. Since inception, the Company has had no revenue generating activities and its only source of income has been grant income of $2,545,783 recognized during the year ended December 31, 2024. For the year ended December 31, 2024, the Company reported a net loss of $3,621,948, negative working capital of $5,340,035 and an accumulated deficit of $16,671,765.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments resulting from the outcome of this uncertainty. The Company’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital and implement its proposed business plan of building and operating biomass and plastic recycling plants on a profitable basis. The Company intends to rely upon continued financial support from its principal majority shareholder to fund its working capital needs. No assurances can be given that the majority will continue to fund the Company’s working capital needs, the Company will be able to raise the equity and debt required to implement its business plan or that the Company will be successful in building and operating biomass and plastic recycling plants on a profitable basis. As a result, there is substantial doubt about the Company’s ability to continue as a going concern within one year after the date the consolidated financial statements are available to be issued.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Basis of Presentation

The summary of significant accounting policies is presented to assist in the understanding of the financial statements. These policies conform to GAAP and have been consistently applied.

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Consolidated Financial Statements

These consolidated statements include the financial statements of the Company and the following subsidiary companies from the date of their formation or incorporation:

Company Name	Country of Formation / Incorporation	Date of Incorporation	Percentage Ownership
Abundia Biomass LLC	USA	March 26, 2019	100%
Abundia Biomass-to-Liquids Limited	UK	July 10, 2020	77.5%
Abundia Plastics to Liquids LLC	US	September 10, 2021	100%
Abundia Plastics Europe Limited	UK	January 14, 2020	100%
Abundia Global Impact Group (Ireland) Limited	Ireland	February 4, 2022	100%
Abundia Global Impact Group (UK) Limited	UK	May 5, 2023	100%

All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates. Significant estimates include the allowance for estimated credit losses on convertible notes receivable and other financial assets, impairment evaluations of long-lived assets, fair value measurements of warrant liabilities and other financial instruments, and assessments of contingent liabilities.

Foreign Currency Translation

The Company has functional currencies in Euros, US Dollars and British Pounds Sterling and its reporting currency is the US Dollar. Management has adopted Accounting Standards Codification (“ASC”) 830-20, “Foreign Currency Matters – Foreign Currency Transactions”. All assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. For revenues and expenses, the weighted average exchange rate for the period is used. Gains and losses arising on translation of foreign currency denominated transactions are included in other comprehensive loss.

Related Party Transactions

A related party is generally defined as (i) any person that holds 10% or more of our membership interests including such person’s immediate families, (ii) our management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with us, or (iv) anyone who can significantly influence our financial and operating decisions. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. See Note 12 below for details of related party transactions during the years ended December 31, 2024 and 2023, respectively.

Cash and Cash Equivalents:

Cash represents cash deposits held at financial institutions. Cash equivalents include short-term highly liquid investments of sufficient credit quality that are readily convertible to known amounts of cash and have original maturities of three months or less. Cash equivalents are held for meeting short-term liquidity requirements, rather than for investment purposes. Cash and cash equivalents are held at major financial institutions and are subject to credit risk to the extent they exceed government deposit insurance limits in the country in which they are located. The Company has not experienced any losses to date on depository accounts.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of amounts paid in advance for goods or services to be received in future periods, refundable deposit related to a feasibility study for a potential real estate acquisition, and a receivable from the Irish government for recoverable value-added tax (VAT) incurred on expenses.

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Convertible Promissory Note Receivable and Current Expected Credit Losses

As the Company has the intent and ability to hold the convertible note receivable for the foreseeable future, or until maturity or prepayment, the convertible note receivable is reported at its recorded investment, less deferred fundings and any allowance for expected credit losses.

The recorded investment of the convertible note receivable includes unpaid principal, accrued interest and fees, net of deferred loan fees or costs and unamortized premium or discount (if any). The recorded investment is reduced by any full or partial charge-offs and by any receipts of interest applied under the cost recovery method of accounting.

The Company evaluates its convertible note receivable for expected credit losses in accordance with ASC 326, “Financial Instruments – Credit Losses,” and records an allowance for losses based on the current expected credit loss model. The allowance is determined based on an assessment of specific identifiable amounts considered at risk or uncollectible, incorporating estimated forward-looking losses due to potential borrower default and an evaluation of the recoverability of the note.

During the year ended December 31, 2024, the Company recorded a full allowance of $2,942,029 for expected credit losses on its convertible note receivable, as management determined that the future economic benefit from the convertible note receivable was highly uncertain, with no expected future cash flows and no marketability for sale or transfer During the year ended December 31, 2023, the Company evaluated the likelihood of expected credit losses on its convertible note receivable and determined that no allowance for expected credit losses was required at that time.

See Note 4 below for further details.

Fair Value of Financial Instruments

The fair value of a financial instrument is the amount the Company would receive to sell an asset or pay to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. In the absence of such data, fair value is estimated using internal information consistent with what market participants would use in a hypothetical transaction.

According to ASC 820, “Fair Value Measurement,” the fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value. The Company’s assessment of the significance of a particular input to the fair value measurements requires judgment and may affect the valuation of the assets and liabilities being measured and their placement within the fair value hierarchy. The Company uses appropriate valuation techniques based on available inputs to measure the fair value of its assets and liabilities. The fair value hierarchy is defined in the following three categories:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

The Company holds certain assets and liabilities that are required to be measured at fair value on a recurring and non-recurring basis. See Note 9 for further details.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Additions and major replacements or betterments are added to the assets at cost. Maintenance and repair costs and minor replacements are charged to expense when incurred.

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Capitalized Patent Costs:

Patent costs, including legal fees associated with the creation of intellectual property and patent registration costs are capitalized as incurred. These costs are amortized over the estimated useful life of the patent commencing from the date the patent has been granted.

Deposits on License Agreements:

Deposits paid in connection with license agreements that are to be applied against future license fees are capitalized as other assets pending the commencement of fee generating operations under the license agreements. When fee generating operations under the license agreements commence, the deposits will be applied against the balance of fees due and payable. In the event fee generating operations under the license agreements fail to occur, the deposits will be expensed as abortive transaction costs.

Other Long-term Assets

Fees incurred in respect of proposed real estate acquisitions are capitalized as other long-term assets pending completion of the acquisition. When the acquisition of the real estate is completed, in accordance with ASC 805-50-30-1, the fees are included as part of the acquisition cost of the real estate. In the event the real estate acquisition fails to be completed, the fees are expensed as abandoned transaction costs.

During the year ended December 31, 2023, the Company incurred $5,355 in fees related to its proposed acquisition of certain real estate. Subsequently, during the year ended December 31, 2023, the proposed acquisition of the real estate in question was abandoned and previously capitalized fees totaling $165,843 were expensed in full immediately upon the abandonment of the proposed acquisition in operating expenses as an impairment of capitalized fees on abortive asset acquisition. This impairment is disclosed as impairment of capitalized fees on abortive asset acquisition in the Company’s consolidated statements of operations.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment in accordance with ASC 360, “Property, Plant, and Equipment,” whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. These events or changes in circumstances include, but are not limited to, significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the strategy for the overall business, significant negative industry or economic trends. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset group to the estimated undiscounted cash flows over the estimated remaining useful life of the primary asset included in the asset group. If the asset group is not recoverable, the impairment loss is calculated as the excess of the carrying value over the fair value.

During the year ended December 31, 2024, the Company determined that a license deposit of $1,000,000 was impaired. The impairment was recognized as management determined that this asset no longer have a future economic benefit. The fair value of the impaired asset was determined to be zero, as there were no expected future cash flows, no alternative use, and no marketability for sale or transfer.

During the year ended December 31, 2023, the Company determined that $165,843 in capitalized fees related to an abandoned asset acquisition costs were impaired. The impairment was recognized as management determined that the asset no longer have a future economic benefit. The fair value of the impaired asset was determined to be zero, as there were no expected future cash flows, no alternative use, and no marketability for sale or transfer.

See Note 6 for further details.

Derivative Instruments

The Company evaluates its convertible promissory note, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with Topic 480 of the FASB ASC and Topic 815 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative, if required to be bifurcated, is marked-to-market at each balance sheet date and recorded as a liability. The change in fair value is recorded in the consolidated statements of operations as a component of other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

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In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

Warrants

Warrants are accounted in accordance with the guidance contained in ASC 815-40-15-7D. The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter.

The relative fair value of the warrants issued in conjunction with the convertible note have been treated as a debt discount with an offsetting credit to warrant liabilities. The debt discount related to the warrant issuances is being accreted to interest expense over the term of the note.

Income Taxes

The Company is taxed in the US as a partnership for federal and state tax purposes with all tax benefits or liabilities of its operations passing through to its members. Accordingly, the Company itself does not recognize any tax benefits or liabilities in its financial statements in respect of its operations.

In accordance with the Company’s operating agreement, to the extent possible, without impairing the Company’s ability to continue to conduct its business and activities, if the Company generates taxable income for its members, the Company is required to distribute an amount equal to the estimated tax liability of its members. As the Company has incurred taxable losses since inception, no distributions have been made to members under this provision.

The Company’s subsidiaries are subject to tax and retain all tax benefits or liabilities arising from their operations in the country in which they operate. Accordingly, the Company recognizes any tax benefits or liabilities arising in its subsidiary companies in its consolidated financial statements in respect of their operations.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to operating losses and tax credit carryforwards, as well as the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance will be provided against deferred tax assets if the Company determines it is more-likely-than-not such assets will not ultimately be realized.

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Research and Development

In accordance with ASC 730, “Research and Development” the Company expenses third-party research and development consulting costs as incurred. Research and development expenses for the years ended December 31, 2024 and 2023, were $1,651,170 and $839,243, respectively.

Deferred Financing Costs

The Company capitalizes costs incurred in connection with the establishment of the convertible promissory note and the costs that are related to a recognized liability in the balance sheet are presented as a direct deduction to that liability. These deferred costs are amortized as an adjustment to interest expense over the life of the borrowing or life of the credit facility using the straight-line method of amortization, which approximates the effective interest method. Deferred financing costs could be accelerated, written-off or replaced to the extent the Company’s financing obligations are extinguished, modified or changed in future periods. The Company incurred deferred financing costs of $441,696 at the inception of the convertible promissory note. Amortization expense on deferred financing costs for the was $388,966 for the year ended December 31, 2023 and are included in interest expense on the consolidated statements of operations and comprehensive loss.

Grant Income and Government Grant Receivable

In the absence of comprehensive recognition and measurement guidance within the scope of authoritative US generally accepted accounting principles (GAAP) for the government grant that the Company has been awarded, in accordance with guidance in ASC 832 “Government Assistance”, the Company has accounted for the grant it has received from the government by analogy using the terms of IAS 20, Accounting for Government Grants and Disclosures of Government Accounting Assistance. The Company receives funding under a government grant which reimburses the Company for certain qualifying research and development and related expenditures. Grant funding for research and development received under grant agreements where there is no obligation to repay grant funds is recognized as grant income in the period during which the related qualifying expenses are incurred, provided that the grants are fully approved by the granting agencies and the conditions under which the grants were provided have been met. Grant income recognized upon incurring qualifying expenses in advance of receipt of grant funding is recorded in the consolidated balance sheet as government grants receivable.

Recent Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update 2023-09, Improvements to Income Tax Disclosures (ASU 2023-09). ASU 2023-09 includes requirements that an entity disclose specific categories in the rate reconciliation and provide additional information for reconciling items that are greater than five percent of the amount computed by multiplying pretax income (or loss) by the applicable statutory income tax rate. The standard also requires that entities disclose income (or loss) from continuing operations before income tax expense (or benefit) and income tax expense (or benefit) each disaggregated between domestic and foreign. ASU 2023-09 is effective for annual periods beginning after December 15, 2024. The Company is currently assessing the impact of ASU 2023-09 on its disclosures.

In November 2023, the FASB issued Accounting Standards Update 2023-07, Improvements to Reportable Segment Disclosures (ASU 2023-07). ASU 2023-07 includes requirements that an entity disclose the title of the chief operating decision maker (CODM) and on an interim and annual basis, significant segment expenses and the composition of other segment items for each segment’s reported profit. The standard also permits disclosure of additional measures of segment profit. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company is currently assessing the impact of ASU 2023-07 on its disclosures.

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During March 2020, the FASB issued ASU No. 2020-04, Facilitation of the Effects of Reference Rate Reform on Financial Reporting. ASU No. 2020-04 provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform, if certain criteria are met. Entities could elect the optional expedients and exceptions included in ASU No. 2020-04 as of March 12, 2020 and through December 31, 2022. During December 2022, the FASB issued ASU No. 2022-06, Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848. These amendments defer the sunset date of Topic 848 from December 31, 2022 to December 31, 2024. The Company is currently assessing the effect that electing the optional expedients and exceptions included in ASU No. 2020-04 would have on its results of operation, financial position and cash flows.

During June 2016, the FASB issued ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments. ASU No. 2016-13 requires financial assets measured at amortized cost to be presented at the net amount expected to be collected, through an allowance for credit losses that is deducted from the amortized cost basis. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. During November 2018, April 2019, May 2019, November 2019 and March 2020, respectively, the FASB also issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments - Credit Losses; ASU No. 2019-04, Codification Improvements to Topic 326, Financial Instruments - Credit Losses; ASU No. 2019-05 Targeted Transition Relief; ASU No. 2019-11, Codification Improvements to Topic 326, Financial Instruments - Credit Losses; and ASU No. 2020-03 Codification Improvements to Financial Instruments. ASU No. 2018-19 clarifies the effective date for nonpublic entities and that receivables arising from operating leases are not within the scope of Subtopic 326-20, ASU Nos. 2019-04 and 2019-05 amend the transition guidance provided in ASU No. 2016-13, and ASU Nos. 2019-11 and 2020-03 amend ASU No. 2016-13 to clarify, correct errors in, or improve the guidance. ASU No. 2016-13 (as amended) is effective for annual periods and interim periods within those annual periods beginning after December 15, 2022. Early adoption is permitted for annual and interim periods beginning after December 15, 2018. The implementation of ASU No. 2016-13 (as amended) on a prospective basis effective January 1, 2023 has had no material impact on the Company’s results of operations, financial position or cash flows.

NOTE 4. CONVERTIBLE PROMISSORY NOTE RECEIVABLE

	December 31	December 31
	2024	2023
Principal	$2,500,000	$2,500,000
Accrued interest receivable	442,029	199,570
Loss provision on convertible promissory note receivable	(2,942,029)	—
Convertible promissory note receivable, net	$—	$2,699,570

Effective November 23, 2022, AGIG entered into an agreement to provide $4,000,000 to an unrelated third party (“the Borrower”) by way of convertible promissory note: $2,000,000 million on signature of the agreement and the remaining balance of $2,000,000 on or before January 31, 2023. Accordingly, AGIG made an initial advance of $2,000,000 to Borrower by way of a secured convertible promissory note. The convertible promissory note had a two-year term beginning on November 23, 2022, bore interest at 8% per annum, was secured on the assets of the Borrower and was convertible, at AGIG’s option, into a membership interest in the Borrower. In December 2022, AGIG advanced a further $300,000 under the terms, bringing the total outstanding balance to $2,300,000 as of December 31, 2022. During the year ended December 31, 2023, AGIG advanced a further $200,000, bringing the total principal outstanding to $2,500,000 as of December 31, 2023.

Effective November 23, 2024, repayment was due to the Company of $2,500,000 in principal, together with accrued interest of $396,791. No repayment was received from the Borrower and the term of the convertible promissory note was extended to December 31, 2025 and the interest rate was increased from 8% to 15%.

As of December 31, 2024 and 2023, the balance due in respect of the convertible promissory note and accrued interest was $2,942,029 and $2,699,570, respectively.

During the year ended December 31, 2024, the Company recorded a full allowance of $2,942,029 for expected credit losses on its convertible promissory note receivable. Given the Borrower’s failure to repay the principal balance and accrued interest on the scheduled repayment date and availability of further information on the Borrower’s financial position, management determined that any future economic was highly uncertain, with no expected future cash flows and no marketability for sale or transfer.

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NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Estimated Useful Life	December 31, 2024	December 31, 2023
Computer equipment	3 years	$3,602	$3,602
Accumulated depreciation		(3,290)	(2,086)
Total property and equipment, net		$312	$1,516

For the years ended December 31, 2024 and 2023, depreciation expense was $1,204 and $1,200, respectively.

NOTE 6. OTHER ASSETS

Capitalized Patent Costs

AGIG, through its 77.5% owned subsidiary, Abundia Biomass-to-Liquids Limited, has applied for a number of patents and a trademark relating to its proposed business plan. During the year ended December 31, 2024, a number of pending patents related to recycling of plastics were transferred from Abundia Biomass-to-Liquids Limited to a 100% AGIG owned subsidiary, Abundia Plastics Europe Limited. During the years ended December 31, 2024 and 2023, five and two patent applications, respectively, were granted. The only trademark application made by AGIG was abandoned during the year ended December 31, 2023.

	Estimated Useful Life	Cost	Accumulated Amortization	Net Book Value
December 31, 2024

Pending patent applications	N/A	$826,203	$—	$826,203
Granted patents	20 years	338,061	(18,404)	319,657
Total patent costs		$1,164,264	$(18,404)	$1,145,860

December 31, 2023

Pending patent applications	N/A	$665,062	$—	$665,062
Granted patents	20 years	180,664	(4,100)	176,564
Total patent costs		$845,726	$(4,100)	$841,626

During the years ended December 31, 2024 and 2023, the Company recognized amortization expense in respect of granted patents of $14,305 and $4,100, respectively.

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Deposits on License Agreements

	December 31	December 31
	2024	2023
Opening balance	$3,115,000	$2,375,000
Additional deposits	—	740,000
Impairment	(1,000,000)	—
Closing balance	$2,115,000	$3,115,000

Effective September 24, 2021, AGIG Plastics to Liquids LLC, a wholly owned subsidiary of AGIG, entered into a technology license and service agreement with, an unrelated third party that has developed the technology to transform plastic waste into petrochemical products, which can be further refined into fuels, waxes, and new plastic production. The purpose of the license agreement was to permit AGIG to utilize this technology in its plastics recycling plants. An initial non-refundable deposit of $500,000 was paid in respect of this agreement during the year ended December 31, 2022, which has been capitalized and is creditable against future license fees. A further non-refundable deposit of $500,000 was paid in respect of this agreement during the year ended December 31, 2023, which has also been capitalized and is creditable against future license fees. As of December 31, 2024 and 2023, the total non-refundable deposit that had been paid in respect of this agreement was $1,000,000. Further ongoing license fees become due and payable indefinitely as plants are built and commissioned.

Effective May 11, 2022, AGIG entered into a Services Agreement with a third-party manufacturer. The purpose of the Service Agreement is for the third party to manufacture and sell to AGIG the units required for the pyrolysis process used in our biomass to energy, fuels and chemicals process. At times through the terms of the agreement, the Company may be requested to provide payments at the request of the third party to fund costs associated with the agreement utilizing a cost-plus fixed fee method. These payments are applied to the initial deposit of the Services Agreement. During the year ended December 31, 2023, $240,000 was paid in additional deposits in respect of this agreement. As of December 31, 2024 and 2023, the total non-refundable deposits that had been paid in respect of this agreement was $1,115,000. The Services Agreement has an indefinite term. In connection with the Services Agreement, the Company entered into a separate License Agreement with the third-party manufacturer. The License Agreement provides the Company a defined number of units of the Licensor’s intellectual property and the proprietary rights know-how to the successful assembly, installation and operation of the units. The effective date of the agreement is the earlier of (i) an event of default, (ii) an intellectual property transfer amongst the parties, and (iii) a force majeure termination. In an event of default, the Company acquires the proprietary, patent-protected, clean energy system if the third-party manufacturer defaults on the Services Agreement for cash considerations.

Effective November 23, 2022, AGIG entered into a Development, Collaboration & License Agreement (“DCLA”) agreement with a third-party technology company. Under the term the DCLA, which has an initial term of 3 years, both parties entered into a Joint Development Project with both parties being entitled to license each other’s existing intellectual property. During the year ended December 31, 2022, AGIG paid a $1 million collaboration fee to support the development of the project, which is creditable against future license payments under the terms of DCLA. No further payments were made during the years ended December 31, 2024 and 2023 in respect of this agreement.

Effective December 31, 2024, upon assessment of all three license deposits, it was determined with respect to one of the licenses described above, that due to obtaining further information about the effectiveness of the technology of the License in question, the Company now does not intend to use the technology going forward. Accordingly, management determined that this license deposit no longer had any future economic benefit as there were no expected future cash flows, no alternative use, and no marketability for sale or transfer. The Company therefore wrote off $1,000,000 at December 31, 2024 representing the full carrying value of this License. The impairment was recognized in operating expenses as impairment of license deposit in the Company’s consolidated statements of operations. It was determined that no impairment was required in respect of the remaining two other license deposits at December 31, 2024.

Effective December 31, 2023, the Company performed a similar assessment for all three licenses and at that time determined that no write off was required in respect of any of the licenses.

NOTE 7. CONVERTIBLE NOTE PAYABLE

	December 31,	December 31,
	2024	2023
Convertible note payable	$5,000,000	$5,000,000
Unamortized debt issuance costs	—	—
Accrued interest	860,274	459,178
Convertible note payable, net debt issuance costs	$5,860,274	$5,459,178

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Effective November 7, 2022, AGIG entered into a $5,000,000 convertible note payable (the “Note”) with an interest rate of 8%. Repayment or conversion of this note into equity securities of AGIG occurs as follows (a) repayment at the Maturity date of November 7, 2023, or (b) at the Lender’s sole option, conversion of the outstanding principal and interest into equity securities of AGIG upon the closing of a private offering of AGIG equity securities (“Next Round Funding”). If the Lender exercises its option to convert the Note into equity securities, the Note is convertible into a variable number of equity securities at the same price paid by investors in the Next Round Funding to satisfy the outstanding Note balance. The Company has the option to extend the maturity date of the Note by 12 months with the mutual consent of the Lender.

At maturity, the term of the Note was extended for 3 months to February 7, 2024. Subsequent to December 31, 2023, the term of the Note was further extended to May 7, 2024 and subsequently to May 1, 2025.

As part of the funding agreement, AGIG undertook that, in the event that AGIG closed a future private offering of equity securities or securities convertible into equity securities (“Next Round Funding”), AGIG would issue a warrant with a term of 5 years to the Lender to purchase $5,000,000 worth of the securities issued in the Next Round Financing with an exercise price equivalent to 80% of the price paid by investors in the Next Round Financing.

As discussed further in Note 8 Warrant Liabilities below, the issued warrants were determined to have a fair value of $1,866,243. The $1,866,243 estimated value of the potential issuance of a future warrant, has been accounted for a debt issuance cost and amortized over the initial one-year term of the Note using the effective interest method.

During the years ended, December 31, 2024 and 2023, the Company incurred interest expense, including the amortization of debt discount costs, of $401,096 and $2,399,430, respectively, in respect of this Note.

NOTE 8: WARRANT LIABILITIES

As discussed in Note 7 Convertible Note Payable above, effective November 7, 2022, AGIG entered into a $5,000,000 convertible promissory note. As part of the funding agreement AGIG undertook that, in the event that AGIG closed a private offering of equity securities or securities convertible into equity securities (“Next Round Funding”), AGIG would issue a warrant with a term of 5 years to the Lender to purchase $5,000,000 worth of the securities issued in the Next Round Financing with an exercise price equivalent to 80% of the price paid by investors in the Next Round Financing.

The Company evaluated the warrants as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the warrants and applicable authoritative guidance from ASC 480 and ASC 815-40. The Company determined the warrants failed the indexation guidance under ASC 815-40, as they contain provisions that provide note holders with rights to a variable number of shares based on future financing terms. Specifically, should the Company undertake a private equity offering before the maturity date, the note holder will receive equity warrants to purchase securities issued in the Next Round Financing at an aggregate value of $5,000,000, with an exercise price equal to 80% of the price paid by investors in the offering. This embedded feature represents a deemed redemption feature due to the substantial premium received by the note holder. As a result, the Company concluded that the redemption feature require bifurcation from the convertible note and subsequent accounting as a freestanding warrant liability in accordance with ASC 815-40. The warrants had a fair value of $1,866,243 on issuance and were classified as liabilities with a corresponding decrease to the Note outstanding balance of $5,000,000 as a discount resulting in Debt Net of Discount Balance of $3,133,757. This discount was accreted over the initial one-year term of the Note as interest expense to par using the effective interest method as noted above. The effective interest rate was 42.10%. As of December 31, 2024 and 2023, the debt discount arising on the issuance of the warrants had been fully amortized.

Accordingly, pursuant to ASC 815-40, the Company recorded the fair value of the warrants as a liability upon issuance and marked to market each reporting period in the Company’s consolidated statement of operations until their exercise or expiration.

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The estimated fair value of the warrants was calculated using the Black Scholes model with the assumptions set out below, weighted for management’s estimate of the probability of a Next Round Financing being completed and discounted back to the valuation date using estimated venture capital rates of return.

	December 31	December 31,
Input	2024	2023
Expected term	5 years	5 years
Principal	$5,000,000	$5,000,000
Exercise price	$4,000,000	$4,000,000
Volatility	74.5%	76.3%
Dividend yield	0%	0%
Risk free rate of return	4.3%	3.8%
Estimated probability of occurrence of a Next Round Financing	2%	70%
Estimated venture capital rates of return	30%	30%

AGIG Plastics to Liquids LLC

Effective September 24, 2021, AGIG Plastics to Liquids LLC, a wholly owned subsidiary of AGIG, entered into a technology license and services agreement with a third-party technology provider. As part of the agreement, AGIG Plastics to Liquids LLC issued a warrant to the licensor to acquire the number of membership units in AGIG Plastics to Liquids LLC equivalent to 1.5% of its fully diluted capitalization. The warrant has an exercise price of $0.01 per membership unit, a term of 10 years and is exercisable in the event of a change of control or public listing of AGIG Plastics to Liquids LLC or its parent.

The Company evaluated the warrants as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the warrants and applicable authoritative guidance from ASC 480 and ASC 815-40. The Company determined the warrants failed the indexation guidance under ASC 815-40, as they contain provisions that provide note holders with rights to a variable number of shares. Accordingly, pursuant to ASC 815-40, the Company recorded the fair value of the warrants as a liability upon issuance and marked to market each reporting period in the Company’s consolidated statements of operations until their exercise or expiration. However, no fair value has been assigned to these warrants as AGIG Plastics to Liquids LLC has no equity, no planned operations, and consequently only nominal projected value.

The remaining outstanding term of the warrants was 6.7 years and 7.7 years at December 31, 2024 and 2023, respectively.

NOTE 9: FAIR VALUE MEASUREMENTS

The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, government grant receivables, prepaid expenses and other current assets, accounts payable and accrued expenses approximate fair value given the short-term nature of these instruments.

The carrying amounts of convertible promissory note approximates fair value given these instruments bear prevailing market interest rates.

Recurring Fair Value Measurements

The fair value of financial instruments measured on a recurring basis as of December 31, 2024 and 2023 consisted of the following:

Description	Level 1	Level 2	Level 3	Total December 31, 2024
Warrant liabilities	$—	$—	$45,965	$45,965

Description	Level 1	Level 2	Level 3	Total December 31, 2023
Warrant liabilities	$—	$—	$2,130,115	$2,130,115

The changes in the fair value of the warrant liabilities for the years ending December 31, 2024 and 2023 are summarized as follows:

Fair value at issuance January 1, 2023	$2,010,802
Change in fair value of warrant liabilities	119,313
Fair value at December 31, 2023	2,130,115
Change in fair value of warrant liabilities	(2,084,150)
Fair value at December 31, 2024	$45,965

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Non-recurring Fair Value Measurements

Certain assets, including long-lived assets and certain financial instruments, are measured at fair value on a non-recurring basis if it is determined that impairment indicators are present using Level 3 inputs.

During the year ended December 31, 2024, the Company recorded impairments of $1,000,000 related to a license deposit and $2,942,029 related to expected credit losses on its convertible note receivable.

During the year ended December 31, 2023, the Company recorded impairment of $165,843 related to capitalized fees from an abandoned asset acquisition.

NOTE 10: GRANT INCOME AND GOVERNMENT GRANT RECEIVABLE

Grant income relates to a grant awarded by the UK government to the Company’s UK subsidiary company, Abundia Biomass-to-Liquids Ltd, under its Advance Fuel Fund competition for the development of sustainable aviation fuel production plants in the UK. The total grant amount awarded was £4,484,431 ($5,400,000) and is delivered as a reclaim for eligible project-related expenditure paid each quarter.

The grant reimburses the Company for pre-approved eligible project research and development costs, related professional fees and general and administrative costs. These costs are included in the Company’s operating expenses in the Company’s consolidated statements of operations. The eligible expenses for reimbursement also include a 20% mark up on certain related administrative and staff costs.

During the year end December 31, 2024, the Company incurred $2,545,783 in expenditure eligible for reimbursement which has been recognized as grant income in other income in the consolidated statements of operations. The Company received reimbursement of $2,340,359 during the year ended December 31, 2024 and the balance of $205,424 is recorded on the consolidated balance sheets at December 31, 2024 as government grant receivable.

NOTE 11: COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various legal disputes in the normal course of business. While management cannot predict the outcome of these proceedings with certainty, management does not believe that an adverse result in any pending legal or regulatory proceeding, individually or in the aggregate, would be material to the Company’s financial position, results of operations or cash flows. Management is not aware of any adversarial legal proceedings against the Company during the years ended December 31, 2024 and 2023 or pending as at December 31, 2024.

NOTE 12. MEMBERS’ EQUITY (DEFICIT)

Members’ Interests

The Company has been constituted as a limited liability corporation and as such has no designated share capital of any description. Each Member owns a “Membership Interest” in the Company.

During the years ended December 31, 2024 and 2023, AGIG received members’ contributions totaling $2,395,100 and $3,388,185, respectively.

NOTE 13. SUBSEQUENT EVENTS

The Company evaluated subsequent events after December 31, 2024, in accordance with FASB ASC 855 Subsequent Events, through the date of the issuance of these financial statements and has determined that no material subsequent events have occurred for which disclosure is required other than as described below:

Effective February 20, 2025, AGIG signed a Share Exchange Agreement with Houston American Energy Corp (“HUSA”). Under the terms of the agreement, HUSA will acquire 100% of AGIG’s issued and outstanding units from AGIG’s members and HUSA will issue to AGIG’s members a number of shares of HUSA common stock which shall equal 94% of HUSA’s aggregate issued and outstanding common stock at the time of the Closing.

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PROPOSAL 2: THE REVERSE STOCK SPLIT PROPOSAL

Background

We are seeking approval of the Reverse Stock Split Proposal, which is a condition precedent to the consummation of the transactions contemplated by the Share Exchange Agreement with the AGIG Unitholders.

On February 5, 2025, the Board unanimously approved, subject to stockholder approval, the Reverse Stock Split Amendment to our Charter to effect a reverse stock split of HUSA’s outstanding common stock by combining outstanding shares of common stock into a lesser number of outstanding shares of common stock by a ratio of not less than 1-for-5 and not more than 1-for-60, with the exact ratio to be set within this range by the Board. The par value of the Common Stock would remain unchanged at $0.001 per share.

If our stockholders approve the Reverse Stock Split Proposal amending our Charter to enact the reverse stock split, our Board will have the sole discretion to elect, as it determines to be in the best interests of the Company and its stockholders, whether to effect a reverse stock split and, if so, the number of shares of Common Stock within the stockholder-approved range (between 5 and 60 shares) which will be combined into one share of Common Stock. Our Board believes that stockholder approval of this range of reverse stock split ratios (as opposed to approval of a single reverse stock split ratio) provides the Board with maximum flexibility to achieve the purposes of the reverse stock split and, therefore, is in the best interests of the Company and its stockholders.

If, following stockholder approval of the Reverse Stock Split Proposal, the Board determines that it is in the best interests of the Company and its stockholders to effect the reverse stock split, the Board would determine the reverse stock split ratio (within the approved range) and authorize the filing of the applicable amendment to our Charter with the Secretary of State of the State of Delaware reflecting the reverse stock split.

The text of the proposed amendment to the Charter implementing the reverse stock split, which we refer to as the “Reverse Stock Split Amendment” is as follows:

Article IV.1 of the Certificate of Incorporation is hereby amended to read as follows:

“Upon the filing and effectiveness (the “Effective Time”), pursuant to the General Corporation Law of the State of Delaware, of this Certificate of Amendment to the Certificate of Incorporation of the Company, each [ ( )] shares of Common Stock either issued and outstanding or held by the Company in its treasury immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split, and any fractional shares resulting from the Reverse Stock Split will be rounded up at the participant level with The Depository Trust Company. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

If, following stockholder approval of the Reverse Stock Split Proposal, our Board elects to effect the proposed reverse stock split, then except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of outstanding Common Stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. The par value of the Common Stock would remain unchanged at $0.001 per share.

Our Board may alternatively elect to abandon such proposed Reverse Stock Split Amendment and not complete the Reverse Stock Split even if authorized by stockholders. Upon the effectiveness of the Reverse Stock Split Amendment effecting the Reverse Stock Split, the outstanding shares of Common Stock will be reclassified and combined into a lesser number of shares such that one share of Common Stock will be issued for a specified number of shares.

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If our Board determines to complete the Reverse Stock Split following stockholder approval, the text of the Reverse Stock Split Amendment will state the reverse stock split ratio fixed by the Board within the range approved by HUSA stockholders and the actual number of legally authorized shares at such time. The form of the Reverse Stock Split Amendment is subject to any changes that may be required by the Delaware Secretary of State.

The Reverse Stock Split will be implemented simultaneously for all outstanding shares of Common Stock. The Reverse Stock Split will affect all of HUSA’s stockholders uniformly and will not affect any stockholder’s percentage ownership interest in Common Stock, except to the extent described below in “Treatment of Fractional Shares.” The Reverse Stock Split will not change the terms of Common Stock. The Reverse Stock Split will proportionately reduce the number of shares of Common Stock issued and outstanding after giving effect to any increase in the number of shares of Common Stock authorized following any approval of the Issuance Proposal (Proposal 1).

If stockholders approve the Reverse Stock Split Amendment, the Board would have the sole discretion to file the Reverse Stock Split Amendment and implement the reverse stock split at any time prior to June 30, 2025, and to fix the specific ratio for the Reverse Stock Split, provided that the ratio would be not less than 1-for-5 and not more than 1-for-60. We believe that enabling the Board to fix the specific ratio of the reverse stock split within the stated range will provide us with the flexibility to implement the split in a manner designed to maximize the anticipated benefits for the HUSA stockholders. The determination of the ratio of the reverse stock split will be based on a number of factors, described further below under the heading “Criteria our Board will use to Determine the Ratio of the Reverse Stock Split.”

The exact timing of the Reverse Stock Split Amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders, but will not occur after June 30, 2025. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the Reverse Stock Split Amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the Reverse Stock Split Amendment with the Delaware Secretary of State, the Board determines that it is no longer in the best interest of the Company and its stockholders to proceed.

The Board’s Reasons for the Reverse Stock Split Proposal

Upon completion of the AGIG Transaction and issuance of the required shares of Common Stock to the AGIG Unitholders, we anticipate that the initial dilution associated with the incremental shares will potentially bring the per share pricing of HUSA’s Common Stock below the NYSE American minimum share price standard of $3.00 per share.

As a result, the Company is prepared to effect a reverse split of the Common Stock as necessary be compliant with the rules and regulations of the NYSE American.

Effects of the Amendment

Maintenance of Ownership Percentage: If the reverse stock split is approved and effected, each stockholder will own a reduced number of shares of Common Stock. This will affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership in the Company, except to the extent that the reverse stock split results in a stockholder owning a fractional share, as described below. The number of stockholders of record would not be affected by the reverse stock split.

Voting Rights: Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the reverse stock split, except to the extent that the reverse stock split results in a stockholder owning a fractional share, as described below. For example, a holder of 1% of the voting power of the outstanding shares of Common Stock immediately prior to the reverse stock split would continue to hold 1% of the voting power of the outstanding shares of common stock after the reverse stock split, regardless of the exchange ratio chosen by the board.

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Equity Incentive Plans: All shares of Common Stock subject to outstanding equity awards (including stock options and stock appreciation rights) under our 2008 Equity Incentive Plan, which has expired, our 2017 Equity Incentive Plan, and our 2021 Equity Incentive Plan (collectively, the “Plans”) and the number of shares of common stock which have been authorized for issuance under the Plans but as to which no equity awards have yet been granted or which have been returned to respective Plan pools upon cancellation or expiration of such equity awards, will be converted on the effective date of the reverse stock split in proportion to the reverse split ratio of the reverse stock split (subject to adjustment for fractional interests). In addition, the exercise price of outstanding stock awards will be proportionately increased such that approximately the same aggregate price will be required to be paid after the reverse stock split as immediately preceding the reverse stock split. No fractional shares with respect to the shares subject to the outstanding equity awards (including stock options and stock appreciation rights) under our Plans will be issued following the reverse stock split. Therefore, if the number of shares subject to any outstanding equity awards under our Plans immediately before the reverse stock split is not evenly divisible (in other words, it would result in a fractional interest following the reverse stock split), the number of shares of Common Stock subject to such equity award (including upon exercise of stock options and stock appreciation rights) will be rounded up to the nearest whole number. This will result in an increase to the proportion of shares reserved for issuance under our Plans to the number of authorized shares of Common Stock following the reverse stock split.

The number of shares of Common Stock subject to awards under the Plans as of April 3, 2025 was 1,059,845.

Summary Table Regarding the Effects of the Reverse Stock Split

The following table contains approximate information relating to Common Stock based upon certain reverse stock split ratios within the range that has been submitted for stockholder approval, and based on share information as of April 3, 2025.

	Number of Shares Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-5	Reverse Stock Split Ratio of 1-for-60
Total Authorized Shares of Common Stock*	20,000,000	20,000,000	20,000,000
Outstanding Shares of Common Stock *	15,686,533	3,137,307	261,442
Fully Diluted Shares (Issued and Reserved for Issuance)*	16,746,378	3,349,276	279,106
Shares Authorized but not Issued or Reserved*	3,253,622	650,724	54,227
Number of Shares of Common Stock Authorized if the Reverse Stock Split Proposal is Approved	300,000,000	300,000,000	300,000,000
Number of Shares of Common Stock Outstanding if the Reverse Stock Split Proposal is Approved	261,442,217	52,288,443	4,357,370

*	Prior to the approval of the Issuance Proposal and the Share Increase Proposal.

Additionally, if our stockholders approve the Reverse Stock Split Proposal and our Board elects to implement the reverse stock split, we would communicate to the public, prior to the effective date of the reverse stock split, additional details regarding the reverse split, including the specific ratio selected by the Board. If we do not implement the reverse stock split by June 30, 2025, the authority granted in this proposal to implement the reverse stock split will terminate.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in the Reverse Stock Split Amendment, except to the extent of their ownership in shares of Common Stock and securities convertible or exercisable for Common Stock.

Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split would not affect the registration of Common Stock under the Exchange Act. After the reverse stock split, Common Stock would continue to be reported on the NYSE American under the symbol “HUSA.”

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Criteria our Board will use to Determine the Ratio of the Reverse Stock Split

If our stockholders approve the reverse stock split, the Board will be authorized to proceed with the reverse split. In determining whether to proceed with the reverse split and selecting the exact ratio of the split, if any, the Board will primarily consider the existing and expected trading prices of Common Stock and the number of shares of Common Stock outstanding relative to NYSE American’s per share listing requirements. If we implement the reverse split prior to completing the Share Exchange and any termination of the Share Exchange Agreement, then we will also confer with Univest as to the appropriate ratio and timing for the reverse stock split. The Board may also consider other factors, such as the results of our operations and general market conditions.

Certain Risks Associated with a Reverse Stock Split

If the reverse stock split is implemented, some stockholders may consequently own less than one hundred shares of Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the reverse stock split may be required to pay modestly higher transaction costs should they then determine to sell their shares in the Company.

The effect of the reverse stock split upon the market prices for Common Stock cannot be accurately predicted. However, there is a risk of decreases in stock price performance in the near-term trading period after effectiveness of the reverse stock split. In particular, there is no assurance that the price per share of Common Stock after the reverse stock split will increase in a manner directly proportionate to our reverse stock split ratio so as to cause our market capitalization (and the value of our stockholders’ respective Common Stock holdings) to remain the same. Furthermore, there can be no assurance that the market price of Common Stock immediately after the proposed reverse stock split will be maintained for any period of time. Even if an increased share price can be maintained, the reverse stock split may not achieve the other desired results which have been outlined above. Moreover, because some investors may view a reverse stock split negatively, there can be no assurance that approval of the reverse stock split will not adversely impact the market price of Common Stock.

In addition, if the reverse stock split is implemented, we cannot assume nor conclude that Common Stock will be more attractive to investors or that the liquidity of Common Stock will increase since there would be a reduced number of shares outstanding after the reverse stock split.

Effective Date of the Reverse Stock Split

If the proposed reverse stock split is approved at our special meeting and our Board elects to proceed with a reverse stock split within the stockholder-approved range, the reverse stock split would become effective as of the filing (the “Effective Time”) of the applicable certificate of amendment to the Charter with the office of the Secretary of State of the State of Delaware. Except as explained herein with respect to fractional shares, at the Effective Time, all shares of Common Stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined and converted into new shares of Common Stock in accordance with the reverse stock split ratio determined by our Board (within the approved range). The text of the form of the amendment to the Charter relating to this, which we would file with the Delaware Secretary of State to effect the reverse stock split, is attached to this proxy statement as Annex A. If the Share Increase Proposal and the Reverse Stock Split Proposal are both approved by the HUSA stockholders, then the form of the amendment to the Charter as set forth in its entirety in Annex A will be filed with the Delaware Secretary of State (subject to the discretionary authority of the Board to abandon the Share Increase). In the event the Reverse Stock Split Proposal is approved by the HUSA stockholders and not the Share Increase Proposal, then any language regarding the increase in the amount of authorized Common Stock in the form of the amendment to the Charter as currently set forth in Annex A will be removed before filing with the Delaware Secretary of State.

If our Board elects to effect a reverse stock split, before we file the amendment to the Charter with the Secretary of State of the State of Delaware, we intend to issue a press release announcing the terms, including the reverse stock split ratio, as well as the effective date of the reverse stock split.

Exchange of Stock Certificates

If the stockholders approve the Reverse Stock Split Proposal and if the Board still believes that a reverse stock split is in the best interests of the Company and its stockholders, the Board will determine the ratio of the reverse stock split to be implemented and the Company will file a Certificate of Amendment to the Charter with the Secretary of State of the State of Delaware.

As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected. Standard Registrar & Transfer Co., Inc., our transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT. STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE EXCHANGE AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.

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Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the selected reverse stock split ratio. Beginning on the effective date of the reverse stock split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Book-Entry Shares

Certain registered holders of Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent, Standard Registrar & Transfer Co., Inc. These stockholders do not hold physical stock certificates evidencing their ownership of Common Stock. However, they are provided with a statement reflecting the number of shares of Common Stock registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares or payment in lieu of fractional shares, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of Common Stock held following the reverse stock split.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed Reverse Stock Split Amendment to effect the reverse stock split, and we will not independently provide our stockholders with any such rights.

Treatment of Fractional Shares

No fractional shares will be issued in connection with the reverse stock split, and any fractional shares resulting from the reverse stock split will be rounded up at the participant level with DTC.

Certain U.S. Federal Income Tax Considerations of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the reverse stock split that may be relevant to U.S. Holders (as defined below) of Common Stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, any applicable state, local or non-U.S. tax laws, and U.S. federal tax recordkeeping and reporting requirements, are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder of Common Stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the reverse stock split.

This discussion is limited to U.S. Holders that hold Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. Holder’s particular circumstances, including the impact of the alternative minimum tax and the Medicare contribution tax on net investment income. This discussion does not address any U.S. federal income tax considerations relating to any other transaction other than the reverse stock split. In addition, it does not address consequences relevant to U.S. Holders subject to special rules, including, without limitation:

● U.S. expatriates and former citizens or long-term residents of the United States;

● U.S. Holders whose functional currency is not the U.S. dollar;

● persons holding Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

● banks, insurance companies, and other financial institutions;

● real estate investment trusts or regulated investment companies;

● brokers, dealers or traders in securities;

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● corporations that accumulate earnings to avoid U.S. federal income tax;

● partnerships or other pass-through entities or arrangements (and investors therein);

● persons deemed to sell Common Stock under the constructive sale provisions of the Code;

● persons holding Common Stock as “qualified small business stock” within the meaning of Section 1202 of the Code;

● persons subject to special tax accounting rules as a result of any item of gross income with respect to Common Stock being taken into account in an “applicable financial statement” (as defined in the Code);

● persons who hold or receive Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;

● persons that hold Common Stock in an individual retirement account, 401(k) plan or similar tax-favored account; and

● tax-exempt entities or governmental organizations.

If an entity treated as a partnership for U.S. federal income tax purposes holds Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Common Stock and the partners in such partnerships should consult their own tax advisors regarding the U.S. federal income tax consequences to them in light of their particular circumstances.

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS OF COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, INCLUDING U.S. FEDERAL TAX REPORTING AND RECORDKEEPING REQUIREMENTS, AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Common Stock that, for U.S. federal income tax purposes, is or is treated as any of the following:

● an individual who is a citizen or resident of the United States;

● a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

● an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

● a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The reverse stock split should constitute a tax-free “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the reverse stock split. A U.S. Holder’s aggregate tax basis in the shares of Common Stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of Common Stock surrendered, and such U.S. Holder’s holding period in the shares of Common Stock received should include the holding period in the shares of Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received pursuant to the reverse stock split. U.S. Holders of shares of Common Stock acquired on different dates and at different prices should consult their own tax advisors regarding the allocation of the tax basis and holding period of such shares.

Required Vote

Approval of the Reverse Stock Split Proposal requires the affirmative vote of a majority of the votes cast by the holders of Common Stock present at the special meeting, or represented by proxy, and entitled to vote at the special meeting at which a quorum is present.

THE HUSA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HUSA STOCKHOLDERS VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

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PROPOSAL 3: THE SHARE INCREASE PROPOSAL

Our Board has unanimously adopted and is submitting for stockholder approval an amendment to our Charter to increase the authorized number of shares of Common Stock from 20,000,000 shares to 300,000,000 shares (the “Share Increase”), without giving effect to the reverse stock split, if approved. Approval of the Share Increase will grant the Board the authority, without further action by the stockholders, to carry out the amendment to the Charter after the date stockholder approval for the amendment is obtained.

The text of the proposed amendment to the Charter is as follows:

ARTICLE IV, paragraph 1 of the Corporation’s Certificate of Incorporation be amended to give effect to an increase in the authorized shares of the Corporation’s common stock and to read in full as follows:

“1. Authorized Stock. The total number of shares of stock which the Company shall have authority to issue is 310,000,000, consisting of 300,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).”

The additional 280,000,000 shares of Common Stock will have a par value of $0.001 per share. We are currently authorized to issue 30,000,000 shares of capital stock, 20,000,000 of which are designated as Common Stock and 10,000,000 of which are designated as “blank check” preferred stock.

As of the record date, 15,686,533 shares of our Common Stock were issued and outstanding and approximately 1,045,827 shares of our Common Stock were subject to outstanding warrants and options, leaving approximately 3,267,640 shares of Common Stock unassigned and authorized for potential issuance. If, as contemplated by the Share Exchange Agreement, we issue 245,755,684 shares of our Common Stock, there will be approximately 261,442,217 shares of our Common Stock outstanding and 38,557,783 shares of our Common Stock reserved for potential issuance.

The proposed amendment will not change the number of shares of preferred stock authorized for issuance.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposed amendment, except to the extent of their ownership in shares of our Common Stock and securities convertible or exercisable for Common Stock.

Rights of Additional Authorized Shares of Common Stock

The additional shares of Common Stock resulting from the Share Increase, if and when issued, would be part of the existing class of Common Stock and would have rights and privileges identical to our Common Stock currently outstanding.

Potential Advantages of the Share Increase

Our Board believes that the authorized number of shares of Common Stock should be increased to provide sufficient shares of Common Stock to be issued pursuant to the Share Exchange Agreement and to have a reserve for such corporate purposes as may be determined by our Board to be necessary or desirable. We do not have any plans, arrangements or understandings for the remaining portion of the authorized but unissued shares of Common Stock that will be available following the Share Increase. However, the Company expects to continue to need additional external financing to provide additional working capital and to need available shares of Common Stock to support stock option grants to directors which is the principal component of their compensation.

Once authorized, the additional shares of Common Stock may be issued with approval of our Board but without further approval of our stockholders, unless applicable law, rule or regulation requires stockholder approval.

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Potential Disadvantages of the Share Increase

Future issuances of Common Stock or securities convertible into Common Stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current shareholders. In addition, the availability of additional shares of Common Stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. With the exception of the AGIG Transaction and the transactions contemplated thereby, the Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Procedure for Effecting the Share Increase

If the Share Increase Proposal is approved by our stockholders, our Board will cause the Share Increase to be implemented by filing an amendment to our Charter with the Delaware Secretary of State. The Share Increase will become effective on the date that it is filed.

Discretionary Authority of the Board to Abandon the Share Increase

The Board reserves the right to abandon the Share Increase without further action by our stockholders at any time before the effectiveness of the amendment to the Certificate of Incorporation, even if the Share Increase has been authorized by our stockholders at the special meeting. By voting in favor of the Share Increase, you are expressly also authorizing our Board to determine not to proceed with, and abandon, the Share Increase if it should so decide.

Annex Relating to the Share Increase

The text of the form of the amendment to the Charter relating to this proposal, which we would file with the Delaware Secretary of State to effect the Share Increase, is attached to this proxy statement as Annex A. If the Share Increase Proposal and the Reverse Stock Split Proposal are both approved by the HUSA stockholders, then the form of the amendment to the Charter as set forth in its entirety in Annex A will be filed with the Delaware Secretary of State (subject to the discretionary authority of the Board to abandon the Share Increase). In the event the Share Increase Proposal is approved by the HUSA stockholders and not the Reverse Stock Split Proposal, then any language regarding the reverse stock split the form of the amendment to the Charter as currently set forth in Annex A will be removed before filing with the Delaware Secretary of State.

Required Vote and Recommendation

Approval of the Share Increase Proposal requires the affirmative vote of a majority of the votes cast by the HUSA stockholders present at the special meeting, or represented by proxy, and entitled to vote at the special meeting at which a quorum is present.

THE HUSA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HUSA STOCKHOLDERS VOTE “FOR” THE SHARE INCREASE PROPOSAL.

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PROPOSAL 4: ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow our Board to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve any of the Issuance Proposal, the Reverse Stock Split Proposal or the Share Increase Proposal.

The purpose of the Adjournment Proposal is to provide more time for us to solicit proxies in favor of the foregoing proposals. In no event will we solicit proxies to adjourn the special meeting beyond the date by which it may properly do so under our Charter, bylaws, and Delaware law.

Consequences if the Adjournment Proposal is not Approved

If the Adjournment Proposal is presented at the special meeting and such proposal is not approved by stockholders, the Board may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the Issuance Proposal, the Reverse Stock Split Proposal, or the Share Increase Proposal.

Required Vote

Approval of the Adjournment Proposal requires the affirmative vote of the majority of Common Stock present at the special meeting, or represented by proxy, and entitled to vote at the special meeting at which a quorum is present.

THE HUSA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HUSA STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

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INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE PROPOSALS

When considering the recommendation of our Board to vote in favor of the Proposals, you should be aware that certain of our directors and executive officers have interests in the Proposals that may be different from, or in addition to, the interests of our other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating the AGIG Transaction and in recommending to our stockholders that they approve the Proposals, including the AGIG Transaction. These interests include the following:

Indemnification and Insurance. At or prior to the closing of the Share Exchange Agreement, HUSA will provide Edward Gillespie with a customary director indemnification agreement, in form and substance reasonably acceptable to such individual. As of closing of the Share Exchange Agreement, HUSA shall obtain “tail” insurance policy with a claims period of six years from the closing with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of HUSA, in each case with respect to claims arising out of or relating to events which occurred before or at the closing (including in connection with the transactions contemplated by this Share Exchange Agreement). The premium for the “tail” insurance policy shall be paid by HUSA.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding”. This means that only one copy of this proxy statement will be sent to stockholders who share the same last name and address. Householding is designed to reduce duplicate mailings and save significant printing and postage costs.

If you receive a household mailing and would like to receive additional copies of this proxy statement, please submit your request in writing to: Houston American Energy Corp., 801 Travis St., Suite 1425, Houston, Texas 77002, Attention: Investor Relations or by calling Houston American Energy at (713) 222-6966. Any stockholder who wants to receive separate copies of the proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. These SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

The SEC allows us to incorporate by reference information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement or in later filed documents incorporated by reference into this proxy statement.

This document incorporates by reference the documents listed below that we have previously filed with the SEC, other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8–K. These documents contain important business and financial information about us that is not included in or delivered with this proxy statement.

● Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed on February 24, 2025;

● Our Current Reports on Form 8–K filed on February 24, 2025; and

● The description of Common Stock contained in our Registration Statement on Form S-3 (No. 333-282778) filed on October 22, 2024.

We are also incorporating by reference additional documents that we file with the SEC under Sections 13(a), 13(c), or 14 of the Exchange Act between the date of this proxy statement and the date of the special meeting.

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You may request copies of this proxy statement and any of the documents incorporated by reference, without charge by directing your request to us in writing or by telephone as follows:

By Mail: Houston American Energy Corp.

801 Travis St., Suite 1425

Houston, Texas 77002

Attention: Investor Relations

By E-mail: info@houstonamerican.com

By Telephone: 713-222-6966

If you wish to request documents, we must receive your request by April 17, 2025 in order for you to receive them before the special meeting.

We have not authorized anyone to give any information or make any representation about the AGIG Transaction that is different from, or in addition to, that contained in this proxy statement or in any of the materials that have been incorporated by reference into this proxy statement. Therefore, if anyone gives you information of this sort, you should not rely on it. If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the Board’s solicitation of proxies in this proxy statement does not extend to you. The information contained in this proxy statement speaks only as of the date of this proxy statement unless the information specifically indicates that another date applies.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm that audits HUSA’s financial statements is Marcum LLP (“Marcum”). Representatives of Marcum are not expected to be present at the special meeting. As a result, there will be no statements made Marcum and no opportunity to ask questions of Marcum.

The independent public accounting firm that audits AGIG’s financial statements is Baker Tilly US, LLP (“Baker Tilly”). Representatives of Baker Tilly are not expected to be present at the special meeting. As a result, there will be no statements made by Baker Tilly and no opportunity to ask questions of Baker Tilly.

The transfer agent and registrar for our Common Stock is Standard Registrar and Transfer Company, 440 East 400 South Suite 200, Salt Lake City, Utah 84111.

By Order of the Board of Directors,

STEPHEN HARTZELL
Chairman

April 11, 2025

THE BOARD ENCOURAGES STOCKHOLDERS TO ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE SPECIAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

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ANNEX A

FORM OF

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HOUSTON AMERICAN ENERGY CORP.

A-1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HOUSTON AMERICAN ENERGY CORP.

* * * * * * * *

HOUSTON AMERICAN ENERGY CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation (the “Board”) resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendment are as follows:

RESOLVED, that the Corporation’s Certificate of Incorporation be amended to increase the number of authorized shares of common stock from 20,000,000 to 300,000,000.

RESOLVED, that the Corporation’s Certificate of Incorporation be amended to effectuate a reverse stock split of the Company’s issued and outstanding shares of common stock on the effective date of this amendment.

RESOLVED: That, in accordance with the resolutions set forth above, ARTICLE IV, paragraph 1 of the Corporation’s Certificate of Incorporation be amended to give effect to an increase in the authorized shares of the Corporation’s common stock and to read in full as follows:

“1. Authorized Stock. The total number of shares of stock which the Company shall have authority to issue is 310,000,000, consisting of 300,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

Upon the filing and effectiveness (the “Effective Time”), pursuant to the General Corporation Law of the State of Delaware, of this Certificate of Amendment to the Certificate of Incorporation of the Company, each [       (   )] shares of the Company’s common stock either issued and outstanding or held by the Company in its treasury immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of the Company’s common stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split, and any fractional shares resulting from the Reverse Stock Split will be rounded up at the participant level with The Depository Trust Company. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

SECOND: That thereafter, pursuant to resolution of the Board, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting a quorum existed and the necessary number of shares as required by statute and the Corporation’s Bylaws were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and the Corporation’s Bylaws.

FOURTH: This amendment shall become effective on the date filed with the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President this ___ day of ____________ 2025.

HOUSTON AMERICAN ENERGY CORP.

By:
Peter Longo
President

A-2

ANNEX B

EXECUTION VERSION

SHARE EXCHANGE AGREEMENT

relating to

ABUNDIA GLOBAL IMPACT GROUP, LLC,

a Delaware limited liability company,

by and among

HOUSTON AMERICAN ENERGY CORP.,

a Delaware corporation,

ABUNDIA FINANCIAL, LLC,

a Delaware limited liability company,

and,

BOWER FAMILY HOLDINGS, LLC,

a North Carolina limited liability company

Dated as of February 20, 2025

B-1

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3.22.	Related Person Transactions.	22
3.23.	CFIUS Representations.	22
3.24.	Exclusivity of Representations; No other Representations or Warranties.	23
ARTICLE IV. REPRESENTATIONS OF HUSA		23
4.1.	Corporate Existence.	23
4.2.	Corporate Authority.	23
4.3.	Capitalization.	23
4.4.	Solvency.	24
4.5.	Title to Assets.	24
4.6.	Real Property; Leasehold.	24
4.7.	SEC Filings; Financial Statements.	25
4.8.	Governmental Approvals and Consents.	25
4.9.	Litigation.	26
4.10.	Brokers and Other Advisors.	26
4.11.	Business Records.	26
4.12.	Not an Investment Company.	26
4.13.	CFIUS Representations.	26
4.14.	Exclusivity of Representations; No Other Representations or Warranties.	26
ARTICLE V. AGREEMENTS OF HUSA AND AGIG		27
5.1.	Conduct of the Business of AGIG.	27
5.2.	Conduct of the Business of HUSA.	28
5.3.	Investigation of Business.	30
5.4.	Necessary Efforts.	31
5.5.	Public Disclosures.	31
5.6.	Access to Records and Personnel.	31
5.7.	Notification.	32
5.8.	Meeting of Stockholders.	32
5.9.	Monthly Financial Statements.	33
5.10.	Reverse Stock Split; Certificate of Incorporation Amendment; Stock Exchange Listing.	33
5.11.	Insurance.	33
5.12.	HUSA Board Members Post Closing.	34
ARTICLE VI. CONDITIONS TO CLOSING		34
6.1.	Conditions Precedent to Obligations of HUSA and the AGIG Unitholders.	34
6.2.	Conditions Precedent to Obligation of HUSA.	35

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6.3.	Conditions Precedent to Obligation of AGIG Unitholders.	36
ARTICLE VII. CLOSING		37
7.1.	Closing Date.	37
7.2.	HUSA Obligations.	38
7.3.	AGIG Unitholders Obligations.	38
ARTICLE VIII. TERMINATION		38
8.1.	Termination Events.	38
8.2.	Termination Procedures.	39
8.3.	Effect of Termination.	39
ARTICLE IX. MISCELLANEOUS		40
9.1.	Notices.	40
9.2.	Severability.	41
9.3.	Further Assurances; Further Cooperation.	41
9.4.	Counterparts.	41
9.5.	Expenses.	41
9.6.	Assignment; Successors and Assigns.	41
9.7.	Amendment; Waiver.	42
9.8.	Third Parties; No Benefit to Third Parties.	42
9.9.	Governing Law.	42
9.10.	Dispute Resolution; Waiver of Jury Trial.	42
9.11.	Disclosure Schedules.	43
9.12.	Entire Agreement.	44
9.13.	Non-Recourse.	44
9.14.	Waiver and Release of Claims.	45
9.15.	Section Headings; Table of Contents.	45
9.16.	Specific Performance.	45
9.17.	Non-survival of Representations and Warranties.	45
9.18.	Fulfillment of Obligations.	45

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SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT is dated as of February 20, 2025 (the “Agreement”), by and among Houston American Energy Corp., a Delaware corporation (“HUSA”), Abundia Financial, LLC, a Delaware limited liability company (“Abundia Financial”), and Bower Family Holdings, LLC, a North Carolina limited liability company (“BFH”, and together with Abundia Financial, the “AGIG Unitholders”). HUSA and the AGIG Unitholders are referred to herein individually as a “Party” and collectively as the “Parties.”. Capitalized terms used in this Agreement shall have the meanings indicated in Section 1.1, or as otherwise defined in this Agreement.

RECITALS

A. The AGIG Unitholders are the record and beneficial owners of all the issued and outstanding units of Abundia Global Impact Group, LLC, a Delaware limited liability company (“AGIG”).

B. HUSA has proposed to acquire all of the issued and outstanding AGIG Units pursuant to an exchange transaction (the “Exchange”) whereby, pursuant to the terms and subject to the conditions of this Agreement, all of the AGIG Unitholders shall exchange all the issued and outstanding units of AGIG, including Class A-1 Units, Class A-2 Units, and Class Z Units (collectively, the “AGIG Units”), for their pro rata portion of the aggregate consideration in the form of shares of common stock of HUSA, par value $0.001 per share (the “Common Stock”), as more fully described in this Agreement.

C. The board of directors of HUSA and the board of managers of the AGIG Unitholders have each approved and deemed it advisable and in the best interest of their respective stockholders and members for, as applicable, (i) the AGIG Unitholders to sell, transfer and assign to HUSA, and HUSA to purchase from the AGIG Unitholders, the AGIG Units, and (ii) the AGIG Unitholders and HUSA to enter into this Agreement and consummate the transactions contemplated hereunder.

D. HUSA has obtained an opinion (delivered orally prior to signing and to be confirmed in writing promptly following the date of this Agreement) from its financial advisor to the effect that, based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the transactions contemplated hereby are fair to the holders of Common Stock from a financial point of view (the “HUSA Fairness Opinion”) and, as of the date of this Agreement, such opinion has not been withdrawn, revoked, or modified.

E. The AGIG Unitholders have, in accordance with their charter documents and applicable Law, obtained the written consents of the AGIG Unitholders in favor of the adoption of this Agreement and the approval of the Exchange.

F. Subject to the terms and conditions set forth in this Agreement, the Exchange will be conducted in reliance upon Section 4(a)(2) of the Securities Act, and Rule 506(b) promulgated thereunder.

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G. It is intended that the terms and conditions of this Agreement comply in all respects with Section 351 of the Code, so that the Exchange shall qualify as a tax free exchange under the Code, and that the Exchange shall also qualify as a transaction in securities exempt from registration or qualification under the Securities Act and the parties intend this Agreement to comply at all times with the requirements of Section 351 of the Code and the Treasury Regulations thereunder.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I.
DEFINITIONS AND RULES OF CONSTRUCTION

1.1.	Definitions.

Unless otherwise provided herein, capitalized terms used in this Agreement shall have the following meanings:

“Abundia Financial” shall have the meaning set forth in the Preamble.

“Affiliate” of a Person shall mean a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or by contract or otherwise, and the terms “controlling” and “controlled by” have meanings correlative to the foregoing.

“AGIG” shall have the meaning set forth in the Recitals.

“AGIG Fundamental Representations” shall mean the representations and warranties set forth in Section 3.1 (Corporate Existence), Section 3.2 (Corporate Authority; Binding Effect), Section 3.3 (No Conflicts; Governmental Approvals and Consents), Section 3.4 (Subsidiaries), Section 3.5 (Capitalization), Section 3.7 (Solvency), Section 3.9 (Good Title), Section 3.14(c) (Ownership), and Section 3.14(d) (Infringement).

“AGIG Units” shall have the meaning set forth in the Recitals.

“AGIG Unitholders” shall have the meaning set forth in the Preamble.

“Agreement” shall have the meaning set forth in the Preamble.

“Anti-Corruption Laws” shall mean all applicable U.S. Laws relating to the prevention of corruption and bribery.

“Assets” shall mean, with respect to any Person, all assets, properties, rights and claims of every nature, kind and description, tangible and intangible, owned or leased or licensed, wheresoever located and whether or not carried or reflected on the books or records of such Person.

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“Bankruptcy and Equity Exception” means except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at Law) and the implied covenant of good faith and fair dealing.

“Benefit Plan” shall mean each “employee benefit plan” (as defined in Section 3(3) of ERISA or the equivalent applicable Law), whether or not subject to ERISA, and each other employment, change in control, retention, bonus, commission, defined benefit or defined contribution, pension, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, stock appreciation, restricted stock, restricted stock unit, phantom stock or other equity-based compensation, retirement, vacation, severance, redundancy, termination, disability, death benefit, medical, dental, or other employee compensation and benefit plan, policy, program, agreement or arrangement, in each case, that AGIG sponsors, maintains or contributes to (or is required to contribute to) or has any Liability with respect to, for the benefit of business employees and their beneficiaries and dependents.

“BFH” shall have the meaning set forth in the Preamble.

“Books and Records” shall have the meaning set forth in Section  5.6(c).

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in New York, New York, United States of America are permitted or required by Law to be closed.

“Contemplated Offering” shall mean the prospective registered direct offering by HUSA of up to $3,580,000 of Common Stock pursuant to its shelf registration on Form S-3 (SEC Registration No. 333-282778).

“Class A-1 Units” shall mean the Class A-1 units of AGIG as set forth in the Operating Agreement.

“Class A-2 Units” shall mean the Class A-2 units of AGIG as set forth in the Operating Agreement.

“Class Z Units” shall mean the Class Z units of AGIG as set forth in the Operating Agreement.

“Closing” shall have the meaning set forth in Section  7.1.

“Closing Date” shall have the meaning set forth in Section  7.1.

“Closing Indebtedness” shall mean the Indebtedness of AGIG immediately before the Closing, which shall be set forth on Section 3.8 of the Disclosure Schedules but excluding any Indebtedness that is to be satisfied/discharged at Closing or immediately thereafter with Closing proceeds.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

3

“Common Stock” shall have the meaning set forth in the Recitals.

“Confidentiality Agreement” means that certain Mutual Nondisclosure Agreement entered into between HUSA and AGIG, executed on November 14, 2024.

“Consent” shall have the meaning set forth in Section  5.4.

“Contract” shall mean any agreement, contract, subcontract, license, sublicense, lease, indenture, purchase order or other legally binding commitment or undertaking of any nature (whether written or oral).

“Contracting Parties” shall have the meaning set forth in Section  9.13.

“Data Room” shall mean the virtual data room related to the transactions contemplated by this Agreement.

“Disclosure Schedules” shall have the meaning set forth in the first sentence of ARTICLE III.

“Disputes” shall have the meaning set forth in Section  9.10(a).

“Dollars” or “$”, when used in this Agreement or any other Transaction Document, shall mean United States dollars unless otherwise stated.

“DPA” shall have the meaning set forth in Section 3.23.

“Effect” shall mean any change, effect, event, occurrence, state of facts or development.

“Effective Time” shall have the meaning set forth in Section  7.1.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any entity (whether or not incorporated) which would be treated as a single employer with AGIG or any of its Subsidiaries under Sections 414(b), (c), (m) or (o) of the Code and the Treasury Regulations promulgated thereunder.

“Exchange” shall have the meaning set forth in the Recitals.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Shares” shall have the meaning set forth in Section 2.1.

“Fraud” shall mean fraud as constituted under common law of the State of Delaware.

“GAAP” shall mean United States generally accepted accounting principles as promulgated by all relevant accounting authorities and as in effect on the date hereof.

“Governmental Authority” shall have the meaning set forth in Section 3.3(b).

4

“HUSA” shall have the meaning set forth in the Preamble.

“HUSA Directors” shall have the meaning set forth in Section 5.12(a).

“HUSA Disclosure Schedules” shall have the meaning set forth in the first sentence of ARTICLE IV.

“HUSA Fairness Opinion” shall have the meaning set forth in the Recitals.

“HUSA Fundamental Representations” shall mean the representations and warranties set forth in Section 4.1(a) (Corporate Existence), Section 4.2(a) (Corporate Authority), and Section 4.3 (Capitalization).

“HUSA Stockholder Approval” shall have the meaning set forth in Section 4.2(b).

“HUSA Stockholders Meeting” shall have the meaning set forth in Section 5.8.

“Indebtedness” shall mean, without duplication: (a) all obligations for the repayment of money borrowed (including the principal amount thereof or, if applicable, the accreted amount thereof) or with respect to any deposit or advance of any kind of AGIG, whether or not represented by bonds, debentures, notes or other securities (whether or not convertible into any other security) and whether owing to banks, financial institutions, on credit cards or similar instruments, or otherwise (including any amounts owed by AGIG under any credit card); (b) all obligations of AGIG under any conditional sale or other title retention agreement relating to property acquired by AGIG (other than trade accounts payable that were incurred in the ordinary course of business); (c) all obligations of AGIG in respect of the deferred purchase price of any asset or service (other than current accounts payable incurred in the ordinary course of business that are not more than ninety (90) days past due); (d) all obligations of AGIG to pay rent or other payment amounts under a lease which is required to be classified as a capital lease or a liability on the face of a balance sheet prepared in accordance with GAAP; (e) all outstanding reimbursement obligations of AGIG with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of AGIG; (f) all obligations of AGIG under any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks; (g) all obligations secured by (or for which any Person has to the right, contingent or otherwise, to be secured by) any Lien on property owned by AGIG, whether or not indebtedness secured thereby will have been assumed; (h) all guaranties, endorsements, assumptions and other contingent obligations of AGIG in respect of, or to purchase or to otherwise acquire, Indebtedness of others; (i) all premiums, penalties, fees, expenses, breakage costs and change of control payments required to be paid or offered in respect of any of the foregoing on prepayment (regardless if any of such have accrued), as a result of the consummation of the transactions contemplated by this Agreement or in connection with any lender or securityholder consent; and (j) all accrued interest payable of AGIG with respect to any of the foregoing.

“Intellectual Property” shall mean all rights associated with the following: (a) patents and applications therefor, utility models and applications therefor and statutory invention registrations (including any continuations, continuations-in-part, divisionals, reissues, renewals, foreign counterparts or modifications for any of the foregoing); (b) trade secret rights, rights in know-how and all other rights in or to confidential business or technical information (“Trade Secrets”); (c) copyrights in works of authorship of any type (including copyrights in software), mask work rights and design rights, whether or not registered, and registrations and applications for registration thereof, and all rights therein provided by applicable international treaties or conventions, all moral and common law rights thereto; (d) trademarks, trade names, service marks, service names, trade dress rights, domain names, social media identifiers, URLs, IP addresses, IP address ranges and websites and similar designation of origin, in each case whether registered or unregistered, and all goodwill symbolized thereby and associated therewith; and (e) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

5

“IRS” shall mean the United States Internal Revenue Service.

“JAMS” shall have the meaning set forth in Section  9.10(a).

“Law” shall mean any law, treaty, statute, ordinance, rule, code or regulation of a Governmental Authority or judgment, decree, order, writ, award, injunction or determination of an arbitrator or court or other Governmental Authority.

“Liabilities” shall mean any liabilities, obligations, guarantees (including lease guarantees), commitments, damages, losses, debts, claims, demands, judgments or settlements of any nature or kind, whether direct or indirect, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured and whether or not required by GAAP to be provided or reserved against on a balance sheet.

“Liens” shall mean any mortgage, easement, lease, sublease, right of way, trust or title retention agreement, pledge, lien (including any lien for unpaid Taxes), charge, security interest, adverse claim, option or any restriction or other encumbrance of any kind.

“Losses” shall mean any and all losses, damages, Taxes, liabilities, costs (including reasonable out-of-pocket costs of investigation) and expenses, including interest, penalties, settlement costs, judgments, awards, fines, costs of mitigation, court costs and fees (including reasonable attorneys’ fees and expenses).

“made available” means uploaded to the data room maintained by Vault Rooms, Inc. (https://vaultrooms.com/) in connection with the transactions contemplated by this Agreement at least 2 Business Days prior to the date of this Agreement.

“Material Adverse Effect” means any effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) AGIG’s and its Subsidiaries’ business, results of operations, assets or financial (or other) condition of AGIG’s and its Subsidiaries’ business, taken as a whole; provided, that effects, alone or in combination, that arise out of or result from the following, individually or in the aggregate, shall not be considered when determining whether a Material Adverse Effect has occurred: (i) changes in economic conditions, financial, labor, credit or securities markets in general or the industries and markets in which AGIG’s and its Subsidiaries’ business is operated or in which products of AGIG’s and its Subsidiaries’ business are used or distributed; (ii) any change after the date hereof in Laws, GAAP or any other accounting standard applicable to AGIG’s and its Subsidiaries’ business, or the enforcement or interpretation thereof, applicable to AGIG’s and its Subsidiaries’ business; (iii) acts of God (including any hurricane, flood, tornado, earthquake, any epidemics or quarantine restrictions or other natural disaster or any other force majeure event), calamities, national or international political or social conditions, including acts of war, the engagement in hostilities, or the occurrence of any military attack or terrorist act in the jurisdictions in which AGIG’s and its Subsidiaries’ business is conducted or any escalation or worsening of any of the foregoing; or (iv) any action taken by or inaction of HUSA, including the announcement of the transactions contemplated by this Agreement and the other Transaction Documents; provided, however, that the exceptions in clauses (i), (ii) and (iii) shall only be applicable to the extent that such effects do not have a disproportionate adverse impact on AGIG’s and its Subsidiaries’ business relative to businesses in the same or similar industries as AGIG’s and its Subsidiaries’ business, or (b) the ability of AGIG or its Affiliates, as applicable, to perform their respective obligations under this Agreement in a timely manner or to consummate the transactions contemplated by this Agreement.

6

“Nonparty Affiliates” shall have the meaning set forth in Section  9.13.

“NYSE American” shall mean the NYSE American Stock Exchange operated by NYSE American LLC.

“NYSE Listing Application” shall have the meaning set forth in Section 5.10(c).

“Operating Agreement” shall mean the second amended and restated operating agreement by and among AGIG, Abundia Financial, BFH, Edward Gillespie, Joseph M. Gasik, and Lucie Harwood, dated as of June 15, 2022.

“ordinary course of business” shall mean in the ordinary course of the operation of AGIG or HUSA, as the case may be, consistent with past practices of AGIG or HUSA, as applicable.

“Outside Date” shall have the meaning set forth in Section 8.1(b).

“Owned Intellectual Property” shall mean any and all Intellectual Property that is owned or co-owned (or purported to be owned or co-owned) by AGIG or any of its Affiliates and used or held for use in its business.

“Party” and “Parties” shall have the respective meanings set forth in the Recitals to this Agreement.

“Permits” shall mean any permit, franchise, authorization, license or other consent or approval, waiver, exemption or allowance issued or granted by any Governmental Authority or pursuant to any Law.

“Permitted Liens” shall mean (a) Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings, (b) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other similar Liens, including all statutory Liens, or notices of commencement or similar filings, arising or incurred in the ordinary course of business with respect to any amounts not yet due and payable or which are being contested in good faith through (if then appropriate) appropriate proceedings, and (c) original purchase price conditional sales contracts and equipment leases, and related liens and financing statements, with third parties entered into in the ordinary course of business.

7

“Person” shall mean an individual, corporation, partnership, limited liability company, association, trust, incorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

“Post-Closing HUSA Board” shall have the meaning set forth in Section 5.12.

“Pre-Closing Period” shall mean the period starting on the Signing Date ending on the Closing Date.

“Proceeding” shall mean any claim, action, arbitration, audit, hearing, investigation, inquiry, examination, proceeding, litigation or suit (whether civil, criminal, or administrative) commenced, brought, conducted, or heard by or before, or otherwise involving any Governmental Authority or arbitrator.

“Proxy Statement” shall have the meaning set forth in Section 5.8.

“Release” shall be defined as that term is defined in 42 U.S.C. § 9601 (22).

“Representative” shall mean, with respect to any Person, any officer, director, principal, partner, manager, member, attorney, accountant, agent, employee, consultant, financial advisor or other authorized representative of such Person.

“Resignation Letters” shall have the meaning set forth in Section 7.2(c).

“Reverse Stock Split” shall have the meaning set forth in Section 5.10(a).

“Sanctioned Country” shall mean a country or territory which is itself the subject of or target of comprehensive Sanctions.

“Sanctioned Person” shall mean a Person (a) listed on any Sanctions-related list of designated Persons maintained by a Governmental Authority, (b) located, organized or resident in a Sanctioned Country or (c) greater than 50% owned or controlled by one or more Persons described in clauses (a) or (b) above.

“Sanctions” shall mean any Laws in any part of the world related to import transactions, export transactions, or economic or trade sanctions or restrictions; the economic sanctions rules and regulations implemented under statutory authority or the U.S. President’s Executive Orders and administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or U.S. Department of State; and all relevant Laws made under any of the foregoing.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Documents” shall mean all reports, schedules, forms, statements and other documents required to be filed by HUSA under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material), including the exhibits thereto and documents incorporated by reference therein.

8

“Signing Date” shall mean the date of this Agreement.

“Subsidiary” or “Subsidiaries” of HUSA, AGIG or any other Person shall mean any corporation, partnership or other legal entity of which HUSA, AGIG or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Tax” or “Taxes” shall mean (a) any federal, state, local, non-U.S. or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, unincorporated business, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, excise, custom duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental, real and personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers’ compensation, payroll, health care, escheat, withholding, estimated or other tax, fee, duty, charge or assessment by a Governmental Authority of any kind whatsoever (including amounts imposed for failure to file or provide correct or timely information to any Governmental Authority or third parties), together with any interest, penalties, additions to tax and additional amounts imposed by any Governmental Authority, whether disputed or not, and (b) any obligation to indemnify or otherwise assume or succeed to any amount of the type described in clause (a) of any other Person.

“Tax Return” shall mean any return, declaration, report, election, claim for refund, disclosure, form, statement or other document relating to Taxes, and filed with or required to be filed with a Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.

“the knowledge of” a Party shall mean, with respect to the AGIG Unitholders, the actual knowledge of Edward Gillespie, Joseph Gasik or Lucie Harwood after reasonable inquiry, and with respect to HUSA, the actual knowledge of Peter Longo after reasonable inquiry.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the shares of Common Stock will, in accordance with the terms hereof, be listed or quoted for trading on the date in question: the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” shall mean this Agreement and all other documents to be executed in connection with the transactions contemplated by this Agreement.

9

“Transfer Agent” shall mean Standard Registrar and Transfer Company, the transfer agent of HUSA.

“Treasury Regulations” means the regulations promulgated under the Code.

1.2.	Rules of Construction.

(a) The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein (or is otherwise entitled to indemnification) in any respect, the fact that there exists another representation, warranty or covenant (including any indemnification provision) relating to the same subject matter (regardless of the relative levels of specificity) which such Party has not breached (or is not otherwise entitled to indemnification with respect thereto) shall not detract from or mitigate the fact that such Party is in breach of the first representation, warranty or covenant (or is otherwise entitled to indemnification pursuant to a different provision).

(b) The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement, will refer to this Agreement as a whole (including any annexes, exhibits and schedules to this Agreement) and not to any particular provision of this Agreement, and recital, article, section, subsection, exhibit, annex and schedule references are to this Agreement unless otherwise specified. The exhibits, annexes and schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. The words “include,” “including” or “includes” when used herein shall be deemed in each case to be followed by the words “without limitation” or words having similar import. When a reference is made in this Agreement to “Articles,” “Sections,” or “Exhibits,” such reference shall be to an Article or Section of, or an Exhibit to this Agreement unless otherwise indicated. The word “extent” in the phrase “to the extent” means the degree to which a thing extends, and does not simply mean “if”. The headings and table of contents in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. The use of “Affiliates” and “Subsidiaries” shall be deemed to be followed by the words “as such entities exist as of the relevant date of determination”. Any reference to “days” means calendar days unless Business Days are expressly specified. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa. The word “or” is not exclusive, unless the context otherwise requires. An accounting term not otherwise defined herein has the meaning ascribed to it in accordance with GAAP (it being understood that in the event of any discrepancy between GAAP and the provisions of this Agreement, the provisions of this Agreement shall control). A reference to a statute, listing rule, regulation, order or other applicable law includes a reference to the corresponding regulations and instruments and includes a reference to each of them as amended, consolidated, recreated, replaced or rewritten.

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ARTICLE II.
SHARE EXCHANGE

2.1.	Purchase Price.

As full consideration for the sale, assignment, transfer and delivery of the AGIG Units by the AGIG Unitholders to HUSA, and upon the terms and subject to all of the conditions contained herein, HUSA shall issue to the AGIG Unitholders a number of newly issued, fully paid and nonassessable shares of Common Stock (such shares of Common Stock, the “Exchange Shares”), which resulting number of shares of Common Stock issued shall equal to ninety four percent (94%) of the aggregate issued and outstanding Common Stock at the time of the Closing (including the Exchange Shares).

2.2.	The Share Exchange.

Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, (i) the AGIG Unitholders hereby agree to sell, transfer, convey, assign and deliver to HUSA, and HUSA shall acquire and accept from the AGIG Unitholders, all of the AGIG Units free and clear of all Liens and other encumbrances, and (ii) HUSA shall issue the Exchange Shares to AGIG Unitholders, as set forth in Schedule 2.2. Each of the AGIG Unitholders do hereby waive all rights of preemption, other restrictions on transfer and rights of veto or otherwise, which have or may have been conferred on any or all of them, or otherwise, in respect of the transfer of the AGIG Units to HUSA under this Agreement.

2.3.	Mechanics of Exchange.

(a) At the Closing, the AGIG Unitholders shall transfer the full legal and beneficial interest in the AGIG Units to HUSA on the terms set out in this Agreement.

(b) At the Closing, HUSA shall deliver an irrevocable instruction letter to its Transfer Agent for the issuance of the Exchange Shares to the AGIG Unitholders upon the AGIG Unitholders transfer of their respective AGIG Units to HUSA pursuant to Section 2.3(a).

2.4.	Adjustments.

Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Closing Date, any change in the number of outstanding shares of Common Stock shall occur as a result of a reclassification, recapitalization, stock split (including a reverse stock split) or similar event, or combination, exchange or readjustment of shares, or any stock dividend with a record date during such period, the number of Exchange Shares shall be equitably adjusted to provide the same economic effect as contemplated by this Agreement prior to such event.

2.5.	Fractional Shares.

Notwithstanding any other provision of this Agreement, no fractional shares of Common Stock shall be issued as the Exchange Shares. The number of shares of Common Stock to which AGIG Unitholders are entitled under the terms hereof shall, be rounded to the nearest whole number of shares of Common Stock.

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ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF AGIG UNITHOLDERS

The AGIG Unitholders, severally and not jointly, represent and warrant to HUSA, subject to the disclosures and exceptions set forth in the disclosure schedules delivered by the AGIG Unitholders to HUSA concurrently herewith (the “Disclosure Schedules”), as of the Signing Date and as of the Closing Date, as follows:

3.1.	Corporate Existence.

AGIG is a limited liability company duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. AGIG and each of its Subsidiaries has the requisite limited liability company power and authority to own, lease and operate its properties, rights and assets related to its business and to conduct the business as the same is now being conducted by it. AGIG and each of its Subsidiaries is duly qualified to do business as a foreign corporation under the Laws of all jurisdictions where the nature of the business requires such qualification and is in good standing in each jurisdiction where such qualification is necessary, in each case, except as would not be reasonably expected to have a Material Adverse Effect.

3.2.	Corporate Authority; Binding Effect.

This Agreement and the other Transaction Documents to which the AGIG Unitholders are a party and the consummation by the AGIG Unitholders of the transactions contemplated hereby and thereby have been duly and validly authorized by the AGIG Unitholders by all requisite corporate, limited liability company, partnership or similar action and no other proceedings on the part of the AGIG Unitholders necessary for the AGIG Unitholders to authorize the execution or delivery of this Agreement or any of the other Transaction Documents to which the AGIG Unitholders are a party or to perform any of its obligations hereunder or thereunder. The AGIG Unitholders have full corporate, limited liability company, partnership or similar organizational (as applicable) power and authority to execute and deliver the other Transaction Documents to which it is a party and to perform its obligations hereunder or thereunder. This Agreement has been duly executed and delivered by the AGIG Unitholders, and (assuming due authorization, execution and delivery by HUSA) this Agreement constitutes a valid and legally binding obligation of the AGIG Unitholders, enforceable against each of them in accordance with its terms. When each other Transaction Document to which the AGIG Unitholders are, or will be, party has been duly executed and delivered by the AGIG Unitholders (assuming due authorization, execution and delivery by HUSA), such Transaction Document will constitute a valid and legally binding obligation of the AGIG Unitholders, enforceable against it in accordance with its terms.

3.3.	No Conflicts; Governmental Approvals and Consents.

(a) The execution and delivery of this Agreement and the other Transaction Documents by the AGIG Unitholders to which they are a party, the performance by the AGIG Unitholders of their obligations hereunder and thereunder and the consummation by the AGIG Unitholders of the transactions contemplated hereby and thereby, do not (i) violate or conflict with any provision of the organizational documents of AGIG, any of its Subsidiaries or the AGIG Unitholders, (ii) result in any violation or breach or constitute any default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien under any contract, indenture, mortgage, lease, note or other agreement or instrument to which AGIG is subject or is a party, or (iii) violate, conflict with or result in any material breach under any provision of any Law applicable to AGIG, any of its Subsidiaries or the AGIG Unitholders (to the extent it relates to the transactions contemplated by this Agreement).

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(b) No Consent, order or license from, notice to or registration, declaration or filing with, any United States, supranational or foreign, federal, state, provincial, municipal or local government agency, court of competent jurisdiction, administrative agency or commission or other governmental or regulatory authority or instrumentality (“Governmental Authority”), is required on the part of AGIG, any of its Subsidiaries or the AGIG Unitholders in connection with the execution, delivery or performance of this Agreement or any of the other Transaction Documents to which the AGIG Unitholders are a party or the consummation of the transactions contemplated hereby and thereby, except for such Consents, orders, licenses, filings or notices that have been or will be obtained as of the Closing.

3.4.	Subsidiaries.

Section 3.4 of the Disclosure Schedules sets forth a complete and accurate list of each direct or indirect Subsidiary of AGIG and the following information with respect to each Subsidiary is set out therein:

1.	its name;
2.	its entity type;
3.	the number, type and percentage of each class of outstanding shares or other equity interests owned directly or indirectly by AGIG and by any other Person; and
4.	its governing jurisdiction.

Other than the Subsidiaries of AGIG set out in Section 3.4 of the Disclosure Schedules, AGIG has no direct or indirect Subsidiaries nor does it own any direct or indirect equity or voting interest of any kind in any Person.

AGIG, directly or indirectly, owns all of the issued and outstanding shares and other interests of each of its Subsidiaries, free and clear of all Liens (other than Permitted Liens) and all of the issued and outstanding shares or interests directly or indirectly owned by AGIG have been duly authorized and validly issued and are fully paid and non-assessable shares or interests, and no such shares or interests have been issued in violation of any pre-emptive or similar rights.

There are no Contracts, arrangements or restrictions that require any of the Subsidiaries of AGIG to issue, sell or deliver any shares or other interests, or any securities convertible into or exchangeable for, any shares or other interests.

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3.5.	Capitalization.

(a) The authorized capital of AGIG as of immediately prior to the Closing consists of an unlimited number of AGIG Units, of which 100 units are issued and outstanding as of immediately prior to the Closing. Section 3.5(a) of the Disclosure Schedule sets out the authorized and issued AGIG Units, as well as the names of the AGIG Unitholders who are the holders of such Units and the number and class of units held by each AGIG Unitholder. Other than as disclosed in Section 3.5(a) of the Disclosure Schedule, no other Person holds any equity interests in AGIG or any of its Subsidiaries, in each case as of immediately prior to the Closing, or any options, warrants, or other agreements or commitments to acquire from AGIG or any of its Subsidiaries, or obligations of AGIG or any of its Subsidiaries to issue, any voting debt, capital stock, voting securities, or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities, or other ownership interests in) AGIG or any Subsidiary of AGIG.

(b) All of the issued and outstanding AGIG Units and the equity interests of each of its Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable. None of the issued and outstanding AGIG Units or the equity interests of any of its Subsidiaries are entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right and none of the issued and outstanding AGIG Units or the equity interests of any of its Subsidiaries are subject to any right of first refusal.

3.6.	Financial Statements; Liabilities.

(a) Prior to the date of this Agreement, the AGIG Unitholders have made available to HUSA (i) the unaudited consolidated balance sheet of AGIG as of December 31, 2024 (the “Balance Sheet Date”), and the related unaudited consolidated statement of operations of AGIG for the year ended 2024, together with the notes thereto (together, the “Unaudited Financial Statements”), and (ii) the audited consolidated balance sheet of AGIG as of December 31, 2023, and December 31, 2022, and the related audited consolidated statement of operations of AGIG for the financial years 2023 and 2022, together with the notes thereto (together, the “Audited Financial Statements”, and together with the Unaudited Financial Statements, the “Financial Statements”). The Financial Statements have been prepared from the books and records of AGIG in accordance with GAAP in effect as of the applicable date or period, consistently applied throughout the periods covered thereby. The Financial Statements fairly present, in all material respects, the consolidated financial position of AGIG, the consolidated net assets of AGIG and the consolidated results of operations of AGIG for the periods covered thereby, in each case, in conformity with GAAP, with only such deviations from such accounting principles as are referred to the notes to thereto and subject to normal immaterial year-end audit adjustments.

(b) There are no Liabilities of AGIG that would be required under GAAP (or, to the knowledge of the AGIG Unitholders, would not be required under GAAP) to be disclosed on a balance sheet of AGIG, except (i) Liabilities disclosed on the Financial Statements, (ii) immaterial Liabilities incurred after the Balance Sheet Date in the ordinary course of business, (iii) transaction expenses incurred in connection with the negotiation of this Agreement and the Transaction Documents and (iv) Liabilities expressly set forth on Section 3.6(b) of the Disclosure Schedules.

(c) Neither AGIG nor any of its Subsidiaries is a party to, or has any commitment to become a party to: (i) any joint venture, off-balance sheet partnership, or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among AGIG or any of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose, or limited purpose Person, on the other hand or that otherwise creates any off-balance sheet arrangements); or (ii) any “off-balance sheet arrangements” (as defined in item 2.03(d) of the SEC’s Current Report on Form 8-K or as described in Instruction 8 to Item 303(b) of Regulation S-K promulgated by the SEC).

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3.7.	Solvency.

As of the date of this Agreement and immediately after the Closing, AGIG and its Subsidiaries is and will be able to pay its debts as they become due in the ordinary course of business and will own assets having a present fair saleable value greater than its stated Liabilities and identified contingent Liabilities, including any contingent Liabilities, AGIG and its Subsidiaries may have in respect of any actual or alleged violation or noncompliance of Law by AGIG or any of its Subsidiaries. As of the date of this Agreement and immediately after the Closing, AGIG and its Subsidiaries will have adequate capital to carry on its business and to perform its obligations under its Contracts. AGIG and its Subsidiaries has not incurred, does not intend to incur, and does not reasonably believe it will incur debts beyond its ability to pay as such debts mature or become due. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereunder, delay or defraud either present or future creditors of AGIG or its Subsidiaries or to prevent AGIG or its Subsidiaries from performing its obligations under its Contracts.

3.8.	Indebtedness.

(a) Section 3.8(a) of the Disclosure Schedules sets forth a complete and correct list of each item of Closing Indebtedness as of the date of this Agreement, identifying the creditor to which such Closing Indebtedness is owed, the title of the instrument under which such Closing Indebtedness is owed, the amount of such Closing Indebtedness as of the close of business on the date of this Agreement (or such other time as is specified in Section 3.8(a) of the Disclosure Schedules), as well as all Indebtedness that is to be satisfied/discharged at Closing or immediately thereafter with Closing proceeds. Except as set forth in Section 3.8(a) of the Disclosure Schedules, no Closing Indebtedness or other Indebtedness that is to be satisfied/discharged at Closing or immediately thereafter with Closing proceeds contain any restriction upon the prepayment of any of such Indebtedness. AGIG has provided to HUSA true, complete and accurate copies of all Contracts related to Indebtedness.

(b) With respect to each item of Closing Indebtedness, AGIG is not in default and no payments are past due. AGIG has not received any notice of a default, alleged failure to perform or any offset or counterclaim (in each case, that has not been waived or remains pending as of the date of this Agreement) with respect to any item of Closing Indebtedness. Except as set forth in Section 3.8(b) of the Disclosure Schedules, neither the consummation of any of the transactions contemplated by this Agreement nor the execution, delivery or performance of this Agreement or any of the other agreements, documents or instruments referred to in this Agreement will result in a default or breach of the terms of, or accelerate the maturity of or performance under, any conditions, covenants or other terms of any such Closing Indebtedness.

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3.9.	Good Title.

(a) The AGIG Unitholders are the record and beneficial owner and each has good and marketable title to their AGIG Units, with the right and authority to sell and deliver such AGIG Units. Upon delivery of assignments duly signed, representing the same as herein contemplated and/or upon registering of HUSA as the new owner of such AGIG Units, HUSA will receive good title to such AGIG Units, free and clear of all Liens.

(b) Except as set out in Section 3.9(b) of the Disclosure Schedules, AGIG and each of its Subsidiaries hold all rights, assets and property necessary for the conduct of their respective businesses after the Closing, substantially in the same manner as conducted prior to the Closing.

(c) AGIG and each of its Subsidiaries has good and marketable title to all of the properties and assets (whether real, personal, movable, immovable or mixed and whether tangible or intangible) necessary to operate their respective businesses, including all the properties and assets reflected as being owned, as the case may be, by AGIG or any Subsidiary on the balance sheet forming part of the most recent Financial Statements or otherwise in the applicable books and records of AGIG and its Subsidiaries. AGIG and each of its Subsidiaries has legal and beneficial ownership of its respective properties and assets free and clear of all Liens other than Permitted Liens. No other Person owns any assets which are being used in the respective businesses of AGIG or any of its Subsidiaries.

(d) Where any material assets are used, but not owned, by AGIG or any of its Subsidiaries or any facilities or services which are material to the respective businesses of AGIG or any of its Subsidiaries are provided to, as the case may be, AGIG or any of its Subsidiaries by a third party, no event of default has occurred or is subsisting or has been alleged or is likely to arise which may entitle any third party to terminate any agreement or license in respect of the provision of such facilities or services.

3.10.	Contracts.

The AGIG Unitholders have made available to HUSA true, correct and complete copies of each of the Contracts to which AGIG is a party, together with any amendments, modifications or supplements thereto. Each Contract is in full force and effect and is a valid and binding agreement of AGIG and its Subsidiaries, and the other parties thereto, enforceable in accordance with its terms, subject to Bankruptcy and Equity Exception. Neither AGIG or any of its Subsidiaries is in breach of or default, in any material respect, under any Contract to which it is a party, and to the knowledge of the AGIG Unitholders, no other party to any such Contract is in breach thereof or default thereunder. Neither AGIG or any of its Subsidiaries has received from any counterparty any written notice of termination or written notice or claim of default by AGIG or any of its Subsidiaries under any Contract. No event has occurred that, with or without notice or lapse of time or both, would result in a breach or default, in any material respect, under any Contract by AGIG or any of its Subsidiaries.

3.11.	Litigation.

Neither AGIG or any of its Subsidiaries is subject to any order, judgment, stipulation, injunction, decree or agreement with any party, including any Governmental Authority, that would prevent or reasonably be expected to interfere with or delay the consummation of the transactions contemplated by the Transaction Documents or, would be material to the business of AGIG. There are no Proceedings pending or, to the knowledge of the AGIG Unitholders, threatened, against AGIG or any of its Subsidiaries, or any of their respective officers or directors.

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3.12.	Compliance with Laws; Permits.

(a) Compliance with Laws. In the last three (3) years, (i) AGIG and each of its Subsidiaries has conducted its business at all times in compliance, in all material respects, with all Laws applicable to its business, and (ii) neither AGIG nor any of its Subsidiaries has received any written notice of any violation or alleged violation of any such applicable Law.

(b) Permits. (i) AGIG and each of its Subsidiaries has all Permits that are necessary to conduct its business as currently conducted, (ii) all such Permits are in full force and effect, (iii) AGIG’s and each of its Subsidiaries’ business is not being conducted in violation or default of such Permits, (iv) neither AGIG nor any of its Subsidiaries is in receipt of any written notification that any Governmental Authority is threatening to revoke any such Permit, (v) all such Permits were lawfully obtained and (vi) all such Permits are transferable to HUSA. Section 3.12(b) of the Disclosure Schedules sets forth all Permits used or held for use by AGIG and each of its Subsidiaries.

3.13.	Anti-Corruption; International Trade.

(a) In the last five (5) years, , neither AGIG, any of its Subsidiaries, or any of the AGIG Unitholders, nor, to the knowledge of the AGIG Unitholders, any of their respective officers, directors or employees has (i) made, authorized, solicited or received any bribe, unlawful rebate, payoff, influence payment or kickback, (ii) established or maintained, or is maintaining, any unlawful fund of corporate monies or properties, (iii) used or is using any corporate funds for any illegal contributions, gifts, entertainment, hospitality, travel or other unlawful expenses, (iv) violated or is violating in any respect Anti-Corruption Laws or (v) directly or indirectly, made, offered, authorized, facilitated or promised any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to any governmental official or any other Person.

(b) Neither AGIG or any of its Subsidiaries, nor to the knowledge of the AGIG Unitholders, any of the officers, directors or employees of AGIG or any of its Subsidiaries, is currently or has in the last five (5) years been: (i) a Sanctioned Person; (ii) operating in, organized in, conducting business with, or otherwise engaging in dealings with or for the benefit of any Sanctioned Person or in any Sanctioned Country; or (iii) otherwise in violation of any Sanctions.

(c) Neither AGIG or any of its Subsidiaries has received from any Governmental Authority any notice, inquiry, or internal or external allegation, or made any voluntary or involuntary disclosure to a Governmental Authority, in each case, concerning any actual or potential violation or wrongdoing related to Sanctions or Anti-Corruption Laws.

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3.14.	Intellectual Property.

(a) Registered Intellectual Property. Section 3.14(a) of the Disclosure Schedules sets forth a correct and complete list of all registrations and applications for Owned Intellectual Property, including:

(i)	patents owned or filed by, or on behalf of, AGIG or any of its Subsidiaries, or under which AGIG or any of its Subsidiaries has exclusive rights in any field or territory, including the country of filing, owner, filing number, date of issue or filing, expiration date and title;

(ii)	registered trademarks and pending applications for registration of trademarks owned or filed by, or on behalf of, or used by AGIG or any of its Subsidiaries, including country of filing, description of goods or services, registration or application number and date of issue;

(iii)	all registered copyrights and applications for registration of copyrights owned or filed by, or on behalf of, or used by AGIG or any of its Subsidiaries, including country of filing, owner, filing number, date of issue and expiration date; and

(iv)	domain names currently used in AGIG’s or any of its Subsidiaries’ business.

(b) All registrations and applications are subsisting and unexpired, valid, enforceable and otherwise in good standing and none of such registrations and applications have been adjudged invalid or unenforceable in whole or in part. All fees that are due and payable in respect of the Owned Intellectual Property have been duly paid, and AGIG and its Subsidiaries has taken all actions required in the prosecution of the Owned Intellectual Property. No Owned Intellectual Property is involved in any interference, opposition, reissue, reexamination, revocation, or equivalent proceeding, in which the scope, validity, enforceability or patentability of any such Owned Intellectual Property is being contested or challenged.

(c) Ownership. AGIG and its Subsidiaries solely and exclusively owns all Owned Intellectual Property, free and clear of any Liens (other than Permitted Liens). Without limiting the generality of the foregoing, AGIG and its Subsidiaries has entered into written agreements with each of its current employees who are/were involved in the creation of any Owned Intellectual Property, whereby such employees (x) assign to AGIG and its Subsidiaries all ownership interest and right they may have in any Owned Intellectual Property, invention, improvement, idea, discovery, development, writing, work of authorship, know-how, process, method and technology created or developed by such employees in connection with the performance of their services for AGIG, and (y) acknowledge AGIG’s and its Subsidiaries’ sole and exclusive ownership of all such Owned Intellectual Property.

(d) Infringement. Neither AGIG or any of its Subsidiaries has received any notice, demand, or indemnification request, or is subject to any claim, injunction, directive, order, or Proceeding (including any oppositions, interferences or re-examinations) whether pending or, to the knowledge of the AGIG Unitholders, threatened (i) asserting or suggesting that any infringement, misappropriation, violation, dilution or unauthorized use of Intellectual Property is or may be occurring or has or may have occurred, or (ii) challenging the validity, enforceability or use of any Owned Intellectual Property.

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(e) Protection and Confidentiality. AGIG and its Subsidiaries has implemented reasonable policies and procedures and has taken all reasonable steps and security measures necessary to maintain, enforce and protect their rights in the Owned Intellectual Property and at all times has maintained the confidentiality of all Trade Secrets included in, or otherwise used by AGIG and its Subsidiaries. To the knowledge of the AGIG Unitholders, none of the Trade Secrets used in the business of AGIG and its Subsidiaries have been disclosed to a third party and neither AGIG or any of its Subsidiaries has experienced any loss or data breach related thereto.

3.15.	Insurance.

Section 3.15 of the Disclosure Schedules sets forth a complete list of all insurance policies that insure the business of AGIG and its Subsidiaries. AGIG and its Subsidiaries is insured in amounts no less than as required by applicable Law and any Contract. All such insurance policies are in full force and effect and all premiums due and payable on such insurance policies have been timely paid. Neither AGIG nor any of its Subsidiaries is in breach or default, and neither AGIG nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, of any such insurance policies. No notice of cancellation, termination or non-renewal has been received by AGIG or any of its Subsidiaries with respect to any such insurance policies.

3.16.	Tax Matters.

For purposes of this Section 3.16, all reference to AGIG shall be deemed to include references to the Subsidiaries of AGIG.

(a) All Tax Returns required to be filed by AGIG have been duly and timely filed, all such Tax Returns are true, correct, and complete in all material respects, and all Taxes required to be paid by AGIG (whether or not shown on any Tax Return) have been duly and timely paid. There is no power of attorney with respect to Taxes that could affect the AGIG after the Closing. As of the Balance Sheet Date, AGIG had no Liability for unpaid Taxes relating to the business of AGIG that have not been accrued or reserved on the Financial Statements, and AGIG has not incurred any Liability for Taxes other than in the ordinary course of business since the Balance Sheet Date.

(b) There has never been any Proceeding with respect to Taxes of AGIG, and no such Proceeding has ever been threatened. Neither AGIG nor any of its directors, officers, or employees responsible for Tax matters expect any Governmental Authority to assess any additional Taxes for any taxable period for which Tax Returns have been filed.

(c) AGIG has duly and timely withheld or collected all Taxes required to be withheld or collected by it, duly and timely paid such withheld or collected amounts to the proper Governmental Authority, and fully complied with all information reporting requirements with respect to such withholding and payment.

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(d) There are no Liens for Taxes (other statutory Liens for Taxes not yet due and payable) on any of the assets of AGIG.

(e) No claim has ever been made by any Governmental Authority in a jurisdiction where AGIG does not file Tax Returns that AGIG is or may be subject to taxation by such jurisdiction. AGIG is not subject to any Tax payment obligation or Tax Return filing obligation in any jurisdiction outside the United States.

(f) AGIG has not entered into, nor is AGIG bound by, any Tax sharing, allocation, or indemnification agreement. AGIG does not have any Liability for the Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of state, local, or non-U.S. Law), as a transferee or successor, by Contract, or otherwise. AGIG has not participated in any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b) (or any corresponding or similar provision of state, local, or non-U.S. Law).

(g) AGIG is and always has been properly treated as a domestic corporation for U.S. federal and applicable state and local income Tax purposes.

3.17.	Employment Matters; Benefit Plans.

(a) Neither AGIG nor any of its Subsidiaries is nor has been (i) a party to or bound by any collective bargaining agreement, trade union agreement, works council agreement or other similar agreement (including any such agreement applicable on a national and/or industry-wide basis) (each of the foregoing, a “Labor Contract”), (ii) subject to a legal duty to bargain with, or in recognition of, any labor union, works council, trade union or similar employee representative group (each, an “Employee Representative”); (iii) the object of any attempt to organize or obtain recognition with respect to its employees for collective bargaining purposes or representation by any Employee Representative, or presently operating under an expired Labor Contract; or (iv) party to or subject to any actual or, to the knowledge of the AGIG Unitholders, threatened, organizing activity, strike, work stoppage, picketing, boycott or similar activity.

(b) Neither AGIG nor any of its Subsidiaries nor any ERISA Affiliate sponsors, maintains, contributes to, or has any Liability with respect to (or has, within the past six (6) years, sponsored, maintained, contributed to or had any Liability with respect to) any (i) single employer pension plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code or (ii) any “multiemployer plan” (within the meaning of Section 3(37) of ERISA), in each case, for the benefit of any employee. Neither AGIG nor any of its Subsidiaries has any Liability in respect of, or obligation to provide, post-employment or post-retirement health, medical, or life insurance benefits, whether under a Benefit Plan or otherwise, to any employee, except as required under Section 4980B of the Code or any similar applicable Law.

(c) Neither AGIG nor any of its Subsidiaries has any liability with respect to a plan that is subject to Title IV of ERISA that could become a liability of HUSA or any of its Affiliates. There are no participant loans of any employee outstanding under the AGIG’s tax-qualified employee savings plan(s) maintained in the U.S. which will become payable as a result of or in connection with the consummation of transactions contemplated by this Agreement.

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3.18.	Brokers and Other Advisors.

Except as set forth in Section 3.18 of the Disclosure Schedules, neither AGIG, any of its Subsidiaries, nor the AGIG Unitholders have retained any investment banker, finder or broker who would have a valid claim for a fee, brokerage, commission or similar compensation in connection with the negotiation, execution or delivery of this Agreement or any of the other Transaction Documents or the consummation of any of the transactions contemplated hereby or thereby.

3.19.	Business Records.

All files, documents, ledgers, instruments, papers, books and records and similar information (whether in paper, digital or other tangible or intangible form) that are used or held for use by AGIG or any of its Subsidiaries and necessary for AGIG’s or any of its Subsidiaries’ conduct of its business, including all technical information, quality control records, blueprints, research and development notebooks and files, customer credit data, mailing lists, warranty information, operating guides and manuals, studies and reports, catalogs, advertising and promotional materials, brochures, standard forms of documents, product testing reports, manuals, sales and promotional literature, drawings, technical plans, business plans, budget projections, price lists, customer and supplier lists and records (including correspondence), referral sources (the “Business Records”), but excluding any minute books, stock ledgers, financial records, Tax records and other materials that AGIG is required by Law to retain have been kept in the ordinary course of business and are true, complete and correct in all material respects. Copies of such Business Records have been made available to HUSA.

3.20.	AGIG Unitholder Investment Acknowledgments.

(a) The AGIG Unitholders acknowledge and understand that the investment in any shares of Common Stock issuable pursuant to this Agreement involves substantial risk and when issued by HUSA in accordance with this Agreement (i) will not be registered for sale under the Securities Act or any other applicable securities Laws, and (ii) may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities Laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement.

(b) The AGIG Unitholders acknowledge and understand that they are acquiring any shares of Common Stock for their own account, for investment purposes only and not with a view toward, or for sale in connection with, any distribution thereof, or with any present intention of distributing or selling any shares of Common Stock, in each case, in violation of the federal Securities Laws or any other applicable Law. The AGIG Unitholders represent that each of them is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D of the Securities Act.

(c) The AGIG Unitholders understand and agree that the shares of Common Stock issuable pursuant to this Agreement may not be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other provision of applicable United States federal, United States state, or other Law or pursuant to an applicable exemption therefrom.

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(d) The AGIG Unitholders acknowledge and agree that any certificates or book entries representing any shares of Common Stock issued pursuant to this Agreement shall bear a restrictive legend substantially similar to the following (together with any other legend or legends required by applicable state or foreign securities laws or otherwise):

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN AN ASSET PURCHASE AGREEMENT PURSUANT TO WHICH THESE SECURITIES WERE ORIGINALLY ISSUED, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH RESTRICTIONS ARE BINDING ON PERMITTED TRANSFEREES OF THESE SHARES.

3.21.	Non-Arm’s Length Transactions.

AGIG is not and none of its Subsidiaries are indebted to any director, officer or employee, agent, independent contractor or Affiliate or associate (except for amounts due as salaries, bonuses, directors’ fees, paid time-off/vacation, other remuneration, indemnification or the reimbursement of expenses, in each case in the ordinary course). Except in the ordinary course, AGIG is not and none of its Subsidiaries are a party to or bound by any Contract (other than directors’ or employment arrangements) with, or advances, loans, guarantees, liabilities or other obligations to, on behalf or for the benefit of, any equity owner or equity owner, director, officer or employee, or any of their respective Affiliates.

3.22.	Related Person Transactions.

There are no transactions, or series of related transactions, agreements, arrangements, or understandings in effect, nor are there any currently proposed transactions, or series of related transactions, agreements, arrangements, or understandings, that would be required to be disclosed under Item 404(a) of Regulation S-K.

3.23.	CFIUS Representations.

Neither AGIG nor any of its Subsidiaries is engaged in (a) the design, fabrication, development, testing, production or manufacture of one or more “critical technologies” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); (b) the ownership, operation, maintenance, supply, manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (c) the maintenance or collection, directly or indirectly, of “sensitive personal data” of U.S. citizens within the meaning of the DPA. Neither AGIG nor any of its Subsidiaries has any current intention of engaging in such activities in the future.

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3.24.	Exclusivity of Representations; No other Representations or Warranties.

The representations and warranties made by the AGIG Unitholders in this Agreement and the other Transaction Documents are the sole and exclusive representations and warranties made by the AGIG Unitholders in connection with the transactions contemplated by this Agreement or the other Transaction Documents. The AGIG Unitholders hereby disclaim any other express or implied representations or warranties.

ARTICLE IV.
REPRESENTATIONS OF HUSA

HUSA represents and warrants to the AGIG Unitholders, subject to the disclosures and exceptions set forth in the disclosure schedules delivered by HUSA to the AGIG Unitholders concurrently herewith (the “HUSA Disclosure Schedules”), as of the Signing Date and as of the Closing Date, as follows:

4.1.	Corporate Existence.

HUSA is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. HUSA has the requisite corporate power and authority to own, lease and operate its properties, rights and assets related to its business and to conduct its business as the same is now being conducted by it. HUSA is duly qualified to do business as a foreign corporation under the Laws of all jurisdictions where the nature of its business or location of its assets requires such qualification and is in good standing in each jurisdiction where such qualification is necessary, except as would not be reasonably be expected to have a material adverse effect.

4.2.	Corporate Authority.

(a) This Agreement and the other Transaction Documents to which HUSA is a party and the consummation of the transactions contemplated hereby and thereby involving HUSA have been duly authorized by HUSA by all requisite corporate action. HUSA has all corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder. This Agreement has been duly executed and delivered by HUSA, and the other Transaction Documents will be duly executed and delivered by HUSA, and this Agreement constitutes, and the other Transaction Documents when so executed and delivered will constitute, a valid and legally binding obligation of HUSA, enforceable against it in accordance with its terms.

(b) The execution and delivery of this Agreement and the other Transaction Documents by HUSA, the performance by HUSA of its obligations hereunder and thereunder and the consummation by HUSA of the transactions contemplated hereby and thereby do not and will not (i) violate or conflict with any provision of the respective certificate of incorporation or by-laws or similar organizational documents of HUSA, (ii) result in any violation or breach or constitute any default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien under any contract, indenture, mortgage, lease, note or other agreement or instrument to which HUSA is subject or is a party, or (iii) violate, conflict with or result in any breach under any provision of any Law applicable to HUSA or any of its properties or assets, except, in the case of clauses (ii) and (iii), to the extent that any such default, violation, conflict, breach or loss would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on HUSA’s ability to consummate the transactions contemplated under this Agreement or to perform its obligations under this Agreement and the other Transaction Documents to which HUSA is a party. Except for obtaining the affirmative vote of a majority of the votes cast by holders of issued shares of Common Stock at a duly convened and held stockholders’ meeting of HUSA at which a quorum is present (i) approving the amendment of HUSA’s certificate of incorporation as contemplated by this Agreement, (ii) approving the reverse stock split, (iii) approving the issuance of the Exchange Shares in connection with the transactions contemplated hereof, and (iv) any other resolutions required by Law or the rules and regulations of the SEC or the NYSE American (the “HUSA Stockholder Approval”), no other corporate action or proceeding on the part of HUSA is necessary to authorize the execution, delivery and performance by HUSA of this Agreement and the consummation by it of the transactions contemplated hereby.

4.3.	Capitalization.

(a) The authorized capital stock of HUSA consists of (i) 20,000,000 shares of Common Stock, of which 15,686,533 shares are outstanding, and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are outstanding. All of such issued and outstanding shares of HUSA are fully paid and nonassessable.

(b) Except as set forth in Section 4.3(b) of the HUSA Disclosure Schedules (A) no shares of Common Stock of HSUA are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, any Common Stock, or contracts, commitments, understandings or arrangements by which HUSA is or may become bound to issue additional Common Stock, or options, warrants or scrip for rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any Common Stock; (C) there are no agreements or arrangements under which HUSA is obligated to register the sale of any of its securities under the Securities Act; (D) there are no outstanding securities or instruments of HUSA that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which HUSA is or may become bound to redeem a security of HUSA and no other shareholder or similar agreement to which HUSA is a party; (E) there are no securities or instruments containing anti-dilution or similar provisions that will or may be triggered by the issuance of the Exchange Shares; and (F) HUSA does not have any share appreciation rights or “phantom share” plans or agreements or any similar plan or agreement.

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4.4.	Solvency.

As of and immediately after the Closing, HUSA (excluding AGIG and its Subsidiaries) is and will be able to pay its debts as they become due in the ordinary course of business and will own assets having a present fair saleable value greater than its stated Liabilities and identified contingent Liabilities, including any contingent Liabilities, HUSA may have in respect of any actual or alleged violation or noncompliance of Law by HUSA. Immediately after the Closing, HUSA (excluding AGIG and its Subsidiaries) will have adequate capital to carry on its business and to perform its obligations under its Contracts. HUSA has not incurred, does not intend to incur, and does not reasonably believe it will incur debts beyond its ability to pay as such debts mature or become due. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereunder, delay or defraud either present or future creditors of HUSA or to prevent HUSA from performing its obligations under its Contracts.

4.5.	Title to Assets.

(a) HUSA owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or tangible assets and equipment used or held for use in its business or operations or purported to be owned by it that are material to HUSA or its business. All of such assets are owned or, in the case of leased assets, leased by HUSA free and clear of any Liens, other than Permitted Liens.

(b) Except as set out in Section 4.5(b) of the HUSA Disclosure Schedules, HUSA holds all rights, assets and property necessary for the conduct of its business after the Closing, substantially in the same manner as conducted prior to the Closing.

(c) Where any material assets are used, but not owned, by HUSA or any facilities or services which are material to the respective businesses of HUSA are provided to, as the case may be, HUSA by a third party, no event of default has occurred or is subsisting or has been alleged or is likely to arise which may entitle any third party to terminate any agreement or license in respect of the provision of such facilities or services.

4.6.	Real Property; Leasehold.

Except as set forth in Section 4.6 of the HUSA Disclosure Schedules, HUSA does not own any real property. Section 4.6 of the HUSA Disclosure Schedule sets forth an accurate and complete list of all real properties with respect to which HUSA directly or indirectly holds a valid leasehold interest as well as any other real estate that is in the possession of, or occupied or leased by, HUSA. HUSA’s possession, occupancy, lease, use and/or operation of each such leased property conforms to all applicable Laws in all material respects, and HUSA has exclusive possession of each such leased property and leasehold interest and has not granted any occupancy rights to tenants or licensees with respect to such leased property or leasehold interest. In addition, each such leased property and leasehold interest is free and clear of all Liens other than Permitted Liens.

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4.7.	SEC Filings; Financial Statements.

(a) HUSA has delivered or made available to the AGIG Unitholders accurate and complete copies of all registration statements, proxy statements, Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed by HUSA with the SEC since December 31, 2021, other than such documents that can be obtained on the SEC’s website at www.sec.gov. Since December 31, 2021, all material statements, reports, schedules, forms and other documents, including any exhibits thereto, required to have been filed by HUSA or its officers with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be), and the rules and regulations thereunder, and, as of the time they were filed, or if amended or superseded by a filing prior to the date of this Agreement, on the date of the last such amendment or superseding filing prior to the date of this Agreement, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The certifications and statements required by (i) Rule 13a-14 under the Exchange Act and (ii) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the SEC Documents are accurate and complete and comply as to form and content with all applicable Laws, and no current or former executive officer of HUSA has failed to make the certifications required of him or her. As of the date of this Agreement, there are no outstanding unresolved comments in comment letters received from the SEC or NYSE with respect to SEC Documents. None of the SEC Documents is the subject of ongoing SEC review and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, including with regards to any accounting practices of HUSA.

(b) The financial statements (including any related notes) contained or incorporated by reference in the SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, except as permitted by Quarterly Report filed on Form 10-Q with the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments) applied on a consistent basis unless otherwise noted therein throughout the periods indicated; and (iii) fairly present, in all material respects, the financial position of HUSA as of the respective dates thereof and the results of operations and cash flows of HUSA for the periods covered thereby. Other than as expressly disclosed in the SEC Documents filed prior to the date hereof, there has been no material change in HUSA’s accounting methods or principles that would be required to be disclosed in HUSA’s financial statements in accordance with GAAP.

(c) HUSA’s independent registered public accounting firm has at all times since December 31, 2012 been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to HUSA within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

4.8.	Governmental Approvals and Consents.

No Consent, approval, order or authorization of, license or permit from, notice to or registration, declaration or filing with, any Governmental Authority, is required on the part of HUSA in connection with the execution, delivery or performance of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby except for such consents, approvals, orders or authorizations of, licenses or permits, filings or notices which have been obtained and remain in full force and effect and those with respect to which the failure to have obtained or to remain in full force and effect would not have or reasonably be expected to have, individually or in the aggregate, a material adverse effect on HUSA’s ability to consummate the transactions contemplated under this Agreement or to perform its obligations under this Agreement and the other Transaction Documents to which HUSA is a party.

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4.9.	Litigation.

HUSA is not subject to any order, judgment, stipulation, injunction, decree or agreement with any party, including any Governmental Authority, that would prevent or reasonably be expected to interfere with or delay the consummation of the transactions contemplated by the Transaction Documents. There are no Proceedings pending or, to the knowledge of HUSA, threatened against HUSA or any of its Affiliates that would reasonably be expected to have a material impact on the business of HUSA following the consummation of the transactions contemplated by the Transaction Documents.

4.10.	Brokers and Other Advisors.

Except for Univest Securities, none of HUSA nor any of its Affiliates has retained any financial advisor, investment banker, finder or broker who would have a valid claim for a fee, brokerage, commission or similar compensation from AGIG or its Affiliates in connection with the negotiation, execution or delivery of this Agreement or any of the other Transaction Documents or the consummation of any of the transactions contemplated hereby or thereby.

4.11.	Business Records.

All files, documents, ledgers, instruments, papers, books and records and similar information (whether in paper, digital or other tangible or intangible form) that are used or held for use by HUSA and necessary for HUSA’s conduct of its business have been kept in the ordinary course of business and are true, complete and correct in all material respects. Copies of such records have been made available to AGIG.

4.12.	Not an Investment Company.

HUSA is not an investment company as described in Section 1.351-1(c)(1)(ii) of the Treasury Regulations.

4.13.	CFIUS Representations.

HUSA is not engaged in (a) the design, fabrication, development, testing, production or manufacture of one or more “critical technologies” within the meaning of the DPA; (b) the ownership, operation, maintenance, supply, manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (c) the maintenance or collection, directly or indirectly, of “sensitive personal data” of U.S. citizens within the meaning of the DPA. HUSA does not have any current intention of engaging in such activities in the future.

4.14.	Exclusivity of Representations; No Other Representations or Warranties.

The representations and warranties made by HUSA or any of its Affiliates in this Agreement and the other Transaction Documents are the sole and exclusive representations and warranties made by HUSA and its Affiliates in connection with the transactions contemplated by this Agreement or the other Transaction Documents. Each of HUSA and its Affiliates hereby disclaims any other express or implied representations or warranties.

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ARTICLE V.
AGREEMENTS OF HUSA AND AGIG

5.1.	Conduct of the Business of AGIG.

(a) During the Pre-Closing Period, except as otherwise contemplated by the Transaction Documents or required by applicable law, the AGIG Unitholders shall use commercially reasonable efforts to and shall cause AGIG to:

(i)	operate and conduct AGIG’s business in the ordinary course of business and in the same manner as such operations have been conducted prior to the date of this Agreement;

(ii)	(A) preserve intact AGIG’s current business organization, (B) keep available the services of the employees, (C) maintain AGIG’s relations and good will with all suppliers, customers, landlords, creditors, licensors, licensees, employees, independent contractors and other Persons having business relationships with AGIG, and (D) promptly repair, restore or replace any business assets that are destroyed or damaged;

(iii)	comply with all material legal requirements and contractual Liabilities applicable to the operation of its business and pay all applicable Taxes with respect thereto when due and payable; and

(iv)	(A) confer regularly with HUSA concerning operational matters relating to its business and (B) otherwise report regularly to HUSA concerning the status of its business.

(b) During the Pre-Closing Period, except as otherwise contemplated by the Transaction Documents or required by applicable law, the AGIG Unitholders shall not, without the prior written approval of HUSA (which approval shall not be unreasonably withheld, conditioned or delayed) take or allow AGIG to take any of the following actions:

(i)	except for sales or transfers of AGIG’s products in the ordinary course of business, sell or otherwise transfer, or agree, commit or offer (in writing or otherwise) to sell or otherwise transfer any interest in its assets or business;

(ii)	permit, or agree, commit or offer (in writing or otherwise) to permit, any interest in AGIG’s assets to become subject, directly or indirectly, to any Lien (other than Permitted Liens);

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(iii)	terminate (other than by expiration) or amend or modify (other than by automatic extension or renewal if deemed an amendment or modification of any such contract) in any material respect any Contract;

(iv)	incur, assume or otherwise become subject to any Liability, except for liabilities (of the type required to be reflected in the “liabilities” column of a balance sheet prepared in accordance with GAAP) incurred in the ordinary course of business;

(v)	commence or settle any Proceeding;

(vi)	enter into any transaction outside the ordinary course of business including any agreement that could result in the payment by HUSA or AGIG of a finder’s fee, success fee or other similar fee in connection with the transactions contemplated in this Agreement;

(vii)	incur or enter into any Contract for Indebtedness;

(viii)	dividend or distribute any cash or assets of any kind to the AGIG Unitholders;

(ix)	enter into any Contract between AGIG on the one hand and any AGIG Unitholders or any of their Affiliates on the other hand;

(x)	trade in any securities of HUSA;

(xi)	enter into any transaction or take any other action that might cause or constitute a material breach of any representation or warranty made by the AGIG Unitholders in this Agreement if (A) such representation or warranty had been made as of the time of such transaction or action, (B) such transaction had been entered into, or such action had occurred, on or prior to the date of this Agreement or (C) such representation or warranty had been made as of the Closing Date; and

(xii)	agree, commit or offer (in writing or otherwise) to take any of the actions described in this Section 5.2(b).

(c) Notwithstanding the foregoing, nothing contained herein shall prevent the AGIG Unitholders during the Pre-Closing Period from taking any actions to facilitate the Closing, the Exchange or the consummation of the transactions contemplated by the Transaction Documents.

5.2.	Conduct of the Business of HUSA.

(a) During the Pre-Closing Period, except for the Contemplated Offering and as otherwise contemplated by the Transaction Documents or required by applicable law, HUSA shall use commercially reasonable efforts to:

(i)	operate and conduct its business in the ordinary course of business and in the same manner as such operations have been conducted prior to the date of this Agreement;

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(ii)	(A) preserve intact its current business organization, (B) keep available the services of the employees, (C) maintain its relations and good will with all suppliers, customers, landlords, creditors, licensors, licensees, employees, independent contractors and other Persons having business relationships with HUSA, and (D) promptly repair, restore or replace any business assets that are destroyed or damaged;

(iii)	comply with all material legal requirements and contractual Liabilities applicable to the operation of its business and pay all applicable Taxes with respect thereto when due and payable;

(iv)	(A) confer regularly with AGIG concerning operational matters relating to its business and (B) otherwise report regularly to AGIG concerning the status of its business; and

(b) During the Pre-Closing Period, except as otherwise contemplated by the Transaction Documents or required by applicable law, HUSA shall not, without the prior written approval of the AGIG Unitholders (which approval shall not be unreasonably withheld, conditioned or delayed) take any of the following actions:

(i)	except (A) as set forth in Schedule 5.2(b)(i), or (B) for sales or transfers of its products in the ordinary course of business, sell or otherwise transfer, or agree, commit or offer (in writing or otherwise) to sell or otherwise transfer any interest in its assets or business;

(ii)	permit, or agree, commit or offer (in writing or otherwise) to permit, any interest in its assets to become subject, directly or indirectly, to any Lien (other than Permitted Liens);

(iii)	terminate (other than by expiration) or amend or modify (other than by automatic extension or renewal if deemed an amendment or modification of any such contract) in any material respect any Contract;

(iv)	incur, assume or otherwise become subject to any Liability, except for liabilities (of the type required to be reflected in the “liabilities” column of a balance sheet prepared in accordance with GAAP) incurred in the ordinary course of business;

(v)	commence or settle any Proceeding;

(vi)	enter into any transaction outside the ordinary course of business, including any agreement that could result in the payment by HUSA or AGIG of a finder’s fee, success fee or other similar fee in connection with the transactions contemplated in this Agreement;

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(vii)	incur or enter into any Contract for Indebtedness;

(viii)	dividend or distribute any cash or assets of any kind to the holders of Common Stock;

(ix)	enter into any Contract between holders of Common Stock or any of their Affiliates;

(x)	enter into any transaction or take any other action that might cause or constitute a material breach of any representation or warranty made by HUSA in this Agreement if (A) such representation or warranty had been made as of the time of such transaction or action, (B) such transaction had been entered into, or such action had occurred, on or prior to the date of this Agreement or (C) such representation or warranty had been made as of the Closing Date; and

(xi)	agree, commit or offer (in writing or otherwise) to take any of the actions described in this Section 5.2(b).

(c) Notwithstanding the foregoing, nothing contained herein shall prevent HUSA during the Pre-Closing Period from taking any actions to effect the Contemplated Offering or facilitate the Closing, the Exchange or the consummation of the transactions contemplated by the Transaction Documents.

5.3.	Investigation of Business.

During the Pre-Closing Period, and subject to applicable Laws and Section  5.5, the Parties shall be entitled, including through their Representatives, to have such reasonable access to the properties, businesses, operations, senior management personnel and books and records of the other Party, as it reasonably requests in connection with the Parties’ efforts to consummate the transactions contemplated by this Agreement. Any such access and examination shall be conducted on reasonable advance written notice in accordance with Section 9.1, during regular business hours and under reasonable circumstances and shall be subject to restrictions under applicable Law. The Parties shall use commercially reasonable efforts to cause the Representatives to cooperate with such request and in connection with such access and examination, and the other Party and its Representatives shall use their commercially reasonable efforts to minimize any disruption to the business of the other Party. Notwithstanding anything herein to the contrary, no such access or examination shall be permitted to the extent that it would require the Party to disclose information subject to attorney-client privilege or conflict with any confidentiality obligations to which the Party bound solely on the basis that the disclosure of such information would, in the reasonable and good faith judgment of outside counsel to the Party, violate such attorney-client privilege or conflict with such confidentiality obligations.

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5.4.	Necessary Efforts.

Subject to the other terms and conditions of this Agreement, the AGIG Unitholders and HUSA agree to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by the Transaction Documents and to use their respective reasonable best efforts to cause the conditions to each Party’s obligation to close the transactions contemplated hereby as set forth in  ARTICLE VI to be satisfied, including all actions necessary to obtain (a) all licenses, certificates, permits, approvals, clearances, expirations, waivers or terminations of applicable waiting periods, authorizations, qualifications and orders (each a “Consent”) of any Governmental Authority required for the satisfaction of the conditions set forth in Section 6.1(b), and (b) all other Consents of any Person, necessary or desirable in connection with the consummation of the transactions contemplated by the Transaction Documents, it being understood that neither Party nor any of their respective Subsidiaries shall be required to expend any money other than for filing fees or expenses or immaterial administrative or legal costs or expenses. The Parties shall cooperate fully with each other to the extent necessary in connection with the foregoing.

5.5.	Public Disclosures.

A mutually agreed joint press release describing the terms of this Agreement shall be released promptly after execution of this Agreement and HUSA shall file a Current Report on Form 8-K with the SEC, which shall include that press release and this Agreement as exhibits. Thereafter, unless otherwise required by Law, no press release or other public announcement or comment pertaining to the transactions contemplated by this Agreement will be made by or on behalf of any Party or its Affiliates without the prior written approval of the other Party (which approval shall not be unreasonably withheld). If in the judgment of either Party upon the advice of outside counsel such a press release or public announcement is required by Law, the Party intending to make such release or announcement shall to the extent practicable use reasonable commercial efforts to provide prior written notice to the other Party of the contents of such release or announcement and to allow the other Party reasonable time to comment on such release or announcement in advance of such issuance.

5.6.	Access to Records and Personnel.

(a) Exchange of Information. After the Closing, each Party agrees to provide, or cause to be provided, to each other, as soon as reasonably practicable after written request therefor and at the requesting Party’s sole expense, reasonable access, during regular business hours, to the other Party’s employees and to any books, records, documents, files and correspondence in the possession or under the control of the other Party or such other Party’s Subsidiaries that the requesting Party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting Party or any of its Affiliates (including under applicable securities Laws) by a Governmental Authority having jurisdiction over the requesting Party or any of its Affiliates, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy Tax, audit, accounting, claims, regulatory, litigation or other similar requirements applicable to such requesting Party or any of its Affiliates, (iii) in connection with the preparation of the financial statements of such Party or its Affiliates or (iv) to comply with its obligations under this Agreement or any of the other Transaction Documents; provided, that such access shall not unreasonably interfere with the normal business operations of AGIG, HUSA or their respective Affiliates, as applicable. Notwithstanding anything to the contrary set forth in this Section 5.6(a), no Party shall be required to provide access to or disclose information (x) where such access or disclosure would violate any Law (including any applicable data protection and privacy Laws) or agreement, or waive any attorney-client or other similar privilege, and each Party may redact information regarding itself or its Subsidiaries or otherwise not relating to the other Party and its Subsidiaries, and, in the event such provision of information could be commercially detrimental, violate any Law or agreement or waive any attorney-client or other similar privilege, the Parties shall take all commercially reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence, or (y) in the event of a dispute between the AGIG Unitholders or any of its Affiliates, on the one hand, and HUSA or any of its Affiliates, on the other hand, except as would be required by applicable civil process or applicable discovery rules. To the extent that either Party is provided access to personal data by the other Party pursuant to this Section, the receiving Party shall (without prejudice to the foregoing obligations set forth in this Section 5.6(a)) comply with all applicable data protection and privacy laws with respect to such personal data. The AGIG Unitholders shall, and cause AGIG to, furnish to HUSA furnish all information as may be reasonably requested by HUSA in connection with the preparation and submission of the Proxy Statement and the responses to any comments from the SEC with respect to the Proxy Statement and shall use reasonable best efforts to ensure that the information concerning the AGIG Unitholders and AGIG contained in the Proxy Statement is true and correct in all material respects and doesn’t omit any information necessary to make such information misleading and complies in all material respects with the requirements of the Securities Act and the Exchange Act.

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(b) Ownership of Information. Any information owned by a Party that is provided to a requesting Party pursuant to this Section  5.6 shall be deemed to remain the property of the providing Party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such information.

(c) Record Retention. Except as otherwise provided herein, and to the extent permitted by applicable data protection and privacy Law, each Party agrees to retain the books, records, documents, instruments, accounts, correspondence, writings, evidences of title and other papers (the “Books and Records”) in their respective possession or control for a period of six (6) years, following the Closing Date. Notwithstanding the foregoing, any Party may destroy or otherwise dispose of any Books and Records in accordance with its record retention policies consistent with past practice and/or applicable data protection and privacy Laws, provided that, prior to such destruction or disposal (i) such Party shall provide no less than 30 days’ prior written notice to the other Party of any such proposed destruction or disposal (which notice shall specify in reasonable detail which of the Books and Records is proposed to be so destroyed or disposed of), and (ii) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the information proposed to be destroyed or disposed of be delivered to such recipient, such Party proposing the destruction or disposal shall, as soon as reasonably practicable, arrange for the delivery of such of the Books and Records as was requested by the recipient (it being understood that all reasonable out of pocket costs associated with the delivery of the requested Books and Records shall be paid by such recipient).

(d) Access to Data Room. Until the earlier of termination of this Agreement and the Closing Date, the AGIG Unitholders will not remove any of the documents from the Data Room provided in connection with the transactions contemplated hereby.

(e) Other Agreements Providing for Exchange of Information. The rights and obligations granted under this Section  5.6 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of information set forth in this Agreement.

(f) Confidential Information; Public Disclosure. The Parties shall ensure that, on and at all times after the Closing Date, each Party keeps strictly confidential and does not use or disclose to any other Person, any non-public document or other non-public information that relates directly or indirectly to AGIG, HUSA, the AGIG Unitholders or any their respective Affiliates, unless otherwise required by Law.

5.7.	Notification.

At all times prior to Closing, the AGIG Unitholders shall promptly notify HUSA in writing of: (a) the discovery by the AGIG Unitholders of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a breach of any representation or warranty made by the AGIG Unitholders in this Agreement; (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a breach of any representation or warranty made by the AGIG Unitholders in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (c) any breach of any covenant or obligation of the AGIG Unitholders; and (d) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in ARTICLE VI impossible or unlikely. No such notification shall be deemed to supplement or amend this Agreement, including for purposes of determining (i) the accuracy of any representation or warranty made by the AGIG Unitholders in this Agreement or in the officer’s certificate referred to in Section 6.2(c), or (ii) whether any of the conditions set forth in ARTICLE VI has been satisfied.

5.8.	Meeting of Stockholders.

HUSA shall (i) establish a record date for a meeting of its stockholders (the “HUSA Stockholders Meeting”) for the purpose of seeking the HUSA Stockholder Approval, which record date shall be as promptly as possible following the date hereof, (ii) file a preliminary proxy statement with respect to the HUSA Stockholders Meeting (such proxy statement and any amendment thereof or supplement thereto, the “Proxy Statement”) with the U.S. Securities and Exchange Commission within ten (10) Business Days from the Signing Date or as soon as reasonably practicable after receiving all of the information it needs from AGIG for the proxy, (iii) duly convene and give notice of the HUSA Stockholders Meeting as promptly as practicable, and mail the Proxy Statement to the stockholders of HUSA of record on the record date for the HUSA Stockholders Meeting, and (iv) hold the HUSA Stockholders Meeting, and use commercially reasonable efforts to solicit the HUSA Stockholder Approval. HUSA shall schedule the HUSA Stockholders Meeting to be held within twenty five (25) days of the initial mailing of the Proxy Statement; provided, however, that HUSA may postpone, recess or adjourn the HUSA Stockholders Meeting (i) with the consent of the AGIG Unitholders, (ii) to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholder of HUSA within a reasonable amount of time in advance of the HUSA Stockholders Meeting, (iii) if there are not sufficient affirmative votes in person or by proxy at such meeting to constitute a quorum or to obtain the HUSA Stockholder Approval, to allow reasonable additional time for solicitation of proxies for purposes of obtaining a quorum or the HUSA Stockholder Approval, as applicable, or (iv) as may be required by applicable Law or the charter documents of HUSA.

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5.9.	Monthly Financial Statements.

Within 10 Business Days after then end of each month after December 2024, the AGIG Unitholders shall provide to HUSA a monthly unaudited consolidated balance sheet and a monthly unaudited consolidated statement of operations of AGIG for each such month and when delivered such financial statements shall be included in the definition of Financial Statements.

5.10.	Reverse Stock Split; Certificate of Incorporation Amendment; Stock Exchange Listing.

(a) HUSA shall use commercially reasonable efforts to amend its amended and restated certificate of incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of Common Stock, at a ratio to be determined by the board of directors of HUSA, in order for HUSA to comply with NYSE American listing standards (the “Reverse Stock Split”).

(b) HUSA shall use commercially reasonable efforts to amend its Certificate of Incorporation to increase the number of authorized shares of Common Stock to allow HUSA to issue the Exchange Shares.

(c) HUSA shall use commercially reasonable efforts to cause the Exchange Shares to be approved for listing on the NYSE American, subject to official notice of issuance, prior to the Effective Time. Prior to the Closing, HUSA shall submit an additional listing application with NYSE American (the “NYSE Listing Application”) with respect to the Exchange Shares. HUSA shall use its commercially reasonable efforts to have the NYSE Listing Application approved (subject to official notice of issuance) as promptly as practicable after such submission (including by responding to comments of NYSE American). Each of HUSA and the AGIG Unitholders shall furnish all information as may be reasonably requested by the other Party in connection with any such action and the preparation and submission of the NYSE Listing Application. No submission of, or amendment or supplement to, the NYSE Listing Application will be made by any Party without providing the other Parties with a reasonable opportunity to review and comment thereon. In addition, each Party agrees to provide the other Party and its legal counsel with copies of any written comments, and shall inform the other Party of any oral comments, that such Party or its counsel may receive from time to time from NYSE American or its staff with respect to the NYSE Listing Application promptly after receipt of such comments, and any written or oral responses thereto. Each Party and their respective counsel shall be given a reasonable opportunity to review any such written responses and each Party shall give due consideration to the additions, deletions or changes suggested thereto by the other Party and their respective counsel.

5.11.	Insurance.

The Parties shall cause HUSA, at HUSA’s sole expense, to: (i) obtain as of Closing “tail” insurance policy with a claims period of six years from the Closing with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of HUSA, in each case with respect to claims arising out of or relating to events which occurred before or at the Closing (including in connection with the transactions contemplated by this Agreement). The premium for the “tail” insurance policy shall be paid by HUSA on or prior to the Closing.

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5.12.	HUSA Board Members Post Closing.

(a) The Parties shall take all necessary action, including causing the directors of HUSA to resign, if necessary, so that effective as of the Effective Time, the HUSA’s board of directors (the “Post-Closing HUSA Board”) will consist of five (5) individuals. Effective as of the Effective Time, the Board of Directors of HUSA shall appoint AGIG’s Chief Executive Officer, Edward Gillespie, to the HUSA Board of Directors. At or prior to the Closing, HUSA will provide Mr. Gillespie with a customary director indemnification agreement, in form and substance reasonably acceptable to such individual.

(b) HUSA shall deliver the Resignation Letters at the Closing, pursuant to which two of the HUSA Directors (Stephen P. Hartzell and R. Keith Grimes) will resign, and the Chief Executive Officer of HUSA (Peter Longo) will resign as CEO, but not as a director, in each case within 45 days from the Closing. In accordance with the Bylaws of HUSA, the HUSA Board of Directors shall appoint two persons nominated by AGIG whom shall be required to qualify as an “independent director” (as defined under NYSE American rules) to fill the vacancies left by such resignations.

ARTICLE VI.
CONDITIONS TO CLOSING

6.1.	Conditions Precedent to Obligations of HUSA and the AGIG Unitholders.

The respective obligations of the Parties to consummate and cause the consummation of the Exchange shall be subject to the satisfaction (or mutual waiver, in whole or in part, by the Parties, to the extent permitted by applicable Law), at or prior to the Closing, of each of the following conditions:

(a) No Injunction, Etc. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law that is in effect on the Closing Date that has or would have the effect of prohibiting or enjoining the Exchange or the other transactions contemplated by this Agreement or making the Exchange or other transactions contemplated by this Agreement illegal;

(b) Governmental Approvals. HUSA and the AGIG Unitholders shall have timely obtained from each Governmental Authority all approvals, waivers and consents, if any, necessary for consummation of, or in connection with the transactions contemplated hereby;

(c) NYSE Listing Application. HUSA shall have filed the NYSE Listing Application and taken all necessary actions to effectuate the Reverse Stock Split, in order to satisfy the applicable NYSE American listing standards for HUSA following the Exchange and NYSE shall have approved such listing of HUSA’s Common Stock following the effective date of the Reverse Stock Split;

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(d) HUSA Stockholder Approval. The HUSA Stockholder Approval shall have been obtained;

(e) No Litigation. There shall not be pending any suit, action, or proceeding challenging or seeking to restrain, limit or prohibit any transactions contemplated by this Agreement or seeking to obtain from the AGIG Unitholders or HUSA in connection with the transactions contemplated by this Agreement any material damages or material commitments;

(f) Certain Consents. The approvals, consents, ratifications or waivers listed in Schedule  6.1(f), in each case in a form reasonably satisfactory to HUSA, shall have been obtained; and

(g) Appointment to the Board. The members of the Post-Closing HUSA Board shall have been elected or appointed as of the Closing consistent with the requirements of Section 5.12.

6.2.	Conditions Precedent to Obligation of HUSA.

The obligation of HUSA to consummate and cause the consummation of the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver, in whole or in part, by HUSA in its sole discretion, to the extent permitted by applicable Law), at or prior to the Closing, of each of the following conditions:

(a) Accuracy of Representations and Warranties of the AGIG Unitholders. (i) The representations and warranties of the AGIG Unitholders contained in this Agreement (other than AGIG Fundamental Representations) (disregarding any exception or qualification of such representations and warranties that that are qualified by the terms “material”, “in all material respects”, “Material Adverse Effect”, or similar words or phrases) shall be true and correct as of the date of this Agreement and as of the Closing as if made as of the Closing (except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct as of such date), in all material respects, and (ii) the AGIG Fundamental Representations shall be true and correct as of the date of this Agreement and as of the Closing as if made as of the Closing (except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct as of such date), other than as would have a de minimis impact;

(b) Covenants of the AGIG Unitholders. The AGIG Unitholders shall have performed and complied in all material respects with all covenants contained in this Agreement to be performed by them at or prior to the Closing;

(c) Officer’s Certificate. HUSA shall have received a certificate signed by an authorized executive officers of the AGIG Unitholders, dated the Closing Date, to the effect that the conditions specified in Sections 6.2(a),  6.2(b), and 6.2(e) are satisfied;

(d) Secretary’s Certificate. HUSA shall have received a certificate of the secretaries (or equivalent officer) of the AGIG Unitholders certifying that attached thereto are (i) true and complete copies of all resolutions adopted by the board of managers of the AGIG Unitholders authorizing the execution, delivery and performance of this Agreement and the consummation of the Exchange and other transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby, and (ii) true and complete copies of the certificate of incorporation and by-laws or other charter documents of each AGIG Unitholder;

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(e) No Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect with respect to AGIG that has occurred and is continuing;

(f) Financial Statements. HUSA shall have received the Financial Statements; and

(g) Closing Deliverables. HUSA shall have received the deliverables required under Section 7.3 hereof.

(h) IRS Form W-9. HUSA shall have received a duly executed and completed IRS Form W-9 from each AGIG Unitholder dated on or reasonably prior to the Closing Date.

(i) AGIG Unit Assignment. HUSA shall have received a duly executed assignment of all of the AGIG Units in a form satisfactory to HUSA.

6.3.	Conditions Precedent to Obligation of AGIG Unitholders.

The obligation of AGIG Unitholders to consummate and cause the consummation of the Exchange shall be subject to the satisfaction (or waiver, in whole or in part, by AGIG Unitholders in its sole discretion, to the extent permitted by applicable Law), at or prior to the Closing, of each of the following conditions:

(a) Accuracy of HUSA’s Representations and Warranties. (i) The representations and warranties of HUSA contained in this Agreement (other than the HUSA Fundamental Representations) (disregarding any exception or qualification of such representations and warranties that that are qualified by the terms “material”, “in all material respects”, or similar words or phrases) shall be true and correct as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct as of such date), in all material respects and (ii) the HUSA Fundamental Representations shall be true and correct as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct as of such date), other than as would have a de minimis impact;

(b) Covenants of HUSA. HUSA shall have performed and complied in all material respects with all covenants contained in this Agreement to be performed by it prior to the Closing;

(c) Officer’s Certificate. The AGIG Unitholders shall have received a certificate signed by an authorized executive officer of HUSA, dated the Closing Date, to the effect that the conditions specified in Sections 6.3(a),  6.3(b) and 6.3(e) are satisfied;

(d) Secretary’s Certificate. The AGIG Unitholders shall have received a certificate of the secretary (or equivalent officer) of HUSA certifying that attached thereto are (i) true and complete copies of all resolutions adopted by the board of directors of HUSA authorizing the execution, delivery and performance of this Agreement and the consummation of the Exchange and other transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and there, and (ii) true and complete copies of the certificate of incorporation and by-laws of HUSA if not already publicly filed with the SEC;

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(e) No Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect with respect to HUSA that has occurred and is continuing;

(f) HUSA Common Stock. The Common Stock (A) shall be designated for quotation or listed (as applicable) on NYSE American and (B) shall not have been suspended, as of the Closing Date, by the SEC or New York Stock Exchange from trading on NYSE American nor shall suspension by the SEC or NYSE American have been threatened, as of the Closing Date, either (I) in writing by the SEC or NYSE American or (II) by falling below the minimum maintenance requirements of the NYSE American;

(g) Listing Application. The NYSE Listing Application shall have been approved;

(h) Certificate of Incorporation. HUSA shall have filed the certificate of amendment of the Certificate of Incorporation set forth in Section 5.11(b) and to effectuate the Reverse Stock Split;

(i) Transfer Agent Instruction. HUSA shall have delivered the irrevocable instruction letter to its Transfer Agent for the issuance of the Exchange Shares; and

(j) Closing Deliverables. The AGIG Unitholders shall have received the deliverables required under Section 7.2 hereof.

ARTICLE VII.
CLOSING

7.1.	Closing Date.

Unless this Agreement shall have been terminated pursuant to ARTICLE VIII hereof, the closing of the Exchange and the other transactions hereunder (the “Closing”) shall take place remotely, at 9:00 a.m., Eastern Time, and in such other places as are necessary to effect the transactions to be consummated at the Closing, on the second Business Day immediately following the satisfaction or, to the extent permitted by Law, waiver of all of the conditions in  ARTICLE VII (other than those conditions which by their nature are to be satisfied or, to the extent permitted by Law, waived at the Closing but subject to the satisfaction or, to the extent permitted by Law, waiver of such conditions), or at such other time, date and place as shall be fixed by mutual agreement of the Parties. The date on which the Closing occurs is referred to herein as the “Closing Date”. The effective time (“Effective Time”) of the Closing for tax, operational and all other matter matters shall be deemed to be 12:01 a.m. Eastern Time on the Closing Date.

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7.2.	HUSA Obligations.

At the Closing, HUSA shall (i) deliver to the AGIG Unitholders the Exchange Shares as set forth in Section 2.2, and (ii) deliver to the AGIG Unitholders the following in such form and substance as are reasonably acceptable to the AGIG Unitholders:

(a) the documents described in Sections 6.3(c) and (d);

(b) transfer agent instructions to issue via book-entry the Exchange Shares being issued to the AGIG Unitholders;

(c) the resignation letters of two HUSA Directors (Stephen P. Hartzell and R. Keith Grimes) and the Chief Executive Officer of HUSA (the “Resignation Letters”) prior to the Closing Date, effective within 45 days from the Closing, in accordance with Section 5.12, in form and substance reasonably acceptable to the AGIG Unitholders; and

(d) such other documents and instruments (if any) as counsel for HUSA and the AGIG Unitholders mutually agree to be reasonably necessary to consummate the transactions described herein.

7.3.	AGIG Unitholders Obligations.

At the Closing, the AGIG Unitholders shall deliver to HUSA the following in such form and substance as are reasonably acceptable to HUSA:

(a) the documents described in Sections 6.2(c) and (d); and

(b) such other documents and instruments (if any) as counsel for HUSA and the AGIG Unitholders mutually agree to be reasonably necessary to consummate the transactions described herein.

ARTICLE VIII.
TERMINATION

8.1.	Termination Events.

This Agreement may be terminated and the transactions contemplated herein may be abandoned:

(a) by mutual written consent of the Parties;

(b) after June 30, 2025 (the “Outside Date”), by any Party by delivery of a written notice to the other Party in accordance with Section 9.1 if the Closing shall not have been consummated on or prior to 5:00 pm Eastern Time on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose failure or whose Affiliate’s failure to perform any of its representations, warranties, covenants or other obligations under this Agreement has been the primary cause of, or otherwise primarily resulted in, the failure of the Closing to occur on or prior to such date;

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(c) by any Party, if a final, non-appealable order, decree or ruling enjoining or otherwise prohibiting consummation of the Exchange has been issued by any Governmental Authority (unless such order, decree or ruling has been withdrawn, reversed or otherwise made inapplicable) or any Law has been enacted that would make the Exchange illegal;

(d) by the AGIG Unitholders (by delivery of a written notice to HUSA in accordance with Section 9.1(b)) if (i) the AGIG Unitholders are not in breach of any of their representations, warranties, covenants or other obligations hereunder that renders or would render the conditions set forth in Sections 6.2(a) or 6.2(b) incapable of being satisfied on the Outside Date and (ii) HUSA is in breach of any of its representations, warranties, covenants or other obligations hereunder that renders or would render the conditions set forth in Sections 6.3(a) or 6.3(b) incapable of being satisfied on the Outside Date, and such breach is either (A) not capable of being cured prior to the Outside Date or (B) if curable, is not cured within the earlier of (x) twenty (20) Business Days after the giving of written notice by the AGIG Unitholders to HUSA and (y) three (3) Business Days prior to the Outside Date; or

(e) by HUSA (by delivery of a written notice to the AGIG Unitholders in accordance with Section 9.1(a)) if (i) HUSA is not in breach of any of its representations, warranties, covenants or other obligations hereunder that renders or would render the conditions set forth in Sections 6.3(a) or 6.3(b) incapable of being satisfied on the Outside Date and (ii) AGIG is in breach of any of its representations, warranties, covenants or other obligations hereunder that renders or would render the conditions set forth in Sections  6.2(a) or  6.2(b) incapable of being satisfied on the Outside Date, and such breach is either (A) not capable of being cured prior to the Outside Date or (B) if curable, is not cured within the earlier of (x) twenty (20) Business Days after the giving of written notice by HUSA to the AGIG Unitholders and (y) three (3) Business Days prior to the Outside Date.

8.2.	Termination Procedures.

If any Party wishes to terminate this Agreement pursuant to Section 8.1, such Party shall deliver to the other Party a written termination notification in accordance with Section 9.1 stating that such Party is terminating this Agreement and setting forth a brief statement of the basis on which such Party is terminating this Agreement.

8.3.	Effect of Termination.

In the event of any termination of this Agreement as provided in Section  8.1, this Agreement shall forthwith become wholly void and of no further force and effect, all further obligations of the Parties under this Agreement shall terminate and there shall be no liability on the part of any Party (or any Affiliate or Representative of such Party) to any other Party (or such other Persons), except that the provisions of Section 5.5 and  ARTICLE IX of this Agreement shall remain in full force and effect and the Parties shall remain bound by and continue to be subject to the provisions thereof. Notwithstanding the foregoing, the provisions of this Section 8.3 shall not relieve either Party of any liability for Fraud, intentional misconduct or breach of any of its representations, warranties, covenants, or other agreements set forth in this Agreement occurring prior to its termination.

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ARTICLE IX.
MISCELLANEOUS

9.1.	Notices.

All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise), (b) when sent by e-mail (with written confirmation of receipt) or (c) one (1) Business Day following the day sent by a nationally recognized overnight courier for next business Day delivery (with written confirmation of receipt), in each case, at the following addresses (or to such other address as a Party may have specified by written notice given to the other Party pursuant to this provision):

(a) If to HUSA:

Houston American Energy Corp.

801 Travis Street, Suite 1425

Houston, Texas 77002

Attention:	Peter Longo
Email:	pfl@houstonamerican.com

with a copy (which shall not constitute notice) to:

Norton Rose Fulbright US LLP

1550 Lamar St., Suite 2000

Houston, Texas 77010

Attention:	Brian Fenske
Email:	brian.fenske@nortonrosefulbright.com

(b) If to the AGIG Unitholders:

Abundia Financial

c/o Kevin Bower

101 Kings Road, Kings Mountain, NC 28086

Attention:	Edward Gillespie
Email:	e.gillespie@abundiaglobalimpactgroup.com

with a copy (which shall not constitute notice) to:

Sullivan & Worcester LLP
1251 Avenue of Americas
New York, NY 10020

Attention:	David Danovitch
Email:	ddanovitch@sullivanlaw.com

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9.2.	Severability.

If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement and the application of such provision to other persons or circumstances other than those which it is determined to be illegal, void or unenforceable, shall not be impaired or otherwise affected and shall remain in full force and effect to the fullest extent permitted by applicable Law, and the AGIG Unitholders and HUSA shall negotiate in good faith to replace such illegal, void or unenforceable provision with a provision that corresponds as closely as possible to the intentions of the Parties as expressed by such illegal, void or unenforceable provision.

9.3.	Further Assurances; Further Cooperation.

Subject to the terms and conditions hereof, each of the Parties agrees to use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, all documents and to take, or cause to be taken, all actions that may be reasonably necessary or appropriate to effectuate the provisions of this Agreement, provided that all such actions are in accordance with applicable Law.

9.4.	Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Copies of executed counterparts transmitted by electronic signature (including by means of e-mail in .pdf format) shall be considered original executed counterparts for purposes of this Section 9.4.

9.5.	Expenses.

Except as otherwise expressly provided herein, whether or not the Closing occurs, the AGIG Unitholders and HUSA shall each pay their respective expenses incurred in connection with the negotiation and execution of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

9.6.	Assignment; Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective permitted successors, legal representative and permitted assigns; provided, however, that no Party to this Agreement may directly or indirectly assign any or all of its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of the other Party to this Agreement. No assignment by a Party of any obligations hereunder shall relieve such Party of any such obligations. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and permitted assigns.

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9.7.	Amendment; Waiver.

This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by both the AGIG Unitholders and HUSA. No waiver by either Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the Party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, or a failure or delay by any Party in exercising any power, right or privilege under this Agreement shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The AGIG Unitholders and HUSA may, at any time prior to the Closing, (a) extend the time for the performance of the obligations or acts of the Parties hereto, (b) waive any inaccuracies in the representations and warranties (of the other Party hereto) that are contained in this Agreement or (c) waive compliance by the other Party hereto with any of the agreements or conditions contained in this Agreement.

9.8.	Third Parties; No Benefit to Third Parties.

This Agreement does not create any rights, claims or benefits inuring to any Person that is not a Party nor create or establish any third-party beneficiary hereto.

9.9.	Governing Law.

This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

9.10.	Dispute Resolution; Waiver of Jury Trial.

(a) The Parties hereto agree that any and all disputes, claims or controversies arising out of or relating to this Agreement, including the performance, breach, termination, interpretation, existence or validity thereof (“Disputes”), and the scope or applicability of this Section 9.10, including but not limited to the arbitrability of any and all Disputes, shall be fully and finally resolved by binding arbitration administered by Judicial Arbitration and Mediation Services or its successor organization (“JAMS”) according to the applicable JAMS arbitration rules in effect as of the date when such claim is commenced (i.e., either the Comprehensive Arbitration Rules for claims exceeding $250,000, or the Streamlined Arbitration Rules for claims not exceeding $250,000). The seat of the arbitration shall be New York City, New York.

(b) The tribunal shall consist of one (1) arbitrator, selected by the following procedure: either: (i) HUSA and the AGIG Unitholders shall mutually select an arbitrator; or (ii) if the Parties hereto cannot agree on such arbitrator, then (A) within fourteen (14) days of the filing of the notice of arbitration, each of HUSA and the AGIG Unitholders shall select and simultaneously exchange the names of five (5) arbitrators, and (B) within seven (7) calendar days of the exchange of the names, each of HUSA and the AGIG Unitholders may strike two (2) names and shall rank the remaining candidates in order of preference. The remaining candidate with the highest composite ranking shall be appointed the arbitrator to solely preside over the arbitration.

42

(c) Each Party shall bear its own attorneys’ fees and related costs in the arbitration. The arbitrator shall have no authority to issue an award of attorneys’ fees or costs against any Party. The arbitrator shall have no authority to award punitive, special, exemplary, multiplier or consequential damages, and such damages shall not be recoverable by any other process or in any other proceeding. If any Party refuses to perform any or all of its obligations under the final arbitration award within thirty (30) days of such award being rendered, then the other Party may confirm or enforce the final award in any court of competent jurisdiction sitting in New York City, New York.

(d) Unless disclosure is required by law or judicial decision, the Parties hereto agree to maintain the confidential nature of all aspects of any Dispute or arbitration (including the existence of the Dispute, all arbitral proceedings to resolve the Dispute, all documents and information exchanged in such proceedings, and any arbitral award (interim, final, or otherwise)) except as may be necessary to prepare for or conduct the arbitration hearing on the merits, or except as may be necessary in connection with a judicial challenge to a final award or its enforcement. A Party hereto shall not apply for recognition and/or enforcement of the final award in any court unless the other Party hereto has refused to perform any or all of its obligations under a final award after thirty (30) days of receipt of such final award. If a Party hereto is required to resort to a court to enforce any or all of its rights under a final award, that Party shall be entitled to recover its attorneys’ fees and costs incurred in any such successful enforcement proceedings.

(e) THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY CLAIM, ACTION, SUIT, INVESTIGATION OR PROCEEDING OF ANY KIND OR NATURE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL OR EQUITABLE THEORY. EACH PARTY HERETO (I) CERTIFIES THAT NO ADVISOR OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER, AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.11.	Disclosure Schedules.

The Disclosure Schedules are hereby incorporated and made a part hereof and is an integral part of this Agreement. The Disclosure Schedules have been arranged, for purposes of convenience only, as separate parts corresponding to the sections of ARTICLE III of this Agreement. The representations and warranties contained in ARTICLE III of this Agreement are subject to (a) the exceptions and disclosures set forth in the sections of the Disclosure Schedules corresponding to the particular section of ARTICLE III in which such representation and warranty appears and are a part of this Agreement as if fully set forth herein, (b) any exceptions or disclosures explicitly cross referenced in such section of the Disclosure Schedules by reference to another section of the Disclosure Schedules and (c) any exception or disclosure set forth in any other section of the Disclosure Schedules to the extent it is reasonably apparent on the face of such disclosure that such exception or disclosure is intended to qualify another section of the Disclosure Schedules. Nothing contained in the Disclosure Schedules should be construed as an admission of liability or responsibility of any Party to any third party in connection with any pending or threatened Proceeding or otherwise. Disclosures in the Disclosure Schedule shall not establish a standard of materiality for any purpose whatsoever. Any capitalized terms used in the Disclosure Schedules but not otherwise defined therein shall be defined as set forth in this Agreement.

43

9.12.	Entire Agreement.

This Agreement, the other Transaction Documents, the Confidentiality Agreement, the Disclosure Schedules and the exhibits hereto and any other agreements between HUSA and the AGIG Unitholders entered into on the date hereof set forth the entire understanding of the Parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the Parties or their respective Subsidiaries other than those set forth or referred to herein or therein. In the event of any inconsistency between the provisions of this Agreement and any other Transaction Document, the provisions of this Agreement shall prevail.

9.13.	Non-Recourse.

Except as expressly set forth in the other Transaction Documents or the Confidentiality Agreement, all claims, obligations, liabilities, or causes of action (whether in contract or in tort, at law or in equity, granted by statute or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and such representations and warranties are those solely of) the Persons that are expressly identified as parties in the preamble to this Agreement (the “Contracting Parties”). No Person who is not a Contracting Party, including any current, former or future equityholder, incorporator, controlling person, general or limited partner, member, Affiliate, or assignee or Representative of, and any financial advisor or lender to, any Contracting Party, or any current, former or future equityholder, incorporator, controlling person, general or limited partner, Affiliate, or assignee or Representative of, and any financial advisor or lender to, any of the foregoing or any of their respective successors, predecessors or assigns (or any successors, predecessors or assigns of the foregoing) (collectively, the “Nonparty Affiliates”), shall have any Liability (whether in contract or in tort, at law or in equity, granted by statute or otherwise) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach (other than as expressly set forth in the other Transaction Documents or the Confidentiality Agreement), and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such Liabilities, claims, causes of action, and obligations arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach (other than as expressly set forth in the other Transaction Documents or the Confidentiality Agreement) against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, except to the extent otherwise expressly set forth in the other Transaction Documents or the Confidentiality Agreement, (i) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available, whether in contract or in tort, at law or in equity, granted by statute or otherwise, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise, in each case, arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach and (ii) each Contracting Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement.

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9.14.	Waiver and Release of Claims.

(a) Subject to Section 9.14(b), in consideration of the covenants, agreements and undertaking each Party is entitled under the Agreement, effective as of the Closing, the AGIG Unitholders and HUSA, respectively, on behalf of itself and each of its Affiliates, and its and their respective Representatives and successors and assigns, and each of their respective Affiliates, past and present direct and indirect equityholders, parents, subsidiaries, principals, directors, managers, partners, general partners, limited partners, officers, employees, trustees, joint ventures, predecessors, successors, assigns, beneficiaries, heirs, executors, personal or legal representatives, insurers, attorneys, agents and representatives in their capacities as such (“Releasing Parties”) hereby irrevocably and unconditionally releases, acquits and forever discharges HUSA and the AGIG Unitholders, respectively, and each of its Affiliates, and their respective past and present successors, predecessors, assigns, employees, agents, partners, members, Subsidiaries, equityholders, parent companies, controlling persons, other Affiliates (corporate or otherwise) and legal representatives, including their respective past and present officers and directors, solely in their capacities as such, and any past and present successors, predecessors, assigns, employees, agents, partners, members, Subsidiaries, equityholders, parent companies, controlling persons, other Affiliates (corporate or otherwise) and legal representatives, including past and present officers and directors, solely in their capacity as such, of any of the foregoing (together, the “Released Parties”), from any and all claims, actions, causes of actions, Proceedings, Liens, Liabilities, Losses, suits, counterclaims, offsets, setoffs, of every kind, in connection with the transactions arising up to and including the Closing, whether in law, equity or otherwise, known or unknown, suspected or unsuspected (including any fiduciary duty claims against the Released Parties) that any Releasing Party now has, has had or could have asserted against any of the Released Parties prior to the Closing or on account of or arising out of any matter occurring on or prior to the Closing, including any rights to indemnification or reimbursement from any of the Released Parties (collectively, the “Released Claims”).

(b) Notwithstanding the foregoing in this Section 9.14, the Released Claims shall not include, and nothing contained in this Agreement shall affect a Releasing Party’s rights pursuant to the terms of any Transaction Document. Each such Releasing Party hereby irrevocably agrees to refrain from, directly or indirectly, asserting any claim or demand or any Proceeding against any Released Party based upon any Released Claim.

9.15.	Section Headings; Table of Contents.

The Section headings contained in this Agreement and the Table of Contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

9.16.	Specific Performance.

(a) The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity.

(b) Each Party further agrees that: (i) no such Party will oppose the granting of an injunction or specific performance as provided herein on the basis that another Party has an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity; (ii) no such party will oppose the specific performance of the terms and provisions of this Agreement; and (iii) no other Party or any other Person shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.16, and each Party irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument.

9.17.	Non-survival of Representations and Warranties.

None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive Closing. This Section 9.17 shall not limit the survival of any covenant or agreement of the parties in the Agreement which by its terms contemplates performance after the Closing.

9.18.	Fulfillment of Obligations.

Any obligation of any Party to any other Party under this Agreement or any of the Transaction Documents, which obligation is performed, satisfied, or fulfilled completely by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

[signature page follows]

45

IN WITNESS WHEREOF, the Parties have caused this Asset Purchase Agreement to be duly executed as of the date first above written.

HOUSTON AMERICAN ENERGY CORP.

By:
Name:
Title:

ABUNDIA FINANCIAL, LLC

By:
Name:	Joseph M Gasik
Title:	Managing Member

BOWER FAMILY HOLDINGS, LLC

By:
Name:	Kevin Bower
Title:	Managing Director

[Signature Page to Share Exchange Agreement]

Schedule 2.2

Exchange Shares Allocation

AGIG Unitholder	AGIG Units owned	Exchange Shares to be issued
Bower Family Holdings, LLC	10 Class A-1 Units	10% of the Exchange Shares
Abundia Financial LLC	90 Class A-1 Units	90% of the Exchange Shares

Schedule 5.2(b)(i)

Conduct of Business of HUSA

Prior to Closing, HUSA may divest of its interest in Hupecol Meta.

Schedule 6.1(f)

Certain Consents

None

ANNEX C

OPINION OF EVANS & EVANS, INC.

C-1

Evans & Evans, inc.

SUITE 130, 3RD FLOOR, BENTALL II, 555 BURRARD STREET VANCOUVER, BRITISH COLUMBIA CANADA V7X 1M8	19TH FLOOR, 700 2ND STREET SW CALGARY, ALBERTA CANADA T2P 2W2	357 BAY STREET TORONTO, ONTARIO CANADA M5H 4A6

February 20, 2025

HOUSTON AMERICAN ENERGY CORP.

801 Travis, Suite 1425

Houston, Texas 77002

Attention: Board of Directors

Dear Sirs:

Subject: Fairness Opinion

Introduction

Evans & Evans, Inc. (“Evans & Evans” or the “authors of the Opinion”) understands that Houston American Energy Corp. (“HUSA” or the “Issuer”) entered into a non-binding Letter of Intent (“LOI”) dated December 11, 2024 with Abundia Global Impact Group, LLC (“AGIG” or the “Target” and together with HUSA, the “Companies”) setting out the terms by which HUSA proposes to acquire all the issued and outstanding membership interests of AGIG (the “Transaction”).

The total consideration to be paid to the equity holders of the Target in the Transaction will be the number of shares of HUSA common stock (the “Transaction Consideration”), representing 94% of the issued and outstanding shares of HUSA following completion of the Transaction (“Newco”). The terms and conditions of the Transaction are more fully set forth in the Share Exchange Agreement (the “SE Agreement”) and materials provided to the holders of HUSA common stock.

The Board of Directors of HUSA (the “Board”) have engaged Evans & Evans to render an opinion (the “Opinion”) as to the fairness of the Transaction Consideration to the stockholders of HUSA from a financial point of view.

This Opinion is furnished solely to be used by the Board as only one input to consider in its process of analyzing the Transaction and it does not constitute a recommendation to any member of the Board, any stockholder of HUSA, or any other person as to how such person should vote or act with respect to the Transaction at any meeting of stockholders called to consider and vote upon the approval of the Transaction. Our opinion is directed only as to the fairness, from a financial point of view, of the Transaction Consideration, to the holders of HUSA common stock.

This Opinion is delivered to the Board subject to the conditions, scope of engagement, limitations and understanding set forth in this Opinion and subject to the understanding that the obligations of Evans & Evans in the Transaction are solely corporate obligations. Furthermore, no officer, director, employee or stockholder of Evans & Evans shall be subjected to any personal liability whatsoever (other than for fraud, gross negligence, willful misconduct or bad faith) to any person, nor will any such claim be asserted by or on behalf of HUSA or its affiliates against such person with respect to this Opinion other than Evans & Evans.

Tel: (604) 408-2222 | www.evansevans.com

HOUSTON AMERICAN ENERGY CORP.

February 20, 2025

We have not been asked to opine on, and this Opinion does not express any views on, (i) any other terms of the Transaction, (ii) HUSA’s underlying business decision to proceed with or effect the Transaction, (iii) the merits of the Transaction relative to any alternative transaction or business strategy that may be available to HUSA (iv) the amount or nature of the compensation to any officer, director or employee, or any class of such persons, relative to the compensation to be received by the holders of any class of securities, creditors or other constituencies of HUSA or the Target in the Transaction, or relative to or in comparison with the Transaction Consideration, (v) the fairness of the Transaction to any particular group or class of securities, creditors, or other constituencies of HUSA, other than those set forth in this Opinion (vi) the solvency, creditworthiness or fair value of the Target or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency or similar matters or (vii) the fair value of the Target independent from the Transaction taken as a whole.

This Opinion may not be reproduced without Evans & Evans’ prior written consent; provided, however, Evans & Evans will provide its consent for the Opinion to be included in any regulatory filings to be filed with the Securities and Exchange Commission (“SEC”) and mailed to stockholders of HUSA in connection with the Transaction.

Unless otherwise noted, all monetary amounts referenced herein are United States dollars.

Scope of Review

In the course of our analyses for rendering this Opinion, we have made such reviews, analyses, and inquiries as we have deemed necessary and appropriate under the circumstances, including, without limitation:

1.	We have reviewed the following documents and sources of information in items a) through q) without limitation:

a)	Letter of Intent between HUSA and AGIG dated December 11, 2024;

b)	Draft Share Exchange Agreement;

c)	Information on the Companies’ markets from a variety of sources;

d)	Trading price of HUSA for the 12 months preceding the date of the Opinion;

e)	HUSA press releases for the 24 months preceding the date of the Opinion;

f)	HUSA 10-Q quarterly report and consolidated financial statements for the nine months ended September 30, 2024;

Evans & Evans, Inc.

HOUSTON AMERICAN ENERGY CORP.

February 20, 2025

g)	HUSA 10-K annual reports and audited consolidated financial statements for the years ended December 31, 2019 to 2023 and the draft 10-K for the period ended December 31, 2024;

h)	AGIG’s website (www.abundiaimpact.com) and management-prepared presentation;

i)	Incorporation documents for AGIG and its subsidiaries;

j)	AGIG’s audited consolidated financial statements for the years ended December 31, 2019 to 2023;

k)	AGIG’s unaudited financial statements for the nine months ended September 30, 2024;

l)	AGIG’s financial forecast for the years ended December 31, 2024 to 2034;

m)	Various services, licenses and collaboration agreements of AGIG we deemed necessary and appropriate to our analysis;

n)	Various offtake and feedstock agreements of AGIG we deemed necessary and appropriate to our analysis;

o)	Information regarding the Targets intellectual property portfolio and those of its key partners;

p)	Various documents related to the Target’s technology and development plans; and,

q)	Purchase and Sale Agreement dated November 20, 2024 between AGIG and TGS Cedar Port Partners LP.

2.	We communicated electronically with certain members of the Board to discuss HUSA’s operations, historical financial results, future prospects, and projected operations and performance.

3.	We communicated electronically with certain members of AGIG’s senior and operating management to discuss AGIG’s operations, historical financial results related to their entities, future prospects, and projected operations and performance.

4.	We considered publicly available data and stock market performance data of public companies we deem comparable to the Companies and reviewed information on the industry in which the Companies operate.

5.	We conducted such other studies, analyses, inquiries, and investigations as we deemed appropriate, including economic, industry and Target-specific information.

6.	Evans & Evans did not visit any of the Companies’ properties or facilities. We also did not visit any facilities operated by the Target’s key collaboration and licensing partners.

Evans & Evans, Inc.

HOUSTON AMERICAN ENERGY CORP.

February 20, 2025

In assessing both Companies, Evans & Evans used a Market Approach – Guideline Public Company (“GPC”) Method as one component for the fairness opinion assessment. These GPCs were independently obtained by us. Management also provided GPCs that were reviewed as secondary comparison and found overlaps to those used for the fairness opinion assessment.

We also used an Income Approach – Discounted Cash Flow (“DCF”) Method in assessing the Target and examined GPCs and market transaction data for key inputs.

Assumptions and Limiting Conditions

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Target, HUSA or their respective representatives, or that was otherwise reviewed by us and we have assumed such accuracy and completeness for purposes of rendering this opinion without any independent verification or investigation. We have further relied on the assurances of the respective senior managements of the Target and HUSA that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any respect material to our analyses. We have not been asked to undertake, and have not undertaken, an independent verification of any such information and we do not assume any responsibility or liability for the accuracy or completeness thereof.

In preparing its analyses, Evans & Evans used certain internal financial projections for the Target for the years ending December 31, 2025 through to 2034, as provided by the senior management of AGIG. With respect to the foregoing information, the senior management of AGIG confirmed to us that such information reflected the best currently available projections, estimates and judgements of those senior management as to the future financial performance of the Target and we assumed that the financial results reflected in such information would be achieved. We express no opinion as to such projections, estimates or judgements, or the assumptions on which they are based. We have also assumed that there has been no material change in the Target’s or HUSA’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analyses that AGIG and HUSA will remain as going concerns for all periods relevant to our analyses. Evans & Evans has assumed that there is no information or facts that would make the information reviewed by Evans & Evans to be incomplete or misleading.

We did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of the Target or HUSA, nor were we furnished with any such evaluations or appraisals. We render no opinion on or evaluation of the collectability of any assets or the future performance of any loans of the Target or HUSA. In arriving at our opinion, we have not performed any independent appraisal, or physical inspection, of the assets of the Companies.

Our analysis does not constitute an examination, review of, or compilation of prospective financial statements in accordance with standards established by the American Institute of Certified Public Accountants (“AICPA”). We do not express an opinion or any other form of assurance on the reasonableness of the underlying assumptions or whether any of the prospective financial statements, if used, are presented in conformity with AICPA presentation guidelines. We have also assumed that neither HUSA nor the Target are currently involved in any material transaction other than the Transaction, and those activities undertaken in the ordinary course of conducting their businesses. We are not responsible for conclusions based on erroneous or incomplete information provided to us.

Evans & Evans, Inc.

HOUSTON AMERICAN ENERGY CORP.

February 20, 2025

Our Opinion is predicated on our assumption that the final executed form of the SE Agreement will not differ in any material respect from the draft SE Agreement we have examined, that the conditions to the Transaction as set forth in the draft SE Agreement will be satisfied, and that the Transaction will be consummated on a timely basis in the manner contemplated by the draft SE Agreement. We have also assumed that in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on the Companies or the contemplated benefits of the Transaction.

Our Opinion is necessarily based on business, economic, market, and other conditions as they exist and can be evaluated by us at the date of the Opinion. It should be noted that although subsequent developments may affect this Opinion, we do not have any obligation to update, revise, or reaffirm our Opinion. We reserve the right, however, to withdraw, revise, or modify our Opinion based upon additional information that may be provided to or obtained by us after the issuance of the Opinion but was known or should have been known by Companies at the date of such issuance that suggests, in our judgment, a material change in the assumptions upon which our Opinion is based.

Evans & Evans is not experts in, nor do we express any opinion, counsel or interpretation with respect to, legal, regulatory, accounting or tax matters. We have assumed that such opinions, counsel or interpretation have been or will be obtained by HUSA from the appropriate professional sources. Furthermore, we have relied, with HUSA’s consent, on the assessments by HUSA and its advisors, as to all legal, regulatory, accounting and tax matters with respect to the Companies and the Transaction, and accordingly we are not expressing any opinion as to the value of HUSA’s tax attributes or the effect of the Transaction thereon.

We express no opinion as to the trading value of HUSA common stock or Newco common stock at any time or what the value of HUSA common stock will be once it is actually received by the holders of AGIG units.

Evans & Evans has based its Opinion upon a variety of factors. Accordingly, Evans & Evans believes that its analyses must be considered as a whole. Selecting portions of its analyses or the factors considered by Evans & Evans, without considering all factors and analyses together, could create a misleading view of the process underlying the Opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis. Evans & Evans’ conclusions as to the fairness, from a financial point of view, to the HUSA stockholders of the Transaction were based on its review of the Transaction taken as a whole, in the context of all of the matters described under “Scope of Review”, rather than on any particular element of the Transaction or the Transaction outside the context of the matters described under “Scope of Review”. The Opinion should be read in its entirety.

Evans & Evans, Inc.

HOUSTON AMERICAN ENERGY CORP.

February 20, 2025

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon.

Our assignment was finalized on February 20, 2025, after a period of comments from the Board. Any events or information occurring after this date have not been subject to consideration.

We have been retained by HUSA to provide this Opinion in connection with the Transaction and received a fixed fee for our services. Our fee is not contingent upon, or related to, the size of the Transaction Consideration, or whether the Transaction is consummated.

This Opinion is solely that of Evans & Evans, and Evans & Evans’ liability in connection with this Opinion shall be limited in accordance with the terms set forth in the engagement letter between Evans & Evans and the Board dated January 6, 2025 (the “Engagement Letter”). This Opinion is confidential, and its use and disclosure are strictly limited in accordance with the terms set forth in the Engagement Letter.

Review of HUSA

HUSA is an independent oil and gas company specializing in the development, exploration, acquisition, exploitation, and production of natural gas and crude oil assets. The principal properties, and operations, of the Issuer are located in the Permian Basin, Louisiana and the Gulf Coast region of the United States, and Colombia.

HUSA holds 12.5% working interest in a 360-acre block within the Midland sub-basin of the Permian Basin in Yoakum County, Texas. The Issuer also holds an 18.1% average working interest consisting of the 160 gross acre O’Brien Lease and 160 gross acre Johnson Lease. The acreage lies within the Delaware sub-basin of the Permian Basin. HUSA holds 23.437% mineral interest in 2,485 gross acres in East Baton Rouge Parish, Louisiana.

HUSA has invested in Hupecol Meta, LLC (“Hupecol”) and holds a working interest in the 639,405-acre CPO-11 block in the Llanos Basin in Colombia operated by Hupecol. The operations in this block are focused on the 69,128-acre Venus Exploration Area. The size of the block allows for multiple locations depending on the size of the productive field.

For the first nine months of 2024, HUSA’s revenues were on track for the second straight year of annual revenues of less than $1.0 million. In addition, the income from operations for the fiscal year ended December 31, 2024 are negative, consistent with each of the last five years of annual financial data reviewed by Evans & Evans.

As of January 31, 2025, HUSA had net debt of approximately $6.8 million following the closing of a financing for gross proceeds of approximately $4.42 million on January 24, 2025.

Evans & Evans, Inc.

HOUSTON AMERICAN ENERGY CORP.

February 20, 2025

Evans & Evans reviewed HUSA’s trading prices over the 10, 30, 90 and 180 trading days preceding the date of the Opinion and the date of the announcement of the Transaction on December 14, 2024. Evans & Evans did find the trading price of HUSA did increase materially following the announcement of the LOI.

In assessing the fairness of the Transaction, Evans & Evans did undertake a GPC Method for HUSA. Evans & Evans identified a group of GPCs with operations similar in size to the Issuer and compared the metrics of those entities to those of HUSA. No company used in any analysis for purposes of comparison is identical to HUSA. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies to which the Issuer, the Target and the Transaction were compared and other factors that could affect the public trading value of the companies. Evans & Evans did find that the market capitalization of the Issuer was at a significant premium to the value implied by the application of GPC multiples.

In arriving at our opinion, we did not perform a DCF analysis of HUSA because management of HUSA advised us that HUSA does not have, nor could reasonably be expected to prepare, current and reliable financial forecasts regarding the Issuer’s future financial performance, for a sufficient period of time that would allow Evans & Evans to perform a DCF analysis.

We did not perform an analysis of precedent merger transactions with publicly available financial terms because we did not identify a sufficient number of transactions that we deemed to be comparable to the Transaction.

Review of the Target

AGIG was incorporated as Abundia Renewables LLC, a Delaware corporation on March 26, 2019. AGIG was renamed to Abundia Impact Group LLC on July 24, 2020, and again renamed to Abundia Global Impact Group LLC on December 25, 2020. AGIG has been funded by Abundia Financial, LLC and Bower Family Holdings. AGIG has licensed and developed technology to use plastic and certified biomass waste as feedstock to produce renewable fuels, energy, and chemical products. Once built, the Targets plants will produce an array of products including ultra low sulfur diesel, naphtha, sustainable aviation fuels, green hydrogen, clean power, and biochar or graphene. AGIG holds seven patents in the United Kingdom and have several patent applications pending.

AGIG is a development stage company, that has generated operating losses since its formation in 2019. The review of AGIG focused on its prospective financial information and the agreements and assumptions underlying its development plan to build and operate seven plastics-to-energy and waste-to-energy plants in the United States and the United Kingdon over the next 10 years.

Evans & Evans assessed the reasonableness of the relative value of AGIG to HUSA by comparing certain of the related valuation metrics for GPCs identified for AGIG to those of the Target. The identified GPCs selected were considered reasonably comparable to AGIG. Evans & Evans calculated the enterprise value1 (“EV”) to earnings before income taxes, depreciation and amortization (“EBITDA”) multiples for the GPCs for the trailing 12 months, current fiscal year and next fiscal year. Evans & Evans applied the multiples to a weighting of the Targets’ 2029 and 2030 forecast EBITDA. Calendar years 2029 and 2030 represent the first two years of material EBITDA for the Target. Thereafter, Evans & Evans deducted the capital expenditures necessary to achieve such forecast EBITDA and discounted the value to date of the Opinion using a risk adjusted rate of return. The conclusion was supportive of the Transaction metrics.

1 Enterprise value = market capitalization less cash plus debt / minority interest / preferred shares

Evans & Evans, Inc.

HOUSTON AMERICAN ENERGY CORP.

February 20, 2025

In assessing the reasonableness of the above, we considered the following:

●	there are a limited number of directly comparable public companies, when one considers differentiating factors such as stage of development, capital expenditures to build the plant and technology;

●	no company considered in the analysis is identical to AGIG; and,

●	an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning the differences in the financial and operating characteristics AGIG, the Transaction and other factors that could affect the trading value and aggregate transaction values of the companies to which they are being compared.

Evans & Evans also conducted a DCF analysis on AGIG. The starting point of the analysis was AGIG’s financial forecast for the years ended December 31, 2025 to 2034. Evans & Evans reviewed the underlying assumptions with management of the Target and made certain adjustments to reflect the current status of the Target and updated certain market pricing and foreign exchange assumptions as of the date of the Opinion. The net cash flows after adjusting for the capital expenditures to achieve the forecasts and changes in working capital were discounted to the present using risk adjusted rates of return. In conducting this analysis, Evans & Evans found the conclusion to be supportive of the Transaction metrics.

Conclusion

Based on the work performed by us, and on the statements above, we are of the opinion that the Transaction Consideration, on the date of issue of this document, is fair from a financial point of view for the stockholders of HUSA.

This Opinion has been approved by the Principal and Managing Partner of Evans & Evans.

Yours truly,

“Signed”

EVANS & EVANS, INC.

Evans & Evans, Inc.

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